SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]   Preliminary proxy statement                         [ ] Confidential, For Use of the Commission Only
[ ]   Definitive proxy statement                                   (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12




                                EQUITY ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing proxy statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: common stock, par value $0.01 per share, of Equity One, Inc.

         (2) Aggregate number of securities to which transaction applies:
10,500,000 shares of Equity One common stock.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $11.645 (based on the average of the high and low prices of the Equity One common stock as quoted on the New York Stock Exchange on June 20, 2001).

         (4) Proposed maximum aggregate value of transaction: $122,272,500

         (5) Total fee paid: $24,454.50

[ ]      Fee paid previously with preliminary materials:

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)       Amount Previously Paid:

        (2)       Form, Schedule or Registration No.:

        (3)       Filing Party:

        (4)       Date Filed:

                                EQUITY ONE, INC.

                          1696 N.E. MIAMI GARDENS DRIVE

                        NORTH MIAMI BEACH, FLORIDA 33179

                                                               ___________, 2001

TO OUR STOCKHOLDERS:

         You are cordially invited to attend a special meeting of stockholders of Equity One, Inc. to be held on ________, __________, 2001, at _______, local time, at _____________________________, _________, Florida 331___.

         At the special meeting, you will be asked to approve the issuance of 10,500,000 shares of our common stock, subject to reduction for various adjustments, in connection with our acquisition of all of the outstanding common stock of Centrefund Realty (U.S.) Corporation, or CEFUS, a Delaware corporation. The acquisition would take place pursuant to a stock exchange agreement, dated as of May 18, 2001, by and among us, Centrefund Realty Corporation, or Centrefund, an Ontario corporation and the indirect parent entity of CEFUS, and First Capital America Holding Corp., or First Capital, an Ontario corporation and the wholly-owned subsidiary of Centrefund which controls CEFUS. The stock exchange agreement is attached as APPENDIX A to the enclosed proxy statement and you should read it carefully and completely.

         A special committee of our board of directors, consisting of five independent directors, was formed to investigate, consider and evaluate the acquisition. The special committee has recommended to our board of directors that the acquisition and related agreements be approved, and based upon that recommendation, our board has granted its approval. In connection with its evaluation of the acquisition, the special committee engaged UBS Warburg LLC to render a fairness opinion. UBS Warburg has rendered its opinion that, as of May 8, 2001 (which it confirmed as of the mailing date of this proxy statement), based upon and subject to the considerations set forth in their opinion, the consideration to be paid by us pursuant to the stock exchange agreement is fair from a financial point of view to our unaffiliated stockholders. The written opinion of UBS Warburg is attached as APPENDIX B to the enclosed proxy statement and you should read it carefully and completely.

         Because the number of shares that we will issue in connection with the acquisition will exceed 20% of our currently outstanding common stock, the rules of the New York Stock Exchange require that the issuance of common stock be approved by the affirmative vote of a majority of the votes cast at the special meeting, provided that the total votes cast represent over 50% of all shares of our common stock entitled to vote at the special meeting. Our chairman and chief executive officer, Chaim Katzman, who, as of the record date, controls directly and indirectly, approximately 66.7% of the outstanding shares of our common stock, has expressed his intention to cause those shares to be voted for approval of the issuance of our common stock. If our stockholders approve the issuance of common stock and the acquisition is approved by the unaffiliated stockholders of Centrefund, the closing of the acquisition will occur as soon after the special meeting as all of the other conditions to the closing of the acquisition are satisfied.

         THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS BELIEVE THAT THE TERMS OF THE PROPOSED TRANSACTION ARE FAIR TO, AND IN THE BEST INTERESTS OF, OUR STOCKHOLDERS AND RECOMMEND THAT YOU APPROVE OUR ISSUANCE OF COMMON STOCK IN THE ACQUISITION PURSUANT TO THE TERMS OF THE STOCK EXCHANGE AGREEMENT.

         The accompanying proxy statement provides you with a summary of the acquisition and additional information about the parties involved and their interests. Please give all this information your careful attention. Whether or not you plan to attend, it is important that your shares are represented at the special meeting. A failure to vote or a vote to abstain could have the same effect as a vote against the issuance of common stock. Accordingly, you are requested to promptly complete, sign and date the enclosed proxy and return it in the envelope provided.

                               Chaim Katzman
                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                                EQUITY ONE, INC.
                          1696 N.E. MIAMI GARDENS DRIVE
                        NORTH MIAMI BEACH, FLORIDA 33179

               ---------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON _________ __, 2001

               ---------------------------------------------------



TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Equity One, Inc. will be held at ________, local time, on _________ __, 2001, at __________________________________, Florida 331___, for the following purposes:

              1. To approve the issuance of 10,500,000 shares of our common stock, subject to reduction for various adjustments, in connection with our acquisition of all of the outstanding common stock of Centrefund Realty (U.S.) Corporation, or CEFUS.

              2. To transact such other business as may properly come before the meeting.

         Our board of directors has determined that only stockholders of record at the close of business on __________, 2001 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the meeting. Our stock transfer books will not be closed prior to the meeting.

                                                        YOUR VOTE IS IMPORTANT

         TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION, BY SUBMITTING A PROXY BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE MEETING.

                               By Order of the board of directors,


                               Chaim Katzman
                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

_________________, 2001
North Miami Beach, Florida

                                EQUITY ONE, INC.
                          1696 N.E. MIAMI GARDENS DRIVE
                        NORTH MIAMI BEACH, FLORIDA 33179

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


                         SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON _____________, 2001


INTRODUCTION

         This proxy statement is being furnished to the stockholders of Equity One, Inc. in connection with the solicitation by our board of directors of proxies to be used at a special meeting of stockholders to be held on __________, 2001 at _________, local time, at
_____________________________________________, Florida 331__, and at any
adjournments or postponements of that meeting. The date of this proxy statement is ________, 2001, and this proxy statement, the notice of special meeting of stockholders and the enclosed proxy card are first being mailed to our stockholders on or about _________, 2001.

         The special meeting has been called to approve the issuance of 10,500,000 shares of our common stock, subject to reduction for various adjustments, in connection with our acquisition of all of the outstanding common stock of Centrefund Realty (U.S.) Corporation, or CEFUS, a Delaware corporation. The acquisition would take place pursuant to a stock exchange agreement, dated as of May 18, 2001, by and among us, Centrefund Realty Corporation, or Centrefund, an Ontario corporation and the indirect parent entity of CEFUS, and First Capital America Holding Corp., or First Capital, an Ontario corporation and the wholly-owned subsidiary of Centrefund which controls CEFUS.

         Because some of our directors have a financial interest in the acquisition by virtue of their affiliations with Centrefund, the board of directors appointed a special committee of disinterested directors to consider and make recommendations with respect to the acquisition. The special committee and our board approved the acquisition on May 8, 2001 and May 18, 2001.

         Because the number of shares that we will issue in connection with the acquisition will exceed 20% of our currently outstanding common stock, the rules of the New York Stock Exchange require that the issuance of common stock be approved by the affirmative vote of a majority of the votes cast at the special meeting, provided that the total votes cast represent over 50% of all shares of our common stock entitled to vote at the special meeting. Our chairman and chief executive officer, Chaim Katzman, who, as of the record date, controls, directly and indirectly, 8,681,306, or approximately 66.7%, of the outstanding shares of our common stock has expressed his intention to cause those shares to be voted for approval of the issuance of our common stock. The consummation of the acquisition is subject to a number of conditions, and, accordingly, even if our stockholders approve the issuance of common stock, there can be no assurance that the acquisition will be consummated.

         The special committee and our board believe that the terms of the acquisition are fair to, and in the best interests of, our unaffiliated stockholders and recommend that the stockholders approve the issuance of common stock in the acquisition.








                              --------------------

THE PROPOSED TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION
  CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             WHAT YOU NEED TO DO NOW

         Please promptly complete, sign and date the enclosed proxy card and return it in the envelope provided. A failure to vote or a vote to abstain could have the same legal effect as a vote against the issuance of common stock. If your shares are held in "street name" by your broker, then you should instruct your broker how to vote your shares. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the approval of the issuance of common stock.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
Introduction......................................................................................................i
Questions and Answers About the Acquisition.......................................................................1
Summary...........................................................................................................1
     Date, Time and Place of the Special Meeting..................................................................1
     Purpose of the Special Meeting...............................................................................1
     Record Date and Quorum.......................................................................................1
     Vote Required................................................................................................1
     Parties to the Acquisition...................................................................................1
     The Acquisition..............................................................................................2
     Reasons for the Acquisition..................................................................................2
     Closing of the Acquisition...................................................................................3
     The Special Committee's and Board's Recommendation...........................................................3
     Opinion of Financial Advisor.................................................................................3
     Conflicts of Interest and Certain Business Relationships.....................................................3
     Conditions to the Acquisition, Termination and Expenses......................................................4
     Rights of Dissenting Stockholders............................................................................4
     Accounting Treatment.........................................................................................4
     Recent Developments..........................................................................................4
Summary Selected Consolidated Financial Data......................................................................6
Risk Factors.....................................................................................................11
The Special Meeting..............................................................................................14
     Proxy Solicitation..........................................................................................14
     Purpose of the Special Meeting; the Acquisition.............................................................14
     Record Date and Quorum Requirement..........................................................................14
     Voting Procedures; Required Vote............................................................................15
     Dissenters' Rights..........................................................................................15
     Voting and Revocation of Proxies............................................................................15
Special Factors..................................................................................................16
     Background of the Acquisition...............................................................................16
     The Special Committee's and the Board's Recommendation......................................................18
     Opinion of UBS Warburg......................................................................................19
     Conflicts of Interest and Certain Business Relationships....................................................23
The Acquisition..................................................................................................25
     Basic Terms of Acquisition..................................................................................25
     CEFUS Distributions.........................................................................................25
     Representations and Warranties..............................................................................25
     Covenants...................................................................................................26
     Non-solicitation Covenant...................................................................................29
     Indemnification and Survival................................................................................29
     Conditions..................................................................................................30
     Registration Rights.........................................................................................32
     Termination, Amendment and Waiver...........................................................................32
     Expenses....................................................................................................32
     Regulatory Approvals........................................................................................33
     Accounting Treatment........................................................................................33
Rights of Dissenting Stockholders................................................................................33
Material Federal Income Tax Consequences.........................................................................33
Business of CEFUS................................................................................................35
     Overview....................................................................................................35

                                                                                                                 PAGE
                                                                                                                 ----
     Recent Developments.........................................................................................36
     Properties..................................................................................................38
Selected Financial Data of CEFUS.................................................................................43
Management's Discussion and Analysis of Results of Operations and Financial Condition of CEFUS...................44
     General.....................................................................................................44
     Gross Rental Income.........................................................................................44
     Results of Operations.......................................................................................45
     Cash Flow...................................................................................................48
     Liquidity and Capital Resources.............................................................................49
     Mortgage Indebtedness.......................................................................................49
     Effects of Inflation and Economic Conditions................................................................50
Market Price and Related Matters of CEFUS Common Stock...........................................................50
Unaudited Pro forma Selected Financial Data......................................................................51
Certain Forward Looking Information..............................................................................58
Principal Stockholders and Stock Ownership of Management.........................................................59
Market Prices of Common Stock and Dividends......................................................................61
Legal Matters....................................................................................................61
Experts..........................................................................................................61
Other Business...................................................................................................62
Documents Incorporated by Reference..............................................................................62
Available Information............................................................................................62
Index to Consolidated Financial Statements  F-1

APPENDICES

APPENDIX A - Stock Exchange Agreement
APPENDIX B - Opinion of UBS Warburg LLC and Related Confirmation Letter

                   QUESTIONS AND ANSWERS ABOUT THE ACQUISITION


Q:       WHAT IS THE PURPOSE OF THE MEETING?

A: At the special meeting, stockholders will vote to approve the issuance of 10,500,000 shares of our common stock, subject to reduction for various adjustments, in connection with our acquisition of all of the outstanding common stock of Centrefund Realty (U.S.) Corporation.

Q:       WHO IS ENTITLED TO VOTE AT THE MEETING?

A: Only stockholders of record at the close of business on the record date, _________, 2001, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

Q:       WHAT ARE THE VOTING RIGHTS OF STOCKHOLDERS?

A: Each stockholder will be entitled to one vote for each share of our common stock held by the stockholder.

Q:       WHO MAY ATTEND THE MEETING?

A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:       WHAT CONSTITUTES A QUORUM?

A: The presence at the meeting, in person or by the proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date__________ shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the special meeting.

Q:       HOW DO I VOTE?

A: If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

Q:       WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A: APPROVAL OF THE ISSUANCE OF COMMON STOCK. Because the number of shares that we will issue in connection with the acquisition will exceed 20% of our currently outstanding common stock, the rules of the New York Stock Exchange require that the issuance of common stock be approved by the affirmative vote of a majority of the votes cast at the special meeting, provided that the total votes cast represent over 50% of all shares of our common stock entitled to vote at the special meeting. Accordingly, broker non-votes and abstentions would have the same effect as a negative vote if such abstentions and broker non-votes, together with shares not present at the special meeting, were to cause the number of votes cast on the proposal to be less than a majority of our outstanding common stock.

         OTHER ITEMS. For each other item, the affirmative vote of a majority of the shares voted on the item will be required for its approval. However, we know of no other items that will be considered at the special meeting. In particular, we are not seeking your vote regarding our previously announced merger with United Investors Realty Trust.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will vote your shares only if you provide instruction on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must timely submit your notice of revocation or your new proxy card to us at the address shown below. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:       WHAT ARE THE BENEFITS OF THE ACQUISITION?

A: We believe that the acquisition will allow us to realize important benefits. By acquiring CEFUS, we would increase the properties owned and operated by us by approximately 100% based on gross leasable area. In addition, because we already manage some of these properties, we are familiar with the tenants and prospects and can acquire ownership with little incremental overhead expenses. In addition, we expect to be able to take advantage of enhanced opportunities and capabilities due to our broader geographic presence. As a result, we believe that the acquisition should increase stockholder value for you.

Q:       WHAT DO I NEED TO DO NOW?

A: After you read and consider carefully the information contained in this proxy statement, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q:       WHEN DO YOU EXPECT THE ACQUISITION TO BE COMPLETED?

A: We are working towards completing the transaction as soon as possible. For the acquisition to occur, our stockholders must approve the issuance of common stock and the requisite stockholders of Centrefund must approve the transaction. If the stockholders of both companies approve the transaction, the closing of the acquisition will occur as soon after the special meeting as all of the other conditions to closing of the acquisition are satisfied. We currently anticipate that the acquisition will be completed in the third quarter of 2001.

Q:       WHAT ARE THE TAX CONSIDERATIONS OF THE TRANSACTION?

A: You should not recognize either gain or loss for U.S. federal income tax purposes as a result of the acquisition. To review the tax considerations of the transaction in greater detail, see pages 33 to 34.

Q:       WHAT ARE THE BOARD'S RECOMMENDATIONS?

A: The board's recommendation is set forth together with the description of that recommendation in this proxy statement. In summary, the board recommends a vote "FOR" the issuance of our common stock pursuant to the terms of the stock exchange agreement. If you sign and return your proxy card, unless you give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Q:       WHO WILL PAY FOR THE PREPARATION OF THE PROXY?

A: We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TRANSACTIONS AND THE STOCKHOLDER PROPOSALS MORE FULLY, BEFORE VOTING YOU SHOULD CAREFULLY READ, IN THEIR ENTIRETY, THIS PROXY STATEMENT AND ITS APPENDICES AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

         The special meeting of Equity One, Inc., or Equity One, will be held on ________, __________, 2001, at ________, local time, at
___________________________________________________, Florida 331__.

PURPOSE OF THE SPECIAL MEETING

         At the special meeting, you will be asked to approve the issuance of 10,500,000 shares of our common stock, subject to reduction for various adjustments, in connection with our acquisition of all of the outstanding common stock of Centrefund Realty (U.S.) Corporation, or CEFUS, a Delaware corporation. The acquisition would take place pursuant to a stock exchange agreement, dated as of May 18, 2001, by and among us, Centrefund Realty Corporation, or Centrefund, an Ontario corporation and the indirect parent entity of CEFUS, and First Capital America Holding Corp., or First Capital, an Ontario corporation and the wholly-owned subsidiary of Centrefund which controls CEFUS. The stock exchange agreement is attached as APPENDIX A to this proxy statement, and you should carefully read it in its entirety.

RECORD DATE AND QUORUM

         Our board of directors has fixed the close of business on ________, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of that meeting. Each holder of record of common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. At the close of business on the record date, there were __________ shares of common stock outstanding. The holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business.

VOTE REQUIRED

         Because the number of shares that we will issue in connection with the acquisition will exceed 20% of our currently outstanding common stock, the rules of the New York Stock Exchange require that the issuance of common stock be approved by the affirmative vote of a majority of the votes cast at the special meeting, provided that the total votes cast represent over 50% of all shares of our common stock entitled to vote at the special meeting. Thus, a failure to vote or a vote to abstain could have the same legal effect as a vote cast against approval. In addition, brokers who hold shares of common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. A broker non-vote could have the same effect as a vote against the acquisition.

         Chaim Katzman, who is our chairman and chief executive officer and who as of the record date controls, directly and indirectly, 8,681,306, or approximately 66.7%, of the outstanding shares of our common stock has expressed his intention to cause those shares to be voted for approval of the issuance of common stock.

PARTIES TO THE ACQUISITION

    EQUITY ONE

         We are a self-administered, self-managed real estate investment trust, or REIT, organized under the corporation laws of the State of Maryland. We principally acquire, renovate, develop and manage community and neighborhood shopping centers anchored by national and regional supermarket chains. As of March 31, 2001, our portfolio consisted of 33 properties, including 24 supermarket-anchored shopping centers, one drugstore-anchored shopping center, two other retail-anchored properties, five commercial properties and one development site. These properties are located primarily in metropolitan areas of Florida, and contain an aggregate of approximately 3.3 million square feet of gross leasable area, or GLA.

         Our principal executive offices are located at 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. Our telephone number is (305) 947-1664.

    CEFUS

         CEFUS, a Delaware corporation, is controlled by First
Capital, which is a wholly-owned subsidiary of Centrefund. CEFUS owns all of the U.S. real property interests of Centrefund. As of March 31, 2001, CEFUS owned a portfolio of 28 shopping centers and other retail and commercial properties located in Florida and Texas which contained an aggregate of approximately 3.2 million square feet of GLA and owned joint venture interests in nine other properties in Florida and Texas. See "THE BUSINESS OF CEFUS."

         The executive offices of CEFUS are located at 161 Bay Street, Suite 2820, Toronto, Ontario M5J 2S1. The telephone number of CEFUS is (416) 504-4114.

    CENTREFUND

         Centrefund is a real estate investment company organized under the laws of Ontario, Canada. Its common shares are publicly traded on The Toronto Stock Exchange. Centrefund concentrates on the ownership of neighborhood and community supermarket-anchored shopping centers in high-growth areas. As of March 31, 2001, Centrefund had interests in and operated a portfolio of 72 shopping centers located in Canada and the United States which contained an aggregate of approximately 9.4 million square feet of GLA, including the CEFUS properties described above.

         The executive offices of Centrefund are located at 161 Bay Street, Suite 2820, Toronto, Ontario M5J 2S1. The telephone number of Centrefund is
(416) 504-4114.

    FIRST CAPITAL

         First Capital is a corporation organized under the laws of Ontario, Canada. First Capital is a wholly-owned subsidiary of Centrefund and controls all of the outstanding common stock of CEFUS.

         The executive offices of First Capital are located at 161 Bay Street, Suite 2820, Toronto, Ontario M5J 2S1. The telephone number of First Capital is
(416) 504-4114.

THE ACQUISITION

         We will acquire all of the outstanding common stock of CEFUS. In connection with, and in consideration of, the acquisition of CEFUS common stock, we will issue 10,500,000 shares of our common stock, subject to reduction for various adjustments.

REASONS FOR THE ACQUISITION

         The special committee found the following factors to be positive factors supporting its determination that the acquisition is fair to, and in the best interest of, our stockholders:

         o The acquisition would nearly double our size, increasing both the number of properties owned as well as the gross leasable area of our portfolio;

         o The acquisition of CEFUS' Florida properties would strengthen our Florida portfolio, making us the third largest owner of shopping centers in Florida among public REITs.

         o We will acquire properties that are generally located in areas of higher population growth than ours;

         o The acquisition of properties in Texas would diversify our overall portfolio and make us less vulnerable to regional economic effects;

         o We can acquire CEFUS, its business and properties with very limited incremental overhead expenses; and

         o The acquisition will decrease our economic exposure to any one particular tenant.

CLOSING OF THE ACQUISITION

         The closing of the transactions contemplated by the stock exchange agreement is currently expected to occur as soon as practicable after the special meeting, subject to satisfaction or waiver of the terms and conditions of the stock exchange agreement. We currently expect that the acquisition will be completed in the third quarter of 2001.

THE SPECIAL COMMITTEE'S AND BOARD'S RECOMMENDATION

         Because of the potential conflicts of interests of certain members of our board of directors who may be deemed to beneficially own shares of both our common stock and Centrefund common stock, the board established a special committee to act on behalf of our unaffiliated stockholders for the purpose of negotiating the price and other terms of the acquisition with Centrefund and evaluating the fairness of the stock exchange agreement. The special committee is composed of Noam Ben Ozer, Robert Cooney, Ronald Chase, Peter Linneman and Shaiy Pilpel, all of whom are independent directors. Mr. Cooney served as chairman of the special committee.

         The special committee and the board of directors have each determined that the terms of the stock exchange agreement, which were established through arm's-length negotiations between us and Centrefund, and the acquisition are fair to, and in the best interests of, us and our unaffiliated stockholders. Accordingly, the special committee and the board of directors have approved the stock exchange agreement and recommend that you vote "FOR" approval of the issuance of common stock in connection with the acquisition.

OPINION OF FINANCIAL ADVISOR

         UBS Warburg provided its opinion to the special committee that, as of the date of their opinion (and confirmed as of the mailing date of this proxy statement), the acquisition is fair from a financial point of view to our unaffiliated stockholders.

         The full text of the written opinion of UBS Warburg, dated as of May 8, 2001, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with that opinion, is attached to this proxy statement as APPENDIX B and is incorporated in this proxy statement by reference. The opinion of UBS Warburg does not constitute a recommendation as to how any holder of our shares should vote with respect to the issuance of common stock. However, holders of shares of common stock are urged to, and should, read the opinion in its entirety.

         We have agreed to pay UBS Warburg aggregate fees of $600,000 in connection with its services as financial advisor and in rendering its opinion. We have also agreed to reimburse UBS Warburg for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify it against certain liabilities, including certain liabilities under the federal securities laws.

CONFLICTS OF INTEREST AND CERTAIN BUSINESS RELATIONSHIPS

         In considering the board's recommendation that you vote for our issuance of common stock in the acquisition, you should be aware that certain of our directors have interests that may be different from those of our unaffiliated stockholders. You should also be aware that certain of our directors and affiliates and associates of these directors have interests in connection with the acquisition which may present them with actual or potential conflicts of interest.

         Chaim Katzman, the chairman of our board and our chief executive officer, may be deemed to be the beneficial owner of approximately 67.4% of our outstanding common stock and may also be deemed to be the beneficial owner of approximately 68.1% of the outstanding common stock of Centrefund. Consummation of the acquisition will, therefore, likely increase Mr. Katzman's beneficial ownership of us. For additional information regarding conflicts of interest, see "SPECIAL FACTORS - Conflicts of Interest and Certain Business Relationships." In addition, our director, Nathan Hetz, is a director of Centrefund and a director and significant shareholder of A.H. Holdings Canada, Ltd. which owns approximately 19% of the outstanding common stock of Centrefund. Dori Segal, another of our directors, is a director and the president and chief executive officer of Centrefund, and he and his family own common stock of an affiliate of Gazit-Globe (1982) Ltd. which owns common stock of Equity One and Centrefund.

CONDITIONS TO THE ACQUISITION, TERMINATION AND EXPENSES

         CONDITIONS. Each party's obligation to effect the acquisition is subject to satisfaction of a number of conditions, including with respect to one or both parties:

         o the issuance of our common stock in connection with the acquisition shall have been approved by holders of our common stock at the special meeting;

         o the stock exchange agreement and the acquisition shall have been approved by the unaffiliated stockholders of Centrefund; and

         o the representations and warranties of the parties shall be true and correct in all material respects as of the closing except as contemplated by the stock exchange agreement.

         Any or all of the conditions that have not been satisfied may be waived (other than the conditions that the issuance of our common stock shall have been approved by our stockholders and the acquisition be approved by the requisite Centrefund stockholders). Even if the stockholders of both companies approve the transactions, there can be no assurance that the acquisition will be consummated.

         TERMINATION. The stock exchange agreement may be terminated without completing the acquisition as follows:

o The parties may mutually agree to terminate the agreement at any time prior to the closing.

o We and the Centrefund parties may terminate the agreement if the other party breaches its representations or covenants contained in the agreement and does not cure those breaches within the time permitted or if the transaction has not closed by September 28, 2001.

         EXPENSES. Except as otherwise specified in the stock exchange agreement, each of the parties will bear its own costs and expenses incurred in connection with the acquisition.

RIGHTS OF DISSENTING STOCKHOLDERS

         The acquisition does not entitle our stockholders to dissenters' rights.

ACCOUNTING TREATMENT

         The acquisition will be partially accounted for on a "push-down" basis and partially in a manner similar to a pooling of interests.

RECENT DEVELOPMENTS

         On May 31, 2001, we entered into an agreement and plan of merger with United Investors Realty Trust, or UIRT, a Texas real estate investment trust. The merger agreement provides for the merger of UIRT with and into us. UIRT is a real estate investment trust formed under the laws of the State of Texas to acquire, develop and operate neighborhood and community shopping centers. As of March 31, 2001, UIRT owned controlling interests in 24 shopping centers and a 50% non-controlling interest in a limited partnership that owns one other project. The 24 operating shopping centers comprised approximately 2.3 million square feet of gross leaseable area.

         In connection with the merger, we agreed to pay the UIRT shareholders cash in the aggregate amount of approximately $33 million and shares of our common stock valued for the purposes of the acquisition at approximately $33 million. The actual number of shares of common stock to be issued by us will depend on the 20-day weighted average trading price of our common stock as of the day immediately prior to the closing of the merger. In addition, under certain circumstances we may elect to pay a greater percentage of the total consideration in our common stock rather than cash. The merger will cost Equity One approximately $155 million, including transaction costs, the assumption of approximately $82 million in debt and the payment of the merger consideration.

         M.G.N. (USA), Inc., a wholly owned subsidiary of Gazit-Globe (1982) Ltd., which is controlled by Chaim Katzman and is an affiliate of Equity One, currently owns approximately 9.8% of the outstanding common shares of UIRT.

         The UIRT merger is subject to the approval of the shareholders of UIRT as well as other customary conditions, and is expected to close in the fourth quarter of 2001.

         You are not being asked to vote with respect to our merger with UIRT. We currently expect that no vote of our stockholders will be necessary to approve the UIRT merger.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

   EQUITY ONE

         We are providing the following financial information of Equity One to aid you in your analysis of the financial aspects of the merger. We derived this information from Equity One's historical audited consolidated financial statements, as of and for the years ended December 31,1996 through 2000. In addition, the financial information at and for the three months ended March 31, 2001 and 2000 have been derived from the unaudited financial statements of Equity One. The following information should be read together with the consolidated financial statements and financial statement notes of Equity One incorporated by reference in this proxy statement/prospectus. See "Documents Incorporated by Reference" beginning on page 62.

                                                            (In thousands)

                                       THREE MONTHS ENDED
                                             MARCH 31,                               YEAR ENDED DECEMBER 31,
                                     -----------------------     ----------------------------------------------------------------
                                       2001          2000          2000          1999          1998          1997          1996
                                     ---------     ---------     ---------      -------       -------       -------       -------
STATEMENT OF OPERATIONS DATA:
Revenues ......................       $ 9,827       $ 8,104       $34,442       $30,977       $25,626       $20,545       $16,714
Operating expenses ............         2,733         2,178         9,184         7,082         5,965         5,245         4,370
Depreciation and amortization .         1,220           980         4,217         3,502         2,881         2,392         2,067
Interest ......................         2,082         1,726         7,411         5,086         5,014         5,681         5,380
General and administrative
   expenses ...................           718           573         2,361         1,622         1,381         1,029           977
Put option expense ............            --            --            --            --         1,320            --            --
Minority interest in earnings
   of consolidated subsidiary .            --            24            --            96            --            --            --
                                      -------       -------       -------       -------       -------       -------       -------
   Total expense ..............         6,753         5,481        23,173        17,388        16,561        14,347        12,794
                                      -------       -------       -------       -------       -------       -------       -------
Net income ....................       $ 3,074       $ 2,623       $11,269       $13,589       $ 9,065       $ 6,198       $ 3,920
                                      =======       =======       =======       =======       =======       =======       =======
Basic earnings per share ......       $  0.24       $  0.23       $  0.97       $  1.26       $  1.01       $  0.96       $  0.79
                                      =======       =======       =======       =======       =======       =======       =======
Diluted earnings per share ....       $  0.23       $  0.23       $  0.95       $  1.26       $  1.00       $  0.87       $  0.69
                                      =======       =======       =======       =======       =======       =======       =======

                                           MARCH 31,                              DECEMBER 31,
                                     -------------------     -------------------------------------------------------
                                       2001       2000         2000       1999        1998        1997        1996
                                     --------   --------     --------   --------    --------    --------    --------
BALANCE SHEET DATA:
Total rental properties before
   accumulated depreciation....      $247,444   $222,004     $243,062   $216,588    $148,087    $126,441    $106,706
Total assets...................       242,750    217,350      239,042    212,497     152,955     126,903     111,822
Mortgage notes payable.........       125,540    103,577      121,675     97,752      67,145      71,004      66,831
Total liabilities..............       138,623    123,527      134,788    121,068      71,737      73,323      68,727
Stockholders' equity...........       104,127     93,823      104,254     91,429      81,218      53,580      43,095

                                      THREE MONTHS ENDED
                                           MARCH 31,                         YEAR ENDED DECEMBER 31,
                                      -------------------     ------------------------------------------------------
                                        2001        2000        2000       1999        1998        1997        1996
                                      -------      ------     -------    -------      ------      ------      ------
OTHER DATA:
Cash flow from:
   Operating activities........        $4,875      $4,929     $13,611    $20,169      $3,697      $8,843      $6,680
   Investing activities........        (4,382)     (5,427)    (19,201)   (62,239)    (23,824)     (6,173)    (18,277)
   Financing activities........           (32)        263       5,485     40,903      19,123      (2,023)     12,778
Gross leasable area (square
   feet at end of period)......         3,282       2,835       3,169      2,836       2,078       2,004       1,807

        CEFUS

         We are providing the following financial information of CEFUS to aid you in your analysis of the financial aspects of the acquisition. We derived this information from CEFUS' historical financial statements as of and for the years ended December 31, 1998 through 2000. In addition, the financial information as of and for the three months ended March 31, 2001 and 2000 have been derived from the unaudited financial statements of CEFUS. Earnings per share data have not been provided because CEFUS has been a wholly-owned subsidiary of Centrefund. The following information should be read together with the financial statements and financial statement notes of CEFUS contained in this proxy statement beginning on page F-2. CEFUS, as the subsidiary of a Canadian company, has historically prepared its financial statements in accordance with Canadian generally accepted accounting principles. Although all financial data for CEFUS provided in this proxy statement have been prepared on the basis of U.S. generally accepted accounting principles, Selected Financial Data for CEFUS for the years ended December 31, 1997 and 1996 have been omitted because the data necessary to prepare financial statements in accordance with U.S. generally accepted accounting principles is not available. We believe that the omitted data would not be material to our stockholders in light of the more recent data presented.

                                 (In thousands)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,               YEAR ENDED DECEMBER 31,
                                                          -------------------      --------------------------------
                                                            2001        2000        2000        1999         1998
                                                          -------     -------      -------     -------      -------
STATEMENT OF OPERATIONS DATA:
Revenues..........................................         $9,884     $11,334      $41,169     $40,791      $27,955
Operating expenses................................          3,093       3,453       12,858      12,849        8,792
Depreciation......................................          1,559       1,858        6,984       6,330        4,325
Interest..........................................          3,099       3,356       15,558      14,205        9,380
Corporate expenses................................            183         114          642       1,795        1,140
Management fee to parent..........................            650         908        3,632          --           --
Equity (income) loss of joint ventures............           (127)        134         (293)       (659)        (204)
Previous management's incentive
   and other fees.................................             --          --       14,944          --           --
Termination of advisory services..................             --          --           --       8,204           --
Income and other taxes............................            505         620       (4,601)       (644)         239
Other.............................................             --          --           --          --        3,531
                                                           ------     -------      -------     -------      -------
   Total expenses.................................          8,962      10,443       49,724      42,080       27,203
                                                           ------     -------      -------     -------      -------
Net income (loss).................................           $922        $891      $(8,555)    $(1,289)        $752
                                                           ======     =======      =======     =======      =======

                                                               MARCH 31,                     DECEMBER 31,
                                                          -------------------     ---------------------------------
                                                                  2001              2000         1999        1998
                                                          -------------------     --------     --------    --------
BALANCE SHEET DATA:
Total rental properties before accumulated
   depreciation..................................              $255,773           $254,514     $262,318    $243,360
Total assets.....................................               272,863            296,556      289,922     275,455
Mortgage notes payable...........................               161,956            162,257      141,286     108,252
Total liabilities................................               177,108            224,050      208,861     216,536
Stockholder's equity.............................                95,755             72,506       81,061      58,919


                                                          THREE MONTHS ENDED
                                                               MARCH 31,               YEAR ENDED DECEMBER 31,
                                                          -------------------      --------------------------------
                                                            2001        2000        2000        1999         1998
                                                          -------     -------      -------     -------      -------
OTHER DATA:
Cash flow from:
   Operating activities..........................          $3,962      $4,794     $(4,081)     $11,780       $3,334
   Investing activities..........................            (952)      2,535     (23,294)     (32,345)    (110,660)
   Financing activities..........................          (2,029)     (5,253)     20,971        9,849      124,177
Gross leasable area (square feet at end of period)          3,223       3,457       3,223        3,538        3,416

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

         The following summary pro forma financial data reflect the proposed combination of Equity One with CEFUS and the proposed combination of Equity One and CEFUS with UIRT. The pro forma consolidated operations data for the year ended December 31, 2000 and the three months ended March 31, 2001 have been presented as if the transactions occurred on January 1, 2000. The pro forma consolidated balance sheet information as of March 31, 2001 has been presented as if the transaction occurred on March 31, 2001.

         The proposed combination of Equity One and CEFUS is being accounted for as a combination of entities under common control. Gazit-Globe (1982) Ltd., a 63.4% stockholder of Equity One through the ownership of affiliated entities, acquired a 68.1% interest in Centrefund Realty Corporation, the 100% indirect owner of CEFUS, in August 2000. The summary pro forma financial information reflects the push-down of Gazit-Globe's basis in CEFUS, to the extent of its 68.1% ownership. The remaining 31.9% was recorded in a manner similar to a pooling of interests and the basis in the assets,liabilities and results of operations of CEFUS are reflected at their historical amounts.

         The summary pro forma financial information for Equity One and CEFUS with UIRT reflects the acquisition of UIRT using the purchase method of accounting.

         The information is only a summary and you should read it together with Equity One's historical financial statements incorporated in this proxy statement by reference, CEFUS' and UIRT's historical financial statements beginning on page F-2 and F-26, and Equity One's pro forma condensed consolidated financial statements included in this proxy statement beginning on page 51.

          SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                          FOR EQUITY ONE AND CEFUS
                    (In thousands other than per share data)

                                                         THREE MONTHS ENDED       YEAR ENDED
                                                           MARCH 31, 2001       DECEMBER 31, 2000
                                                         ------------------     -----------------
STATEMENT OF OPERATIONS DATA:
Revenues
   Rental income ..................................            $ 18,735             $ 73,075
   Management fee income ..........................                 107                  223
   Investment and other income ....................                 450                2,255
                                                               --------             --------
      Total revenues ..............................              19,292               75,553
                                                               --------             --------
Expenses
   Operating expenses .............................               5,540               21,973
   Depreciation and amortization ..................               2,635               10,174
   Interest expense ...............................               5,173               18,310
   General and administrative .....................                 768                2,660
   Equity income from investments in joint ventures                (127)                (293)
                                                               --------             --------
     Total expenses ...............................              13,989               52,824
                                                               --------             --------
Income before loss on sale of real estate .........               5,303               22,729
Loss on the sale of real estate ...................                  --                  --
                                                               --------             --------
Net income ........................................            $  5,303             $ 22,729
                                                               ========             ========
Basic earnings per share ..........................            $   0.23             $   1.03
                                                               ========             ========
Diluted earnings per share ........................            $   0.22             $   1.02
                                                               ========             ========
Weighted average shares outstanding
   Basic ..........................................              23,206               22,151
                                                               ========             ========
   Diluted ........................................              23,732               22,386
                                                               ========             ========

                                                                           MARCH 31, 2001
                                                                          ----------------
BALANCE SHEET DATA:
Net rental property investments..............................                 $495,781
Total assets.................................................                 541,044
Mortgage notes payable.......................................                 282,282
Total liabilities............................................                 301,387
Stockholders' equity.........................................                 239,657



----------------

         See notes to the condensed consolidated pro forma financial statements of Equity One, CEFUS and UIRT included elsewhere in this proxy statement.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                     FOR EQUITY ONE AND CEFUS WITH UIRT

                    (In thousands other than per share data)

                                                                  THREE MONTHS ENDED          YEAR ENDED
                                                                    MARCH 31, 2001         DECEMBER 31, 2000
                                                                  ------------------       -----------------
STATEMENT OF OPERATIONS DATA:
Revenues
   Rental income.......................................                   $24,720                $94,926
   Management fee income...............................                       107                    223
   Investment and other income.........................                       605                  2,634
                                                                         --------                -------
      Total revenues...................................                    25,432                 97,783
                                                                         --------               --------
Expenses
   Operating expenses..................................                     7,115                 28,372
   Depreciation and amortization.......................                     3,339                 12,739
   Interest expense....................................                     7,360                 26,395
   General and administrative..........................                     1,124                  4,377
   Equity income from investments in joint ventures....                      (127)                  (293)
                                                                         ---------              ---------
     Total expenses....................................                    18,811                 72,590
                                                                           ------                 ------
Income before loss on sale of real estate..............                     6,621                 25,193
Loss on the sale of real estate........................                        --                    --
                                                                         --------              ---------
Net income.............................................                    $6,621                $25,193
                                                                           ------                -------
Basic earnings per share...............................                     $0.25                 $0.98
                                                                          =======              ========
Diluted earnings per share.............................                     $0.24                 $0.97
                                                                          =======              ========
Weighted average shares outstanding
   Basic...............................................                    26,884                 25,829
                                                                           ======                =======
   Diluted.............................................                    27,410                 26,064
                                                                           ======                =======


                                                                                  MARCH 31, 2001
BALANCE SHEET DATA:
Net rental property investments..............................                        $649,030
Total assets.................................................                         697,547
Mortgage notes payable.......................................                         331,238
Total liabilities............................................                         414,464
Stockholders' equity.........................................                         283,083
         ..................



    See notes to the condensed consolidated pro forma financial statements of Equity One, CEFUS and UIRT included elsewhere in this proxy statement.

COMPARATIVE MARKET AND PER SHARE DATA

         We have summarized below the per share information for the respective companies on an historical basis, combined pro forma basis and combined equivalent pro forma basis. The combined pro forma summary amounts are based on a method of accounting which accounts for the transaction partially on a "push-down" basis and partially on a method similar to a pooling of interests. The CEFUS per share combined pro forma equivalents are calculated by multiplying the combined pro forma per share amounts by 89,743.59 and 76,086.96 based on an assumed issuance of 10,500,000 shares of our common stock in exchange for the 117 and 138 outstanding shares of CEFUS common stock on December 31, 2000 and March 31, 2001, respectively. The following information should be read together with the historical and pro forma financial statements included or incorporated by reference in this proxy statement.

         On May 18, 2001, the last trading day prior to the announcement of the signing of the stock exchange agreement, the closing price of an Equity One common share was $11.49. The equivalent per share value of the CEFUS common share on that date, applying the exchange ratio per share, was $874,339.13.

                                                                YEAR ENDED                   THREE MONTHS ENDED
                                                            DECEMBER 31, 2000                  MARCH 31, 2001
Equity One:
   Historical per common share--
     Net income ...............................                     $0.88                           $0.24
     Dividends paid............................                     $1.04                           $0.26
     Book value (1)............................                     $8.15                           $8.09
   Pro forma combined per Equity One common
     share--
     Net income ...............................                     $0.98                           $0.23
     Dividends paid............................                     $0.57                           $0.14
     Book value (1)............................                    $10.13                          $10.26

CEFUS:

   Historical per common share--
     Net income/ (loss)........................                  $(73,120)                         $6,681
     Dividends paid............................                    N/A                              N/A
     Book value (1)............................                  $619,709                        $693,877
   Pro forma combined per equivalent CEFUS
     common share (2)(3)--
     Net income ...............................                   $87,949                         $17,500
     Dividends paid............................                   $51,154                         $10,652
     Book value (1)............................                  $909,107                        $780,653


----------------------

(1) Calculated by dividing stockholders' equity by total shares outstanding at period end.
(2) Calculated by multiplying Equity One pro forma combined amounts by 89,743.59 for the year ended December 31, 2000.
(3) Calculated by multiplying Equity One pro forma combined amounts by 76,086.96 for the three months ended March 31, 2001.

                                  RISK FACTORS

         IN ADDITION TO THE RISKS RELATING TO OUR BUSINESS AND THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT, INCLUDING THE MATTERS ADDRESSED IN "CERTAIN FORWARD LOOKING INFORMATION" ON PAGE 58, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING RISK FACTORS CONSIDERED BY US, BASED ON THE INFORMATION AVAILABLE TO US, TO BE MATERIAL TO THE ISSUANCE OF SHARES IN CONNECTION WITH THE ACQUISITION.

THE MARKET VALUE OF THE SHARES OF OUR COMMON STOCK ISSUED IN CONNECTION WITH THE ACQUISITION MAY INCREASE PRIOR TO THE CLOSING AND, THEREFORE, WE MAY PAY MORE THAN WE INTENDED FOR CEFUS.

         The number of shares of our common stock to be issued in exchange for all of the outstanding shares of CEFUS common stock in the acquisition was fixed at the time of the signing of the stock exchange agreement and is not subject to adjustment based on changes in the trading price of our common stock before the closing of the acquisition. Therefore, the market value of the shares of our common stock issued in the acquisition will likely fluctuate through the closing of the acquisition and thereafter. As a result, the value of the acquisition, as reflected in the relative market price of our common stock,may vary significantly from the date of execution of the stock exchange agreement, the date of this proxy statement and the date the acquisition is completed. This variance may arise due to, among other things:

         o   changes in our business, operations and prospects;

         o market assessments of the likelihood that the acquisition will be completed;

         o   demand for leasing space in our markets;

         o   the financial condition of current or prospective tenants; and

         o interest rates, general market and economic conditions and other factors.

Substantially all of these factors are beyond our control. It should be noted that during the 12-month period ending on _______ __, 2001, the most recent date practicable before the mailing of this proxy statement, the closing per share price of our common stock varied from a low of $_______ to a high of $_______ and ended that period at $_______. Historical trading prices are not necessarily indicative of future performance.

OUR OPERATIONS MAY NOT BE INTEGRATED SUCCESSFULLY WITH THOSE OF CEFUS AND THE INTENDED BENEFITS OF THE ACQUISITION MAY NOT BE REALIZED, WHICH COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK AFTER THE ACQUISITION

         Based on anticipated savings in expenses and other factors, the acquisition is expected to have an accretive, rather than a negative, effect on our funds from operation, or FFO, on a pro forma basis for the next twelve months. The acquisition also is expected to have an accretive effect on FFO for future periods. However, no assurance can be given that the anticipated expense reductions or other operating synergies will be realized or that unanticipated costs will not arise as a result of the acquisition. For example, although we believe that we have reasonably estimated the likely costs of integrating the operations of our company and CEFUS, as well as the incremental costs of operating as a combined company, it is possible that unexpected transaction costs, such as transfer taxes, consent fees or professional expenses, or unexpected future operating expenses, such as increased personnel costs, increased property taxes or increased administrative expenses, could have a material adverse effect on our results of operations and financial condition after the acquisition. If the expected savings are not realized or unexpected costs are incurred, the acquisition could have a significant negative effect on our FFO and on our ability to pay dividends at historical levels.

         In addition, the completion of the acquisition poses risks for our ongoing operations , including that:

         o the diversion of our management's attention to the integration of the operations of CEFUS could have an adverse effect on our revenues, expenses and operating results; and

         o the CEFUS portfolio may not perform as well we anticipate due to various factors, including changes in macro-economic conditions and the demand for leasing space in Florida and Texas.

SOME OF OUR DIRECTORS AND EXECUTIVE OFFICERS MAY HAVE INTERESTS IN THE COMPLETION OF THE ACQUISITION THAT CONFLICT WITH YOUR INTERESTS

         In considering the recommendation of our board with respect to the principal terms of the acquisition as well as the stock exchange agreement, you should be aware that some of our directors and executive officers have interests in, and will receive benefits from, the acquisition that differ from, or are in addition to, and, therefore, may conflict with your interests generally. For instance, one of our directors, Chaim Katzman, owns shares of our common stock, as well as common stock of Centrefund. Therefore, his percentage beneficial ownership of our common stock, upon completion of the acquisition, will likely increase. In addition, Dori Segal, one of our directors, and members of his family own common stock of an affiliate of Gazit-Globe (1982) Ltd. which owns common stock of Equity One and Centrefund. Mr. Segal is president and chief executive officer of Centrefund and President of Gazit-Globe (1982)Ltd. Finally, our director, Nathan Hetz, is also a director of Centrefund and a director and significant shareholder of Alony Hetz Properties & Investments Ltd. which owns shares of our common stock, and a director and significant shareholder of A.H. Holdings Canada Ltd. which owns common stock of Centrefund.

WE WILL INCUR SUBSTANTIAL EXPENSES AND PAYMENTS EVEN IF THE ACQUISITION DOES NOT OCCUR

         There can be no assurance that the acquisition will be completed. We and CEFUS have incurred substantial expenses in connection with the transactions described in this proxy statement. If the acquisition is not completed, these expenses could have an adverse impact on our ability to pay future distributions to our stockholders or could otherwise harm the results of our operations.

WE MAY NOT BE ABLE TO CONTINUE TO GROW OUR OPERATIONS

         After the acquisition is completed, we will have an asset base in excess of $500 million, which is significantly larger than the asset base managed by our management team in the past. Although this larger asset base is expected to be advantageous to us, we may be forced to temporarily limit our acquisition, development and leasing activities as we attempt to integrate the two companies' operations. Accordingly, there can be no assurances that our external growth rate will equal or exceed either our or CEFUS' historical external growth rates.

YOU WILL EXPERIENCE A REDUCTION IN PERCENTAGE OWNERSHIP AND VOTING POWER WITH RESPECT TO OUR COMMON STOCK AS A RESULT OF THE ACQUISITION

         Holders of our common stock, except those stockholders who hold common stock in both us and Centrefund, will experience a substantial reduction in their respective percentage ownership interests and effective voting power relative to their respective percentage ownership interests in our common stock prior to the acquisition. We also intend to issue shares in the UIRT merger further diminishing your percentage ownership, and, in the future, we may issue additional shares of common stock in public offerings, in connection with share-for-share mergers and acquisitions, redemptions of operating partnership units, or otherwise, which would further reduce the percentage ownership interests of you and our other stockholders.

WITH THE ACQUISITION OF CEFUS, OUR BUSINESS IS ENTERING NEW MARKETS AND WE MAY NOT BE SUCCESSFUL OPERATING IN THOSE MARKETS

         CEFUS owns 16 properties in the state of Texas. We do not currently own any properties outside of the State of Florida and, therefore, as a result of the acquisition, we will enter new markets. In addition, following the acquisition, we intend to make other selective investments in these markets from time to time and may also make other selective investments in markets outside of our current market areas if appropriate opportunities arise. Although we have significant management expertise in Florida, this expertise may not assist us in our management of CEFUS' Texas properties and our expansion into new markets. Like the risks associated with the addition of a substantial number of new shopping centers, our entry into new market areas will require, among other things, that we successfully apply our experience to these new market areas. Because of our expansion into new market areas, we may be exposed to risks associated with, among other things:

         o   a lack of market knowledge and understanding of the local economy;

         o an inability to attract new tenants or maintain relationships with existing tenants;

         o   an inability to identify property acquisition opportunities;

         o   sudden adverse shifts in supply and demand factors; and

         o   an unfamiliarity with local governmental and permitting procedures.

IN CONNECTION WITH THE ACQUISITION WE WILL ASSUME THE EXISTING DEBT OF CEFUS AND WILL FACE THE RISKS ASSOCIATED WITH HIGHER LEVERAGE

         Our ratio of debt to total market capitalization on March 31, 2001 was 47.1%, based on the $10.49 closing price of our common stock as of that date. On a pro forma basis as of March 31, 2001, our ratio of debt to total market capitalization would have been approximately 53.0%. In addition, we could be required to incur debt to support our operations, to expand our business and acquire additional shopping centers, or to acquire additional businesses, in the future. Therefore, we will be subject to the risks normally associated with higher levels of debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. Because we anticipate that only a small portion of the principal of our indebtedness will be repaid prior to maturity, it is expected that it will be necessary for us to refinance that debt. Accordingly, there is a risk that existing indebtedness will not be able to be refinanced or that the terms of any refinancing will not be as favorable as the terms of the existing indebtedness.

         Historically, CEFUS has incurred, and we may incur in the future, variable rate indebtedness under credit facilities or in connection with the acquisition or construction of shopping centers, as well as for other purposes, to a greater degree than we have previously incurred. Accordingly, increases in interest rates may increase our overall interest costs.

IF WE FAIL TO QUALIFY AS A REIT, AS A RESULT OF THE ACQUISITION OR OTHERWISE, WE WOULD INCUR SIGNIFICANT TAX LIABILITIES

         Prior to the consummation of the acquisition, we have operated in a manner that allows us to qualify as a REIT under the Code. It is intended that after the acquisition we will operate our combined business in a manner so that we will continue to qualify as a REIT. Although we expect that CEFUS will be restructured so that when combined with us we will continue to be organized and operate in such a manner, no assurance can be given that we will remain qualified as a REIT following the acquisition. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. If we fail to qualify as a REIT, we will be subject to federal income tax at regular corporate rates. In this event, we could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders would be reduced and possibly eliminated. Unless entitled to relief under certain statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year in which we failed to qualify.

                               THE SPECIAL MEETING

PROXY SOLICITATION

         This proxy statement is being delivered to our stockholders in connection with the solicitation by our board of proxies to be voted at a special meeting to be held on _________, ___________, 2001 at _________, local time, at ______________________________________, Florida 331___. We will pay all expenses incurred in connection with solicitation of the enclosed proxy. Our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone or personal call. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse those persons for their expenses in doing so. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about ___________, 2001.

PURPOSE OF THE SPECIAL MEETING; THE ACQUISITION

         At the special meeting, you will be asked to approve the issuance of 10,500,000 shares of our common stock, subject to reduction for various adjustments, in connection with our acquisition of all of the outstanding common stock of Centrefund Realty (U.S.) Corporation, or CEFUS, pursuant to a stock exchange agreement, dated as of May 18, 2001, by and between us, Centrefund, an Ontario corporation and an indirect parent entity of CEFUS, and First Capital, an Ontario corporation, a wholly owned subsidiary of Centrefund which controls CEFUS.

         We know of no other business to be brought before the special meeting other than the issuance of common stock in connection with the acquisition. In particular, we are not seeking your vote regarding our previously announced merger with UIRT. If any other business should properly come before the special meeting, the persons named in the proxy will vote in their discretion. We do not expect representatives of our independent accountants to be present at the special meeting.

         THE SPECIAL COMMITTEE AND THE BOARD HAVE APPROVED THE STOCK EXCHANGE AGREEMENT AND THE ACQUISITION AND RECOMMEND THAT YOU APPROVE THE ISSUANCE OF OUR COMMON STOCK IN CONNECTION WITH THE STOCK EXCHANGE AGREEMENT.

RECORD DATE AND QUORUM REQUIREMENT

         Our common stock is our only outstanding voting security. The board has fixed the close of business on ___________, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. Each holder of record of common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. At the close of business on the record date, there were ______________ shares of common stock issued and outstanding held by _____ holders of record and by approximately ________ persons or entities holding in nominee name.

         Prior to the special meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions and shares referred to as "broker or nominee non-votes" that are represented at the special meeting (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or other persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If less than a majority of outstanding shares of common stock are represented at the special meeting, holders of a majority of the shares so represented may adjourn the meeting to another date, time or place, and notice need not be given of the new date or time.

VOTING PROCEDURES; REQUIRED VOTE

         Because the number of shares that we will issue in connection with the acquisition will exceed 20% of our currently outstanding common stock, the rules of the New York Stock Exchange require that the issuance of common stock be approved by the affirmative vote of a majority of the votes cast at the special meeting, provided that the total votes cast represent over 50% of all shares of our common stock entitled to vote at the special meeting. Brokers and, in many cases, nominees will not have discretionary power to vote on the proposal to be presented at the special meeting. Failures to vote, votes to abstain and broker or nominee non-votes could have the same legal effect as votes cast against approval if they should cause the total votes cast on the matter to be less than the 50% requirement described above. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote.

         Chaim Katzman, who is our chairman and chief executive officer and who as of the record date controls, directly and indirectly, 8,681,306, or approximately 66.7%, of the outstanding shares of our common stock has expressed his intention to cause those shares to be voted for approval of the issuance of common stock.

         Under Maryland corporate law, the acquisition constitutes an "interested director transaction" under Section 2-419 due to the fact that Chaim Katzman, Nathan Hetz and Dori Segal, three of our directors, each has a material financial interest in Centrefund. An interested director transaction is void or voidable if the transaction is not approved in compliance with certain guidelines. According to Section 2-419, an interested director transaction is not void or voidable, by reason of such interest as long as EITHER of the following is true:

         o the nature of the interest is disclosed to the board or the applicable committee, and the disinterested directors or committee members approve the transaction by a majority vote or the nature of the interest is disclosed to the stockholders entitled to vote on the transaction and a majority of the disinterested stockholders approve the transaction, or

         o   the transaction is fair and reasonable to the corporation.

The special committee has approved the acquisition by a unanimous vote. In addition, we believe, based in part on the opinion of UBS Warburg, that the transaction is fair and reasonable to the corporation.

DISSENTERS' RIGHTS

         Under Maryland law, our stockholders have no dissenters' rights with respect to their shares in connection with the acquisition.

VOTING AND REVOCATION OF PROXIES

         The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the special meeting or by filing with our secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the special meeting. Subject to such revocation, all shares represented by each properly executed proxy received by our secretary will be voted in accordance with the instructions indicated on the proxy, and if no instructions are indicated, will be voted to approve the acquisition and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the special meeting.

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by our secretary prior to the special meeting.

                                 SPECIAL FACTORS

BACKGROUND OF THE ACQUISITION

         On August 18, 2000, Gazit-Globe (1982) Ltd., an Israeli public company, and a group of its affiliated companies, which we refer to collectively as the Gazit Group, acquired a controlling interest in Centrefund Realty Corporation through a public tender offer. Gazit-Globe is one of our principal stockholders and is under the control of our chairman and chief executive officer, Chaim Katzman. Upon completion of the tender offer, Mr. Katzman became chairman of the board of directors of Centrefund.

         Effective as of August 18, 2000, we were retained by CEFUS as asset manager for 28 of CEFUS' properties in Texas and Florida until November 30, 2000 and thereafter for all of the Texas properties and one property in Florida. In addition, effective December 1, 2000 we became property manager for 11 of CEFUS' Florida properties under a separate property management agreement. Effective January 1, 2001, we became asset manager for the nine joint venture properties in which CEFUS had an equity investment.

         Mr. Katzman believed that it would be in our best interest to expand our property portfolio in the southern United States. It was believed that CEFUS' Florida properties would fit well with our existing portfolio while CEFUS' Texas properties offered geographic diversification and potentially higher rates of growth. Accordingly, Mr. Katzman, together with members of our management, began during the third and fourth quarters of 2000 to consider an acquisition by us of the United States properties of Centrefund, which were all owned by CEFUS.

         At our November 13, 2000 board meeting, Mr. Katzman formally proposed to our board that an acquisition of CEFUS be explored and an initial discussion of the merits of this transaction was conducted. In addition, our board, with the assistance of our legal counsel, also reviewed potential conflicts of interest arising from the fact that three of our directors, Messrs. Katzman, Hetz and Segal, were directors, and in the case of Messrs. Katzman and Segal, members of management of Centrefund, as well as holders of significant interests in the equity of both us and Centrefund. As a result, the board created a special committee, composed of Messrs. Ben Ozer, Chase, Cooney (as chairman of the special committee), Linneman and Pilpel. The special committee was directed to review the proposed acquisition of CEFUS by us, to retain independent financial advisors to advise the special committee as to the fairness of the proposed transaction to our unaffiliated stockholders, to retain counsel, to direct the negotiation of the price and terms of the proposed acquisition of CEFUS and to report its findings and recommendations to our board.

         In evaluating the scope of its duties, the special committee believed that it would be appropriate for it to consider and approve the property management agreement and the asset management agreement with CEFUS. At its initial meeting, on November 13, 2000, the special committee considered and approved the terms of those agreements. In addition, UBS Warburg made a presentation to the special committee regarding its qualifications to act as independent financial advisor to the special committee and Greenberg Traurig, P.A. made a similar presentation with respect to its qualifications to serve as legal counsel to the committee.

         Financial, accounting and legal due diligence of CEFUS and its properties commenced immediately after the November 13, 2000 meeting of the special committee. On December 4, 2000, Equity One and Centrefund entered into a confidentiality agreement and our due diligence review continued. From January 8 through 11, 2001, members of our senior management and representatives of our legal advisors and independent accountants met in North Miami Beach with representatives of Centrefund and its legal advisors and independent accountants for initial discussions regarding the structure, financial terms and procedural aspects of the transaction. In the meantime, both parties continued their due diligence reviews. UBS Warburg was formally engaged as the special committee's financial advisor on February 14, 2001.

         At its meeting on February 23, 2001, the board of directors discussed the general status of the proposed transaction with Centrefund. The special committee also met separately to discuss the status of the transaction, and at that meeting received presentations from representatives of UBS Warburg and our management regarding CEFUS' properties, financial position and value, as well as the impact of the acquisition on our business from a financial point of view. At a telephonic meeting held on February 26, 2001, the special committee met with members of our management and representatives of UBS Warburg and its legal advisors to discuss valuation issues and to instruct management with respect to impending negotiations with Centrefund. Initial negotiations between members of our management and representatives of Centrefund were held in North Miami Beach on February 28, 2001. Messrs. Katzman, Segal and Hetz were excluded from all meetings and deliberations of our management regarding the acquisition and all meetings and deliberations of the special committee and were not provided any of the materials or analyses prepared by the financial advisors to the special committee or by our management, at the request of the special committee on advice of counsel.

         During March 2001, members of our management conducted additional discussions with representatives of Centrefund regarding the structure, pricing and terms of the proposed transaction, as well as the relative net asset values of us and CEFUS. In addition, each side continued its due diligence review of the other. The special committee met telephonically seven more times between February 28 and April 2, 2001 to receive reports from members of our management and, in some cases, representatives of UBS Warburg, on the status of the transaction, the due diligence reviews and the relative values of us and CEFUS, and to instruct management regarding the negotiations.

         An initial draft of the stock exchange agreement was distributed to Centrefund's counsel on April 4, 2001. On April 5, 2001, discussions between our management and representatives of Centrefund resulted in a tentative agreement on the number of shares to be issued by us as well as a tentative agreement on other economic terms and adjustments.

         Between April 11 and April 26, 2001, comments on and revised drafts of the stock exchange agreement were exchanged by the parties' respective counsel. Also during this period, the special committee held three telephonic meetings, together with its counsel and representatives of UBS Warburg, to receive updates on the status of the negotiations of the stock exchange agreement, the results of the ongoing due diligence review of CEFUS, as well as open business issues and procedural aspects of the proposed transaction. Legal counsel received specific instructions from the special committee on the issues still being negotiated.

         On April 30 and May 1 our legal counsel and Centrefund's legal counsel met in Miami, Florida to further negotiate the terms of the stock exchange agreement with telephonic participation by our and CEFUS' management. During these discussions additional adjustments to the financial terms were tentatively agreed upon.

         Negotiation of the terms of the transaction and drafting of the stock exchange agreement continued until May 8, 2001. At a meeting on that date, members of our senior management updated the special committee on the status and terms of the proposed transaction and the proposed stock exchange agreement. Representatives of UBS Warburg discussed UBS Warburg's financial analyses relating to the proposed transaction. Our legal advisors also reviewed in detail the terms of the stock exchange agreement and other legal aspects of the proposed transaction. In addition, UBS Warburg delivered its oral opinion, subsequently confirmed in writing as of that date, that, subject to and based on the considerations in its opinion, the consideration to be paid by us pursuant to the stock exchange agreement is fair from a financial point of view to our unaffiliated stockholders. After discussion, the special committee unanimously determined that the transaction was in our best interests, that the transaction was fair to our unaffiliated stockholders, to approve the transaction and that the special committee should recommend to our board of directors that it approve the proposed acquisition of CEFUS and recommend the transaction to our stockholders.

         Final approval of the proposed transaction was held in abeyance until May 18, 2001 while Centrefund reviewed the transaction. On that date, at a special telephonic meeting of our board of directors, the findings of the special committee were reported to the board and representatives of UBS Warburg confirmed to the board the fairness opinion previously delivered to the special committee. After discussion, the board determined to accept the special committee's report and that the stock exchange agreement and the acquisition of CEFUS were in our best interests and the best interests of our unaffiliated stockholders. The board also resolved to recommend that our stockholders approve the issuance of 10,500,000 shares of our common stock, subject to reduction for various adjustments, in connection with our acquisition of all of the outstanding common stock of CEFUS.

         Equity One, Centrefund and First Capital executed the stock exchange agreement on May 18, 2001 and press releases announcing the transaction were issued.

    THE SPECIAL COMMITTEE'S AND THE BOARD'S RECOMMENDATION

         GENERAL. The special committee and the board have each determined that the acquisition is fair to, and in the best interests of, our unaffiliated stockholders. Upon the special committee's recommendation, the board has approved and adopted the stock exchange agreement and recommended that the stockholders approve our issuance of common stock pursuant to the terms of that agreement. Certain members of the board will have a financial interest in the acquisition that may present them with actual or potential conflicts of interest as discussed under "--Conflicts of Interest."

         PRINCIPAL FACTORS. The material factors the special committee evaluated in determining that the acquisition is fair to, and in the best interests of, our unaffiliated stockholders are described below. Except as noted below, the special committee considered the following factors to be positive factors supporting its determination that the acquisition is fair, and in the best interests of, our unaffiliated stockholders:

         o INCREASE OUR SIZE. After the acquisition, we would wholly own 61 properties, increasing our gross leasable area from 3.3 million square feet to 6.5 million square feet. In addition, we will own partial interests in nine other properties.

         o IMPROVE OUR FLORIDA PORTFOLIO. The acquisition of CEFUS' Florida properties would strengthen our Florida portfolio, making us the third largest shopping center owner among the public REITs in Florida.

         o IMPROVE OUR LONG-TERM GROWTH POTENTIAL. CEFUS' portfolio properties are generally located in areas of higher population growth than ours and have higher vacancy rates which may provide greater marketing potential.

         o INCREASE DIVERSIFICATION. Because all of our properties are located in Florida, the acquisition of properties in Texas would diversify our overall portfolio and make us less vulnerable to a single region's economic conditions. In addition, our economic exposure to the success of any one tenant will be reduced.

         o OPERATIONAL SYNERGIES. Because we manage a number of CEFUS' properties, we can acquire its business and properties with very limited incremental overhead expenses.

In addition, the special committee considered the following factors to be risks to be balanced against the positive factors:

         o NEW MARKET RISKS. Acquiring the Texas properties may place stress on our existing management because of the distance of its operations and different market risk.

         o PORTFOLIO SPECIFIC RISKS. Two of the CEFUS properties are affected by environmental clean up issues. In addition, the value of the acquisition depends on the sale or repositioning of several Texas properties to increase their operating performance.

         o DEVELOPMENTAL RISKS. We currently have minimal development activities; however, we would assume several projects which are being developed by CEFUS.

         o STOCK OVERHANG. Although Centrefund is receiving restricted securities which it cannot immediately sell, it has the right to demand that we register its shares on up to four occasions, and we anticipate that it will likely sell some of its shares over time which could depress the price of our stock.

         o INCREASED LEVERAGE. CEFUS has more debt as a percent of its assets than we currently do. Therefore, the acquisition will likely decrease our ratio of operating income to interest expense.

         o CAPITAL REQUIREMENTS -- DEFERRED MAINTENANCE COSTS AND ENVIRONMENTAL CLEAN-UP. CEFUS' properties may require up to approximately $1.6 million in deferred maintenance and up to approximately $2.3 million in environmental-related costs, such as legal expenses and costs of environmental clean-up.

         Based on the foregoing, on May 8, 2001, the special committee determined that the acquisition is fair to, and in the best interests of, our unaffiliated stockholders and recommended that the board approve the acquisition and recommended that our stockholders approve the issuance of our common stock pursuant to the terms of the stock exchange agreement.

         The board approved the acquisition on May 18, 2001 and determined that the acquisition is fair to, and in the best interests of, our stockholders and resolved to recommend that our stockholders approve the issuance of our common stock pursuant to the terms of the stock exchange agreement.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE TRANSACTION.

OPINION OF UBS WARBURG

         Our special committee retained UBS Warburg to provide it with a financial fairness opinion in connection with the acquisition of CEFUS. The special committee selected UBS Warburg to provide the opinion based on UBS Warburg's qualifications, expertise and reputation and its knowledge of our business and affairs. At the meeting of the special committee on May 8, 2001, UBS Warburg rendered its oral opinion, subsequently confirmed in writing as of that date, that as of May 8, 2001, and subject to and based on the considerations in its opinion, the consideration to be paid by Equity One pursuant to the stock exchange agreement is fair from a financial point of view to our stockholders other than Gazit-Globe (1982) Ltd. and its affiliates.

         The full text of UBS Warburg's opinion, dated as of May 8, 2001, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg, is attached as APPENDIX B to this proxy statement. We urge you to read this opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the opinion.

         UBS Warburg's opinion, which was directed to the special committee, addresses only the fairness from a financial point of view of the consideration to be paid by us pursuant to the stock exchange agreement, and does not address any other aspect of the acquisition. UBS Warburg acted solely as a provider of the fairness opinion to the special committee in connection with the acquisition. UBS Warburg did not participate in negotiations with respect to the stock exchange agreement and did not determine the consideration to be paid by us.

         UBS Warburg's opinion did not address our underlying business decision to effect the stock exchange or constitute a recommendation to any of our stockholders as to how a stockholder should vote with respect to the stock exchange. At our direction, UBS Warburg was neither asked to nor did it offer any opinion as to the material terms of the stock exchange agreement or the form of the stock exchange. Furthermore, UBS Warburg expressed no opinion as to what the value of our stock will be when issued pursuant to the stock exchange agreement or the prices at which it will trade in the future. In rendering its opinion, UBS Warburg assumed, with our consent, that each of us, Centrefund and CEFUS will comply with all the material terms of the stock exchange agreement.

         In arriving at its opinion, UBS Warburg, among other things:

         o reviewed certain publicly available business and historical financial information relating to each of us, Centrefund and CEFUS;

         o reviewed certain internal financial information and other data relating to our business and financial prospects, including estimates and financial forecasts prepared by our management, that were provided to UBS Warburg by us and not publicly available;

         o reviewed certain internal financial information and other data relating to the business and financial prospects of CEFUS, including estimates and financial forecasts prepared by our management and the management of CEFUS and not publicly available;

         o conducted discussions with members of our senior management and the senior management of Centrefund concerning the businesses and financial prospects of us and CEFUS;

         o reviewed publicly available financial and stock market data with respect to other companies in lines of business they believe to be generally comparable to ours;

         o compared the financial terms of the acquisition with the publicly available financial terms of certain other transactions which UBS Warburg believed to be generally relevant;

         o considered certain pro forma effects of the stock exchange on our financial statements;

         o   reviewed drafts of the stock exchange agreement; and

         o conducted such other financial studies, analyses and investigations, and considered such other information, as UBS Warburg deemed necessary or appropriate.

         In connection with its review, at our direction, UBS Warburg did not assume any responsibility for independent verification for any of the information reviewed by it for the purpose of its opinion and, with our consent, relied on such information being complete and accurate in all material respects. In addition, at our direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of us or CEFUS. With respect to the financial forecasts, estimates and pro forma effects referred to above, UBS Warburg assumed, at our direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies. In addition, UBS Warburg assumed with our approval that the future financial results referred to above will be achieved at the times and in the amounts projected by our management. UBS Warburg also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the stock exchange will be obtained without any material adverse effect on us, Centrefund, CEFUS and/or the acquisition. Further, UBS Warburg assumed with our consent that our REIT status will be maintained following completion of the stock exchange. UBS Warburg's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

         No company, transaction or business used in the analyses described below is identical to us, CEFUS or the proposed acquisition. Accordingly, the analysis of the results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors.

         The following is a summary of the material financial analyses performed by UBS Warburg in connection with its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses.

         CONTRIBUTION ANALYSIS. Using our 2001 performance projections for us and CEFUS, UBS Warburg prepared contribution analyses based on net asset value, funds from operations, real estate revenue, net operating income and earnings before interest, taxes, depreciation and amortization, or EBITDA. A range for net asset value was calculated based on combinations of our lowest estimates to the highest estimates of CEFUS and vice versa. The ranges for the remaining earnings figures were determined from the difference between 2001 and 2002 projected performance results, as provided by us. Following the proposed transaction, Centrefund will control 42.1% of the resulting entity and CEFUS will contribute 39.2% to 43.6% of net asset value, 43.4% of funds from operations, 50.1% of real estate revenue, 47.8% of net operating income, and 49.5% of EBITDA, based on 2001 estimates provided by us.

         NET ASSET VALUATION ANALYSIS. Using our projections of CEFUS' performance results for the year 2001, UBS Warburg calculated the net asset value for CEFUS. In so doing, UBS Warburg applied a range of capitalization rates from 10.59% to 10.09% to our projections of CEFUS' 2001 net operating income, assuming no additional net operating income from future acquisitions or developments.

         The resulting gross real estate value was added to the gross value of CEFUS' other assets, including developments in progress, land, cash, and certain other assets, less CEFUS' outstanding debt, adjustments for deferred maintenance and anticipated environmental clean up and related legal fees, and certain other liabilities, to arrive at an equity net asset value. This analysis indicated a net asset value range of between $113.0 million and $125.1 million.

         COMPARABLE COMPANIES ANALYSIS. UBS Warburg compared various publicly available information of CEFUS with publicly traded companies that share similar characteristics with us and CEFUS. These companies included:

                              IRT Property Company
                             JDN Realty Corporation
                            Mid-Atlantic Realty Trust
                           Regency Centers Corporation
                           Weingarten Realty Investors

         UBS Warburg arrived at a range of comparable company funds from operation multiples by dividing each comparable company's share price, using closing share prices as of May 4,2001, by consensus 2001 and 2002 funds from operations per share estimates from First Call Corporation. First Call Corporation is a Thompson Financial company that specializes in the compilation and statistical summarization of equity earnings estimates by institutional research houses. UBS Warburg's calculations resulted in a selected range of 2001 funds from operations multiples from 7.4x to 9.2x and a range of 2002 funds from operations multiples from 6.8x to 8.5x. In comparison, UBS Warburg observed 2001 and 2002 funds from operations multiples for CEFUS of 8.5 and 7.7, respectively, based on our projections of 2001 and 2002 funds from operations per share estimates provided by CEFUS, our closing share price as of May 4, 2001 of $11.30 and an assumed issuance of 10,500,000 shares of our common stock.

         COMPARABLE TRANSACTIONS ANALYSIS. UBS Warburg reviewed comparable transactions involving REITs from 1996 to the date of its opinion. Five comparable transactions with equity values in excess of $100 million were selected. The comparable transactions include the following pending and completed transactions:

                  o   Kranzco Realty Trust and CV REIT
                  o Bradley Real Estate, Inc. and Heritage Properties Investment Trust, Inc.
                  o   Western Properties Trust and Pan Pacific Retail Properties
                  o   First Washington Realty Trust Inc. and CalPERS
                  o Burnham Pacific Properties, Inc. and Weingarten Realty Investors

         For each closed transaction, UBS Warburg calculated the forward funds from operations multiple at the closing of the respective transaction defined as the price of the target company on the closing date of the transaction divided by the most recent consensus funds from operations estimate at the time of the closing. UBS Warburg observed a range of forward funds from operations multiples at closing from 4.4x to 10.1x compared to an assumed 8.5x forward multiple for CEFUS, based on an assumed price of $11.20 for our stock divided by our estimate of forward funds from operations for CEFUS.

         For each transaction, UBS Warburg determined EBITDA multiples, calculated by dividing the enterprise value, or the equity consideration plus debt assumed less cash assumed, by EBITDA produced by the target company over the last quarter annualized. UBS Warburg observed a range of EBITDA multiples from 10.1x to 11.9x compared to an assumed EBITDA multiple of 9.8x for CEFUS, based on an assumed price of $11.20 for our stock and on reported EBITDA for CEFUS for the first quarter of 2001.

         PRO FORMA MERGER ANALYSIS. UBS Warburg analyzed the effect of the stock exchange on, among other things, the estimated First Call funds from operations per fully diluted share of our common stock, for the years ending December 31, 2001 and 2002. In doing so, UBS Warburg combined the projected operating results for us and CEFUS as well as additional costs related to the transaction in accordance with estimates provided by our management. UBS Warburg observed a total projected post-acquisition incremental accretion of less than $0.0035 and $0.0259 per share for 2001 and 2002, respectively. The analysis assumed a transaction closing date of September 30, 2001.

         UBS Warburg also analyzed the effect of the stock exchange on our pro forma equity market capitalization, total market capitalization and leverage ratios. In this regard, UBS Warburg noted that:

         o our pro forma equity market capitalization would be approximately $278.9 million, assuming a share price of $11.20 and assuming approximately 24.9 million shares of our common stock are outstanding after completion of the stock exchange, and the pro forma total market capitalization would be approximately $552.4 million; and

         o our debt to total market capitalization ratio, based on the assumptions noted above, would rise, upon completion of the stock exchange, from 41.9% before the stock exchange to 49.5% after the assumption of CEFUS' outstanding debt and for the payment of the transaction costs.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, UBS Warburg considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. UBS Warburg believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, UBS Warburg may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be UBS Warburg's view of the actual value of CEFUS or us.

         In performing its analyses, UBS Warburg made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control and the control of CEFUS. Any estimates contained in UBS Warburg's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of UBS Warburg's analysis of the fairness from a financial point of view of the consideration to be paid by us pursuant to the stock exchange agreement and were conducted in connection with the delivery by UBS Warburg of its opinion dated May 8, 2001, to the special committee. UBS Warburg's analyses do not purport to be appraisals or to reflect the prices at which shares of our common stock might actually trade. The consideration to be paid by us in the stock exchange agreement was determined through negotiations between us and CEFUS and was approved by our special committee. UBS Warburg did not recommend any specific consideration to us or that any given consideration constituted the only appropriate consideration for the acquisition of CEFUS.

         UBS Warburg's opinion was one of the many factors taken into consideration by the special committee in making its determination to approve the acquisition of CEFUS. UBS Warburg's analyses summarized above should not be viewed as determinative of the opinion of the special committee with respect to the value of CEFUS or of whether the special committee would have been willing to agree to a different form of consideration.

         UBS Warburg is an internationally recognized investment banking and advisory firm. UBS Warburg, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, UBS Warburg and its affiliates have provided financial advisory and financing services to us and our affiliates and have received customary fees for the rendering of these services. Specifically, in August 2000, UBS Warburg represented Gazit (1997), Inc., a Canadian holding company controlled by Chaim Katzman, in its successful acquisition of Centrefund. In the ordinary course of business, UBS Warburg may from time to time trade in the securities of or indebtedness of us and Centrefund for its own account, the accounts of investment funds and other clients under the management of UBS Warburg and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness.

         We have agreed to pay UBS Warburg aggregate fees of $600,000 in connection with the issuance of its opinion. We have also agreed to reimburse UBS Warburg for its expenses incurred in performing its services and to indemnify UBS Warburg and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling UBS Warburg or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of UBS Warburg's engagement and any related transactions.

CONFLICTS OF INTEREST AND CERTAIN BUSINESS RELATIONSHIPS

         In considering the board's recommendation that you approve the issuance of our common stock pursuant to the terms of the stock exchange agreement, you should be aware that at least three of our directors have interests that are different from yours as an unaffiliated stockholder.

         Chaim Katzman is our chairman of the board and chief executive officer. As a result of his direct and indirect interests in several companies, he may currently be deemed to be the beneficial owner of approximately 67.4% of our outstanding common stock. Mr. Katzman is also the chairman of the board of Centrefund and may be deemed to be the beneficial owner of approximately 68.1% of the outstanding common stock of Centrefund. Consummation of the acquisition will, therefore, likely increase Mr. Katzman's beneficial ownership of our company to approximately 82%. Mr. Katzman acquired his position and his controlling interest in Centrefund as a result of a public tender offer completed on August 18, 2000 by Gazit-Globe (1982) Ltd., an Israeli public company, and a group of its affiliated companies. Gazit-Globe (1982) Ltd. is one of our principal stockholders and is under the control of Mr. Katzman who is its chairman and chief executive officer and who is chairman and chief executive officer of certain of its affiliates.

         Dori Segal is a member of our board and the president and a director of Gazit-Globe (1982) Ltd. He is also the president and chief executive officer and a director of Centrefund. In addition, Dori Segal and members of his family own common stock of an affiliate of Gazit-Globe (1982) Ltd. which owns common stock of Centrefund.

         Nathan Hetz is a member of our board as well as a member of the board of directors of Centrefund. Mr. Hetz is chief executive officer of, and may be deemed to jointly control, Alony Hetz Properties & Investments, Ltd., which is a significant stockholder in our company. He is also a director and significant shareholder of A.H. Holdings Canada Ltd. which owns approximately 19% of the outstanding common stock of Centrefund. Alony Hetz Properties & Investments Ltd. currently owns or has the right to acquire approximately 14% of the outstanding shares of our company and has the obligation to purchase, on or before August 17, 2001, 925,000 additional shares. Upon acquiring these additional shares, Alony Hetz Properties & Investments Ltd. will own approximately 20% of our common stock.

         As part of the transaction with Alony Hetz Properties & Investments Ltd., we agreed to expand our board of directors to include two directors designated by them, one of whom is Nathan Hetz and another of whom must be an independent director. Alony Hetz has appointed Peter Linneman as its independent designee.

         CEFUS and Equity One Realty & Management, Inc., our wholly owned subsidiary, are parties to an asset management agreement that was effective as of August 18, 2000 and a property management agreement that was effective as of December 1, 2000. Pursuant to these agreements, Equity One Realty & Management curently provides asset management services to CEFUS for its properties in Texas and one Florida property and property management services to CEFUS for eleven of its properties in Florida. Equity One Realty & Management is entitled to receive quarterly asset management fees equal to 0.1% of the book value of enumerated properties and a monthly property management fee equal to 3% of the minimum and percentage rents collected by it. Additionally, under the property management agreement, Equity One Realty & Management is entitled to a $3.00 per square foot lease commission for each lease to a new tenant and $1.00 per square foot commission for each renewal of any existing lease. It is responsible for administering lease agreements for CEFUS and is paid fees for these services. Currently, the fees range between $750 and $4,500 per lease. For each lease assignment, renewal or amendment during its service as property manager, Equity One Realty & Management is to be paid a fee of $1,000 for lease administration. In the event that any of the CEFUS properties are sold during the term of the agreement, Equity One Realty & Management is to receive a sales advisory fee of one-quarter of one percent of the gross sales price. Additionally, if any of the CEFUS properties are financed or refinanced, CEFUS shall pay a mortgage advisory fee of one-quarter of one percent of the principal amount of the loan. The terms of these agreements, including the amounts of fees payable, were determined by arm's-length negotiations, and we believe that the fees are consistent with fees charged by other third-party asset and property managers. Through March 31, 2001, we have received approximately $831,000 in fees from these agreements. These agreements will terminate on December 31, 2001, unless terminated earlier pursuant to their terms. If these agreements continue after closing of the acquisition, the revenues attributed to them will be eliminated when we consolidate CEFUS' financial results with our own.

                                 THE ACQUISITION

BASIC TERMS OF ACQUISITION

         The stock exchange agreement provides that we will acquire all of the outstanding common stock of CEFUS in exchange for 10,500,000 shares of our common stock, subject to reduction for various adjustments, and that following the acquisition, CEFUS will be a wholly-owned subsidiary of ours.

         The terms of and conditions to the acquisition are contained in the stock exchange agreement which is included in full as APPENDIX A to this proxy statement and is incorporated herein by reference. The discussion in this proxy statement of the acquisition and the summary description of the principal terms of the stock exchange agreement are subject to and qualified in their entirety by reference to the more complete information set forth in the stock exchange agreement.

CEFUS DISTRIBUTIONS

         Centrefund and First Capital agreed that, from January 1, 2001 through and including the closing date of the acquisition, Centrefund and First Capital shall have been entitled to receive from CEFUS and its subsidiaries:

         o distributions payable in cash, shares, stock or property from CEFUS and its subsidiaries equal to amounts advanced or contributed to CEFUS and its subsidiaries, whether by way of equity or debt, from January 1, 2001 through the closing date of the acquisition; PLUS

         o $4,760,000, if the acquisition closes on or before September 14, or $7,490,000 if it closes after September 14, 2001, subject, in both cases, to some adjustments set forth in the stock exchange agreement; MINUS

         o all fees, costs and expenses, including legal and accounting fees, costs and expenses, paid or incurred by CEFUS in connection with or related to the CEFUS restructuring contemplated in the stock exchange agreement.

         Due to the fact that some of these items will not be determinable at closing, the parties agreed to make an estimate of them and, if appropriate, reduce the number of our shares being issued at closing accordingly or make a cash payment to CEFUS. Within 45 days after the closing, the parties have agreed to make a definitive reconciliation of these amounts and, if any amounts are owing to CEFUS, Centrefund and First Capital have agreed to promptly make a payment in cash of the amounts owing.

REPRESENTATIONS AND WARRANTIES

         The Centrefund parties, which include Centrefund, CEFUS and First Capital, made representations and warranties in the stock exchange agreement regarding, among other things, their authority to enter into the stock exchange agreement, the absence of violations of, conflicts with or defaults under applicable laws, their organizational documents and material agreements of theirs, their investment in our common stock, the shares of CEFUS common stock to be acquired by us, the accuracy of information supplied to us, the receipt of a fairness opinion by Centrefund's board of directors, absence of brokers' fees, as well as representation and warranties regarding the business of CEFUS, including, its due organization, qualification to do business and good standing, its subsidiaries, material governmental compliance, title to real property, financial statements, absence of certain changes since December 31, 2000, absence of undisclosed liabilities, compliance with applicable laws, solvency, tax matters, personal property assets, material contracts, existing debt, insurance, litigation, employees, employee benefits, environmental and health and safety matters, related party transactions and intellectual property.

         In addition, we made representations and warranties in the stock exchange agreement regarding, among other things, our organization and good standing, capitalization, authority to enter into the transaction, receipt of a fairness opinion, the absence of violations of, conflicts with or defaults under applicable laws, our organizational documents and material agreements of ours, absence of brokers' fees, the accuracy of information supplied by us and provided in reports required to be filed with the Securities and Exchange Commission, our investment in CEFUS common stock, litigation, undisclosed liabilities, the listing of our common stock on the New York Stock Exchange, title to our real property, subsidiaries, financial statements, absence of certain changes since

December 31, 2000, material governmental compliance, tax matters, personal property assets, material contracts, existing debt, insurance, employee benefits, labor matter, environmental and health and safety matters and related party transactions.

         The representations and warranties of the parties in the stock exchange agreement will survive the consummation of the acquisition, and each of the parties shall indemnify the other parties for any adverse consequence suffered by the indemnified parties as a result of a breach of those representations and warranties. See "THE ACQUISITION --- Indemnification and Survival."

COVENANTS

         The parties to the stock exchange agreement agreed as follows with respect to the period between the execution of the agreement and the closing of the acquisition:

         o The Centrefund parties agreed to deliver to us unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow of CEFUS as of and for the three months ended March 31, 2001.

         o We agreed to deliver to Centrefund all pro forma financial statements and all audited consolidated financial statements included in this proxy statement along with the form of this proxy statement.

         o We also agreed to deliver to Centrefund the pro forma financial statements and data included in the financial statements included in this proxy statement for the period ended December 31, 2000 reconciled to Canadian GAAP.

         o Each of the parties agreed to use commercially reasonably efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate the acquisition.

         o We agreed to hold the special meeting to approve the issuance of our common stock pursuant to the stock exchange agreement and Centrefund agreed to call a meeting of its stockholders for the purpose of obtaining the approval of the acquisition by its unaffiliated stockholders.

         o Each of the parties agreed to cooperate to identify all necessary and appropriate notices and consents of third parties required to be given or obtained in connection with the acquisition and to give all the notices and use commercially reasonable efforts to obtain all consents which the other party reasonably requests.

         o We agreed to use reasonable efforts to keep our businesses, properties, business organizations and goodwill substantially intact, including our present operations, physical facilities, working conditions, and relationships with lessors, tenants, licensors, suppliers, developers, customers, and employees, and not to

             - except in the ordinary course of business, redeem, purchase, or otherwise offer to purchase or acquire any of our common stock or otherwise take any action out of the ordinary course of business;

             - except in the ordinary course of business, amend or propose to amend our formation documents, by-laws, existing option plans or the terms of any outstanding options, warrants, calls, conversion privileges or rights of any kind to acquire capital stock;

             - except as disclosed in our public filings, issue, sell, transfer, mortgage, or encumber any additional shares of, or any options, warrants, calls, conversion privileges or rights to acquire shares of our common stock or, except in the ordinary course of business, any of our assets or real or personal properties;

             -   split, combine or reclassify any of our common stock;

             - declare, set aside or pay any dividend or other distribution, except for our normal quarterly distributions to stockholders;

             - reorganize, amalgamate or merge us or any of our subsidiaries with any other company;

             - incur any indebtedness for borrowed money or assume, guarantee or become liable for the obligations of any other company, or issue or sell any debt securities or grant any security of any material assets except for enumerated existing commitments and the incurrence of indebtedness in connection with acquisitions of real property in the ordinary course of business; or

             - enter into any transaction which is material to us, including any material acquisition of all of the stock or substantially all of the assets of another company.

         o The Centrefund parties agreed to use commercially reasonable efforts to keep CEFUS' businesses, properties, business organizations and goodwill substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, tenants, licensors, suppliers, developers, customers, and employees, and not to cause or permit CEFUS or any of its subsidiaries to

             - issue, redeem, purchase, or otherwise acquire any of its common stock or otherwise take any action out of the ordinary course of business;

             -   amend or propose to amend its constating documents or by-laws;

             - issue, sell, transfer, mortgage, or encumber any additional shares of, or any options, warrants, calls, conversion privileges or rights to acquire shares of its common stock or any of its assets or real or personal properties;

             -   split, combine or reclassify any of its common stock;

             - declare, set aside or pay any dividend or other distribution, except as otherwise permitted by the stock exchange agreement;

             - reorganize, amalgamate or merge CEFUS or any of its subsidiaries with any other company;

             - incur any indebtedness for borrowed money or assume, guarantee or become liable for the obligations of any other company, or issue or sell any debt securities or grant any security of any material assets except borrowing for working capital in the ordinary course of its business enumerated existing commitments and the incurrence of indebtedness in connection with acquisitions of real property in the ordinary course of business; or

             - enter into any transaction which is material to CEFUS, including any material acquisition of all of the stock or substantially all of the assets of another company.

         o The Centrefund parties agreed to keep us apprised of the actions being taken with respect to the winding up of two of the subsidiaries of CEFUS and agreed not to take any actions, except for certain permitted actions, with respect to the winding up of those subsidiaries other than in accordance with the related agreements, without our prior approval, which approval may not be unreasonably withheld or delayed.

         o The Centrefund parties agreed to permit our representatives to have full access to the premises, properties, personnel, books, records, contracts, and documents pertaining to CEFUS. In addition, we agreed to permit representatives of the Centrefund parties to have full access to our premises, properties, personnel, books, records, contracts, and documents pertaining to us.

         o Each party agreed to give prompt written notice to the other parties of any breach of any of its own representations, warranties or covenants under the stock exchange agreement.

         o The Centrefund parties will consult with us regarding the actions contemplated to effect a proposed restructuring of CEFUS and will cause that restructuring to be completed prior to the closing of the acquisition.

         o The Centrefund parties agreed to cause each of the CEFUS subsidiaries that has earnings and profits to distribute them so each would not have any earnings and profits for U.S. federal income tax purposes as of the closing date. They also agreed to cause CEFUS to make distributions to its parent company in an amount to be estimated and agreed upon by all of the parties in order to prevent it from having any earnings and profits for U.S. federal income tax purposes as of the closing date.

         o The parties also agreed to consult with each other in issuing any press releases or making any other public communications or statements in respect of the agreement or the acquisition.

The parties also agreed as follows with respect to the period following the closing of the acquisition:

         o We agreed to use our reasonable commercial efforts to maintain the listing of our outstanding common stock on the New York Stock Exchange.

         o Each of the parties agreed to provide information and to take such further action as any other party reasonably may request that is necessary or desirable to carry out the purposes of the stock exchange agreement. In addition, the Centrefund parties acknowledge and agree that we will be entitled to possession of all documents, books, records, agreements and financial data relating to CEFUS, and we agreed to provide the Centrefund parties with reasonable access to our documents, books and records for tax or corporate compliance purposes.

         o Each of the parties agreed to cooperate with any other party and its counsel in the contest or defense of any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with the acquisition or any situation, circumstance or event on or prior to the closing of the acquisition involving CEFUS and will make available its personnel, and provide such testimony and access to its books and records as shall be necessary or desirable in connection with the contest or defense or situation, circumstance or event.

         o Neither of the Centrefund parties will take any action that is designed, intended or likely to have the effect of discouraging any lessor, tenant, licensor, customer, developer, supplier, or other business associate of CEFUS or any of its subsidiaries from maintaining the same business relationships with CEFUS and its subsidiaries after the closing of the acquisition as it maintained with them prior to the closing. The Centrefund parties will refer all customer inquiries relating to the businesses of CEFUS to us from and after the closing of the acquisition.

         o Each of the parties agreed to treat and hold all confidential information provided or made available by the other parties, refrain from using any confidential information except in connection with the stock exchange agreement, and if the acquisition is terminated, deliver to the other or destroy all confidential information which is in their possession.

         o After the closing of the acquisition, each party shall, at the request of any other party authorize CEFUS' past and present independent auditors and accounting personnel to make available all financial information, including the examination of all working papers pertaining to audits or reviews made by such auditors, and provide reasonable cooperation in connection with any audit or review of CEFUS and its subsidiaries.

         o The Centrefund parties agreed not to take any action, or fail to take any action, with respect to corporate taxes, if that action or inaction would have an adverse effect on us on or after the closing of the acquisition.

         o We agreed to use commercially reasonable efforts to operate in a manner that will not cause us to be classified other than as a REIT.

         o We agreed that for so long as the Centrefund parties own at least 20% of our common stock, we will provide to Centrefund copies of our consolidated quarterly unaudited financial statements prepared in accordance with Canadian GAAP and our consolidated annual unaudited financial statements prepared in accordance with Canadian GAAP.

         o We agreed that our present intention is to use commercially reasonable efforts to continue to pay dividends in respect of our common stock at levels at least equal to those paid in the past.

         o We agreed that, for a period of one year after the closing of the acquisition, we will not dispose of more than two thirds of the assets of CEFUS, in a manner that would constitute the discontinuance of CEFUS' historic business or the failure to use CEFUS' business assets in our business, within the meaning of the applicable regulations.

         o Each of the parties acknowledged and agreed that to the extent there is any refund of applicable taxes paid by CEFUS or its subsidiaries, the refund shall be paid to such company, regardless of the time such refund is made.

         o We covenanted and agreed to use commercially reasonable efforts after the closing not to take any action, or fail to take any action, if that action or inaction would cause the transaction to fail to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

NON-SOLICITATION COVENANT

         We, CEFUS and First Capital agreed that each of us will not solicit, initiate, or encourage the submission of any proposal or offer from any other company relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of CEFUS or its subsidiaries or us or our subsidiaries or participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any company to do or seek any similar kind of acquisition proposal; provided that we may continue discussions with respect to acquisitions of the capital stock or assets of other public companies as long as we do not enter into any transaction without the prior written consent of Centrefund. Each party has agreed to notify the other parties immediately if any company makes any acquisition proposal, offer, inquiry, or contact.

INDEMNIFICATION AND SURVIVAL

         The stock exchange agreement provides that all of the representations, warranties, covenants and agreements of the parties shall survive the closing of the acquisition for the applicable statutes of limitations. However, no claim for indemnification for a breach of a representation or warranty under the agreement, other than representations regarding corporate authority and organization, tax and capitalization, shall be made after the date 18 months after the closing of the acquisition. Claims for indemnification for breaches of representations regarding corporate authority and organization, tax and capitalization may be made at any time following the closing prior to the expiration of the applicable statute of limitations.

         In the event that a Centrefund party breaches any of its representations, warranties, covenants and agreements contained in the stock exchange agreement, the Centrefund parties shall jointly and severally indemnify us and each of our officers, directors, employees, representatives and affiliates from and against adverse consequences suffered as a result of the breach. In addition, the Centrefund parties shall jointly and severally indemnify us and our officers, directors, employees, representatives and affiliates from and against any adverse consequences suffered as a result of any liability of CEFUS for any corporate taxes with respect to any tax year or portion of a year ending on or before the closing of the acquisition, to the extent those taxes are not reflected in the reserve for tax liability shown on the face of the financial statements of CEFUS, as of December 31, 2000, and for any taxes payable by CEFUS or its subsidiaries because the acquisition failed to qualify as a reorganization within the meaning of the tax code by reason of any action of the Centrefund parties.

         The Centrefund parties have no obligation to indemnify us for any adverse consequences resulting from breaches of the representations and warranties of the Centrefund parties regarding real property, events subsequent to December 31, 2000, undisclosed liabilities, compliance with laws, material contracts, power of attorney, insurance, litigation, and environmental, health and safety matters if the circumstances or events giving rise to the adverse consequences:

         o   occurred after August 15, 2000,

         o   related to the properties managed by us; and

         o were not actually known by the present directors or officers of the Centrefund parties.

         If we breach any of our representations, warranties, covenants or agreements contained in the stock exchange agreement, then we must indemnify the Centrefund parties and each of their officers, directors, employees, representatives and affiliates from and against any adverse consequences suffered as result of the breach.

         The indemnification provisions contained in the stock exchange agreement are in addition to any statutory, equitable, or common law remedy any party may have with respect to CEFUS or the acquisition.

CONDITIONS

         Each party's respective obligation to effect the acquisition is subject to the satisfaction, at or prior to the closing, of each of the following conditions, any or all of which may be waived at the appropriate party's discretion, to the extent permitted by applicable law:

         o our stockholders shall have approved the issuance of the shares of our common stock pursuant to the terms of the stock exchange agreement;

         o the Centrefund parties shall have received the requisite approval of the Centrefund stockholders other than the Gazit-Globe (1982) Ltd. and its affiliates; and

         o the restructuring of CEFUS, incorporating the elimination of all related party debt, shall have been completed and all consents required to effect the restructuring shall have been obtained.

         Our obligations to close the acquisition are further subject to satisfaction or waiver at or prior to the closing of the following conditions:

         o the representations and warranties made by the Centrefund parties in the stock exchange agreement shall be true and correct, in all material respects with respect to those representations and warranties that are not qualified by materiality and true and correct in all respects with respect to those which are qualified by materiality, at and as of the closing;

         o there shall not have occurred any event or circumstance having a material adverse effect on CEFUS;

         o the Centrefund parties and CEFUS shall have performed and complied in all material respects with all of their covenants under the stock exchange agreement;

         o Centrefund and CEFUS shall have executed and delivered an assignment and indemnity agreement under which, in consideration of the assignment by CEFUS to Centrefund of all of its rights under the advisory agreement with CEFUS' former advisor, Centrefund agrees to assume all the obligations of CEFUS and indemnify CEFUS and its affiliates from liability arising under the advisory agreement, including the payment of any incentive fees owing to the advisor and the property manager under the terms of the advisory agreement;

         o no governmental requirement shall have been proposed, enacted, promulgated or applied and no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, that could prevent the consummation of the acquisition or impose material limitations or conditions on the acquisition or our right to own CEFUS' common stock, or cause the acquisition to be rescinded following consummation, or have a material adverse effect on CEFUS;

         o Torys, counsel to Centrefund Realty Corporation, as well as Centrefund Realty Corporation's Florida counsel, shall have each delivered an opinion addressed to us with respect to certain legal matters dated as of the closing date;

         o all actions required to be taken by the Centrefund parties pursuant to the stock exchange agreement and all certificates, opinions, instruments, and other documents required to effect the acquisition shall have been delivered and are reasonably satisfactory in form and substance to us;

         o the Centrefund parties shall have caused CEFUS' subsidiaries to distribute all earnings and profits and CEFUS to distribute the estimated earnings and profit amount as required under the stock exchange agreement;

         o all management and advisory arrangements between Centrefund and CEFUS shall have been terminated on or prior to the closing; and

         o Our counsel, Greenberg Traurig, shall have delivered an opinion addressed to us with respect to certain tax matters, dated as of the closing date.

         The obligations of the Centrefund parties to close the acquisition are further subject to satisfaction or waiver at or prior to the closing of the following conditions:

         o the representations and warranties made by us in the stock exchange agreement shall be true and correct, in all material respects with respect to those representations and warranties that are not qualified by materiality and true and correct in all respects with respect to those which are qualified by materiality, at and as of the closing;

         o there shall not have occurred any event or circumstance having a material adverse effect on us;

         o we shall have performed and complied in all material respects with all of our covenants and agreements in the stock exchange agreement;

         o no governmental requirement shall have been proposed, enacted, promulgated or applied and no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, which could prevent consummation of the acquisition or impose material limitations or conditions on the acquisition or the right of the Centrefund parties to own or exercise full rights of ownership of the shares of our common stock, or cause the acquisition to be rescinded following consummation or have a material adverse effect on us;

         o Our counsel, Greenberg Traurig, P.A., shall have delivered an opinion addressed to the Centrefund parties with respect to certain legal matters dated as of the closing date;

         o all actions to be taken by us in connection with consummation of the acquisition and all certificates, opinions, instruments, and other documents required to effect the acquisition shall have been delivered and are reasonably satisfactory in form and substance to the Centrefund parties;

         o certificates representing the shares of our common stock to be issued in connection with the acquisition shall have been delivered at closing and those shares shall have been listed and approved for trading on the New York Stock Exchange upon issuance; and

         o Torys, counsel to Centrefund Realty Corporation, shall have delivered an opinion addressed to Centrefund Realty Corporation with respect to certain tax matters, dated as of the closing date.

REGISTRATION RIGHTS

         Beginning nine months following the closing of the acquisition, the Centrefund parties may require us, on up to four occasions, to file a registration statement under the Securities Act of 1933, as amended, permitting the resale of the common stock issued in connection with the acquisition for twelve consecutive months. Each demand for registration must be for the registration of no fewer than one million shares. These registration rights will be subject to our right to delay the filing of a registration statement for not more than three months if we notify the Centrefund parties that the registration would reasonably be expected to have an adverse effect on any business plan of ours.

         In addition, the Centrefund parties have "piggyback" registration rights. If we propose to register any common stock under the Securities Act, the Centrefund parties may require us to include in the registration all or a portion of the shares of common stock issued by us in connection with the acquisition. However, the managing underwriter, if any, of that offering has the right to limit the number of shares of common stock proposed to be included in the registration on a pro rata basis among First Capital and the other holders of our common stock who have requested to be included in such underwritten offering.

         Our registration obligations will be suspended and tolled for the time necessary, but not to exceed 120 days, so that the registered resale of the shares issued in connection with the acquisition does not commence within 90 days after the commencement of an underwritten primary public offering of our equity securities. In addition, we are required to bear all registration expenses incurred in connection with these registrations. However, the holders of shares registered by us will pay all underwriting discounts and selling commissions applicable to the sale of their common stock. We also agreed to indemnify these holders for any damage they suffer due to any untrue statement or omission that we make in a registration statement covering their shares.

         The registration rights of the Centrefund parties will terminate when all of the shares issued in connection with the acquisition may be transferred without registration under the Securities Act pursuant to Rule 144(k).

TERMINATION, AMENDMENT AND WAIVER

         At any time prior to the closing of the acquisition, the stock exchange agreement may be terminated by the mutual written consent of us and the Centrefund parties.

         In addition, we may terminate the stock exchange agreement at any time prior to the closing in the event the Centrefund parties have breached any representation, warranty or covenant contained in the stock exchange agreement in any material respect with respect to those representations and warranties that are not qualified by materiality and in any respect with respect to those representations and warranties that are qualified by materiality, and the breach has continued without cure for a period of 30 days after the notice of breach or if the closing shall not have occurred on or before September 28, 2001, because of the failure of any of our conditions to close to be satisfied.

         The Centrefund parties may terminate the stock exchange agreement at any time prior to the closing in the event we have breached any representation, warranty, or covenant contained in this Agreement in any material respect, with respect to those representations and warranties that are not qualified by materiality and in any respect with respect to those representations and warranties that are qualified by materiality and the breach has continued without cure for a period of 30 days after the notice of breach, or if the Centrefund parties do not receive the requisite approval of the Centrefund stockholders, or if the Closing shall not have occurred on or before September 28, 2001, because of the failure of any of the Centrefund parties' conditions to close to be satisfied.

         No provision of the stock exchange agreement may be amended unless both we and First Capital agree in writing.

EXPENSES

         To the extent not specifically set forth below, each of the parties and CEFUS will bear its own costs and expenses incurred in connection with the stock exchange agreement and the acquisition and the parties have agreed that the expenses allocated to CEFUS shall be determined reasonably and in good faith.

         See "SPECIAL FACTORS--Opinion of UBS Warburg for a description of the fees to be paid by us to UBS Warburg in connection with its engagement.

REGULATORY APPROVALS

         We are not aware of any license or regulatory permit which is required in connection with the acquisition or of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to effecting the acquisition.

ACCOUNTING TREATMENT

         The proposed combination of us and CEFUS is being accounted for as a combination of entities under common control. Gazit-Globe (1982) Ltd., which for accounting purposes may be deemed to be a 63.4% stockholder of our company, acquired, for accounting purposes, a 68.1% interest in Centrefund Realty Corporation, the parent of CEFUS, in August 2000. This means that we will record on our consolidated financial statements 68.1% of the assets and liabilities of CEFUS as recorded on the books of Gazit-Globe (1982) Ltd., and the remaining 31.9% of the assets and liabilities will be carried forward to our consolidated financial statements at their recorded amounts on CEFUS' books. For the period commencing August 18, 2000, the date Gazit-Globe acquired control of Centrefund, to the date we complete our acquisition of CEFUS, our consolidated financial statements will be restated to include all of CEFUS' income or loss adjusted to give effect to Gazit-Globe's purchase accounting adjustments.

                        RIGHTS OF DISSENTING STOCKHOLDERS

         The acquisition does not entitle our stockholders to dissenters' rights.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material US. federal income tax considerations arising from our acquisition of the CEFUS stock that are relevant to you. This discussion is not exhaustive of all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. In addition, the following discussion is intended to address only those U.S. federal income tax considerations that are generally applicable to all stockholders and does not discuss all of the aspects of U.S. federal income taxation that may be relevant to particular stockholders in light of their specific circumstances or to stockholders who are subject to special treatment under U.S. federal income tax law.

         This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and its legislative history, existing, temporary and proposed Treasury Regulations under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this proxy statement with respect to transactions entered into or contemplated prior to the effective date of any such changes. In addition, we have not requested and do not plan to request any rulings from the Internal Revenue Service concerning the tax considerations arising from our acquisition of the CEFUS stock. Accordingly, no assurance can be given that the statements set forth in this section, which do not bind the Internal Revenue Service or the courts, will not be challenged by the Internal Revenue Service or sustained by the courts if so challenged.

         THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH HOLDER OF OUR SHARES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF OUR PROPOSED ACQUISITION OF CEFUS, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES THAT MAY APPLY TO THAT HOLDER.

TAX CONSEQUENCES OF THE ACQUISITION

         Whether or not our acquisition of CEFUS qualifies as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, you will not realize any gain or loss for U.S. federal income tax purposes as a result of the acquisition, and we will not realize any gain or loss as a result of the acquisition.

         Our acquisition of CEFUS is intended to qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. Greenberg Traurig, P.A., our counsel, and Torys, counsel to the Centrefund parties, as a condition to the acquisition, will deliver opinions to us and to First Capital that the acquisition should qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, based on certain factual assumptions and on certain representations made by Centrefund, First Capital and us. Provided the acquisition qualifies as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, CEFUS should not recognize any gain or loss for U.S. federal income tax purposes as a result of the acquisition.


DISTRIBUTIONS

         If CEFUS, which is not a REIT, were to have any earnings and profits for U.S. federal income tax purposes at the time we acquire its stock, we would be required, in order to maintain our status as a REIT for U.S. federal income tax purposes, to distribute an amount equal to those earnings and profits before the end of our taxable year in which the acquisition takes place. You would receive a portion of any such distribution, even though the distribution would not represent any income earned by us while you held our shares, and your share of that required distribution would be taxable to you as ordinary income. The stock exchange agreement requires CEFUS to calculate its earnings and profits and to distribute an amount at least equal to those earnings and profits prior to the completion of the acquisition. Accordingly, so long as CEFUS' calculation is correct, we should not be required to make any distribution in respect of CEFUS' earnings and profits. If for any reason CEFUS' calculation is incorrect, we would be required to make such a distribution, and you would realize ordinary income accordingly.

TAXABLE DISPOSITIONS OF CEFUS' ASSETS WITHIN TEN YEAR PERIOD AFTER THE
ACQUISITION

         Because CEFUS is not a REIT for U.S. federal income tax purposes, if we were to dispose of any of its assets in a taxable transaction during the ten years following the acquisition, we would be subject to U.S. federal corporate income tax, contrary to the normal rules applicable to a REIT. In general, we would be subject to tax at the highest regular corporate tax rate on any built-in gain that existed with respect to the CEFUS' assets at the time of the acquisition. The gain recognized on such a disposition, net of any tax payable by us, would also be subject to stockholder tax under the normal rules applicable to gains recognized by a REIT.

CONSEQUENCES OF THE ACQUISITION ON OUR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

         As a condition to the acquisition, Greenberg Traurig, P.A., our counsel, will deliver an opinion to Centrefund and First Capital in substance that, we have in effect a valid election to be treated as a REIT and satisfied all requirements for qualification as a REIT and that, to counsel's knowledge, the acquisition will not result in the termination or revocation of that election or otherwise cause us to cease to be treated as a REIT. This opinion will rely on customary representations made by us about factual matters relating to our organization and operation. In addition, this opinion will be based on factual representations by us concerning our income, business and properties and the income, business and properties of CEFUS. If any of the factual assumptions or representations relied on in the opinion of counsel is inaccurate, the opinion may not accurately describe our qualification as a REIT.

         We intend to continue to operate in a manner to qualify as a REIT following the acquisition of CEFUS, but there is no guarantee that we will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend on our ability to meet, through annual, or, in some cases, quarterly, operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Internal Revenue Code. Greenberg Traurig will not review our compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot guarantee that our actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular taxable year.

                                BUSINESS OF CEFUS

OVERVIEW

         CEFUS concentrates its business on the acquisition and ownership of community and neighborhood shopping centers anchored by national and regional tenants, including supermarkets. As an indirect, wholly-owned subsidiary of Centrefund, it owns all of the U.S. real property assets of Centrefund.

         CEFUS' primary investment objective is to create value by maximizing cash flow from, and capital appreciation of, its real estate portfolio. This objective is achieved by overseeing the management of its properties and by seeking appropriate, opportunistic acquisitions of additional properties. As of March 31, 2001, CEFUS owned 28 properties that included 15 supermarket-anchored shopping centers, two drugstore-anchored shopping centers, ten other retail properties, and one commercial property. The CEFUS properties are located primarily in metropolitan areas of Florida and Texas, contain an aggregate of
3.2 million square feet of gross leasable area, or GLA, and were 83% occupied as of March 31, 2001.

         In addition, in 1997 CEFUS entered into an exclusive partnership arrangement with North American Shopping Center Corp., or North American, for the development of neighborhood and community shopping centers in the United States. This partnership operates under the name Centrefund Development Group, or CDG. As a result of the CDG partnership, CEFUS owns interests in nine separate joint ventures. Each of these joint ventures owns, is developing or intends to develop retail and other commercial properties in Florida and Texas. In connection with these activities, CEFUS has advanced loans to its development partner, North American, to partially finance North American's investment in these joint ventures. As of March 31, 2001, CEFUS had advanced approximately $12.5 million to North American. These loans bear interest at rates varying from CEFUS' cost of funds to 10% per annum and will be repaid from cash flows generated from the development properties and from North American's share of proceeds generated from refinancing or sales. CEFUS is contingently liable for certain of the obligations of the joint ventures and all of the assets of the joint ventures are available for the purpose of satisfying those obligations and guarantees. For more information, see note 3 to the consolidated financial statements of CEFUS included in this proxy statement. Subsequent to year end, in accordance with the terms of the CDG partnership agreements, the partners agreed to wind up the joint ventures on an orderly basis. Any properties not purchased by the partners will be sold to third parties. See " - Recent Developments" below.

         CEFUS' supermarket-anchored centers are anchored by national and regional tenants such as Albertson's, Kroger, Randall's, Minyard Food Stores and Publix. Other anchor tenants include such national retailers as Walgreens, Eckerd, Bed Bath & Beyond, Office Depot, T.J. Maxx, Barnes and Noble and Bealls Department Stores. Non-anchor tenants include national and regional businesses such as Bank of America, First Union National Bank, Subway, Blockbuster Video, Chili's, Pizza Hut, General Nutrition Center, Radio Shack and JoAnn's Fabrics. CEFUS believes that its anchor tenants offer daily necessity items which generate regular consumer traffic and enhance the performance and stability of its properties.

         Since its acquisition in 1994 by Centrefund, CEFUS has focused its efforts on acquiring and operating supermarket-anchored and other retail-anchored shopping centers in Florida and Texas. To manage its day to day activities and supervise its operations, it has historically engaged third-party property managers and asset managers, including third parties affiliated with Centrefund and its former controlling parties. Effective August 2000, CEFUS engaged our wholly-owned subsidiary, Equity One Realty & Management, as the asset manager for its U.S. properties. Effective December 1, 2000, CEFUS engaged Equity One Realty & Management as the property manager for eleven of its Florida properties and its role as asset manager for all but one of these Florida properties was terminated. Equity One Realty & Management continues to be the asset manager for CEFUS' 16 Texas properties. In addition, effective January 1, 2001, Equity One Realty & Management became the asset manager for CEFUS' nine joint venture interests.

         CEFUS has relied principally upon its parent entities and outside managers to conduct its business and operations. We expect that following our acquisition of CEFUS, its real estate investment policies will be managed consistently with our current policy to invest primarily in supermarket-anchored centers capable of generating stable cash flows and maintaining long-term value.

RECENT DEVELOPMENTS

     WINDING-UP OF CDG

         As discussed above, in accordance with the CDG partnership agreement, we and North American agreed to wind up the operations of the joint ventures. In accordance with the CDG partnership agreement, North American was entitled to purchase the three remaining undeveloped sites owned by CDG at cost, with 30% of the purchase price required to be paid in cash at closing and the balance funded in the form of financing by CEFUS. The loans bear interest at 10% per annum, which is payable quarterly, in arrears, for 18 months, at which time the entire principal balance is due and payable.

         On June 15, 2001, North American acquired all of CEFUS' interest in the undeveloped sites known as Thornbridge Crossing, Grand Parkway and Fry and Donald Ross & Military for a total consideration of approximately $8.3 million, of which approximately $2.5 million in cash was paid to CEFUS at the closing and the balance was paid in the form of promissory notes in the aggregate principal amount of approximately $5.8 million. Each note issued by North American is guaranteed by the pledge of its interest in the underlying real property or the entity owning the real property. The material terms of the sales are as follows:


THORNBRIDGE CROSSING:              The purchase price was approximately $2.3 million, payable in cash of approximately $700,000 and a secured promissory note in the principal amount of approximately $1.6 million;

GRAND PARKWAY AND FRY:             The purchase price was approximately $1.7 million, net of an existing deed of trust in the approximate amount of $800,000, payable in cash of approximately $500,000 and a secured promissory note in the principal amount of approximately $1.2 million; and

DONALD ROSS & MILITARY:            The purchase price was approximately $4.3 million, payable in cash of approximately $1.3 million and a secured promissory note in the principal amount of approximately $3.0 million.

         In connection with each of these transactions, North American purchased CEFUS' interest in the CDG joint venture that owned each of the properties. As consideration for its joint venture interests, CEFUS received an assignment of the entire net purchase price, one half of which represented CEFUS' share of the purchase price and the other one-half represented repayment toward North American's obligations to CEFUS.

         Also on June 15, 2001, CEFUS acquired from North American all of North American's interest in two developed sites, Cashmere Corners and Oak Square. The material terms of the sales are as follows:

Cashmere Corners: The purchase price was $3.2 million, net of an existing mortgage and other costs of approximately $5.7 million; and

Oak Square: The purchase price was $2.3 million, net of an existing mortgage and other costs of approximately $8.5 million.

         North American received no cash proceeds from these transactions for its share of the interests and all of North American's share of the consideration was credited against its outstanding obligations to CEFUS. From Cashmere Corners, approximately $1.6 million,which is one-half of the consideration, was credited against North American's outstanding obligations. From Oak Square, approximately $1.1 million, which is one-half of the consideration, was credited against North American's outstanding obligations.

         As a result of all of the foregoing transactions, the $12.5 million amount advanced by CEFUS to North American to partially finance North American's investment in the joint ventures was reduced by one half of the consideration. Therefore, North American's obligation to CEFUS after the foregoing transactions, subject to interest and other cost adjustments accruing subsequent to March 31, 2001, is $5.65 million in connection with the CDG partnerships and $5.8 million of secured promissory notes.

     REFINANCING

         BOCA VILLAGE SQUARE. On April 23, 2001, Boca Village Square completed an $8.5 million refinancing with Prudential Mortgage Capital Company LLC at an interest rate of 7.20%. The loan has a 30-year amortization and the outstanding balance is due on May 1, 2011. The loan is non recourse to CEFUS other than matters related to fraud and environmental issues.

         SAWGRASS PROMENADE. On April 23, 2001, Sawgrass Promenade completed an $8.5 million refinancing with Prudential Mortgage Capital Company LLC at an interest rate 7.20%. The loan has a 30-year amortization and the outstanding balance is due on May 1, 2011. The loan is non recourse to CEFUS other than matters related to fraud and environmental issues.

     SALE OF HARBOUR FINANCIAL

         On March 5, 2001, The Harbor Center, Inc., a wholly owned subsidiary of CEFUS, entered into a purchase and sale agreement with Lendan, Inc., to sell the property known as Harbour Financial Center for a purchase price of $21 million. Subject to the purchaser's assumption of the existing mortgage with First Union of approximately $12.6 million, the closing of the sale is anticipated to be in the third quarter of 2001, after the acquisition of CEFUS. CEFUS currently anticipates that the net proceeds from the sale will be used to acquire one or more qualifying properties in a 1031 tax free exchange.

  PROPERTIES

         As of March 31, 2001, the CEFUS properties consisted primarily of supermarket-anchored shopping centers and other shopping centers, and contained an aggregate of 3.2 million square feet of GLA. No single property of CEFUS represents ten percent or more of CEFUS' total consolidated assets nor did any single CEFUS property generate ten percent or more of CEFUS' consolidated gross revenue for the fiscal year ended December 31, 2000. The following table provides a brief description of each of the CEFUS properties:

                                                                    Net
                                                                 Operating          Average
                                                                  Income            Minimum
                                          GLA                     for the           Rent Per       Percent
                                        (Sq. Ft.)                 Quarter           Leased Sq.     Leased
                                           at                      Ended             Ft. at           at
                            Acquired    March 31,  Number of      March 31,          March 31,     March 31,
        Property              Date        2001     Tenants (1)      2001               2001           2001      Certain Tenants (2)
-----------------------   -----------   ---------  -----------  -----------       --------------   ----------   -------------------
FLORIDA PROPERTIES
------------------

Bluff's Square Shoppes     January       137,395      53           $312,280           $11.69          94.9%    Publix, Walgreens,
   Jupiter, Florida           1990                                                                            Mailboxes etc., Sun
                                                                                                               Trust, Century 21

Boca Village Square        June 1998      93,428      25            295,902           $13.26          99.3%     Publix, Eckerd,
   Boca Raton, Florida                                                                                          Sylvan Learning,
                                                                                                              United Bank, Center,
                                                                                                                Mailboxes, etc.

Boynton Plaza              January        99,324      30            211,039           $10.47         100.0%    Publix, Eckerd, H&R
   Boynton Beach, Florida     1988                                                                             Block, Amtrust Bank,
                                                                                                                Radio Shack

Harbour Financial Center   September     119,083      41            554,704           $19.57          97.5%   Delta Airlines, Inc.,
   Palm Beach Gardens,        1992                                                                            Carmine's, Fidelity
   Florida                                                                                                          Brokerage

Kirkman Shoppes            October        88,820      32            267,006           $17.21          92.4%    Eckerd, Starbuck's,
   Orlando, Florida           1988                                                                                 GNC, J.B.'s
                                                                                                                   Restaurant,
                                                                                                                   Chick-Fil-A

Marco Town Center           May 1998     109,574      45            350,027           $16.19          84.0%           Publix

Oakbrook Square            December      225,073      37            473,077            $9.02          88.4%      Publix, Eckerd's,
   North Palm Beach,          1996                                                                                  First Union,
   Florida                                                                                                           Jacobson's

Prosperity Centre          July 1997     122,106       9            403,283           $14.70         100.0%    Bed Bath & Beyond;
   Palm Beach Gardens,                                                                                            Office Depot;
   Florida                                                                                                         T.J. Maxx

Ross Plaza                 July 1998      85,903      20            160,852            $9.01          97.3%       Ross, Chili's,
   Tampa, Florida                                                                                                Walgreens, GTE

Sawgrass Promenade         March 1989    107,092      29            295,069            $11.11         98.0%    Publix, Blockbuster,
   Deerfield Beach,                                                                                                 Walgreens

Shoppes of Jonathan's      February       26,820      13            120,574            $15.87        100.0%       Albertson's(3),
   Landing                    1998                                                                             Einstein Bros., Dairy
   Jupiter, Florida                                                                                             Queen, Blockbuster
                                                                                                                      Video

The Shoppes at Westburry   February       33,706      21            125,755            $17.41        100.0%     Dairy Queen, Pizza
   Miami-Dade, Florida        1998                                                                             Hut, Pollo Tropical




 TOTAL/WEIGHTED AVERAGE
     FLORIDA PROPERTIES                1,248,324     355         $3,569,568            $12.98         94.7%

                                                                    Net
                                                                 Operating          Average
                                                                  Income            Minimum
                                          GLA                     for the           Rent Per       Percent
                                        (Sq. Ft.)                 Quarter           Leased Sq.     Leased
                                           at                      Ended             Ft. at           at
                            Acquired    March 31,  Number of      March 31,          March 31,     March 31,
        Property              Date        2001     Tenants (1)      2001               2001           2001      Certain Tenants (2)
-----------------------   -----------   ---------  -----------  -----------       --------------   ----------   -------------------
TEXAS PROPERTIES

Beechcrest                June 1998       90,797       15         $204,778             $10.24          98.4%  Randall's Food
     Houston, Texas                                                                                          Market*, (Viet Ho),
                                                                                                              Walgreens*, Pizza Hut

Benbrook Square           June 1998      247,422       26           25,076               2.57          59.3%   Salvation Army,
     Benbrook, Texas                                                                                           Family Dollar,
                                                                                                               JoAnn's Fabrics

Copperfield Crossing      December       160,695       36          139,298              12.37          47.1%   Subway, Nextel,
     Houston, Texas          1995                                                                             Allstate, JoAnn's
                                                                                                                  Fabrics

Grogan's Mill             September      118,398       28          359,654              15.87          97.7%   Randall's Food
     Spring, Texas           1998                                                                              Market, Petco

Minyard's                 June 1999       58,695        1           83,403               6.40         100.0%  Minyard's Food Store
     Dallas, Texas

Mission Bend              September      129,675       27          320,439              13.08          90.3%    Randall's Food
     Houston, Texas          1998                                                                              Market, Dollar Tree,
                                                                                                                 Wells Fargo

Plymouth Park East /      April 1996      56,432       10           32,678               4.16         100.0%    Kroger, Subway
     Kroger Plaza
     Irving, Texas

Plymouth Park North       April 1996     444,362       60          407,062               8.06          55.2%    KFC, Taco Bell,
     Irving, Texas                                                                                               Payless Shoes,
                                                                                                               Blockbuster, Radio
                                                                                                                    Shack

Plymouth Park South /     April 1996      58,982       7            66,677               5.41          88.5%   Betcha Bingo, State
     Eckerd Plaza                                                                                                     of Texas
     Irving, Texas

Plymouth Park West        April 1996     178,930      16           191,696               5.37          84.7%    La Grand Bulgar,
     Irving, Texas                                                                                               Bank of America

Steeplechase              September      104,002      26           308,241              11.04         100.0%     Randall's, GNC,
     Houston, Texas          1998                                                                                Little Caesars

Sterling Plaza            October         65,206      16           217,023              14.69          91.5%     Music Warehouse
     Irving, Texas           1998                                                                                Ent., Bank One,
                                                                                                                    Pizza Hut

Townsend Square           March 1998     140,262      39           265,096               9.49          79.9%     Albertson's(3),
     DeSoto, Texas                                                                                            Beall's Dept. Store,
                                                                                                                  Family Dollar

Village by the Parks      December        44,547      12           156,434              17.86          72.5%     Toys R'2Us(3),
     Arlington, Texas        1997                                                                              Pier 1(3), Petco

Woodforest                September       12,741       4            81,830              17.14         100.0%     Hollywood Video
     Houston, Texas          1998
Wurzbach                  February        63,100       3            24,344               2.71         100.0%        Albertson's,
     San Antonio, Texas      1999                                                                                Popeye's Chicken
                                       ---------     ---        ----------             ------         -----
TOTAL/WEIGHTED AVERAGE
TEXAS PROPERTIES                       1,974,249     326        $2,883,732              $8.27         75.8%
                                       =========     ===        ==========             ======         =====
TOTAL/WEIGHTED AVERAGE
ALL PROPERTIES                         3,222,573     681        $6,456,301             $10.38         83.1%
                                       =========     ===        ==========             ======         =====

------------------------

(1)      Number of tenants includes both leased and vacant units.
(2)      Certain tenants include anchor tenants and certain non-anchor tenants.
(3)      Adjoining parcel, separately owned by a third party.
* Indicates a tenant that has closed its store and ceased to operate at the property, but continues to pay rent under its lease. The subtenant, if any, is shown in parentheses.

         Additional information is presented below about each of the 28 CEFUS properties as of March 31, 2001.

         BEECHCREST. Beechcrest is a 90,797 square foot supermarket center occupied by 14 tenants located in Houston, Texas. Beechcrest is situated on 7.17 acres and is anchored by Viet Ho (on a sub-let from Randall's Food Market) and a vacant Walgreens.

         BENBROOK SQUARE. Benbrook Square is a 247,422 square foot shopping center occupied by 16 tenants located in Benbrook, Texas. Benbrook Square is situated on 22.43 acres and is anchored by JoAnn's Fabrics.

         BLUFF'S SQUARE SHOPPES. Bluff's Square Shoppes is a 137,395 square foot supermarket center occupied by 37 tenants located in Jupiter, Florida. Bluff's Square Shoppes is situated on 15.58 acres and is anchored by Publix and Walgreens.

         BOCA VILLAGE SQUARE. Boca Village Square is a 93,428 square foot supermarket center occupied by 24 tenants located in West Palm Beach, Florida. Boca Village is situated on 9.77 acres and is anchored by Publix and Eckerd.

         BOYNTON PLAZA. Boynton Plaza is a 99,324 square foot supermarket center occupied by 30 tenants located in Boynton Beach, Florida. Boynton Plaza is situated on 10.40 acres and is anchored by Publix and Eckerd.

         COPPERFIELD CROSSING. Copperfield Crossing is a 160,695 square foot shopping center occupied by 29 tenants located in Houston, Texas. Copperfield Crossing is situated on 18.92 acres and is anchored by Clothworld.

         GROGAN'S MILL. Grogan's Mill is an 118,398 square foot shopping center occupied by 26 tenants located in Spring, Texas. Grogan's Mill is situated on
11.96 acres and is anchored by Randall's Food Market and Petco.

         HARBOUR FINANCIAL CENTER. Harbour Financial Center is an 119,083 square foot mixed-use office/retail property occupied by 39 tenants located in Palm Beach Gardens, Florida. Harbour Financial Center is situated on 9.95 acres and is under a contract for sale. See " - Recent Developments".

         KIRKMAN SHOPPES. Kirkman Shoppes is an 88,820 square foot shopping center occupied by 29 tenants located in Orlando, Florida. Kirkman Shoppes is situated on 11.46 acres and is anchored by Eckerd.

         MARCO TOWN CENTER. Marco Island Town Center is an 109,574 square foot supermarket center occupied by 30 tenants located in Marco Island, Florida. Marco Town Center is situated on 10.21 acres and is anchored by Publix.

         MINYARD'S. Minyard's is 58,695 square foot free-standing supermarket located in Dallas, Texas. Minyard's is situated on approximately 5.6 acres.

         MISSION BEND. Mission Bend is an 129,675 square foot supermarket center occupied by 24 tenants located in Houston, Texas. Mission Bend is situated on
10.92 acres and is anchored by Randall's Food Market.

         OAKBROOK SQUARE. Oakbrook Square is a 225,073 square foot supermarket center occupied by 27 tenants located in North Palm Beach, Florida. Oakbrook is situated on 20.35 acres and is anchored by Jacobson's, Publix and Eckerd.

         PLYMOUTH PARK EAST / KROGER PLAZA. Plymouth Park East / Kroger Plaza is a 56,435 square foot supermarket center occupied by ten tenants located in Irving, Texas. Plymouth Park East/Kroger Plaza is situated on 5.2 acres and is anchored by Kroger.

         PLYMOUTH PARK NORTH. Plymouth Park North is a 444,362 square foot shopping center occupied by 43 tenants located in Irving, Texas. Plymouth Park North is situated on 34.87 acres.

         PLYMOUTH PARK SOUTH / ECKERD PLAZA. Plymouth Park South/Eckerd Plaza is a 58,982 square foot shopping center occupied by five tenants located in Irving, Texas. Plymouth Park South/Eckerd Plaza is situated on 4.49 acres and is anchored by Eckerd.

         PLYMOUTH PARK WEST. Plymouth Park West is an 178,930 square foot shopping center occupied by twelve tenants located in Irving, Texas. Plymouth Park West is situated on 16.53 acres and is anchored by La Gran Bulgar Bazaar.

         PROSPERITY CENTRE. Prosperity Centre is an 122,106 square foot shopping center occupied by 9 tenants located in Palm Beach Gardens, Florida. Prosperity Centre is situated on 11.35 acres and is anchored by Bed Bath & Beyond, Office Depot and T.J. Maxx.

         ROSS PLAZA. Ross Plaza is an 85,903 square foot shopping center occupied by 18 tenants located in Tampa, Florida. Ross Plaza is situated on 8.3 acres and is anchored by Ross Dress for Less and Walgreens.

         SAWGRASS PROMENADE. Sawgrass Promenade is a 107,092 square foot supermarket center occupied by 27 tenants located in Deerfield Beach, Florida. Sawgrass Promenade is situated on 12.0 acres and is anchored by Publix and Walgreens.

         SHOPPES AT WESTBURY. Shoppes at Westbury is a 33,706 square foot shopping center occupied by 21 tenants located in Miami-Dade County, Florida. Shoppes at Westbury is situated on 2.40 acres.

         SHOPPES OF JONATHAN'S LANDING. Shoppes of Jonathan's Landing is a 26,820 square foot supermarket center occupied by 13 tenants located in Jupiter, Florida. Shoppes of Jonathan's Landing is situated on 4.43 acres and is anchored by Albertson's. Albertson's is located on property contiguous to CEFUS' property and is not owned by CEFUS.

         STEEPLECHASE. Steeplechase is an 104,002 square foot supermarket center occupied by 26 tenants located in Houston, Texas. Steeplechase is situated on
9.52 acres and is anchored by Randall's Food Market.

         STERLING PLAZA. Sterling Plaza is a 65,206 square foot shopping center occupied by 15 tenants and is located in Irving, Texas. Sterling Plaza is situated on 7.36 acres and is anchored by Music Warehouse and BankOne.

         TOWNSEND SQUARE. Townsend Square is an 140,262 square foot supermarket center occupied by 35 tenants located in Desoto, Texas. Townsend Square is situated on 11.65 acres and is anchored by Albertson's and Bealls. Albertson's is located on property contiguous to CEFUS' property and is not owned by CEFUS.

         VILLAGE BY THE PARKS. Village by the Parks is a 44,547 square foot shopping center occupied by eight tenants located in Arlington, Texas. Village by the Parks is situated on 4.62 acres and is anchored by Toys R Us and Pier One. Both Toys R Us and Pier One are located on property contiguous to CEFUS' property and neither are owned by CEFUS.

         WOODFOREST. Woodforest is an 12,741 square foot shopping center occupied by four tenants located in Houston, Texas. Woodforest is situated on
2.32 acres and is anchored by Hollywood Video.

         WURZBACH. Wurzbach is a 63,100 square foot supermarket center occupied by three tenants and is located in San Antonio, Texas. Wurzbach is situated on
6.48 acres and is anchored by Albertson's.

         Information is presented below about the nine CEFUS' joint venture interests as of March 31, 2001.

         ABACOA PLAZA. Abacoa Plaza is a 62,270 square foot supermarket center occupied by 6 tenants located in Jupiter, Florida. Abacoa is situated on
14.73 acres and is anchored by Publix. CEFUS and North American Shopping Center Corp. have 50.1% and 49.9% interests in the CDG joint venture which in turn has a 50% interest in a partnership which owns this asset. Cenross, Ltd. owns the remaining 50%.

         CASHMERE CORNERS. Cashmere Corners is a 97,136 square foot supermarket center occupied by 12 tenants and located in Port St. Lucie, Florida.
Cashmere is situated on 10.96 acres and is anchored by Albertson's. The property also includes two undeveloped outparcels of land and an adjoining 4.12 acre parcel. For a discussion of CEFUS' recent acquisition of its partner's interest in Cashmere Corners, see " - Recent Developments."

         CITY CENTER. City Center is a 93,461 square foot mixed use office/retail building occupied by 12 tenants in Palm Beach Gardens, Florida. City Center is situated on 13.18 acres and has the potential for expansion for a 75,000 square foot office tower. CEFUS and North American have 50.1% and 49.9% interests in the CDG joint venture which in turn has a 50% interest in a partnership which owns this asset. PGA II Ltd. owns the remaining 50%. CEFUS and North American have 50.1% and 49.9% interests in a CDG partnership which in turn has a 50% interest in a partnership which owns a land parcel contiguous to City Center available for the development of a 75,000 square foot office building. Peter Brock and Andrew Brock own the remaining 50%.

         DONALD ROSS & MILITARY. Donald Ross & Military is a 45 acre development site in Palm Beach Gardens, Florida. For a discussion of CEFUS' recent sale of its interest in Donald Ross & Military, see " - Recent Developments."

         GRAND PARKWAY AND FRY. This is an 8.8 acres development site in Houston, Texas. For a discussion of CEFUS' recent sale of its interest in Grand Parkway and Fry, see " - Recent Developments."

         NORTHMIL PLAZA. Northmil Plaza is an 81,337 square foot supermarket center occupied by 5 tenants located in Palm Beach Gardens, Florida.
Northmil Plaza is situated on 11.57 acres and is anchored by Albertson's. CEFUS and North American have 50.1% and 49.9% interests in the CDG joint venture which in turn has a 50% interest in a partnership which owns this asset. Northlake II, Ltd. owns the remaining 50%.

         OAK SQUARE. Oak Square is an 119,300 square foot shopping center located in Gainesville, Florida. Oak Square is situated on 9.44 acres and is anchored by Bed Bath & Beyond, Office Depot, Just For Feet and Borders Books. Gainesville Development, L.L.C. owns 50% of this property. For a discussion of CEFUS' recent acquisition of North American's interest in Oak Square, see " - Recent Developments."

         PLANO PARKWAY. Plano Parkway is an 133,370 square foot shopping center, currently under construction and located in Plano, Texas. Plano Parkway is situated on 13.37 acres and is anchored by Office Max and Bed Bath & Beyond, each of which is expected to open in the third quarter of 2001, and Walgreens, which is currently open. CEFUS and North American have 50.1% and 49.9% interests in the CDG joint venture which owns this asset.

         THORNBRIDGE CROSSING. Thornbridge Crossing is an 8.89 acres development site in North Richland Hills, Texas. For a discussion of CEFUS' recent sale of its interest in Thornbridge Crossing, see " - Recent Developments."

                        SELECTED FINANCIAL DATA OF CEFUS

         We are providing the following financial information of CEFUS to aid you in your analysis of the financial aspects of the acquisition. We derived this information from CEFUS' historical financial statements as of and for the years ended December 31, 1998 through 2000. In addition, the financial information as of and for the three months ended March 31, 2001 and 2000 have been derived from the unaudited financial statements of CEFUS. Earnings per share data have not been provided because CEFUS has been a wholly-owned subsidiary of Centrefund. The following information should be read together with the financial statements and financial statement notes of CEFUS contained in this proxy statement beginning on page F-2. CEFUS, as the subsidiary of a Canadian company, has historically prepared its financial statements in accordance with Canadian generally accepted accounting principles. Although all financial data for CEFUS provided in this proxy statement have been prepared on the basis of U.S. generally accepted accounting principles, Selected Financial Data for CEFUS for the years ended December 31, 1997 and 1996 have been omitted because the data necessary to prepare financial statements in accordance with U.S. generally accepted accounting principles is not available. We believe that the omitted data would not be material to our stockholders in light of the more recent data presented.

                                 (In thousands)

                                                           THREE MONTHS ENDED
                                                                MARCH 31,               YEAR ENDED DECEMBER 31,
                                                          --------------------     ---------------------------------
                                                           2001         2000        2000         1999        1998
                                                          ------       -------     -------     -------       -------
STATEMENT OF OPERATIONS DATA:
Revenues.........................................         $9,884       $11,334     $41,169     $40,791       $27,955
                                                          ------       -------     -------     -------       -------
Operating expenses...............................          3,093         3,453      12,858      12,849         8,792
Depreciation.....................................          1,559         1,858       6,984       6,330         4,325
Interest.........................................          3,099         3,356      15,558      14,205         9,380
Corporate expenses...............................            183           114         642       1,795         1,140
Management fee to parent.........................            650           908       3,632          --            --
Equity (income) loss of joint ventures...........           (127)          134        (293)       (659)         (204)
Previous management's incentive
   and other fees................................             --            --      14,944          --            --
Termination of advisory services.................             --            --          --       8,204            --
Income and other taxes...........................            505           620      (4,601)       (644)          239
Other............................................             --            --          --          --         3,531
   Total expenses................................          8,962        10,443      49,724      42,080        27,203
Net income (loss)................................           $922          $891     $(8,555)    $(1,289)         $752



                                                              MARCH 31,                      DECEMBER 31,
                                                           ----------------       ---------------------------------
                                                                 2001               2000         1999        1998
                                                           ----------------       --------     --------    --------
BALANCE SHEET DATA:
Total rental properties before accumulated
   depreciation..................................              $255,773           $254,514     $262,318    $243,360
Total assets.....................................               272,863            296,556      289,922     275,455
Mortgage notes payable...........................               161,956            162,257      141,286     108,252
Total liabilities................................               177,108            224,050      208,861     216,536
Stockholder's equity.............................                95,755             72,506       81,061      58,919


                                                          THREE MONTHS ENDED
                                                              MARCH 31,                YEAR ENDED DECEMBER 31,
                                                           -------------------     ---------------------------------
                                                           2001          2000        2000        1999          1998
                                                           -----         -----     --------     -------       ------
OTHER DATA:
Cash flow from:
   Operating activities..........................          3,962         4,794     $(4,081)     $11,780       $3,334
   Investing activities..........................           (952)        2,535     (23,294)     (32,345)    (110,660)
   Financing activities..........................         (2,029)        5,253      20,971        9,849      124,177
Gross leasable area (square feet at end of
   period).......................................          3,202         3,457       3,202        3,538        3,416


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                        AND FINANCIAL CONDITION OF CEFUS

GENERAL

         CEFUS is an indirect, wholly-owned subsidiary of Centrefund. CEFUS, directly and through its subsidiaries, invests primarily in shopping centers located in Texas and Florida with the objective of maximizing long-term operating cash flow and generating long-term capital appreciation. CEFUS has historically obtained advisory and property management services from companies related to certain of Centrefund's stockholders and directors, subject to the overall supervision of CEFUS' and Centrefund's boards of directors. On January 18, 2000, stockholders of Centrefund approved a transaction to internalize management of Centrefund, including CEFUS, by employing certain employees of its related company advisor directly. As a result of this decision, the advisory agreement with the advisor was amended, effective January 1, 2000, to terminate the advisory fee and revise the incentive fee payable to the related company advisor and property manager. Centrefund's former chairman, president and chief executive officer continued to provide his services through the amended advisory agreement.

         On August 18, 2000, the Gazit Group purchased a controlling interest in Centrefund pursuant to the terms of a tender offer. Prior to the acquisition of control by the Gazit Group, the advisor and property manager of CEFUS were entitled to certain incentive fees pursuant to the advisory and other agreements. As more fully described below, with the acquisition of control by the Gazit Group and termination of these agreements, all of the incentive fees became payable in cash. However, in accordance with the stock exchange agreement, Centrefund has agreed, in consideration of the assignment by CEFUS to Centrefund of all of its rights under these agreements, to assume the obligation to pay the incentive fees and indemnify CEFUS for any liabilities arising from these obligations if our acquisition of CEFUS is completed.

         Historically, CEFUS has experienced significant growth through the acquisition of additional shopping centers. Since CEFUS' acquisition by Centrefund in 1994, CEFUS has expanded its initial portfolio of six shopping centers containing approximately 630,000 square feet of gross leasable area to 28 properties containing approximately 3.2 million square feet of gross leasable area as of December 31, 2000. This growth has been substantially financed through mortgage debt and loans or equity from Centrefund.

         In 1997, CEFUS entered into a memorandum of partnership, in connection with the formation of CDG, in order to develop neighborhood and community shopping centers in the United States through various joint ventures with North American. In 2001, a decision was made to wind up the partnership on an orderly basis. See "BUSINESS OF CEFUS - Recent Developments."

GROSS RENTAL INCOME

         A substantial portion of CEFUS' growth can be attributed to the acquisition of additional shopping centers. The following chart summarizes the sources of CEFUS' growth and the impact of this growth on gross rental income over the past five years, in thousands of dollars.

         -----------------------------------------------------------------------------------------
                                               2000        1999       1998       1997       1996
         1994 Acquisitions                    $10,948    $10,875    $10,426     $9,747    $10,007
         1995 Acquisitions                      1,829      3,145      1,929      1,875      1,588
         1996 Acquisitions                      6,692      5,661      5,282      4,683      1,460
         1997 Acquisitions                      3,031      3,049      2,857        995
         1998 Acquisitions                     16,605     15,991      6,876
         1999 Acquisitions                        546        274
         2000 Acquisitions                          -

         Annual gross rental income          $39,651     $38,995    $27,370    $17,300    $13,055

         Number of shopping centers
         acquired during the year                   0          2         13          2          2
         -----------------------------------------------------------------------------------------

         Until fiscal 2000, CEFUS had expanded its portfolio in each year of its existence. The full impact of these acquisitions is only fully reflected in the years after the properties are acquired or completed. The year ended December 31, 2000 was one of transition in which no properties were acquired.


         CEFUS' business involves the redevelopment and remerchandising of retail space. As a result, it is common for CEFUS to generate income from payments received from tenants as compensation for the cancellation of leases. In 2000, CEFUS received net lease cancellation payments of $1.7 million as compared to $1.9 million in 1999 and $100,000 in 1998. These payments, which were received from tenants, were included in gross rental income in the respective periods.

RESULTS OF OPERATIONS

         Prior to the Gazit Group's acquisition of control of Centrefund, the former advisor and property manager of CEFUS were entitled to receive incentive fees pursuant to advisory and other agreements. Upon termination of the advisory agreement, in accordance with its terms, the advisor became entitled to receive an incentive fee equal to 20% of the excess of the fair market value of CEFUS' shopping center portfolio and other related assets over the book value of those assets, as adjusted for certain payments and other adjustments. Upon Gazit-Group's acquisition of control of Centrefund, the advisory agreement was terminated and all of the incentive fees became payable in cash.

         Former management of CEFUS, which included the Centrefund's former chairman, president and chief executive officer and who also controlled the former advisor and is currently a partner in CDG, calculated the incentive fee to be $8.8 million. This amount was accrued after the Gazit Group's offer to acquire a controlling interest in CEFUS was made in June 2000. As of December 31, 2000, $3.7 million of the incentive fee had been paid. The unpaid amount is secured by a fixed and floating charge over two Centrefund shopping centers in Canada. The incentive fee, as calculated by the advisor, was based on the advisor's estimate of the fair market value of CEFUS' shopping center portfolio.

         Centrefund and CEFUS are disputing the calculation of the termination incentive fee, including amounts that have been advanced. When the dispute is resolved, the termination incentive fee could be significantly different from the amount recorded. However, as noted in " - General" above, Centrefund will assume all responsibilities for the termination fee and will be entitled to any refund that might be agreed upon if CEFUS is actually acquired by us.

         The previous management's incentive fees and certain other costs, primarily associated with CEFUS' consideration of the Gazit Group's offer, and the cost of canceling the property management contract as it pertains to the Florida property portfolio in accordance with a settlement agreement dated August 15, 2000, totaled $14.9 million, as disclosed in Note 14 of the notes to the consolidated financial statements.

         A provision for the advisory termination transaction was recorded in the financial statements at December 31, 1999 totaling $8.2 million. The payment was in respect of the termination of the advisory fee and acquisition and disposition fee components of the advisory agreement and third party professional and consulting costs in connection with the internalization of management of Centrefund effective January 1, 2000.

         CEFUS believes that the provisions for previous management's incentive and other fees, described above and in Note 14 resulting from the termination of the related company advisory agreement and the termination of advisory services described above and in Note 12(d) resulting from the internalization of Centrefund prior management of the notes to the consolidated financial statements of CEFUS included in this proxy statement, should be considered separately, as non-recurring charges, when evaluating CEFUS' financial performance.

    COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2001 TO THE THREE MONTHS ENDED MARCH 31, 2000

         Operating income before income taxes for the three months ended March 31, 2001 was $1.4 million compared to $1.5 million for the same period in 2000. Net earnings in both 2001 and 2000 were $0.9 million.

         These financial results were generated from gross rental income for the three months ended March 31, 2001 of $9.6 million compared to $10.9 million for the same period in 2000. Rental income, which is net of property operating costs, was $6.5 million for the current year period compared to $7.4 million in the 2000 period. In the three-month period ending March 31, 2000, a lease termination fee of $1.2 million was received from the anchor tenant in Woodforest Center in Houston. No comparable lease termination occurred in the 2001 three-month period.

The anchor tenant subsequently purchased its former premises in this center. In addition, Kingwood Centre, in Houston, which contributed $100,000 of gross rental income in the three months ended March 31, 2000, was sold in December 2000.

         Mortgage interest expense in the 2001 period was $3.1 million compared to $2.5 million in 2000. Interest costs increased as a result of borrowings incurred to fund property development and payments made in 2000 for the termination of advisory services and previous management's incentive and other fees.

         Interest expense on amounts due to affiliated entities was zero for the March 31, 2001 period as compared to $900,000 for the 2000 period. The interest bearing advances were repaid effective January 2001.

         Depreciation decreased from $1.9 million in 2000 to $1.6 million in 2001, due in part to the sale of Kingwood Center and the partial sale of Woodforest Center.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED DECEMBER 31, 1999

         Operating income for the year ended December 31, 2000, before provision for previous management's incentive and other fees, was $1.8 million compared to $6.3 million before a provision for the termination of advisory services for the same period in 1999. The decrease in 2000 primarily reflects the $3.6 million management fee to Centrefund resulting from the allocation to CEFUS' operations of the cost of the internalized management.

         In fiscal 2000, CEFUS incurred an operating loss before income and other taxes of $13.2 million reflecting the impact of $14.9 million in incentive and other fees payable to former management discussed above as well as the lower operating income discussed above. This compares to an operating loss before income and other taxes in 1999 of $1.9 million reflecting a provision for the termination of advisory services in the amount of $8.2 million discussed above. Net loss for fiscal 2000 was $8.6 million as compared to a net loss of $1.3 million for the year ended December 31, 1999 reflecting the factors discussed above, partially offset by a deferred tax benefit in 2000 of $4.6 million as compared to a deferred tax benefit in 1999 of $1.2 million.

         These financial results were generated from gross rental income of $39.7 million in 2000, which represents a 1.8% increase above the $39.0 million in gross rental income reported in 1999. This was more than offset by increased interest costs as a result of borrowings incurred to fund property acquisition and development and payments made in 1999 and in 2000 for the termination of advisory services and previous management's incentive and other fees.

         Interest expense on mortgages increased in 2000 by $2.0 million to $12 million from $10 million, substantially as a result of the increase in the level of borrowings by CEFUS primarily to fund the payment of the previous management incentive and other fees and for property redevelopment. In addition to the $21.0 million net increase in borrowing during 2000, CEFUS incurred a full year's interest on additional mortgage financing that was entered into during 1999. The average fixed interest rate on CEFUS' mortgage payable, increased from 7.3% in 1999 to 7.8% in 2000.

         Depreciation for the year ended December 31, 2000 of $7.0 million was $0.7 million higher than the prior year. This primarily results from redevelopment of shopping centers in 2000 and 1999, new acquisitions in 1999 and higher amortization of tenant inducements and financing fees consistent with increases in CEFUS' leasing and financing activities.

         Interest and other income totaled $1.5 million in fiscal 2000 and $1.8 million in 1999. CEFUS earns interest income from funds invested in two types of investments: short-term deposits and advances made to CEFUS' development partner. The decrease in interest and other income in 2000 over the level earned in 1999 results from lower cash balances in fiscal 2000.

         Included in interest and other income in 2000 were $100,000 in gains from the sale of Kingwood Center and the partial sale of Woodforest Center, which no longer met the investment CEFUS' criteria.

         Corporate expenses, expressed in thousands of dollars, are composed of the following:

                                                             2000       1999
                                                           ---------   --------
                 Advisory and base incentive fees
                     paid to former advisor                   $201      $1,583
                 Asset management fees                         349          --
                 Other general and administrative costs         92         212
                                                           ---------   --------

                 Total                                        $642      $1,795
                                                           =========   ========



         Advisory fees of $1.8 million incurred in 1999 were replaced in 2000 upon the internalization of management by a $400,000 base incentive fee, together with management fees to Centrefund. The base incentive fee terminated after the acquisition of control by Gazit Group.

         In fiscal 2000 and fiscal 1999, $200,000 of the advisory and base incentive fees incurred were capitalized to shopping centers under redevelopment.

         Under the terms of an asset management agreement effective August 18, 2000, Equity One Realty & Management was retained by CEFUS as an asset manager of CEFUS' portfolio until November 30, 2000 and thereafter for the Texas portfolio and one Florida property. The annualized asset management fee is 0.4% of the book value of assets managed and the agreement is cancellable on 30 days notice. Equity One earned $349,000 in fiscal 2000 under the terms of the agreement.

         During 1999, CEFUS repaid its outstanding debentures in full. As a result, no interest was incurred on debentures in 2000 compared to $400,000 in 1999.

         Current taxes amounted to $25,000 in fiscal 2000 and $595,000 in 1999. No minimum taxes were paid in 2000 as a result of the net loss reported during the year.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 1999 TO THE YEAR ENDED DECEMBER 31, 1998

         Operating income for the year ended December 31, 1999, before a provision for the termination of advisory services, was $6.3 million compared to $1.0 million for the year ended December 31, 1998.

         In fiscal 1999, net earnings and operating income were reduced by a provision for the termination of advisory services in the amount of $8.2 million as more fully discussed above. Accordingly, CEFUS had an operating loss in 1999, before income and other taxes, of $1.9 million. This compares to operating income before income and other taxes in 1998 of $1.0 million. Net loss for 1999 was $1.3 million as compared to net earnings of $800,000 for the year ended December 31, 1998.

         These financial results were generated from gross rental income of $39.0 million in 1999, which represents a 42.5% increase above the $27.4 million in gross rental income reported in 1998. This was offset by increased interest costs as a result of borrowings incurred to fund property acquisition and development expenses incurred in 1998 and in 1999.

         The increase of $3.4 million in interest on mortgages incurred in 1999 as compared to 1998 is substantially a result of the increase in the level of borrowings by CEFUS incurred to fund the acquisition of two shopping centers and shopping center redevelopment. In addition to the $33.0 million net increase in borrowing during 1999, CEFUS incurred a full year's interest on the increase in mortgage financing entered into during 1998. The average fixed interest rate on CEFUS' mortgage borrowings decreased from 7.6% in 1998 to 7.3% in 1999.

         Depreciation for the year ended December 31, 1999 was $6.3 million, $2 million higher than the prior year. This primarily results from the redevelopment of shopping centers in 1999 and 1998, new acquisitions and higher amortization of tenant inducements and financing fees consistent with increases in CEFUS' leasing and financing activities.

         Interest and other income totaled $1.8 million in fiscal 1999 and $600,000 in 1998. CEFUS earns interest income from funds invested in two types of investments: short-term deposits and advances made to CEFUS' development partner. The increase in interest and other income in 1999 over the level earned in 1998 results primarily from higher advances made to CEFUS' development partner.

         Corporate expenses, expressed in thousands of dollars, are composed of the following:

                                                        1999       1998
                                                     --------    --------
 Advisory fees paid to former advisor                 $1,583      $876
 Other general and administrative costs               212         264
                                                     --------    --------

 Total                                                $1,795      $1,140
                                                     ========    ========

Advisory fees increased from $900,000 in 1998 to $1.6 million in 1999 consistent with the increased value of CEFUS' assets primarily from shopping center acquisitions completed in 1998.


         Interest on CEFUS' outstanding 7.5% debentures was $400,000 in 1999 compared to $500,000 in 1998 due to the repayment of the debentures during the fourth quarter of 1999.

         During 1998, CEFUS entered into interest rate contracts in which it incurred a loss of $3.5 million.

         Current taxes amount to $600,000 in fiscal 2000 and $800,000 in 1999 and are comprised primarily of Federal and State minimum taxes.

CASH FLOW

    COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2001 TO THE THREE MONTHS ENDED MARCH 31, 2000

         The net cash generated by operations of approximately $4.0 million for the period ended March 31, 2001 included net income of approximately $900,000, adjustments for non-cash items of $1.9 million and a net decrease in operating assets and liabilities of $1.2 million, compared to net cash generated by operations of approximately $4.8 million for the period ended March 31, 2000, which included net income of approximately $900,000, adjustment for non-cash items of $2.5 million and a net decrease in operating assets and liabilities of $1.4 million.

         Net cash used by investing activities of approximately $1.0 million for the period ended March 31, 2001 included the expansion and redevelopment of shopping centers, compared to net cash generated by investing activities of approximately $2.5 million for the period ended March 31, 2000, which included the expansion and redevelopment of shopping centers for $1.1 million, proceeds from disposition of one shopping center of $5.0 million, net contributions to joint ventures of $3.0 million, advances to development partner for $2.8 million and proceeds from investment in mortgages for $4.4 million.

         Net cash used in financing activities of approximately $2.0 million for the period ended March 31, 2001 included repayment of amounts due to affiliated entities of $1.7 million and repayment of mortgages of $300,000, compared to net cash used in financing activities of approximately $5.3 million for the period ended March 31, 2000, which included the proceeds of mortgage financings of $32.7 million and repayment of mortgages of $38 million.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED DECEMBER 31, 1999

         The net cash used by operations of approximately $4.1 million for the year ended December 31, 2000 included a net loss of $8.6 million, adjustments for non-cash items of $2.0 million and a net decrease in operating assets and liabilities of $2.5 million, compared to net cash provided from operations of approximately $11.8 million for the year ended December 31, 1999, which included a net loss of $1.3 million, adjustment for non-cash items of $4.4 million and a net decrease in operating assets and liabilities of $8.7 million.

         Net cash used in investing activities of approximately $23.3 million for the year ended December 31, 2000 included the expansion and redevelopment of shopping centers for $5.4 million, proceeds from disposition on one shopping center and a portion of another center for $14.0 million, net contributions to joint ventures of $2.1 million, advances to development partner of $3.0 million, proceeds from mortgage investment of $4.5 million and investment of amounts due from affiliated entities of $31.3 million, compared to $32.3 million for the year ended December 31, 1999, which included the acquisition of two shopping centers for $7.1 million, the expansion and redevelopment of shopping centers for $7.8 million, net contributions to joint ventures of $7.5 million, advances to development partner of 5.4 million and investment in a mortgage of $4.5 million.

         Net cash provided by financing activities of $21.0 million for the year ended December 31, 2000 included proceeds of mortgage financings of $75.7 million and repayment of mortgages of $54.7 million, compared to $9.8 million for the year ended December 31, 1999, which included the proceeds of mortgage financings of $44.7 million, repayment of mortgages of $11.7 million, cash from issuance of common shares of $23.4 million, repayment of amounts due to affiliated entities of $40.0 million and repayment of debentures of $6.6 million.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, funding for CEFUS' operations has been generated by operating cash flows, mortgage loans and the issuance of equity or debt to CEFUS' parent. CEFUS' main uses of cash are acquisition and redevelopment activities, maintenance repair and tenant improvements relating to existing properties, and debt service and repayment obligations.

         As of December 31, 2000, mortgages payable equalled 54.7% of the total book value of CEFUS' assets, excluding deferred income tax assets, as compared to 48.7% in 1999. A significant portion of this increase was required to fund payment for the prior year's provision for termination of advisory services and the previous management's incentive and other fees paid in fiscal 2000.

         As of December 31, 2000, 88% of the outstanding mortgage liabilities bear interest at fixed interest rates compared to 63% in 1999. Of the $19.5 million in floating rate financing, $18.5 million represents lines of credit or interim financing on projects under construction or redevelopment.

         CEFUS had fixed rate mortgages outstanding as at December 31, 2000 in the aggregate amount of $142.7 million bearing interest at an average interest rate of 7.8% as compared to $88.4 million in outstanding fixed rate mortgages with an average interest rate of 7.3% at the end of 1999. The increase in outstanding balance of mortgages resulted from the net effect of $54.7 million in repayments and the assumption of $75.7 million in mortgages related to the redevelopment of shopping centers and refinancings.

         As of March 31, 2001, CEFUS had cash and short-term investments of $3.0 million. Management believes that CEFUS has sufficient resources to meet its operational requirements in the near term. Capital for new investing activities in the near term will be generated from operating cash flows and by the sale of some of CDG's assets. Refinancing of projects in the coming year is expected to add to available cash. The actual level of future borrowings will be determined based upon the level of liquidity required, the prevailing interest rate and debt market conditions.

MORTGAGE INDEBTEDNESS

         For information regarding CEFUS' mortgage indebtedness see note 8 to CEFUS' consolidated financial statements included in this proxy statement.

         Of the mortgages payable to a company under common control described in note 8, as noted in the section entitled " - Recent Developments" above, the mortgages in respect of the Boca Village Square and Sawgrass Promenade properties have been refinanced with a third party institutional lender. The remaining mortgages payable to a company under common control have been funded by the common control companies primarily with loans from third party institutional lenders. As a condition to the closing of the acquisition, these remaining mortgages payable will be restructured, and as a result, CEFUS will be indebted directly to the third party institutional lenders on financial terms which are expected to be no less favorable than those of the current company under common control financing.

EFFECTS OF INFLATION AND ECONOMIC CONDITIONS

         Inflation has remained relatively low since Centrefund acquired CEFUS in March 1994. As a result, inflation has had a minimal impact on CEFUS' operating performance to date. Nevertheless, most of CEFUS' long-term leases contain provisions designed to mitigate the adverse impact of inflation. These provisions include a pass-through of operating costs, including realty taxes and most management expenses, which insulates CEFUS from inflationary price increases. In addition, most leases include clauses that allow CEFUS to receive percentage rents based on tenants' gross sales, which generally increase as prices rise. Most of CEFUS' long-term leases include rent escalation clauses, which increase rental rates over the term of the lease at either prenegotiated levels or levels determined by reference to increases in the Consumer Price Index. Many of CEFUS' non-anchor leases are for terms of five years or less, providing CEFUS with the opportunity to achieve rent increases on renewal or when re-renting the space.

         The economic conditions in the markets in which CEFUS operates can have a significant impact on CEFUS' financial success. Adverse changes in general or local economic conditions can result in some retailers being unable to sustain viable businesses and meet their lease obligations to CEFUS, and may also limit CEFUS' ability to attract new or replacement tenants. However, CEFUS' shopping centers are generally less susceptible to economic downturns, as they cater to the basic needs of the retail customer by having food supermarkets, drug stores, financial services, discount department stores and promotional retailers as tenants. In addition, the impact of economic conditions on the overall portfolio has been mitigated through the long-term nature of its existing leases and through geographic diversification

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This management's discussion and analysis contains forward-looking statements relating to CEFUS' operations and the environment in which it operates that are based on management's expectations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Therefore, actual outcomes and results may differ from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on such forward-looking statements. Further, a forward-looking statement speaks only as of the date on which such statement is made. CEFUS undertakes no obligations to publicly update any such statements or to reflect new information or the occurrence of new events or circumstances.

             MARKET PRICE AND RELATED MATTERS OF CEFUS COMMON STOCK

There is no established public trading market for the common stock of CEFUS. All of the outstanding CEFUS common stock is held indirectly by Centrefund. Accordingly, dividend information is not meaningful.

                   UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

         The following pro forma financial statements reflect the proposed combination of Equity One with CEFUS and the proposed merger with United Investors Realty Trust. The pro forma consolidated statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 have been presented as if the transactions occurred on January 1, 2000. The pro forma consolidated balance sheet as of March 31, 2001 has been presented as if the transaction occurred on March 31, 2001.

         The proposed combination of Equity One and CEFUS is being accounted for as a combination of entities under common control. Gazit-Globe (1982) Ltd., a 63.4% stockholder of Equity One through the ownership of affiliated entities, acquired a 68.1% interest in Centrefund Realty Corporation, an indirect parent of CEFUS, in August 2000. The pro forma financial statements reflect the push-down of Gazit-Globe's basis in CEFUS, to the extent of its 68.1% ownership. The remaining 31.9% was recorded in a manner similar to a pooling of interests and the basis in the assets, liabilities and results of operations of CEFUS are reflected at their historical amounts.



            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)



                                                 PRO FORMA                                    PRO FORMA
                                                 ADJUSTMENTS                                  ADJUSTMENTS
                        EQUITY ONE    CEFUS    --------------       COMBINED    UIRT       ------------------      COMBINED
                        HISTORICAL  HISTORICAL  DEBIT  CREDIT       PRO FORMA  HISTORICAL   DEBIT     CREDIT       PRO FORMA
                        ----------  ---------- ------  -------     ----------  ----------  -------    -------      ----------
REVENUES
 Rental income......    $33,424      $39,651                          $73,075    $25,533   $3,682              (k)   $94,926
 Management fee
    income..........        635                   412          (a)        223         --                                 223
 Investment and
    other income....        383        1,872                            2,255        379                               2,634
                        -------  -----------  -------  -------        -------     ------   ------     -------       -------
       Total
         revenues...     34,442       41,523      412                  75,553     25,912    3,682                     97,783

EXPENSES
 Operating expenses.      9,184       12,858                69 (a)     21,973      7,075                  676  (k)    28,372
 Depreciation and
    amortization....      4,217        6,984             1,027 (b)     10,174      4,539                1,479  (b)    12,739
                                                                                                          495  (k)
 Interest expense...      7,411       15,558             4,659 (c)     18,310      7,913    1,516              (h)    27,395
                                                                                                          344  (k)
 General &
    administrative..      2,361          642               343 (a)      2,660      1,717                               4,377
 Management fee to
    parent..........         --        3,632             3,632  (e)        --         --                                  --
 Advisory fee.......         --           --                               --      1,160                1,160  (i)        --
 Litigation.........         --           --                               --        228                  228  (j)        --
 Equity income from
    investments in
    joint ventures..         --         (293)                            (293)        --                                (293)
 Impairment loss....         --           --                               --      6,000                6,000  (j)        --
 Previous
    management
    incentive and
    other fees......         --       14,944            14,944  (f)        --         --                                  --
                        -------  -----------  -------  -------        -------     ------   ------     -------       -------
       Total
         expenses...     23,173       54,325            24,674         52,824     28,632    1,516      10,382         72,590
                        -------  -----------  -------  -------        -------     ------   ------     -------       -------
Income (loss)
   before minority
   interest, gain
   on sale of real
   estate and
   income tax
   expense..........     11,269      (12,802)     412   24,674         22,729     (2,720)   5,198      10,382        25,193
Minority interest
   in losses of
   consolidated
   partnerships.....         --           --                               --         42       42              (l)       --
Gain (loss) on the
   sale of real
   estate...........         --         (354)              354 (d)         --      1,425    1,425              (k)       --
                        -------  -----------  -------  -------        -------     ------   ------     -------       -------
Income (loss)
   before income
   tax expense......     11,269      (13,156)     412   25,028         22,729     (1,253)   6,665      10,382        25,193
Income tax expense
   (benefit)........         --           --
 Current............         --           25                25  (g)        --         --                                 --
 Deferred...........         --       (4,626)   4,626           (g)        --         --                                 --
                        -------  -----------  -------  -------        -------     ------   ------     -------       -------
    Total income
   tax expense
   (benefit)                 --       (4,601)   4,626       25             --         --                                 --
                        -------  -----------  -------  -------        -------     ------   ------     -------       -------
Net income (loss)...    $11,269      $(8,555)  $5,038  $25,053        $22,729    $(1,253)  $6,665     $10,382       $25,193
                        =======  ===========  =======  =======        =======     ======   ======     =======       =======
Per share
 Basic..............      $0.97  $(73,119.66)                           $1.03     $(0.14)                             $0.98
                        =======  ===========  =======  =======        =======     ======   ======     =======       =======
 Diluted............      $0.95  $(73,119.66                            $1.02     $(0.14)                             $0.97
                        =======  ===========  =======  =======        =======     ======   ======     =======       =======
Weighted average
   shares
   outstanding
 Basic..............     11,651            *        *   10,500  (m)    22,151      8,919    8,919       3,678    (n) 25,829
                        =======                        =======        =======     ======   ======     =======       =======
 Diluted............     11,886            *        *   10,500  (m)    22,386      8,919    8,919       3,678    (n) 26,064
                        =======  ===========  =======  =======        =======     ======   ======     =======       =======

*  0.117 shares.

            NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR
                        THE YEAR ENDED DECEMBER 31, 2000
              (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)




(a) To eliminate asset and property management fees earned by Equity One from CEFUS for the period August 18, 2000 to December 31, 2000.
(b) To adjust depreciation to reflect the purchase adjusted basis of rental property and depreciation policies of Equity One.
(c) To eliminate interest expense on loans paid off by CEFUS prior to combination with Equity One, including the restructuring of certain loans payable to a company under common control which will be restructured to eliminate any net, inter company debt and will become direct obligations to the underlying third party lenders.
(d) To eliminate loss on sale of rental property to reflect change in purchase basis.
(e) To eliminate management fees paid by CEFUS to its indirect parent, Centrefund.
(f) To eliminate incentive and other fees paid under management agreements no longer in force.
(g) To eliminate CEFUS income tax provisions due to Equity One's REIT status.
(h) To increase interest expense to reflect borrowings under Equity One's credit agreement and other borrowings for the cash portion of UIRT purchase price. The estimated amount is based on additional borrowings of $24,257 at a variable interest rate of 6.25%. If the underlying floating rate were to increase or decrease by 0.125%, the associated interest would change by $30.

(i) To eliminate advisory fees under agreements terminated upon Gazit-Globe's acquisition of Centrefund.
(j)      To eliminate non-recurring expenses incurred by UIRT.
(k) To eliminate gain on sale and eliminate revenue and expenses on properties sold in 2000 and 2001.
(l)      To eliminate minority interest.
(m) To record the elimination of 0.117 CEFUS shares and reflect the issuance of 10,500 Equity One shares in the acquisition of CEFUS.
(n) To record the elimination of 8,919 UIRT shares and reflect the issuance of 3,678 Equity One shares representing the sum of 925 shares issued under the commitment with Alony Hetz Properties & Investments Ltd. and 2,753 shares issued to UIRT shareholders in connection with the merger transaction. The 2,753 shares represents an exchange ratio of .60131 Equity One shares for 50% of each of the 9,143 outstanding UIRT shares which represents (i) 8,561 outstanding common shares of beneficial interest, (ii) 254 UIRT common shares reserved for issuance upon the exercise of stock options and (iii) 239 operating partnership units which are convertible into UIRT common shares. The exchange ratio is based on an Equity One stock price of $12.12.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 2001
                                 (IN THOUSANDS)




                                                   PRO FORMA                                      PRO FORMA
                                                  ADJUSTMENTS                                    ADJUSTMENTS
                        EQUITY ONE    CEFUS    -----------------       COMBINED    UIRT       ------------------      COMBINED
                        HISTORICAL  HISTORICAL  DEBIT    CREDIT       PRO FORMA  HISTORICAL   DEBIT     CREDIT       PRO FORMA
                        ----------  ---------- ------    -------     ----------  ----------  -------    -------      ----------
ASSETS

Net rental property
   investments.........  $230,400    $235,969  $29,412              (a) $495,781  $147,797   $5,452              (f)   $649,030
Investment in joint
   ventures............        --      11,834                             11,834        --                               11,834
Cash and cash equivalents     783       3,006                              3,789       206                                3,995
Restricted cash........     4,356          --                              4,356     4,438                4,356  (g)      4,438
Securities available for
   sale................     1,564          --                              1,564        --                                1,564
Accounts and other
   receivables, net....       913      14,221                             15,134        --                               15,134
Due from related parties       12          --                                 12        --                                   12
Deposits...............     1,505          --                              1,505        --                                1,505
Prepaid and other assets    1,185       6,565                2,713  (c)    5,037     4,898                1,932  (f)      8,003
Deferred expenses, net.     1,401          --                              1,401        --                                1,401
Deferred income tax
   assets..............        --       1,268                1,268  (c)       --        --                                   --
Goodwill, net..........       631          --                                631        --                                  631
                         --------    -------- --------    --------      --------  --------  -------     -------        --------
TOTAL ASSETS...........  $242,750    $272,863  $29,412      $3,981      $541,044  $157,339   $5,452      $6,288        $697,547
                         ========    ======== ========    ========      ========  ========  =======     =======        ========
LIABILITIES AND
   STOCKHOLDERS' EQUITY

Liabilities
 Mortgage notes payable   125,540     161,956    5,214              (b)  282,282    48,956                              331,238
 Credit agreement......     3,772          --                              3,772    21,764               24,257 (g)      49,793
 Capital lease obligation      --          --                                 --     9,696                                9,696
 Construction note
    payable............        --          --                                 --     4,878                                4,878
 Accounts payable and
    accrued expenses...     3,067      11,352    5,330              (c)    9,089     4,905    1,379             (f)      12,615
 Tenant security deposits   1,666          --                              1,666        --                                1,666
 Deferred rental income       709          --                                709        --                                  709
 Due to related parties        --       3,800    3,800              (b)       --        --                                   --
 Minority interest in
    equity of
    consolidated
    subsidiary.........     3,869          --                              3,869        --                                3,869
                         --------    -------- --------    --------      --------  --------  -------     -------        --------
Total liabilities......   138,623     177,108   14,344                   301,387    90,199    1,379      24,257         414,464
Minority Interest in
   Equity of
   Consolidated
   Partnerships........        --          --                                        2,088    2,088              (k)         --
Stockholders' Equity
 Common Stock..........       129      97,396   97,396  (e)    105  (d)      234    87,281   28,613   (g)    28  (i)        272
                                                                                             33,366   (i)
                                                                                             10,059   (j)
                                                                                             16,076   (h)     9  (j)
                                                                                              1,932   (f) 5,452  (f)
                                                                                              5,569   (h) 1,379  (f)
                                                                                                584   (h) 2,088  (k)
 Additional Paid-in
    Capital............   106,171      10,143               29,412  (a)  241,596        --               33,338  (i)    284,984
                                                   105  (d)  9,014  (b)                                  10,050  (j)
                                                 2,713  (c)
                                                11,704  (e)  5,330  (c)
                                                 1,268  (c) 97,396  (e)
 Retained Earnings
    (Deficit)..........       131     (11,784)              11,784  (e)      131   (16,076)              16,076  (h)        131
 Accumulated other
    comprehensive income     (150)         --                               (150)                                          (150)
 Unamortized restricted
    stock compensation.    (1,609)         --                             (1,609)                                        (1,609)
 Treasury stock, at
    cost, 873 shares in
    2001...............        --          --                                 --    (5,569)               5,569  (h)         --
 Note receivable from
    issuance of common
    stock..............      (545)         --                               (545)     (584)                 584  (h)       (545)
                         --------    -------- --------    --------      --------  --------  -------     -------        --------
Total shareholders'
   equity..............   104,127      95,755  113,266     153,041       239,657    65,052   96,199      74,573         283,083
                         --------    -------- --------    --------      --------  --------  -------     -------        --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY. $242,750    $272,863 $127,610    $153,041      $541,044  $157,339  $99,666     $98,830        $697,547
                         ========    ======== ========    ========      ========  ========  =======     =======        ========


         NOTES TO PRO FORMA CONDENSED BALANCE SHEET AS OF MARCH 31, 2001
              (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)




(a) To record the push-down of 68.1% of the basis of the common parent, Gazit-Globe, in CEFUS.
(b) To reflect the elimination of inter company balances of CEFUS which will be converted to capital prior to the combination.
(c) To eliminate CEFUS deferred income tax asset and amounts due for certain fees to be paid prior to the combination.
(d) To reclassify the par value of stock issued in the combination with CEFUS from additional paid in capital.
(e) To eliminate retained deficit and common stock of CEFUS to additional paid in capital.
(f) To adjust rental property and other assets and liabilities of UIRT to estimated fair value.
(g) To reflect cash and borrowings by Equity One under its credit agreement for cash portion of the purchase price of UIRT.
(h)      To eliminate shareholders' equity accounts of UIRT.
(i) To record the fair market value of the estimated number of Equity One shares issued to UIRT shareholders based on market price of $12.12 on the date of announcement, May 30, 2001.
(j) To record 925 shares at a sales price of $10.875 per share to be issued under the commitment with Alony Hetz Properties and Investments, Ltd. Proceeds from the issuance of these shares will be used to fund part of the cash portion of the purchase price of UIRT.
(k) To eliminate minority interest due to conversion of operating partnership units to UIRT common equity and then to Equity One stock or cash.

            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                        PRO FORMA                                       PRO FORMA
                                                        ADJUSTMENTS                                    ADJUSTMENTS
                              EQUITY ONE    CEFUS    -----------------       COMBINED    UIRT       ------------------      COMBINED
                              HISTORICAL  HISTORICAL  DEBIT    CREDIT       PRO FORMA  HISTORICAL  DEBIT      CREDIT       PRO FORMA
                              ----------  ---------- ------    -------     ----------  ----------  -----      -------      ---------
REVENUES
 Rental income.........         $9,165     $9,570                             $18,735     $6,258    $273              (g)   $24,720
 Management fee income.            526        --       419            (a)         107         --                                107
 Investment and other income       136        314                                 450        155                                605
                               -------   --------     ----    ------          -------      ------ ------      ------        -------
       Total revenues..          9,827      9,884      419                     19,292      6,413     273                     25,432
EXPENSES
 Operating expenses....          2,733      3,093                286  (a)       5,540      1,666                  91  (g)     7,115
 Depreciation and
    amortization.......          1,220      1,559                144  (b)       2,635      1,053                 288  (b)     3,339
                                                                                                                  61  (g)
 Interest expense......          2,082      3,099                  8   (c)      5,173      1,844                  36  (g)     7,360
                                                                                                     379              (h)
 General & administrative          718        183                133   (a)        768        356                              1,124
 Management fees to parent          --        650                650   (d)         --         --                                 --
 Advisory fees.........             --         --                                  --        213                 213  (e)        --
 Litigation............             --         --                                  --        478                 478  (e)        --
 Strategic alternative
    review expense.....             --         --                                  --        250                 250  (e)        --
 Equity income from
    investments in joint
    ventures...........             --       (127)                               (127)        --                               (127)
                               -------   --------     ----    ------          -------     ------  ------      ------        -------
       Total expenses..          6,753      8,457              1,221           13,989      5,860     379       1,417         18,811
                               -------   --------     ----    ------          -------     ------  ------      ------        -------
Income before minority
   interest, gain on sale
   of real estate and
   income tax expense..          3,074      1,427      419     1,221            5,303        553     652       1,417          6,621
Minority interest in losses
   of consolidated
   partnerships........             --         --                                  --        (14)                 14  (i)        --
Gain on the sale of real
   estate..............             --         --                                  --          4                  (4) (g)        --
                               -------   --------     ----    ------          -------     ------  ------      ------        -------
Income before income tax
   expense.............          3,074      1,427      419     1,221            5,303        543     652       1,427          6,621
Income and other taxes                                                                        --
 Current...............             --         50                 50  (k)          --         --                                 --
 Deferred..............             --        455                455  (k)          --         --                                 --
                               -------   --------     ----    ------          -------     ------  ------      ------        -------
       Total income tax
         expense                    --        505                505               --                                            --
                               -------   --------     ----    ------          -------     ------  ------      ------        -------
Net income.............         $3,074       $922     $419    $1,726           $5,303       $543    $652      $1,427         $6,621
                               =======   ========     ====    ======          =======     ======  ======      ======        =======
Per share
 Basic.................          $0.24   6,681.16                               $0.23      $0.06                              $0.25
                               =======   ========     ====    ======          =======     ======  ======      ======        =======
 Diluted...............          $0.23   6,681.16                               $0.22      $0.06                              $0.24
                               =======   ========     ====    ======          =======     ======  ======      ======        =======
Weighted average shares
   outstanding.........

 Basic.................         12,706     *                  10,500  (f)      23,206      8,652   8,652       3,678  (j)    26,884
                               =======   ========     ====    ======          =======     ======  ======      ======        =======
 Diluted...............         13,232     *                  10,500  (f)      23,732      8,652   8,652       3,678  (j)    27,410
                               =======   ========     ====    ======          =======     ======  ======      ======        =======

* 0.138 shares

          NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE
                        THREE MONTHS ENDED MARCH 31, 2001
              (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)



(a) To eliminate asset and property management fees earned by Equity One from CEFUS.
(b) To adjust depreciation to reflect the purchase adjusted basis of rental property and depreciation policies of Equity One.
(c) To eliminate interest expense on loans paid off by CEFUS prior to combination with Equity One including the restructuring of certain loans payable to a company under common control which will be restructured to eliminate any net, intercompany debt and will become direct obligations of the underlying third party lenders.
(d) To eliminate management fees paid by CEFUS to its indirect parent, Centrefund.
(e)      To eliminate non-recurring expenses incurred by UIRT.
(f) To record the elimination of 0.138 CEFUS shares and reflect the issuance of 10,500 Equity One shares issued in the acquisition of CEFUS.
(g) To eliminate gain on sale and eliminate revenue and expenses on properties sold prior to Equity One's acquisition of UIRT.
(h) To increase interest expense to reflect borrowings under Equity One's credit agreement and other borrowings for the cash portion of UIRT purchase price. The estimated amount is based on an additional borrowings of $24,257 at an interest rate of 6.25%. If the underlying floating rate were to increase by 0.125% the associated interest costs would increase from $379 to $387.
(i)      To eliminate minority interest.
(j) To record the elimination of 8,652 UIRT shares and reflect the issuance of 3,678 Equity One shares representing the sum of 925 shares issued under the commitment with Alony Hetz Properties and Investment, 2,753 shares issued to UIRT shareholders in connection with the merger transaction. The 2,753 shares represents an exchange ratio of .60131 Equity One shares for 50% of each of the 9,143 outstanding UIRT shares which represents (i) 8,561 outstanding common shares of beneficial interest, (ii) 254 UIRT common shares reserved for issuance upon the exercise of stock options and (iii) 239 operating partnership units which are convertible into UIRT common shares. The exchange ratio is based on an Equity One stock price of $12.12.
(k) To eliminate CEFUS income tax provisions due to Equity One's REIT status.

                       CERTAIN FORWARD LOOKING INFORMATION

         Certain statements made in this proxy statement may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding our intent, belief or current expectations and our management and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: maintaining REIT status, general economic and business conditions, the ability to achieve synergies and cost savings by combining our operations with CEFUS and UIRT, the ability to manage properties in areas outside our traditional geographic markets, our ability to manage a significantly greater number of properties, which will, among other things, affect the demand for retail rental space, availability and creditworthiness of prospective tenants, lease rents and the terms and availability of financing; adverse changes in the real estate markets including, among other things, competition with other companies; risks of real estate markets including, development and acquisition; governmental actions and initiatives; and environment/safety requirements.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The table below sets forth information regarding the beneficial ownership of our common stock as of May 31, 2001, by the following individuals or groups:

         o each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

         o our chief executive officer and four of our most highly compensated executive officers;

         o   each of our directors; and

         o   all directors and executive officers as a group.

         Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Equity One, Inc., 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. Except as otherwise indicated, and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

         The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following table is based on 13,011,901 shares of common stock outstanding as of May 31, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options that are presently exercisable or exercisable within 60 days of May 31, 2001 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

                                                       AMOUNT AND NATURE OF               PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP          OUTSTANDING SHARES OWNED
------------------------------------                   --------------------          ------------------------
Chaim Katzman (1)..............................             8,969,290                        67.44%
Gazit-Globe (1982) Ltd. (2)....................             8,245,239                        63.37%
M.G.N. (USA), Inc..............................             3,851,672                        29.60%
Gazit (1995), Inc..............................             3,274,749                        25.17%
Nathan Hetz (3)................................             2,029,000                        14.45%
Alony Hetz Properties & Investments, Ltd. (4)..             2,025,000                        14.43%
Doron Valero (5)...............................               562,940                         4.25%
Howard M. Sipzner (6)..........................                83,499                           *
Noam Ben-Ozer (7)..............................                23,502                           *
Shaiy Pilpel (8)...............................                23,500                           *
Barbara Miller (9).............................                21,304                           *
Alan J. Marcus (10)............................                20,002                           *
Robert L. Cooney (11)..........................                20,000                           *
Ronald S. Chase (12)...........................                17,000                           *
Alan Merkur....................................                15,400                           *
Peter Linneman.................................                 4,000                           *
Dori Segal.....................................                 4,000                           *
All  executive  officers and directors of Equity
One as a group (13 persons)....................            11,793,437                        80.19%




*       Represents ownership of less than 1.0%

1. Includes (i) 3,274,749 shares of common stock owned by Gazit (1995), Inc. ("Gazit (1995)") which Mr. Katzman may be deemed to control; (ii) 3,851,672 shares of common stock owned by M.G.N. (USA), Inc. ("M.G.N.") which Mr. Katzman may be deemed to control; (iii) 1,118,818 shares of common stock owned by Gazit-Globe (1982) Ltd. ("Gazit-Globe (1982)");
         (iv) 371,034 shares of common stock owned by Mr. Katzman; (v) 287,984 shares of common stock issuable to Mr. Katzman upon the exercise of options granted under our 1995 Stock Option Plan, which options are all currently exercisable; and (vi) 65,033 shares of common stock for which Mr. Katzman is custodian for his minor children.
2.       Includes (i) 1,118,818 shares of common stock owned by Gazit-Globe
         (1982); (ii) 3,851,672 shares of common stock owned by M.G.N.; and
         (iii) 3,274,749 shares of common stock owned by Gazit (1995).
3. Includes (i) 1,000,000 shares of common stock owned by Alony Hetz Properties & Investments, Ltd. ("Alony Hetz") which Mr. Hetz may be deemed to jointly control; (ii) 375,000 shares of common stock issuable to Alony Hetz upon the exercise of warrants owned by Alony Hetz and exercisable through December 31, 2001; (iii) 650,000 shares of common stock issuable to Alony Hetz upon the exercise of warrants owned by Alony Hetz and exercisable through December 31, 2002; and (iv) 4,000 shares of common stock owned by Mr. Hetz. Does not include 925,000 shares of common stock which we are obligated to sell and Alony Hetz is obligated to purchase on or before August 17, 2001.
4. Includes (i) 1,000,000 shares of common stock owned by Alony Hetz; (ii) 375,000 shares of common stock issuable to Alony Hetz upon the exercise of warrants owned by Alony Hetz and exercisable through December 31, 2001; and (iii) 650,000 shares of common stock issuable to Alony Hetz upon the exercise of warrants owned by Alony Hetz and exercisable through December 31, 2002. Does not include 925,000 shares of common stock which we are obligated to sell and Alony Hetz is obligated to purchase on or before August 17, 2001.
5.       Includes (i) 317,593 shares of common stock owned by Mr. Valero; and
         (ii) 245,347 shares of common stock issuable to Mr. Valero upon the exercise of options granted to Mr. Valero under our 1995 Stock Option Plan, which options are currently exercisable.
6.       Includes (i) 39,749 shares of common stock owned by Mr. Sipzner; and
         (ii) 43,750 shares of common stock issuable to Mr. Sipzner upon the exercise of options granted to Mr. Sipzner under our 1995 Stock Option Plan, which options are currently exercisable.
7.       Includes (i) 4,002 shares of common stock owned by Mr. Ben-Ozer; and
         (ii) 19,500 shares of common stock issuable to Mr. Ben-Ozer upon the exercise of options granted to Mr. Ben-Ozer under our 1995 Stock Option Plan, which options are currently exercisable.
8. Includes (i) 4,000 shares of common stock owned by Mr. Pilpel; and (ii) 19,500 shares of common stock issuable to Mr. Pilpel upon the exercise of options granted to Mr. Pilpel under our 1995 Stock Option Plan, which options are currently exercisable.
9. Includes (i) 6,304 shares of common stock owned by Ms. Miller; and (ii) 15,000 shares of common stock issuable to Ms. Miller upon the exercise of options granted to Ms. Miller under our 1995 Stock Option Plan, which options are currently exercisable.
10. Includes (i) 5,002 shares of common stock owned by Mr. Marcus; and (ii) 15,000 shares of common stock issuable to Mr. Marcus upon the exercise of options granted to Mr. Marcus under our 1995 Stock Option Plan, which options are currently exercisable.
11. Includes (i) 7,000 shares of common stock owned by Mr. Cooney; and (ii) 13,000 shares of common stock issuable to Mr. Cooney upon the exercise of options granted to Mr. Cooney under our 1995 Stock Option Plan, which options are currently exercisable.
12. Includes (i) 7,000 shares of common stock owned by Mr. Chase; and (ii) 10,000 shares of common stock issuable to Mr. Chase upon the exercise of options granted to Mr. Chase under our 1995 Stock Option Plan, which options are currently exercisable.

                   MARKET PRICES OF COMMON STOCK AND DIVIDENDS

         Our common stock began trading on the New York Stock Exchange, or NYSE, on May 18, 1998, under the symbol "EQY". On ________, 2001, the Company had [200] stockholders of record representing [1,692] beneficial owners. The following table sets forth for the periods indicated the high and low sales prices as reported by the NYSE and the distributions declared by the Company:

                                                                                                     DISTRIBUTIONS
                                                                      HIGH              LOW             DECLARED
                                                                 ---------------   ---------------  ----------------
First Quarter, 1999.......................................           $ 9.69            $8.63              $0.25
Second Quarter, 1999......................................            11.00             8.57               0.25
Third Quarter, 1999.......................................            12.13             9.75               0.26
Fourth Quarter, 1999......................................            10.63             9.50               0.26

First Quarter, 2000.......................................            10.75             9.19               0.26
Second Quarter, 2000......................................            10.00             9.00               0.26
Third Quarter, 2000.......................................            10.69             9.50               0.26
Fourth Quarter, 2000......................................            10.63             9.38               0.32



         Dividends paid during 2000 and 1999 totaled $13.2 million and $11.2 million. Included in the $0.32 distribution for the fourth quarter of 2000 was a special distribution of $0.06 attributable to the $1.53 million termination fee received by us on account of the termination of a lease by one of our tenants. Future declaration of dividends will be made by us at the discretion of our board of directors and will depend upon our earnings, our financial condition and such other factors as our board of directors deems relevant. In order to qualify for the beneficial tax treatment accorded to real estate investment trusts under the Internal Revenue Code of 1986, as amended, we are currently required to make distributions to holders of its shares in an amount at least equal to 90% of our "real estate investment trust taxable income," as defined in
Section 857 of the Code.

                                  LEGAL MATTERS

         The validity of our common stock issued in connection with the acquisition will be passed upon for us by Greenberg Traurig, P.A., our legal counsel.

         The qualification of the acquisition as a reorganization under section 368(a) of the Internal Revenue Code and our qualification as a REIT for federal income tax purposes will also be passed upon for us by Greenberg Traurig, P.A.

         The qualification of the acquisition as a reorganization under section 368(a) of the Internal Revenue Code will be passed upon for the Centrefund parties by Torys, counsel to the Centrefund parties.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated by reference into this proxy statement from Equity One's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Centrefund Realty (U.S.) Corporation included in this proxy statement have been audited by Deloitte & Touche LLP, chartered accountants, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited United Investors Realty Trust's consolidated financial statements at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, as set forth in their report. We have included their financial statements in the proxy statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 OTHER BUSINESS

         Our board knows of no other business to be brought before the special meeting. If, however, any other business should properly come before the special meeting, it is the intention of the persons named in the accompanying proxy to vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the Securities Exchange Commission by us (File No. 001-13499) are incorporated by reference in this proxy statement:

         Annual Report on Form 10-K/A No. 2 for the year ended December 31, 2000; and

         Quarterly Reports on Form 10-Q/A for the quarterly periods ended March 31, 2001.

         These documents are included with this proxy statement and should be read in their entirety before you cast your vote. In addition following documents are also incorporated by reference in this proxy statement.

         Current Report on Form 8-K filed May 14, 2001; and

         Current Report on Form 8-K filed May 25, 2001.

         All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the special meeting and any adjournment or postponement thereof, shall be deemed to be incorporated by reference in this proxy statement and to be a part hereof for purposes of the Exchange Act from the date of the filing of such documents. Any statement contained in this proxy statement, in a supplement to this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any subsequently filed supplement to this proxy statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                              AVAILABLE INFORMATION

         We and UIRT are subject to the informational requirements of the Exchange Act, and in accordance therewith we both file reports, proxy statements, and other information with the Commission. The reports, proxy statements, and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The same information is also available on the Internet at http://www.FreeEDGAR.com.

         No person has been authorized to give any information or make any representation in connection with the solicitation of proxies made hereby other than those contained or incorporated by reference in this proxy statement, and, if given or made, such information or representation must not be relied upon as having been authorized by us. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. Information in this proxy statement about us has been provided by us and information about CEFUS has been provided by CEFUS.

                    By order of the board of directors


                    Chaim Katzman
                    CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER


_____________, 2001

North Miami Beach, Florida

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
CENTREFUND REALTY (U.S.) CORPORATION

    Report of Deloitte & Touche LLP......................................................................       F-2

    Consolidated Balance Sheets..........................................................................       F-3

    Consolidated Statements of Operations................................................................       F-4

    Consolidated Statements of Shareholder's Equity......................................................       F-5

    Consolidated Statement of Cash Flows.................................................................       F-6

    Notes to Consolidated Financial Statements...........................................................       F-7

UNITED INVESTORS REALTY TRUST

    Report of Ernst & Young LLP..........................................................................      F-25

    Consolidated Balance Sheets..........................................................................      F-26

    Consolidated Statements of Operations................................................................      F-27

    Consolidated Statements of Shareholders' Equity......................................................      F-28

    Consolidated Statement of Cash Flows.................................................................      F-29

    Notes to Consolidated Financial Statements...........................................................      F-30

    Unaudited Consolidated Balance Sheets................................................................      F-45

    Unaudited Consolidated Statement of Operations.......................................................      F-46

    Unaudited Consolidated Statement of Cash Flows.......................................................      F-47

    Notes to Unaudited Consolidated Financial Statements.................................................      F-48


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
Centrefund Realty (U.S.) Corporation

We have audited the accompanying consolidated balance sheets of Centrefund Realty (U.S.) Corporation as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Chartered Accountants

Toronto, Canada
March 19, 2001, except as to Note 17 which is as of May 18, 2001

                      CENTREFUND REALTY (U.S.) CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                         (IN THOUSANDS OF U.S. DOLLARS)




                                                         March 31,         December 31,        December 31,
                                                            2001               2000                1999
                                                      -----------------  ------------------ -------------------
                                                        (unaudited)
ASSETS
   Shopping centres (Note 2)                            $ 235,969            $ 236,512              $251,509
   Investments in joint ventures (Note 3)                  11,834               11,707                 9,279
   Cash and cash equivalents (Note 4)                       3,006                2,025                 8,429
   Amounts receivable (Note 5)                             14,221               15,719                16,529
   Other assets (Note 6)                                    6,565                6,725                 4,176
   Due from affiliated entities (Note 7)                       --               22,145                     -
   Deferred income tax assets (Note 15)                     1,268                1,723                     -
                                                      -----------------  ------------------ -------------------
                                                        $ 272,863            $ 296,556              $289,922
                                                      =================  ================== ===================

LIABILITIES

   Mortgages payable (Note 8)                            $161,956             $162,257              $141,286
    ccounts payable and
   A   accrued liabilities(Note 9)                         11,352               11,793                14,670
   Due to affiliated entities (Note 7)                      3,800               50,000                50,000
   Deferred income tax liabilities (Note 15)                   --                   --                 2,905
                                                          177,108              224,050               208,861

CONTINGENCIES (Notes 14 and 16)

SHAREHOLDER'S EQUITY                                       95,755               72,506                81,061
                                                      -----------------  ------------------ -------------------
                                                         $272,863             $296,556              $289,922
                                                      =================  ================== ===================


        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                        (IN THOUSANDS OF U.S. DOLLARS)



                                                Three months ended                          Year ended
                                          ------------------------------- -----------------------------------------------
                                             March 31,       March 31,     December 31,     December 31,   December 31,
                                               2001            2000            2000             1999           1998
                                          ---------------- -------------- ---------------  ------------------------------
                                            (unaudited)     (unaudited)
GROSS RENTAL INCOME                        $  9,570        $  10,872      $   39,651        $  38,995     $    27,370

PROPERTY OPERATING COSTS                      3,093            3,453          12,858           12,849           8,792
                                          ---------------- -------------- ---------------  ------------------------------
RENTAL INCOME                                 6,477            7,419          26,793           26,146          18,578

INTEREST AND OTHER INCOME                       314              462           1,518            1,796             585
                                          ---------------- -------------- ---------------  ------------------------------
                                              6,791            7,881          28,311           27,942          19,163
                                          ---------------- -------------- ---------------  ------------------------------

INTEREST AND OTHER EXPENSES
 (INCOME)
 Interest
    Mortgages (Note 11)                       3,099            2,466          11,996           10,030           6,589
    Affiliated entities                          --              890           3,562            3,793           2,279
    Debentures                                   --               --              --              382             512
                                          ---------------- -------------- ---------------  ------------------------------
                                              3,099            3,356          15,558           14,205           9,380

 Corporate expenses                             183              114             642            1,795           1,140
 Management fee to parent                       650              908           3,632               --              --
 Depreciation                                 1,559            1,858           6,984            6,330           4,325
  quity(income) loss from investments
 E  in joint ventures                          (127)             134            (293)            (659)           (204)
 Other                                           --               --              --               --           3,531
                                          ---------------- -------------- ---------------  ------------------------------
                                              5,364            6,370          26,523           21,671          18,172
                                          ---------------- -------------- ---------------  ------------------------------
OPERATING INCOME BEFORE THE
 UNDERNOTED                                   1,427            1,511           1,788            6,271             991

PREVIOUS MANAGEMENT'S
 INCENTIVE AND OTHER FEES
 (Note 14)                                       --               --          14,944               --              --

TERMINATION OF ADVISORY
 SERVICES (Note 12(d))                           --               --              --            8,204              --
                                          ---------------- -------------- ---------------  ------------------------------
OPERATING (LOSS) INCOME BEFORE
 INCOME AND OTHER TAXES                       1,427            1,511         (13,156)          (1,933)            991
                                          ---------------- -------------- ---------------  ------------------------------

INCOME AND OTHER TAXES (Note 15)
 Current                                         50               95              25              595             835
 Deferred                                       455              525          (4,626)          (1,239)           (596)
                                          ---------------- -------------- ---------------  ------------------------------
                                                505              620          (4,601)            (644)            239
                                          ---------------- -------------- ---------------  ------------------------------
NET EARNINGS (LOSS) FOR THE PERIOD        $     922        $      891     $   (8,555)      $   (1,289)    $        752
                                          ================ ============== ===============  ==============================


        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY


                         (IN THOUSANDS OF U.S. DOLLARS)

                                                            Common Shares              Additional                         Total
                                                      -------------------------         Paid-In                        Shareholder's
YEARS ENDED                                            Number           Amount           Capital          Deficit         Equity
                                                      --------         --------        ----------        --------      -------------
                                                     (Note 10)
BALANCE,
   DECEMBER 31, 1997                                        30         $ 19,391         $ 10,143         $ (3,614)       $ 25,920

ISSUANCE OF COMMON SHARES                                   50           32,247               --               --          32,247

NET EARNINGS                                                --               --               --              752             752
                                                      --------         --------         --------         --------        --------
BALANCE,
   DECEMBER 31, 1998                                        80           51,638           10,143           (2,862)         58,919

ISSUANCE OF COMMON SHARES                                   37           23,431               --               --          23,431

NET LOSS                                                    --               --               --           (1,289)         (1,289)
                                                      --------         --------         --------         --------        --------
BALANCE,
   DECEMBER 31, 1999                                       117           75,069           10,143           (4,151)         81,061

NET LOSS                                                    --               --               --           (8,555)         (8,555)
                                                      --------         --------         --------         --------        --------
BALANCE,
    DECEMBER 31, 2000                                      117         $ 75,069         $ 10,143         $(12,706)       $ 72,506
                                                      ========         ========         ========         ========        ========



                                                           Common Shares                Additional                         Total
                                                       -------------------------         Paid-In                       Shareholder's
THREE MONTHS ENDED                                     Number            Amount          Capital          Deficit         Equity
                                                       --------         --------       ------------      -----------     -----------
                                                       (Note 10)                        (unaudited)      (unaudited)     (unaudited)
                                                              (unaudited)
BALANCE,
  JANUARY 1, 2000                                           117         $ 75,069         $ 10,143         $ (4,151)       $ 81,061

NET EARNINGS                                                 --               --               --              891               891
                                                       --------         --------         --------         --------        --------
BALANCE,
  MARCH 31, 2000                                            117         $ 75,069         $ 10,143         $ (3,260)       $ 81,952
                                                       ========         ========         ========         ========        ========
BALANCE,
  JANUARY 1, 2001                                           117         $ 75,069         $ 10,143         $(12,706)       $ 72,506

ISSUANCE OF COMMON SHARES                                    21           22,327               --               --          22,327

NET EARNINGS                                                 --               --               --              922             922
                                                       --------         --------         --------         --------        --------
BALANCE,
  MARCH 31, 2001                                            138         $ 97,396         $ 10,143         $(11,784)       $ 95,755
                                                       ========         ========         ========         ========        ========

        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                      (IN THOUSANDS OF U.S. DOLLARS)


                                                              Three months ended                        Year ended
                                                          --------------------------     -------------------------------------------
                                                          March 31,       March 31,      December 31,    December 31,   December 31,
                                                            2001            2000            2000            1999            1998
                                                          ---------       ---------      ------------  --------------   ------------
                                                         (unaudited)     (unaudited)
NET (OUTFLOW) INFLOW OF CASH
   RELATED TO THE FOLLOWING
      ACTIVITIES

OPERATING
   Net earnings (loss)                                    $     922       $     891       $  (8,555)      $  (1,289)      $     752
   Items not affecting cash
      Depreciation                                            1,559           1,858           6,984           6,330           4,325
      Loss (gain) on sale of real estate                         --              22             (71)             --              --
      Deferred income taxes                                     455             525          (4,626)         (1,239)           (596)
      Equity income from investments in
         joint ventures                                        (127)            134            (293)           (659)           (204)

   Change in assets and liabilities
      Amounts receivable                                      1,498           1,361           8,422             621          (1,590)
      Other assets                                               96              40          (3,065)           (161)         (3,071)
      Accounts payable and accrued
      liabilities                                              (441)            (37)         (2,877)          8,177           3,718
                                                          ---------       ---------       ---------       ---------       ---------
                                                              3,962           4,794          (4,081)         11,780           3,334
                                                          ---------       ---------       ---------       ---------       ---------
INVESTING
   Acquisition of shopping centres                               --              --              --          (7,143)       (100,124)
   Expansion and redevelopment of shopping
      centres                                                  (952)         (1,121)         (5,402)         (7,852)         (7,105)
   Proceeds on disposition of shopping
   centres                                                       --           5,000          14,000              --              --
   Distributions from joint ventures                             --              --           3,667             839              --
   Contributions to joint ventures                               --          (2,981)         (5,802)         (8,357)         (1,357)
   Advances to development partner                               --          (2,833)         (2,968)         (5,362)         (2,074)
   Investment in mortgages                                       --           4,470           4,470          (4,470)             --
   Due from affiliated entities                                  --              --         (31,259)             --              --
                                                          ---------       ---------       ---------       ---------       ---------
                                                               (952)          2,535         (23,294)        (32,345)       (110,660)
                                                          ---------       ---------       ---------       ---------       ---------
FINANCING
   Issue of common shares                                        --              --              --          23,431          32,247
   Due to affiliated entities                                (1,728)             --              --         (40,037)         22,400
   Proceeds from mortgage financings                             --          32,664          75,725          44,743          70,971
   Repayment of mortgages payable                              (301)        (37,917)        (54,754)        (11,709)           (546)
   Repayment of debentures                                       --              --          (6,579)           (895)
                                                          ---------       ---------       ---------       ---------       ---------
                                                             (2,029)         (5,253)         20,971           9,849         124,177
                                                          ---------       ---------       ---------       ---------       ---------
INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                             981           2,076          (6,404)        (10,716)         16,851

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                        2,025           8,429           8,429          19,145           2,294
                                                          ---------       ---------       ---------       ---------       ---------
CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                          $   3,006       $  10,505       $   2,025       $   8,429       $  19,145
                                                          =========       =========       =========       =========       =========

SUPPLEMENTARY INFORMATION
   Cash income taxes paid                                 $      --       $      --       $      25       $     836       $   1,037
   Cash interest paid                                     $   3,159       $   2,647       $  13,697       $  13,335       $   6,864

        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)


1.       SIGNIFICANT ACCOUNTING POLICIES

       The Company was incorporated under the laws of the state of Delaware on October 6, 1988, to engage in the business of acquiring, expanding, developing and redeveloping, and owning neighborhood and community shopping centres. The Company is an indirect wholly-owned subsidiary of Centrefund Realty Corporation ("CRC") which is itself indirectly controlled by Gazit Inc.

       The Company's financial statements are presented in accordance with accounting principles generally accepted in the United States and its significant accounting policies are as follows:

       PRINCIPLES OF CONSOLIDATION

       The accompanying consolidated financial statements include the financial position, results of operations and cash flows of the Company and its wholly-owned subsidiaries. The Company also has three non-controlling interests in three separate unconsolidated real estate joint ventures, which are accounted for under the equity method. All significant intercompany amounts have been eliminated.

       SHOPPING CENTRES AND SHOPPING CENTRES UNDER REDEVELOPMENT

       Shopping centres are stated at cost less accumulated depreciation. Shopping centres under redevelopment are stated at cost. In the event that there is an impairment, the carrying value of the property is reduced to its estimated fair value. Cost includes all expenditures incurred in connection with the acquisition and redevelopment of the properties. These expenditures include acquisition costs, construction costs, other direct costs, building improvement costs and carrying costs. Carrying costs (including property taxes and interest on both specific and general debt, net of operating results) are capitalized into the cost of the properties until the property changes from non-operating to operating (which is based on achieving a satisfactory occupancy level within a predetermined time limit no later than one year from cessation of major construction activities). At that time, costs are no longer capitalized.

       The book values are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Impairment is recognized when estimated future cash flows (undiscounted and without interest charges) to be received from the ongoing use and residual worth of the properties are less than the carrying amount of the property. These projections take into account the specific business plan for each property and management's best estimate of the most probable set of economic conditions anticipated in its market area.

       If impairment analysis assumptions change, then adjustments to the carrying amount of the Company's assets could occur. To the extent that a property is impaired, the excess of the carrying amount of the property over its estimated fair value is charged to income. There was no impairment charges recorded to the carrying value of the shopping centres and shopping centres under redevelopment for the periods ended March 31, 2001 and 2000, and December 31, 2000, 1999 and 1998.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       DEPRECIATION

       Depreciation of the Company's buildings and improvements is provided for using the straight-line method over the estimated useful lives of the assets which is typically 40 years, except for building improvements related to tenant improvements which are amortized over the lesser of the asset's useful lives or the terms of the related leases.

       Leasing fees and tenant inducements incurred on securing leases are amortized over the term of such leases on a straight-line basis.

       The Company amortizes commitment fees and other costs incurred in connection with debt financing over the term of such financing.

       CASH AND CASH EQUIVALENTS

       For the purposes of the statements of cash flows, the Company considers certificates of deposit with an initial maturity of three months or less to be cash equivalents.

       INVESTMENTS IN JOINT VENTURES

       The Company accounts for its investments in joint ventures using the equity method. Should management determine that an investment has suffered a decline in value which it considered to be other than temporary, the investment would be written down to estimated realizable value.

       GROSS RENTAL INCOME

       Gross rental income includes rents earned from tenants under lease agreements and incidental income.

       INCOME TAXES

       Income taxes are accounted for using the liability method. Under this method, deferred income taxes are recognized for the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values.

       Deferred income taxes are computed using enacted corporate income tax rates for the years in which the differences are expected to reverse.

       OTHER COMPREHENSIVE INCOME

       A statement for other comprehensive income has not been prepared as there are no components of other comprehensive income.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       FINANCIAL INSTRUMENTS

       The fair value of the Company's financial instruments is estimated based on the amount at which these instruments could be exchanged in a transaction between knowledgeable and willing parties. Fair value is estimated using market values where available or using present value techniques and assumptions concerning the amount and the timing of expected future cash flows and discount rates which reflect the appropriate level of risk of the instrument. The estimated fair values may differ from those which could be realized in an immediate settlement of the instruments. The fair value of cash and cash equivalents approximates their carrying value.

       Certain amounts receivable, other assets, and accounts payable and accrued liabilities, are assumed to have a fair value that approximates their historical cost carrying amount due to their short-term nature.

       The fair value of the loans and mortgages receivable, and mortgages payable has been determined by discounting the cash flows of these financial obligations using market rates for debt of similar corresponding terms and risk.

       The Company may periodically enter into interest rate swap transactions to fix interest rates on debt or to lock in rates on anticipated debt issuances. These derivative financial instruments are designated as hedges and are effective in meeting the risk reduction objectives of the Company by generating cash flows which offset the cash flows related to the debt in respect of amount and timing. The initial cost of entering into such transactions is recorded as interest expense over the term of the debt. Any ongoing difference payable or receivable on such transactions is recorded as an adjustment to interest expense.

       NEW ACCOUNTING PRONOUNCEMENTS

       Beginning January 1, 2001, the Company will be adopting FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under FASB Statement No. 138 ("SFAS 138"). FAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or shareholder's equity (as a component of comprehensive income), depending on whether the derivative is designated as a hedge and whether it is being used to hedge changes in fair value or cash flows. SFAS 138 amends certain provisions of SFAS 133 to clarify four areas causing difficulties in implementation. As of March 31, 2001 and January 1, 2001, the cumulative effect of adopting SFAS 133, as amended by SFAS 138, did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)


1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       USE OF ESTIMATES

       The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from such estimates.

2.     SHOPPING CENTRES

       Shopping centres consist of the following:

                                               March 31,         December 31,        December 31,
                                                 2001               2000                1999
                                            ---------------     --------------     ---------------
                                             (unaudited)
Shopping centres in operation
Land                                          $  46,758           $  46,758           $  49,035
Buildings and improvements                      200,805             199,678             207,271
                                              ---------           ---------           ---------
Deferred leasing costs                            8,210               8,078               6,012
                                                255,773             254,514             262,318

Accumulated depreciation                        (23,031)            (21,536)            (16,315)
                                              ---------           ---------           ---------
                                                232,742             232,978             246,003
                                              ---------           ---------           ---------

Shopping centres under redevelopment
Acqusition costs                                  2,460               2,460               2,258
Development costs                                     4                 690               2,135
Interest costs                                      234                 140                 600
Other net carrying costs                            529                 244                 513
                                                  3,227               3,534               5,506
                                              ---------           ---------           ---------
                                              $ 235,969           $ 236,512           $ 251,509
                                              =========           =========           =========




                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

3.     INVESTMENTS IN JOINT VENTURES

       Investments in joint ventures consist of the following:


                                                                  March 31, 2001
                                ----------------------------------------------------------------------------------------
                                                                                  (unaudited)
                                 Balance,          Net Income
                                Beginning of           for                                                    Balance,
                                  Period           the Period          Distributions        Contributions    End of Period
                                ------------       ------------        -------------        -------------    -------------
Cashmere Developments
  Joint Venture                    $ 1,313               $ 10             $    --               $   --         $  1,323

Centrefund Development
  Group LLC                          6,986                 42                  --                   --            7,028

Centrefund Development
  Group II LLC                       3,408                 75                  --                   --            3,483
                                   -------             -----              ------               -------           -------
                                  $ 11,707              $ 127             $    --               $   --         $ 11,834
                                   =======             =====              ======               =======           =======




                                                               December 31, 2000
                                ----------------------------------------------------------------------------------------
                                 Balance,          Net Income
                                Beginning of       (Loss) for                                                  Balance,
                                  Period           the Period          Distributions        Contributions    End of Period
                                ------------       ------------        -------------        -------------    -------------
Cashmere Developments
  Joint Venture                    $ 1,765              $ 11              $ (463)             $     --          $ 1,313

Centrefund Development
  Group LLC                          4,193              (339)                 --                 3,132            6,986

Centrefund Development
  Group II LLC                       3,321               621              (3,204)                2,670            3,408
                                   -------             -----              ------               -------           -------
                                   $ 9,279             $ 293            $ (3,667)              $ 5,802         $ 11,707
                                   =======             =====              ======               =======           =======





                                                                  December 31, 1999
                                ----------------------------------------------------------------------------------------
                                 Balance,          Net Income
                                Beginning of       (Loss) for                                                  Balance,
                                  Period           the Period          Distributions        Contributions    End of Period
                                ------------       ------------        -------------        -------------    -------------

Cashmere Developments
  Joint Venture                      $ 443             $ 139              $ (610)              $ 1,793           $ 1,765

Centrefund Development
  Group LLC                             --               194                  --                 3,999             4,193

Centrefund Development
  Group II LLC                         659               326                (229)                2,565             3,321
                                   -------             -----              ------               -------           -------
                                   $ 1,102             $ 659              $ (839)              $ 8,357           $ 9,279
                                   =======             =====              ======               =======           =======

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




3.     INVESTMENTS IN JOINT VENTURES (CONTINUED)

       The Company has non-controlling interests in three separate unconsolidated equity investment joint ventures. These ventures own land, shopping centres and shopping centres under development and are primarily engaged in the development of neighborhood and community-sized shopping centres.

       The Company holds a 50.1% non-controlling interest in two of the joint ventures (Centrefund Development Group LLC and Centrefund Development Group II LLC) with North American Shopping Center Corp. ("NASCC") holding the remaining 49.9% interest. NASCC is indirectly controlled by the Company's Property Manager and two of the Company's former directors. The Company holds a 50% interest in Cashmere Developments Joint Venture with NASCC and another unrelated party each holding 25%.

       Subsequent to year end, in accordance with the terms of the partnership agreements, the partners agreed to wind up the partnerships on an orderly basis. Any properties not purchased by the partners will be sold to third parties.

       The Company has advanced at March 31, 2001 $12.5 million ($12.2 million and $9.2 million at December 31, 2000 and 1999, respectively) in loans to its development partner, NASCC, to partially finance its investment in the development partnership. The loans bear interest at rates varying from the Company's cost of funds to 10%. For the period ended March 31, 2001, the Company earned interest of $ 0.4 million ($1.3 million and $0.7 million at December 31, 2000 and 1999, respectively) from loans to the development partner which will be repaid from cash flows generated from the development properties and from the development partner's share of proceeds generated from refinancing or sales.

       The Company is contingently liable for certain of the obligations of the partnership ventures and all of the assets of the partnership ventures are available for the purpose of satisfying such obligations and guarantees (See Note 16).

       The following amounts represent condensed combined financial information on the partnership interests:

                                         March 31,         December 31,        December 31,
                                            2001               2000               1999
                                        ------------      ---------------     --------------
                                        (unaudited)
Assets                                    $ 58,607           $ 56,374           $ 36,071
Liabilities                               $ 37,935           $ 35,011           $ 18,411
Revenues                                  $    991           $  2,578           $  1,373
Expenses                                  $    737           $  1,992           $     55

Cash flows provided by (used in)
   Operating activities                   $   (438)          $    829           $  1,752
   Financing activities                   $  3,898           $ 19,873           $ 21,818
   Investing activities                   $ (3,520)          $(20,746)          $(23,469)


                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



4.     CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of the following:

                                March 31,     December 31,     December 31,
                                 2001             2000            1999
                               ----------     ------------     -----------
                              (unaudited)

Cash                             $3,006          $2,025          $2,321
Certificates of deposit              --              --           6,108
                                 ------          ------          ------
                                 $3,006          $2,025          $8,429
                                 ======          ======          ======


5.     AMOUNTS RECEIVABLE

       Amounts receivable consist of the following:

                                    March 31,     December 31,      December 31,
                                      2001            2000             1999
                                   ----------     ------------      ------------
                                  (unaudited)

Amounts receivable                  $  1,742           $  3,715        $  3,117
Loans receivable from
   development partner (a)            12,511             12,213           9,245
Mortgage receivable (b)                   --                 --           4,470
Allowance for doubtful accounts          (32)              (209)           (303)
                                    --------           --------        --------
                                    $ 14,221           $ 15,719        $ 16,529
                                    ========           ========        ========


       (a) Pursuant to a memorandum of agreement dated September 15, 1997, the Company has advanced amounts to fund development activities in partnerships with NASCC and affiliates (see Note 3), to finance a portion of its capital requirements in the development partnerships. The loans bear interest at rates varying from the Company's cost of funds to 10% and are repayable from the development partner's share of proceeds generated from refinancings or sales. The Company has taken assignments of the development partner's debt and equity interests in the development partnerships as security for the loans receivable.

       (b) The mortgage receivable due, from one of the partnership ventures (see Note 3), bore interest at the rate of 10% and was repaid in 2000. In 2000, the Company earned interest income in the amount of $0.4 million (1999 - $0.4 million).

       The fair value of the loans and mortgage receivable at March 31, 2001, December 31, 2000 and 1999 approximate their carrying amounts.

       The Company is exposed to credit risk to the extent that debtors fail to meet their obligations. This risk is alleviated by minimizing the amount of exposure the Company has to any one tenant, ensuring a diversified tenant mix, acquiring properties in superior geographic locations, and by the hypothecated properties.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



6.     OTHER ASSETS

       Other assets consist of the following:

                                    March 31,     December 31,      December 31,
                                      2001            2000             1999
                                   ----------     ------------      ------------
                                  (unaudited)

Deferred financing costs            $  2,583        $  2,330        $  1,180
Prepaid expenses and other assets      3,982           4,395           2,996
                                    --------        --------        --------
                                    $  6,565        $  6,725        $  4,176
                                    ========        ========        ========



7.     DUE FROM/TO AFFILIATED ENTITIES

       Amounts due from/to entities under common control bear interest at varying rates, are unsecured and are repayable on demand. The fair value of the amounts due to affiliated entities at March 31, 2001, December 31, 2000 and 1999 approximate their carrying values.

       Effective January 2, 2001, $27.7 million of amounts due to and from affiliates were offset and $22.3 million due to an affiliated entity was settled in return for the issuance of 21 common shares of the Company.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



8.     MORTGAGES PAYABLE

       Mortgages payable secured by shopping centres consist of the following:


                            Interest                                March 31,      December 31,    December 31,
Property                      Rate             Maturity Date          2001            2000             1999
                         ----------------   ---------------------  ------------  --------------  ---------------
                                                                   (unaudited)
Harbour Center                       7.0    October 1, 2013           $ 12,610        $ 12,645         $ 12,770
Arlington/Village
    by the Parks                    8.18    June 1, 2002                 3,786           3,805            3,881
Plymouth Park - North               8.25    August 1, 2010               8,993           9,040               --
Plymouth Park - West                8.25    August 1, 2010               2,569           2,583               --
Eckerd Plaza - South                8.25    August 1, 2010                 642             646               --
Kroger Plaza - East                 8.25    August 1, 2010                 642             646               --
Sterling Plaza                      8.75    September 1, 2005            4,239           4,260            4,337
Townsend Square                      8.5    October 1, 2005              5,036           5,051            5,108
Minyards/Garland                    8.32    November 1, 2010             2,599           2,607               --
Wurzbach Centre                 Variable    December 31, 2004            1,061           1,064               --
Boynton Plaza                       8.03    July 1, 2010                 7,663           7,676            4,752
Prosperity Centre                  7.875    March 1, 2009                7,261           7,332            7,604
Westburry                            7.3    October 1, 2008              2,348           2,352            2,376
Jonathans Landing                   8.05    May 1, 2010                  2,979           2,984               --
Turkey Lake/Kirkman                 8.74    June 1, 2010                 9,705           9,719               --
Ross/West Hills                     8.74    June 1, 2010                 6,769           6,779               --
Bluffs Square Shoppes               8.74    June 1, 2010                10,278          10,292               --
                                                                      --------        --------        ---------
                                                                        89,180          89,481           40,828
                                                                      --------        --------        ---------

Mortgages payable to a company under common control

Copperfield                        6.615    October 31, 2003             9,350           9,350            9,350
Steeplechase                       7.005    February 1, 2004             6,935           6,935            6,935
Mission Bend                       7.005    February 1, 2004             7,007           7,007            7,007
Grogan's Mill                      7.005    February 1, 2004             8,794           8,794            8,794
Beechcrest                         7.005    February 1, 2004             4,362           4,362            4,362
Kingwood                           7.005    February 1, 2004                --              --            6,077
Marco Island               LIBOR + 1.625    November 1, 2003             9,790           9,790            9,790
Oakbrook                   LIBOR + 1.625    February 1, 2003             8,663           8,663            8,663
Sawgrass                   LIBOR + 1.625    June 1, 2005                 8,580           8,580            6,490
Boca Village               LIBOR + 1.625    June 1, 2005                 9,295           9,295            7,508
Woodforest/Eastbelt                7.005    February 1, 2004                --              --            5,077
Turkey Lake/Kirkman        LIBOR + 1.625    June 1, 2010                    --              --            6,985
Ross/West Hills            LIBOR + 1.625    June 1, 2010                    --              --            4,565
Bluffs Square Shoppes      LIBOR + 1.625    June 1, 2010                    --              --           8,855
                                                                        72,776          72,776          100,458
                                                                      --------        --------        ---------
                                                                      $161,956        $162,257        $ 141,286
                                                                      ========        ========        =========


       Included in mortgage interest expense at March 31, 2001 and 2000 is $ 1.3 million and $ 1.9 million, respectively, (December 31, 2000 - $6.7 million; 1999 - $6.8 million; 1998 - $3.2 million) paid on mortgages to a company under common control.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




8.     MORTGAGES PAYABLE (CONTINUED)

       As at December 31, 2000, principal repayments of mortgages payable are due as follows:

             Year ending December 31,
             2001                            $  1,315
             2002                               5,415
             2003                              20,288
             2004                              28,083
             2005                              34,878
             Thereafter                        72,278
                                             --------
                                             $162,257
                                             ========


       The fair value of mortgages payable at March 31, 2001, December 31, 2000 and 1999 approximate their carrying values.

       The Company is exposed to financial risks arising from fluctuations in interest rates that could cause a variation in earnings. The Company periodically enters into interest rate swap transactions to fix interest rates on current or future outstanding debt. The Company has entered into interest rate swap contracts on $18.2 million of debt included in mortgages payable, effectively converting the debt from variable rate debt into fixed rate debt maturing in 2001.

       As part of its risk management program, the Company endeavors to maintain an appropriate mix of fixed rate and floating rate debt and strives to match the nature and timing of lease inflows to financing thereon.

9.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                  March 31,              December 31,        December 31,
                                     2001                  2000                  1999
                                ---------------      ----------------     -----------------
                                 (unaudited)
Accounts payable                    $ 3,928               $ 4,647               $ 5,502
Accrued liabilities                   5,802                 5,448                 7,639
Security deposits                     1,622                 1,698                 1,529
                                   --------              --------              --------
                                   $ 11,352              $ 11,793              $ 14,670
                                   ========              ========              ========


                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



10.    SHARE CAPITAL

       The share capital of the Company consists of the following:

                                                       March 31,            December 31,          December 31,
                                                          2001                  2000                  1999
                                                     ---------------      ----------------     -----------------
                                                      (unaudited)
Authorized
          3,000 common shares without par value
Issued
            138 common shares (December 31,
                2000 and 1999 - 117
                common shares)                            $ 97,396             $ 75,069              $ 75,069
                                                          ========             ========              ========



       Effective January 2, 2001, the Company issued 21 common shares to an affiliated entity with a value of $22.3 million in consideration for the settlement of amounts due to affiliated entities in the amount of $22.3 million.

11.    INTEREST EXPENSE ON MORTGAGES

       Interest expense incurred on mortgages consists of the following:

                                      Three months ended         Year ended
                                 -----------------------------  ----------------------------------------------
                                  March 31,       March 31,      December 31,    December 31,   December 31,
                                     2001           2000            2000            1999            1998
                                 -------------  --------------  --------------  --------------  --------------
                                 (unaudited)     (unaudited)

Total interest cost                  $ 3,160         $ 2,494        $ 12,250        $ 10,592         $ 7,250
Less interest capitalized on
    Shopping centres
      under development                  (61)            (28)           (254)           (562)           (661)
                                     -------         -------        --------        --------         -------
                                     $ 3,099         $ 2,466        $ 11,996        $ 10,030         $ 6,589
                                     =======         =======        ========        ========         =======




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES

       Dawsco Realty Advisory Corp. (the "Advisor"), a private Ontario corporation controlled by two of the ultimate parent company's former directors, one of whom was the Chairman, President and Chief Executive Officer of the parent company until August 18, 2000, was responsible for managing and administering all the affairs of the Company, pursuant to an Advisory Agreement made February 15, 1994 (the "Advisory Agreement") and subsequently revised effective January 1, 2000.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES (CONTINUED)

       The fees paid, advanced, or accrued to the Advisor, expressed in thousands of dollars, are summarized as follows:

                                        Three months ended        Year ended
                                    ---------------------------- ---------------------------------------------
                                     March 31,      March 31,     December 31,    December 31,  December 31,
                                        2001          2000           2000            1999           1998
                                    ------------- -------------- --------------  -------------- --------------
                                    (unaudited)    (unaudited)
Advisory fees(a)                            $ --         $  --       $     --         $ 1,763        $ 1,056
Acquisition and disposition fees(b)           --            --             --             122            818
Annual incentive fees(c)                      --           368            550             482            210
Advisory termination fees(d)                  --            --           (968)          8,204             --
Fair value incentive amount and
   other fees (Note 14)                       --            --         13,694              --             --
Annual base incentive fees(d)(ii)             --           155            362              --             --
                                            ----         -----       --------        --------        -------
Total                                       $ --         $ 523       $ 13,638        $ 10,571        $ 2,084
                                            ====         =====       ========        ========        =======



       (a)   Advisory Fees

             Until December 31, 1999 (see Note 12 (d)), the Advisor was paid an annual advisory fee equal to 0.6% of the total cost of the Company's assets.

             During 1999, $0.18 million (1998 - $0.18 million) in advisory fees were capitalized to shopping centres under redevelopment and land and shopping centres under development.

       (b)   Acquisition and Disposition Fees

             Until December 31, 1999 (see Note 12 (d)), the Advisor was also paid an acquisition fee of 1.5% of the total acquisition price upon the purchase of any property by the Company and a disposition fee of 0.5% of the aggregate sale price of any property sold by the Company.

       (c)   Annual Incentive Fees

             Until August 17, 2000 (see Note 14), the Advisor was entitled to earn an annual incentive fee equal to 20% of the amount by which the aggregate net property cash flow and the aggregate net sale proceeds generated by the Company's shopping center portfolio, and other related assets, exceed 10% of the aggregate equity invested in such portfolio and other assets.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES (CONTINUED)

        (d)  Advisory Termination Fees

             In November 1999, the Board of Directors of the Company approved a transaction to terminate the advisory fee and acquisition and disposition fee components and revise the incentive fee provisions of the Advisory Agreement. Pursuant to the transaction, the amended Advisory Agreement could be terminated by the Company at the expiration of the current term on March 29, 2004, subject to obtaining shareholder approval or upon the expiration of any subsequent term. In addition, the Advisor agreed to continue to provide the strategic services of the parent company's Chairman, President and Chief Executive Officer. The transaction took effect on January 1, 2000.

             If the amended Advisory Agreement was terminated March 29, 2004, then:

             o Effective January 1, 2000 and for the balance of the term, the annual incentive fees (see Note 12 (c)) would be calculated solely with reference to the shopping center portfolio and related assets owned by the Company as at September 30, 1999;

             o The Fair Value Incentive Amount (see Note 14), payable upon termination of the amended Advisory Agreement, would be calculated solely with reference to the shopping center portfolio and related assets owned by the Company as at September 30, 1999;

             o The Company would have the option to satisfy the Fair Value Incentive Amount in a combination of cash and common shares of CRC, provided that the cash portion of such combined payment represented at least 50% thereof, the common shares forming part of such combined payment were issued on a tax-deferred basis to the Advisor and certain other conditions were met; and

             o The property management agreement would be terminated effective March 29, 2004 (see Note 13).

       As consideration for the amendments to the Advisory Agreement and in consideration for the Advisor continuing to provide the strategic services of the Company's Chairman, President and Chief Executive Officer, the Advisor was to receive the following:

       (i) An advisory termination fee of $6.4 million (Cdn. $9.5 million) plus interest to the payment date in the amount of $0.27 million.

       (ii) An annual base incentive fee. An amount of $0.36 million was paid under this agreement in 2000. On the change of control (see Note
             14), under the terms of the amended Advisory Agreement, the total amount payable to the end of the contract term was accelerated and resulted in a further $2.7 million payment.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES (CONTINUED)

       (iii) A stock appreciation package, which effectively represented at the time of issue the appreciation in the value of 1,500,000 common shares of CRC measured with reference to a base price of Cdn. $14 per share, which would be satisfied by the payment of:

             (A) a fee of $1.5 million (Cdn. $2.2 million) which would, except in certain circumstances, be used to purchase incentive warrants of CRC ("Incentive Warrants") entitling the holder thereof to purchase an aggregate of up to 3,600,000 common shares of CRC at an exercise price of Cdn. $14 per share (as adjusted), having a term expiring on January 1, 2005; and

             (B) if applicable, a fee of $550 thousand (Cdn. $800 thousand) which would, except in certain circumstances, be used to purchase common share purchase warrants of CRC having a term of five years from the date of their issuance and representing a right to subscribe for up to 3,600,000 common shares of CRC less the aggregate number of common shares of CRC acquired by the holders of the Incentive Warrants for an exercise price equal to the greater of the fair market value of the common shares on the date of issuance of such warrants and Cdn. $14 per share (as adjusted).

       On the change of control, under the terms of the amended Advisory Agreement, the stock appreciation package became payable in cash as fair value and annual incentive amendment fees totaling $2.2 million (Cdn. $3.0 million).

       Pursuant to a fee sharing agreement, the Property Manager received a portion of all of the consideration received by the Advisor, except for the annual base incentive fee.

       A provision for the advisory termination transaction was recorded in the financial statements at December 31, 1999 totaling $8.20 million. The payment was in respect of the termination of the advisory fee and acquisition and disposition fee components of the Advisory Agreement and third party professional and consulting costs. The Advisory Agreement was terminated in August 18, 2000 in accordance with its terms (see Note 14).

13.    PROPERTY MANAGEMENT AND ASSET MANAGEMENT FEES

       Centrecorp Management Services Limited (the "Property Manager"), a private Ontario corporation controlled by two of the parent company's former directors, acts as the Company's property manager pursuant to a Property Management Agreement made February 15, 1994. The Property Management Agreement expires March 29, 2004. The Property Manager has also been retained by the joint venture partnerships to act as the partnership's property manager, investment advisor and consultant with respect to the acquisition, development and retention of property, pursuant to an agreement effective January 1, 2000. The Property Manager is responsible for all property management functions, including property administration, maintenance and leasing. This agreement was cancelled effective December 1, 2000 (see Note 14).

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




13.    PROPERTY MANAGEMENT AND ASSET MANAGEMENT FEES (CONTINUED)

       The fees earned by the Property Manager are summarized as follows:

                                         Three months ended                   Year ended
                                 -----------------------------------     -------------------------
                                  March 31,   March 31,    December 31,  December 31, December 31,
                                    2001         2000         2000         1999         1998
                                    ------       ------       ------     ------------ ------------
                                   (unaudited)    (unaudited)

Property and asset
   management fees                  $  381       $  290       $1,530       $  143       $  780
Construction supervision fees           49           23          295          283          271
Leasing fees                           288          160          947        1,005          617
Overhead cost reimbursements             1           46          140          106          125
                                    ------       ------       ------       ------       ------
Total                               $  719       $  519       $2,912       $1,537       $1,793
                                    ======       ======       ======       ======       ======

       The property manager also received a portion of the acquisition and disposition fees and annual incentive fees paid to the Advisor.

       Under the terms of an asset management agreement effective August 18, 2000, Equity One Realty & Management Inc. ("Equity One"), a wholly-owned subsidiary of Equity One, Inc., a publicly traded company controlled by the Company's ultimate controlling shareholder, was retained by the Company as an asset manager of the Company's United States portfolio until November 30, 2000 and thereafter for the Texas portfolio. The agreement is cancelable on 30 days notice. Equity One earned an amount of $0.35 million in 2000 under the terms of the agreement.

       Under the terms of a property management agreement effective December 1, 2000, Equity One was retained as property manager of the majority of the Company's Florida property portfolio. The agreement is cancelable on 120 days notice. Equity One earned an amount of $0.05 million in 2000 under the terms of the agreement.

14.    PREVIOUS MANAGEMENT'S INCENTIVE AND OTHER FEES

       On August 18, 2000, the Gazit Group purchased a controlling interest in the parent company, pursuant to the terms of a take-over bid (the "Offer"). Prior to this change in control, the former management had a number of incentives in place pursuant to advisory and certain other agreements as outlined in Note 12.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




14.    PREVIOUS MANAGEMENT'S INCENTIVE AND OTHER FEES (CONTINUED)

       On the acquisition of control, in accordance with the terms of the amended Advisory Agreement, all of the incentive fees became payable in cash and the Advisory Agreement was terminated. On termination of the Advisory Agreement, in accordance with its terms, the Advisor also became entitled to receive a fair value incentive amount equal to 20% of the excess of the fair market value of the Company's shopping center portfolio and other related assets over the aggregate of: (i) the recorded cost of such portfolio and assets, determined at the termination date, and (ii) the aggregate amount required to have provided the Company since March 29, 1994 with a 10% compound, cumulative annual return on the average aggregate equity allocable to such portfolio and assets, net of annual incentive fees paid to the Advisor and after taking into consideration aggregate net property cash flow and aggregate net sale proceeds received with respect to such portfolio and assets.

       Former management of the Company, which included the Company's former Chairman, President and Chief Executive Officer and who also controlled the Advisor, calculated and accrued the fair value incentive amount to be $8.8 million. This amount was recorded after an offer by the Gazit Group to acquire a controlling interest in the parent company in June 2000. At December 31, 2000, $3.7 million of the fair value incentive amount had been advanced. The unpaid amount, if any, is secured by a fixed and floating charge over two of the Company's shopping centres. The fair value incentive amount, as calculated by the Advisor, was based on the Advisor's estimate of the fair market value of the Company's shopping center portfolio.

       Current management of the Company is disputing the calculation of the fair value incentive amount, including amounts that have been advanced. When the dispute is resolved, the fair value incentive amount could be significantly different from the amount recorded.

       The previous management's incentive fees and certain other costs, primarily associated with the parent company's consideration of the Offer, and the cost of canceling the property management contract as it pertains to the Florida property portfolio, in accordance with a settlement agreement dated August 18, 2000, are summarized as follows:

Fair value incentive amount, as calculated and
   accrued by previous management and currently under dispute          $ 8,818
                                                                       -------
Acceleration of annual base incentive fee (Note 12 (d) (ii))             2,687
Fair value and annual incentive amendment fees (Note 12 (d) (iii))       2,189
                                                                        13,694
Property management cancellation fees                                    1,250
                                                                       -------
                                                                       $14,944
                                                                       =======

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)





15.    INCOME TAXES

       The Company's activities are carried out directly and through operating subsidiaries and partnership ventures in the United States.

       The income tax provision (recovery) reflected in the consolidated statements of operations differs from the amounts computed by applying the federal statutory rate of approximately 35% to income (loss) before income and other taxes as follows:

                                                  Three months ended                     Year ended
                                               March 31,     March 31,      December      December      December
                                                  2001          2000        31, 2000      31, 1999      31, 1998
                                              (unaudited)   (unaudited)
     Federal income tax provision
        (recovery) at statutory rate            $   499       $   529       $(4,605)      $  (698)          347
     Increase (decrease) in taxes resulting
        from State income taxes, net of
        federal impact                               36            38          (329)          (27)           25
     Other                                          (30)           53           333            81          (133)
                                                -------       -------       -------       -------       -------
                                                $   505       $   620       $(4,601)      $  (644)      $   239
                                                =======       =======       =======       =======       =======


         The Company's deferred income tax assets and liabilities are summarized as follows:

                                                                March 31,         December 31,       December 31,
                                                                  2001                2000               1999
                                                                ----------         ----------          ----------
                                                               (unaudited)
      Deferred income tax assets
           Losses available for carry-forward                   $    5,722         $    6,177          $        -
           Other assets                                              2,143              2,143               3,358
           U.S. state taxes and minimum tax credits                  1,380              1,380               1,053
                                                                ----------         ----------          ----------
                                                                     9,245              9,700               4,411
      Deferred income tax liabilities
           Shopping centres                                          7,977              7,977               7,316
                                                                ----------         ----------          ----------
      Deferred income tax assets (liabilities), net             $    1,268         $    1,723          $   (2,905)
                                                                ==========         ==========          ==========


       As at March 31, 2001, the Company has tax loss carry-forwards for income tax purposes of approximately $15 million ($16 million and $Nil at December 31, 2000 and 1999, respectively), which have been recognized as deferred income tax assets and are available to reduce future taxable income. These tax loss carry-forwards expire on December 31, 2020.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)






16.    CONTINGENCIES

       (a) The Company monitors its properties for the presence of hazardous or toxic substances. The Company is involved in a legal action relating to an environmental liability with respect to two of its properties. In management's opinion, the liability, if any, that may ultimately result from this environmental issue is not expected to have a material adverse effect on the Company's business assets or results of operations. The Company is not aware of any other environmental liability with respect to the properties. However, there can be no assurance that any other material environmental liabilities do not exist. The existence of any such material environmental liability would have an adverse effect on the Company's results of operations and cash flows.

       (b) The Company has provided guarantees at March 31, 2001 for approximately $ 35.0 million (December 31, 2000 and 1999 of $32.7 million and $19.1 million, respectively) to various lenders in connection with loans advanced to Centrefund Development Group.

       (c) The Company is also contingently liable for letters of credit at March 31, 2001 in the amount of $ 2.3 million (December 31, 2000 and 1999 of $2.3 million and $0.7 million, respectively) issued in the ordinary course of business.

17.    SUBSEQUENT EVENT

       The Company's indirect parent, Centrefund Realty Corporation ("Centrefund") entered into an agreement on May 18, 2001 to sell all of the outstanding shares of the Company to Equity One, Inc., ("Equity One") in exchange for 10,500,000 shares of common stock of Equity One. The transaction is subject to, among other things, the approval of the minority shareholders of Centrefund. Centrefund and Equity One share a common indirect parent company.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trust Managers and Shareholders
United Investors Realty Trust

         We have audited the accompanying consolidated balance sheets of United Investors Realty Trust and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, redeemable preferred shares and common shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Investors Realty Trust and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Dallas, Texas
February 2, 2001, except for Notes 12, 16 and 17
as to which the date is March 29, 2001

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                                       DECEMBER 31,
                                                                                             --------------------------------
                                         ASSETS                                                 2000                1999
                                                                                             ------------        ------------
Investment real estate:
     Land                                                                                    $ 45,720,241       $  48,964,963
     Buildings and improvements.......................................................        116,772,876         127,232,647
     Property under development.......................................................             70,893           1,105,343
                                                                                             ------------       -------------
                                                                                              162,564,010         177,302,953
     Less accumulated depreciation....................................................        (12,483,005)        (11,164,573)
                                                                                             ------------       -------------
     Investment real estate, net......................................................        150,081,005         166,138,380
Cash and cash equivalents.............................................................            297,567           1,807,791
Accounts receivable, net of allowance of $240,034 and $112,047 in 2000 and
   1999, respectively.................................................................          2,789,559           2,876,523
Other assets .........................................................................          6,814,779           4,143,068
                                                                                             ------------       -------------
          Total assets................................................................       $159,982,910       $ 174,965,762
                                                                                             ============-      =============
                       LIABILITIES, MINORITY INTEREST, AND COMMON
                                  SHAREHOLDERS' EQUITY

Liabilities:
     Mortgage notes payable............................................................      $ 48,362,796        $ 50,043,083
     Short-term notes and line of credit...............................................        23,044,800          22,953,000
     Capital lease obligations.........................................................         9,724,084          11,529,745
     Construction note payable.........................................................         4,878,132           5,198,132
     Accounts payable--trade............................................................        2,740,934           2,604,242
     Accrued property taxes............................................................         2,764,535           2,463,128
     Security deposits.................................................................           755,942             820,363
     Distributions payable.............................................................                             1,945,673
                                                                                             ------------        ------------
                                                                                                  --
     Total liabilities.................................................................        92,271,223          97,557,366
                                                                                             ------------        ------------
Minority interest in consolidated partnerships.........................................         2,104,775           2,745,791
Commitments and contingencies
Common shareholders' equity:
     Common shares of beneficial interest, no par value, 500,000,000 shares authorized; 9,525,289 shares issued; 8,652,292 and 9,043,892 shares
        outstanding at December 31, 2000 and 1999, respectively........................        87,281,424          87,233,173
     Accumulated deficit...............................................................       (15,493,672)         (8,517,310)
                                                                                             ------------        ------------
                                                                                               71,787,752          78,715,863
Less:
     Treasury shares, at cost, 872,997 and 470,997 at December 31, 2000 and
        1999, respectively.............................................................        (5,568,484)         (3,238,227)
     Shareholder notes receivable......................................................          (612,356)           (815,031)
                                                                                             ------------        ------------
          Total common shareholders' equity............................................        65,606,912          74,662,605
                                                                                             ------------        ------------
          Total liabilities, minority interest, and common shareholders'
             Equity....................................................................     $ 159,982,910        $174,965,762
                                                                                            =============        ============



                             See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         YEARS ENDED DECEMBER 31,
                                                                            ------------------------------------------------
                                                                                 2000              1999              1998
                                                                            ------------      ------------      ------------
Revenues:
     Base rents.........................................................    $ 19,398,661      $ 19,572,159      $ 13,231,250
     Percentage rents...................................................         137,851           315,400           322,633
     Lease termination fees.............................................         380,000            --                --
     Expense reimbursements.............................................       5,616,479         5,759,883         3,769,885
     Interest and other income..........................................         378,968           348,113           426,402
                                                                            ------------      ------------      ------------
          Total revenues................................................      25,911,959        25,995,555        17,750,170
                                                                            ------------      ------------      ------------
Expenses:
     Property operating.................................................       2,889,505         2,852,058         1,854,467
     Property taxes.....................................................       3,971,406         3,681,844         2,485,915
     Property management fees...........................................         213,497           272,272           307,783
     General and administrative.........................................       1,716,955         1,621,654         1,016,508
     Advisory fees......................................................       1,160,477         1,207,189           794,043
     Litigation.........................................................         227,926                --                --
     Interest (including write-off of $2,240,652 in unamortized
        bridge financing costs in 1998).................................       7,913,175         6,680,730         6,079,889
     Depreciation and amortization......................................       4,538,730         4,256,972         2,907,855
     Impairment loss....................................................       6,000,000                --                --
                                                                            ------------      ------------      ------------
          Total expenses................................................      28,631,671        20,572,719        15,446,460
Income (loss) before minority interest, gain on sale of real estate, extraordinary item and preferred share distribution
   requirements.........................................................      (2,719,712)        5,422,836         2,303,710
Minority interest in losses (earnings) of consolidated
   Partnerships.........................................................          41,939          (145,977)         (126,111)
Gain on sale of real estate.............................................       1,425,123                --                --
                                                                            ------------      ------------      ------------
Income (loss) before extraordinary item and preferred share
   distribution requirements............................................      (1,252,650)        5,276,859         2,177,599
Extraordinary item-prepayment penalties incurred on early
   extinguishment of debt...............................................         --                (36,477)         (232,532)
Net income (loss).......................................................      (l,252,650)        5,240,382         1,945,067
Preferred share distribution requirements...............................         --                --                (20,670)
                                                                            ------------      ------------      ------------
Net income (loss) available for common shareholders.....................    $ (1,252,650)      $ 5,240,382       $ 1,924,397
                                                                            ============      ============      ============
Net income (loss) before extraordinary item and preferred share
   distribution requirement per common share............................       $   (0.14)         $   0.56            $ 0.28
Extraordinary item per common share.....................................              --                --             (0.03)
Preferred share distribution requirement per common share...............              --                --                --
                                                                            ------------      ------------      ------------
Net income (loss) per common share (basic and diluted)..................       $   (0.14)         $   0.56          $   0.25
                                                                            ============      ============      ============
Weighted average shares outstanding.....................................       8,919,312         9,433,883         7,702,709
                                                                            ============      ============      ============



                             See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED
                     SHARES AND COMMON SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                    PREFERRED SHARES OF         COMMON SHARES OF
                                    BENEFICIAL INTEREST        BENEFICIAL INTEREST                          TREASURY SHARES
                                  ------------------------   -------------------------   ACCUMULATED    --------------------------
                                   NUMBER        AMOUNT        NUMBER        AMOUNT         DEFICIT        NUMBER         AMOUNT
                                  ---------   ------------   ----------   ------------   ------------   ------------   ------------
Balance at December 31, 1997         10,737   $    914,889   $8,345,077   $ (1,490,484)            --   $         --             --
Issuance of common shares of
  beneficial interest, net
of offering costs of $7,189,750          --             --    8,600,000     78,810,250             --             --             --
Redeemable preferred shares of
  beneficial interest
distributions, $9.00 per share           --             --           --             --        (20,670)            --             --
Preferred share retirement          (10,737)    (1,068,226)          --             --             --             --             --
Treasury share purchases                 --             --           --             --             --        (80,000)      (584,219)
Income before preferred share
  distribution requirements              --             --           --             --      1,945,067             --             --
Distributions ($0.645 per share)         --             --           --             --     (6,135,702)            --             --
                                  ---------   ------------   ----------   ------------   ------------   ------------   ------------


Balance at December 31, 1998             --             --    9,514,889     87,155,327     (5,701,789)       (80,000)      (584,219)
Treasury share purchases                 --             --           --             --             --       (469,500)    (3,210,686)
Share grant                              --             --           --             --             --          2,000         14,250
Stock options exercised                  --             --           --        220,103             --         81,503        594,928
Offering expenses                        --             --           --       (142,257)            --             --             --
Share forfeiture                         --             --           --             --             --         (5,000)       (52,500)
Distributions ($0.86 per share)          --             --           --             --     (8,055,903)            --             --
Net income                               --             --           --             --             --             --
                                  ---------   ------------   ----------   ------------   ------------   ------------   ------------
                                                                                                                          5,240,382
                                                                                                                       ------------
Balance at December 31, 1999             --             --    9,514,889     87,233,173     (8,517,310)      (470,997)    (3,238,227)
Issuance of common shares of
  beneficial interest                    --             --       10,400         55,180             --             --             --
Treasury share purchases                 --             --           --             --             --       (402,000)    (2,330,257)
Offering expenses                        --             --           --         (6,929)            --             --             --
Shareholder note payments                --             --           --             --             --             --             --
Shareholder note forgiveness             --             --           --             --             --             --             --
Distributions ($0.645 per share)         --             --           --             --     (5,723,712)            --             --
Net income (loss)                        --             --           --             --             --             --             --
                                  ---------   ------------   ----------   ------------   ------------   ------------   ------------
Balance at December 31, 2000             --   $         --    9,525,289     87,281,424   $(15,493,672)      (872,997)  $ (5,568,484)
                                  ---------   ============   ==========   ============   ============   ============   ============



                                    SHAREHOLDER
                                       NOTES
                                    RECEIVABLE       TOTAL
                                   ------------   ------------
Balance at December 31, 1997       $  7,922,819      1,068,226
Issuance of common shares of
  beneficial interest, net
of offering costs of $7,189,750              --     78,810,250
Redeemable preferred shares of
  beneficial interest
distributions, $9.00 per share               --        (20,670)
Preferred share retirement                   --     (1,068,226)
Treasury share purchases                     --       (584,219)
Income before preferred share
  distribution requirements                  --      1,945,067
Distributions ($0.645 per share)             --
                                   ------------   ------------
                                                    (6,135,702)
                                                  ------------
Balance at December 31, 1998                 --     80,869,319
Treasury share purchases                     --     (3,210,686)
Share grant                                  --         14,250
Stock options exercised                (815,031)            --
Offering expenses                            --       (142,257)
Share forfeiture                             --        (52,500)
Distributions ($0.86 per share)              --     (8,055,903)
Net income
                                   ------------   ------------
                                             --      5,240,382
                                   ------------   ------------
Balance at December 31, 1999           (815,031)    74,662,605
Issuance of common shares of
  beneficial interest                        --         55,180
Treasury share purchases                     --     (2,330,257)
Offering expenses                            --         (6,929)
Shareholder note payments                39,669         39,669
Shareholder note forgiveness            163,006        163,006
Distributions ($0.645 per share)             --     (5,723,712)
Net income (loss)                    (1,252,650)    (1,252,650)
                                   ------------   ------------
Balance at December 31, 2000       $   (612,356)  $ 65,606,912
                                   ============   ============






                             See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                YEARS ENDED DECEMBER 31,
                                                                      ------------------------------------------
                                                                         2000            1999          1998
                                                                      ------------   ------------   ------------
Cash flows from operating activities:
     Net income (loss)                                                $ (1,252,650)  $  5,240,382   $  1,945,067
                                                                      ------------   ------------   ------------
     Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation                                                    4,353,932      4,143,685      2,812,320
         Amortization                                                      622,901        290,250        134,565
         Impairment loss                                                 6,000,000             --             --
         Gain on sale of real estate                                    (1,425,123)            --             --
         Forgiveness of shareholder notes receivable                       163,006             --             --
         Extraordinary item                                                     --         36,477        232,532
         Amortization of bridge financing costs                                 --             --      2,240,652
         Minority interest in net (loss) earnings of consolidated
         partnerships
                                                                           (41,939)       145,977        126,111
         Share forfeiture                                                       --        (52,500)            --
     Payment of common shares for services                                      --         14,250             --
     (Increase) decrease in accounts receivable                             86,964        419,047     (1,935,374)
     Increase (decrease) in accounts payable-trade                              92        (37,623)     1,208,212
     Changes in other operating assets and liabilities                  (2,777,880)      (178,084)      (554,193)
                                                                      ------------   ------------   ------------


         Net cash provided by operating activities                       5,729,303     10,021,861      6,209,892
                                                                      ------------   ------------   ------------


Cash flows from investing activities:

Purchase of and capital improvements to investment real estate          (4,787,081)   (15,885,181)   (59,654,366)
Proceeds from sale of real estate                                        5,247,370             --             --
Receipts from (fundings to) escrow deposits                               (200,000)       181,378      1,503,389
                                                                      ------------   ------------   ------------


         Net cash provided by (used in) investing activities               260,289    (15,703,803)   (58,150,977)
                                                                      ------------   ------------   ------------


Cash flows from financing activities:

     Proceeds from bridge financing                                             --             --     53,689,913
     Payments on bridge financing                                               --             --    (53,689,913)
     Preferred share retirement                                                 --             --     (1,068,226)
     Proceeds from mortgage notes payable                                3,650,000             --             --
     Convertible note retirement                                                --             --       (212,400)
     Proceeds from short-term notes payable                              4,054,800     15,453,000      7,550,000
     Principal payments on mortgage notes payable                         (781,867)    (5,205,354)   (16,931,241)
     Principal payments on short-term notes payable                     (3,963,000)            --     (3,275,000)
     Principal payments on capital lease obligations                    (1,727,461)       (92,509)            --
     Proceeds from (repayments of) construction note payable              (320,000)     3,976,739      1,221,393
     Collections from shareholder notes receivable                          39,669             --             --
     Preferred share distribution                                               --             --        (20,670)
     Proceeds from public offering                                          55,180             --     86,000,000
     Offering costs                                                         (6,929)      (142,257)    (7,189,750)
     Payment of prepayment penalties                                            --        (36,477)      (232,532)
     Payment of bridge financing costs                                          --             --     (2,240,652)
     Payment of distributions                                           (7,669,385)    (8,155,932)    (4,090,000)
     Purchase of treasury shares                                          (326,100)    (3,210,686)      (584,219)
     Purchase of minority interest                                        (130,665)            --             --
     Distributions to holders of minority interests                       (233,284)      (225,470)    (1,697,883)
     Payment of loan acquisition costs                                    (140,774)      (357,416)      (147,789)
                                                                      ------------   ------------   ------------


         Net cash provided by (used in) financing activities            (7,499,816)     2,003,638     57,081,031
                                                                      ------------   ------------   ------------


Increase (decrease) in cash and cash equivalents                        (1,510,224)    (3,678,304)     5,139,946
Cash and cash equivalents at beginning of year                           1,807,791      5,486,095        346,149
                                                                      ------------   ------------   ------------


Cash and cash equivalents at end of year                              $    297,567   $  1,807,791   $  5,486,095
                                                                      ============   ============   ============



                             See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     United Investors Realty Trust and Subsidiaries (the "Company"), a Texas real estate investment trust ("REIT") is engaged in the acquisition, development, and management of neighborhood and community shopping centers in the Sunbelt states. The tenants of the Company's shopping centers include national and regional supermarkets and drug stores and other national, regional, and local retailers that provide basic necessity and convenience goods and services to the surrounding population.

     The Company operated from 1989 until 1998 as a private REIT. On March 13, 1998, the Company completed an initial public offering (the "IPO") of 7,600,000 common shares of beneficial interest. In April 1998, the Company issued another 1,000,000 common shares of beneficial interest pursuant to the exercise of the underwriters' overallotment options. Prior to the IPO, the Company had outstanding approximately 915,000 shares.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, and entities in which it owns controlling interests. All significant intercompany balances have been eliminated. Minority interests in the accompanying financial statements represent the allocable share of equity and earnings of consolidated partnerships attributable to interests held by third parties.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVESTMENT REAL ESTATE

     Investment real estate, consisting of 25 shopping centers, is recorded at cost less accumulated depreciation. The cost of real estate acquired by the issuance of shares of beneficial interest or other securities is determined by the estimated value of the securities issued or the real estate acquired. The allocation of cost between land and building is based on the estimated fair value at the time of the purchase. Depreciation is computed using the straight-line method over the estimated useful lives of 20 to 40 years for the shopping centers and over the lease term for tenant improvements (generally 5 to 15 years).

     Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized.

     When assets are sold, their costs and related accumulated depreciation are removed from the accounts, with the resulting gains or losses reflected in operations for the period.

     Recoverability of an investment in a particular shopping center is evaluated when events or circumstances indicate a possible inability to recover its carrying amount. Recoverability is determined on a property-by-property basis utilizing the undiscounted cash flow method. If undiscounted cash flows would be insufficient to recover the carrying amount of the real estate, the real estate is reduced to fair value. Assets held for sale are recorded at the lower of cost or fair value, less anticipated selling costs. During 2000, the Company recognized a $6,000,000 loss on impairment related to one of its properties.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)



INTANGIBLES

     Deferred leasing costs at December 31, 2000 and 1999 were $673,667, net of amortization of $260,274, and $518,154, net of amortization of $229,356, respectively. Deferred leasing costs are amortized over the life of the respective lease.

     Deferred financing costs at December 31, 2000 and 1999 were $442,578, net of amortization of $626,095 and $739,909, net of amortization of $200,068 respectively. Deferred financing costs are amortized over the life of the respective mortgage note or line of credit.

REVENUE RECOGNITION

     Rental revenue is recognized on a straight-line basis over the terms of the individual leases. Reimbursements from tenants for their share of taxes, insurance and common area maintenance costs are estimated and accrued over the lease year. Percentage rents are accrued when the tenants' sales exceed the level that requires rental payments in excess of base rents.

NET INCOME PER COMMON SHARE

     Net income per common share is calculated by dividing net income available for common shareholders by the weighted average number of shares of beneficial interest outstanding during the year. The assumed conversion of redeemable debt and redeemable preferred shares would be antidilutive in all years presented.

CONCENTRATION OF RISK

     The Company's primary business activity is investing in income-producing real property. The Company's retail shopping center properties are located in Austin, Dallas, Houston and San Antonio, Texas; Lenoir City and Athens, Tennessee; Phoenix and Yuma, Arizona; and Tampa and Pembroke Pines, Florida. During 2000, revenues were comprised of 66.5% in Texas, 11.6% in Florida, 13.9% in Arizona, and 3.0% in Tennessee.

     No single tenant currently accounts for more than 10% of rental revenue.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, provides that all derivative instruments be recognized as either assets or liabilities depending on the rights or obligations under the contract and that all derivative instruments be measured at fair value. The Company is required to adopt SFAS No. 133 effective January 1, 2001. The adoption of SFAS No. 133 will not have an immediate impact on the Company since the Company does not presently invest in derivative instruments.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)




2.  INVESTMENT REAL ESTATE

     At December 31, 2000, the Company owned controlling interest in 25 shopping center properties containing approximately 3,049,000 square feet of gross leaseable area ("GLA"), of which the Company owned approximately 2,253,000 square feet of GLA. In addition, the Company owns a non-controlling 50% interest in a limited partnership that owns one property.

     Of the Company's 25 operating properties, 21 are 100% owned by the Company either directly or through single purpose, wholly-owned subsidiaries. Two of the properties (with an aggregate carrying value of $9,639,654) are owned through limited partnerships in which the Company holds at least 96% of the partnership interests. Two of the properties are owned pursuant to capital lease arrangements that have transferred virtually all risks and rewards of ownership to the Company.

     During the fourth quarter of 1999, the Company's Board of Trust Managers elected to pursue strategies that included the possible disposition of one or more properties in order to generate funds for recurring capital expenditures, development and acquisition of new properties, redevelopment of existing properties, and payment of distributions to shareholders. Since then, management has evaluated whether certain properties have the investment characteristics that the Company presently desires. Those properties that do not have such characteristics have been evaluated for appropriate asset strategies, including redevelopment, continued operation, and/or disposition.

     At December 31, 1999, five properties were identified which the Company believed no longer had investment characteristics consistent with the Company's objectives. Three properties were sold during 2000. On May 31, 2000, the 29,000 square foot Autobahn Center in San Antonio, Texas was sold resulting in a gain on sale of approximately $718,000 and on December 1, 2000, the Company sold the El Campo Shopping Center in El Campo, Texas for an amount that resulted in a gain on sale of approximately $464,000.

     The Company completed the sale of its University Park Shopping Center ("UPSC") on September 29, 2000 by exchanging the center (and $130,000 in cash) for common shares of UIRT and operating partnership units convertible into UIRT common shares, the assumption of debt, and cash. UPSC, located in College Station, Texas, included approximately 92,000 square feet of GLA, of which 80,500 square feet is leased to Albertson's through 2023, and an adjacent 1.3 acre vacant lot. As of the closing date, the Company's carrying value of UPSC approximated $6,500,000, and the mortgage loan balance, which the purchaser assumed, was approximately $4,548,000.

     As required by generally accepted accounting principles, the 337,400 shares received in exchange for the net equity in the property were recorded based on the market value of the shares on the date the parties agreed to the terms of the transaction. On that date, UIRT's shares closed at $5.94, for an aggregate value of approximately $2,004,000. In addition to the common shares, the purchaser surrendered 43,555 downREIT partnership units that were convertible into UIRT common shares, and paid approximately $115,000 in cash. The partnership units were valued at $9.50 per unit, which represented the price those units could be put back to the Company by the unit holder after January 1, 2001.

     The transaction resulted in a potential gain on sale of approximately $323,000. The Company deferred $200,000 of this potential gain and deposited $200,000 cash into an escrow account pending the execution of a ground lease for a portion of the property. Should the prospective lessee execute the lease, the escrowed amount will be released to the Company and the deferred gain recognized.

     Prior to closing, the Company, its trust managers and executive officers and the purchaser of UPSC were served with a lawsuit that, among other things attempted to enjoin the Company and the purchaser from completing the transaction (see Note 16--Litigation). The plaintiff also filed a Lis Pendens, which effectively notifies any person examining title records that the property is the subject of a lawsuit. As part of the terms of the sale, the Company has agreed with the purchaser to use its best efforts to defend the lawsuit and to remove the Lis Pendens.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)




     As of the quarter ended June 30, 2000, management determined that certain conditions and events at one of the Company's properties indicated that estimated future cash flows will not be sufficient to allow the Company to recover its carrying amount. This impairment of value was a result of several market factors that had recently developed.

     Several large tenants had vacated, or had given notice of intent to vacate in the near future. The occupancy of the center had declined to approximately 63%, and is expected to decline further as leases expire. A newly developed competing shopping center had recently opened within the same market area. Certain tenants that previously occupied space in the Company's center have relocated to the new center. One such tenant has relocated despite the fact that it is obligated to continue paying rent to the Company for several years.

     In order to compete effectively for tenants that will pay acceptable rental rates, the Company would be required to incur substantial costs to redevelop the center or subdivide and build out existing space. Moreover, there is no assurance that the market demand will support such newly redeveloped or rehabilitated space at profitable rental rates. Because of the size and layout of the center, the costs necessary to prepare the center for new tenants, and the effect on potential rental rates of the newly opened competing center, management determined that the future cash flows from operating the shopping center will be less than its carrying value.

     As a result of this impairment, a loss of $6,000,000 was recorded during the second quarter of 2000 to reduce the carrying amount of the shopping center to its estimated fair value. Fair value was estimated based on management's assessment, after consultation with local real estate brokers, of the sales price that might be achieved in an orderly sale to an unrelated buyer. Results of operations for the property included in net earnings were as follows:

                                                                                          YEAR ENDED
                                                                         DECEMBER 31,     DECEMBER 31,   DECEMBER 31,
                                                                             2000             1999          1998
                                                                        --------------   -------------   -------------
Property revenues (including $380,000 lease termination
   Fee and $75,000 rent settlement in 2000)............................    $2,617,900     $ 2,601,198    $ 2,278,056
                                                                           ----------     -----------    -----------
Property operating expenses............................................       861,328         767,813        578,894
Advisory fees..........................................................       114,177         122,216        115,543
Interest expense.......................................................     1,099,015       1,111,673        864,384
Depreciation...........................................................       354,853         441,755        334,664
Amortization...........................................................        27,685          16,885          7,778
                                                                           ----------       ---------   ------------

     Subtotal..........................................................     2,457,058       2,460,342      1,901,263
                                                                           ----------       ---------   ------------

Operating income from impaired property................................     $ 160,842      $  140,856      $ 376,793
                                                                            =========      ==========      =========

3.  DEBT

CAPITAL LEASE OBLIGATIONS

     Property under capital leases, consisting of two shopping centers, aggregated $13.8 million at December 31, 2000 (three shopping centers and $19.1 million at December 31, 1999) and is included in buildings and improvements. Depreciation of the property under capital leases is combined with depreciation of owned properties in the accompanying financial statements. Future minimum lease payments under these capital leases for each of the next five years ending December 31 and thereafter are as follows:

            2001..............................................     $  821,055
            2002..............................................        821,055
            2003..............................................        821,055
            2004..............................................        821,055
            2005..............................................        821,055
            Thereafter........................................     10,492,832
                                                                 ------------
                                                                 $ 14,598,107


     The amount of these total payments representing interest is approximately $4.9 million.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)




MORTGAGE NOTES PAYABLE

     The Company's mortgage notes payable consist of fixed-rate debt of $48,362,796 and $50,043,083 at December 31, 2000 and 1999, respectively. As of
December 31, 2000, the interest rates range from 7.50% to 9.25% with payments of principal and interest due monthly. The notes mature at various times through 2010. The notes are collateralized by first lien mortgages on properties with an aggregate carrying value of approximately $65,547,608, net of $3,766,300 of accumulated depreciation.

     Aggregate annual maturities of fixed rate mortgage notes payable for each of the next five years ending December 31 and thereafter are as follows:

            2001.........................................       $  719,938
            2002.........................................        3,025,949
            2003.........................................          844,212
            2004.........................................          917,545
            2005.........................................       10,185,889
            Thereafter...................................       32,669,263
                                                              ------------
                                                              $ 48,362,796
                                                              ============

CONSTRUCTION NOTE PAYABLE

     The Company has a construction note collateralized by the Lake St. Charles Shopping Center, which was substantially completed in 1999. The note has a balance at December 31, 2000 of $4,878,132, requires monthly interest payments at 175 points over LIBOR and is due June 15, 2001. The note is also collateralized by the $1,264,000 letter of credit described in the Letter of Credit section below.

PROPERTY FINANCING TRANSACTION

     The Company received $1,450,000 as sales proceeds in return for an approximately 35% interest in a property. Because the sales agreement provides that the purchaser may require the Company, upon 90 days notice, to reacquire the property, the transaction was accounted for as a financing and the $1,450,000 in proceeds is included in short-term notes and line of credit. The Company is obligated to distribute, on a monthly basis, the purchaser's pro rata portion of the property's operating income or 10% per annum of the $1,450,000 proceeds, whichever is higher.

REVOLVING CREDIT AGREEMENT

     The Company has a credit agreement with a bank under which it had borrowed approximately $21,600,000 as of December 31, 2000. Borrowings under the agreement are collateralized by first lien mortgages on six of the Company's shopping centers and accrue interest (payable monthly) at 155 basis points over LIBOR. The agreement had a scheduled expiration of January 31, 2001.

     Subsequent to December 31, 2000, the lender agreed to extend the maturity of the agreement to July 31, 2001, at which time all advances will be due unless the agreement is further extended. As part of the modification to extend the maturity to July 31, 2001, the interest rate was increased to 175 basis points over LIBOR and collateral release prices were increased to 100% (with certain minimums) of the proceeds of any sale or refinancing of the collateral properties. In addition, the Company agreed to reduce the advances by 50% of any sale or refinancing proceeds from certain other non-collateral shopping centers, and obtain the lender's approval before increasing its borrowings from any source.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)




     Management intends to continue to reduce the outstanding advances with proceeds from possible property sales. The Company sold its Twin Lakes Shopping Center in February 2001 and used $1,300,000 in proceeds to reduce the advances. Management is also exploring alternative lending sources.

     Management believes that, if the borrowings have not been repaid by July 31, 2001, it will be able to negotiate a further extension with the bank. However, should such an extension not be possible or desirable, management believes that the Company has sufficient borrowing capacity and collateral value to refinance the bank borrowings through other lenders.

LETTERS OF CREDIT AND CONTINGENT OBLIGATIONS

     The Company issued an irrevocable letter of credit under the revolving credit facility in the approximate amount of $1,686,000 as collateral for a bank loan, the proceeds of which were used for the development of the Lake St. Charles neighborhood shopping center in Tampa, Florida. The property was completed during 1999 and the Company acquired 100% of the interest in the limited liability company which owns the property. The letter of credit amount was reduced to approximately $1,264,000 and expires June 15, 2001.

     In conjunction with the acquisitions in 1998 of three shopping centers, the Company is obligated to purchase approximately 6,016 square feet of additional retail shop space for an aggregate price equal to approximately $361,000 if the seller obtains acknowledgement from a State agency that certain environmental contamination at these centers has been remediated. As of December 31, 2000, the Company has been notified by the seller's engineering consultants that the contamination has been remediated and that the State agency is reviewing the engineering reports.

     The Company has guaranteed $2,155,000 of a $5,200,000 loan from a bank to a partnership in which the Company owns a 50% non-controlling interest. The loan is collateralized by a first lien mortgage on a newly developed 60,000 square foot shopping center. Upon three months of fully occupied operations (anticipated by June 2001), the Company's guaranty will be released.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the Company's mortgage notes payable, construction note payable, and revolving line of credit are estimated based on the current rates available to the Company for debt of the same remaining maturities. Variable rate notes payable, and the line of credit are considered to be at fair value since the interest rates on such instruments reprice based on current market conditions. The Company considers the carrying value of the fixed rate notes payable to be a reasonable estimation of their fair value based on the fact that the rates of such notes are similar to rates available to the Company for debt of the same terms.

4.  SHARES OF BENEFICIAL INTEREST

REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

     In 1995, the Company authorized 20,000, $100 par value, 9% redeemable preferred shares of beneficial interest ("preferred shares") and issued 5,750 preferred shares at par value and 4,987 shares through conversion from the 9% redeemable convertible subordinated notes. Distributions on the preferred shares were cumulative from date of issuance and payable on a quarterly basis.

     The Company purchased and redeemed 100% of the preferred shares outstanding at a redemption price equal to par value plus a 3% premium in March 1998 with proceeds from the IPO.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)




COMMON SHARES OF BENEFICIAL INTEREST

     In 2000, the Company issued 10,400 common shares in connection with the dividend reinvestment plan. An additional 64,600 shares were repurchased by the Company pursuant to its share repurchase plan. In addition, along with 43,555 operating partnership units convertible into UIRT common shares, the assumption of debt, and cash, 337,400 common shares were received in exchange for the University Park Shopping Center (see Note 2).

5.   EARNINGS PER SHARE DATA

     Basic earnings per share is computed based upon the weighted average number of common shares outstanding during the period presented. Diluted earnings per share is computed based upon the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. The number of diluted shares related to outstanding share options is computed by application of the Treasury share method. The following table sets forth the computation of basic and diluted earnings per share:

                                                                                   YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------------
WEIGHTED AVERAGE SHARES                                                      2000             1999           1998
                                                                         ------------      ----------    ------------
Basic EPS..............................................................     8,919,312       9,433,883      7,702,709
Effect of dilutive securities:
Employee share options.................................................            --              --             --
                                                                           ----------      ----------     ----------
Diluted EPS............................................................     8,919,312       9,433,883      7,702,709
                                                                           ==========      ==========     ==========

Distributions per share declared.......................................    $    0.645      $     0.86     $    0.645
                                                                           ==========      ==========     ==========

6.   MINORITY INTEREST

     In connection with certain properties acquired, the Company has issued downREIT partnership units to third party owners in addition to assuming the existing mortgage debt on the shopping centers and making cash payments to the sellers. Holders of the partnership units are paid a distribution equivalent to distributions paid on the Company's common shares, and may convert their partnership units to REIT shares after one year. All partnership units, totaling 238,594 at December 31, 2000, are currently convertible.

     The initial value of the units and subsequent income allocated and distributions paid to the minority partners are reflected in minority interest in consolidated partnerships.

     As previously described in Note 3, 43,555 convertible downREIT partnership units were redeemed on September 29, 2000 along with other consideration, in exchange for the University Park Center.

7.   REAL ESTATE VENTURE

     In November 1999, the Company entered into a joint venture with affiliates of the Stuart S. Golding Company ("Golding") to develop grocery-anchored shopping centers in the central Florida area. The Company accounts for this investment using the equity method of accounting. During 1999 and 2000, a partnership formed pursuant to the joint venture arrangement developed the Shops at FishHawk, a 60,000 square foot grocery-anchored shopping center in a Tampa, Florida suburb. The anchor tenant took possession of its leased space in November 2000 and the remaining leaseable area was occupied subsequent to December 31, 2000.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)




8.   FEDERAL INCOME TAXES

     The Company operates in such a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Under those Sections, the Company will not be taxed on that portion of its income distributed to shareholders so long as at least 90 percent of the Company's otherwise taxable income is distributed to shareholders each year and other requirements of a qualified real estate investment trust are met. Management believes the Company has satisfied the income distribution and other requirements through the year ended December 31, 2000 and believes all other requirements of a qualified real estate investment trust have been met.

     The Company has approximately $545,000 of net operating losses that may be carried forward to offset future taxable income. However, in 1998, sales of shares of beneficial interest resulted in a change of ownership for federal income tax purposes. As a result of the ownership change, the amount of net operating losses generated prior to the ownership change, which may be used to offset federal taxable income, is subject to an annual limitation imposed by the Internal Revenue Code. These net operating losses expire from 2009 through 2016.

     The tax status of per-share distributions paid relating to common shares of beneficial interest attributable to the years presented is as follows:

                                                                                         2000       1999        1998
                                                                                      ----------  ---------   ------
            Ordinary income..........................................................   $ 0.37       $0.70      $0.19
                                                                                        ======       =====      =====
            Return of capital........................................................   $ 0.22       $0.16      $0.24
                                                                                        ======       =====      =====
            Long Term Capital Gain...................................................   $ 0.06       $0.00      $0.00
                                                                                        ======       =====      =====
            Long Term Section 1250 Gain..............................................   $ 0.21       $0.00      $0.00
                                                                                        ======       =====      =====


9.   PROPERTY OPERATING EXPENSES

     The Company classifies as property operating expenses those direct expenses that are specifically identifiable with particular properties. Certain other expenses incurred by the Company that are necessary for the operations of the Company, but that are not specifically identifiable with particular properties, are classified as general and administrative expenses. These other expenses (see note 10 below) include the salaries, benefits and travel expenses of leasing, property management and certain accounting personnel.

     Property operating expenses include the following:

                                                                                         YEAR ENDED
                                                                                          DECEMBER 31,   DECEMBER 31,
                                                                        DECEMBER 31,         1999            1998
                                                                     ------------------ --------------- ---------
                                                                            2000
Repairs and maintenance..............................................     $ 587,900         $ 569,997      $ 474,601
Utilities............................................................       697,079           603,785        328,766
Landscaping                                                                 372,668           326,120        206,586
Waste disposal.......................................................       190,759           170,914         90,162
Insurance ...........................................................       365,085           362,283        275,110
Ground lease                                                                135,472           133,705        134,329
Bad debt expense.....................................................       187,740           398,728        108,075
Other ...............................................................       352,802           286,526        236,838
                                                                         ----------        ----------     ----------

          Total......................................................    $2,889,505        $2,852,058     $1,854,467
                                                                         ==========        ==========     ==========


                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)





10.  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses include the following:

                                                                                        YEAR ENDED
                                                                        DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                                            2000           1999            1998
                                                                       --------------  ------------    ------------
Salaries and benefits................................................     $ 716,812      $ 701,590       $ 299,385
Professional fees....................................................       461,120        348,021         264,272
Rent and office administration.......................................       122,663        120,799          --
Travel and entertainment.............................................        81,903        137,879          61,498
Other ...............................................................       334,457        313,365         391,353
                                                                        -----------    -----------     -----------

          Total......................................................   $ 1,716,955    $ 1,621,654     $ 1,016,508
                                                                        ===========    ===========     ===========

11.  COMMITMENTS

TENANT LEASES

     The Company is the lessor of commercial retail space generally under operating leases which provide for minimum base rentals plus contingent rentals based upon a percentage of gross receipts. Most leases also provide that the tenant must pay as additional rent a pro rata share of real property taxes, insurance and common area maintenance.

     The future minimum base rents for the operating leases in existence at December 31, 2000, are as follows:

            2001.......................................     $ 16,623,361
            2002.......................................       14,053,965
            2003.......................................       11,016,706
            2004.......................................        8,374,443
            2005.......................................        6,437,770
            Thereafter.................................       33,803,153
                                                           -------------
                                                             $90,309,398
                                                           =============

GROUND LEASE

     The Company has a 40-year ground lease for Park Northern Shopping Center with an unrelated third party. Rent of $8,333 plus 5% of total gross revenues is payable monthly through the year 2035. The Company has an option to extend this lease for four consecutive periods of ten years each. Future minimum lease payments are as follows:

            YEARS                                             AMOUNT
            -----                                           -----------
            2001......................................      $  100,000
            2002......................................         100,000
            2003......................................         100,000
            2004......................................         100,000
            2005 through 2035.........................       3,100,000
                                                            ----------
                                                            $3,500,000
                                                            ==========

     Ground rental expense included in the statement of operations was $135,472, $133,705 and $134,329 in 2000, 1999 and 1998, respectively.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)





12.  ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS

     The Company is managed for a fee, pursuant to an agreement (the "Advisory Agreement") by FCA Corp., the Investment Manager. The Company's Chairman of the Board of Trust Managers is also the principal shareholder and Chief Executive Officer of FCA Corp. From January 1, 1998 through June 30, 1999, the advisory fee was 6.8% of adjusted funds from operations ("AFFO"). Effective July 1, 1999, the rate was reduced to 6.5% of AFFO. AFFO is defined in the Advisory Agreement as net income excluding gains or losses from debt restructuring and property sales plus real estate related depreciation and amortization and provisions for potential losses, including impairment losses, related to depreciable operating property, as adjusted by adding back interest expense and the advisory fee.

     In the years ended December 31, 2000, 1999 and 1998, the Company incurred advisory fee expense of $1,160,477, $1,207,189 and $794,043, respectively. Included in these amounts were $66,000, $66,000 and $0, respectively, of loan forgiveness expense as described in Note 15. In addition to the advisory fee, the Company reimburses the Investment Manager for the salaries, benefits, and occupancy costs of certain employees who perform property management, leasing, accounting, and other operational duties for the Company. The amounts of these reimbursements were approximately $742,000, $710,000, and $279,000 in 2000, 1999, and 1998, respectively.

     As a result of a shareholder derivative lawsuit filed in August 2000, the Board established a Special Litigation Committee (the "SLC") to investigate, among other matters, whether the reimbursement of such salaries, benefits, and other costs was in accordance with the terms of the Advisory Agreement (see Note
16). On March 22, 2001, the SLC delivered its report regarding the claims asserted in the lawsuit wherein the SLC concluded that the Investment Manager may have charged the Company for the salaries, benefits, and other costs of employees that, in accordance with the terms of the Advisory Agreement, should have been borne by the Investment Manager.

     The Company has not yet determined the aggregate amount of such excess charges, if any, the periods during which they occurred, or whether there may be any offsetting amounts due to expenses that the Investment Manager should have charged to the Company but did not.

     Total fees paid to independent trust managers were $101,083, $38,000 and $44,433 in 2000, 1999 and 1998, respectively.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)





13.  SUPPLEMENTAL CASH FLOW INFORMATION

     The following supplemental information is related to the statement of cash flows:

                                                                                   2000           1999           1998
                                                                             --------------    -----------  ------------
Assumption of mortgage notes payable for acquisition of investment
   real estate..............................................................            --              --   $ 57,167,233
Minority interest granted in exchange for investment real estate
   Contributed..............................................................            --              --      2,794,440
Net liabilities assumed in acquisition of investment real estate............            --      $  102,001      1,372,396
Distribution declared but not paid..........................................            --       1,945,673      2,045,702
Capital lease obligation on real estate acquired............................            --       1,708,200             --
Receivable from land sale...................................................            --         562,500             --
Environmental remediation liability on real estate acquired.................            --         272,500             --
Shareholder notes receivable upon exercise of stock options.................            --         815,031             --
Reduction of capital lease obligation.......................................     $  78,200              --             --
Sale of property in exchange for treasury shares, minority interest partnership units and assumption of mortgage note payable:
     Treasury shares received...............................................     2,004,156              --             --
     Minority interest partnership units received...........................       235,128              --             --
     Mortgage note payable assumed..........................................     4,548,420              --             --
                                                                                ----------      ----------   ------------
Total non-cash consideration for property...................................    $6,787,704              --             --

Cash paid for interest, net of $130,390, $34,263 and $23,000 of capitalized interest in 2000, 1999 and 1998 respectively, and including $2,240,652 in bridge financing costs written off in

   1998                                                                         $7,359,122     $6,556,717    $ 6,079,889



14.  ENVIRONMENTAL ISSUES

     Certain tenants in the Company's properties conduct activities that require the sale or use of hazardous substances, including petroleum products and dry cleaning chemicals. Should such tenants misuse or inappropriately dispose of such substances, the Company may become liable for a portion or all of the remediation costs. The Company attempts to mitigate this risk by limiting the number of tenants that conduct such operations, requiring such tenants to maintain environmental risk insurance, and monitoring the operations of such tenants.

     As part of the Company's due diligence investigation of three shopping centers acquired in December 1998, the Company discovered that a portion of each such shopping center was contaminated with varying levels of dry cleaning substances. As a result of the Company's discovery, the Company acquired only the portions of the properties that, based on environmental engineering reports, were not contaminated. The sellers of such properties have placed in escrow amounts sufficient, based on the engineering reports, to remediate the contamination. Upon completion by the seller of such remediation, as evidenced by written confirmation of state environmental authorities, the Company is obligated to purchase the remaining portions of the shopping centers.

     The Company is aware that a dry cleaning company tenant in one of the Florida shopping centers had allowed hazardous substances to contaminate a portion of the Company's property prior to the time the Company acquired the property. The tenant is currently enrolled in the State of Florida Department of Environmental Protection ("FDEP") Drycleaning Solvent Cleanup Program which provides assessment and cleanup funds for dry cleaning facilities. The Company has recently submitted to the FDEP an engineering report prepared by a third party estimating clean up costs that range from $250,000 to $1.3 million. There is no assurance, however, that the FDEP Program will have funds available at the time the property is selected for clean up. The Company believes that the actual cost of clean up will be well below the maximum estimate and has purchased an insurance policy that limits the Company's exposure to approximately $300,000. At December 31, 2000, the Company has escrowed $300,000 related to this remediation, which is held by the servicing agent for the lender.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)







15.  STOCK OPTION PLAN

     During 1998, the Company granted options to purchase 337,000 common shares to certain officers, employees, Trust Managers, and the Investment Manager. The recipients are eligible to exercise 25% of their options each January 1, beginning in 1999. The exercise price is $10.00 per share, up to 100% of which may be borrowed from the Company, subject to Board approval. The total amount borrowed in 1999 by the recipients is included in shareholder notes receivable at December 31, 1999. Loans are repayable over four years and require annual payments of 25% of the initial principal and interest calculated at the Applicable Federal Rate published by the IRS. The Applicable Federal Rate as of January 1, 1999 was 4.64%.

     With respect to options that became exercisable on January 1, 1999, the Board of Trust Managers elected to forgive 80% of the borrowed amount. The loan will be forgiven in equal installments over a four-year period, at the rate of 20% per year, conditioned upon continued employment by the Company or the Investment Manager. Included in general and administrative expenses for each of 2000 and 1999 is approximately $97,000, which represents the accrual of such loan forgiveness with respect to loans made to the Company's officers and employees. Included in advisory fees for each of 2000 and 1999 is $66,000, which represents the accrual of such loan forgiveness with respect to loans made to the Investment Manager.

     The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its Plan. Opinion No. 25 measures compensation cost using the intrinsic value based method of accounting. Under this method, compensation cost is the excess of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, the Company recognized no compensation expense related to the issuance of these options.

     If the Company had measured compensation cost using the fair value method prescribed in SFAS 123, "Accounting for Stock-Based Compensation", the impact on the Company's consolidated net income and earnings per share would have been less than 3% in each of 2000, 1999, and 1998. The fair value of each option was estimated at the date of grant using the Black-Scholes calculation with the following assumptions:

            Risk-free interest rate.....................     5.36-5.57%
            Dividend yield..............................           8.6%
            Weighted average option life................      5-6 years
            Volatility..................................          0.189

     The following table summarizes the stock option activity for the periods presented:

                                                                                                        WEIGHTED
                                                                         OPTIONS        OPTIONS          AVERAGE
                                                                         GRANTED      EXERCISABLE     EXERCISE PRICE
                                                                         -------      -----------     --------------

Options granted in connection with IPO...............................     334,000         81,500         $ 10.00
                                                                         --------      ---------         -------
Options outstanding at December 31, 1998.............................     334,000             --         $ 10.00
Options granted during 1999..........................................       8,000          8,000         $  6.75
Options exercised....................................................     (81,500)            --         $ 10.00
Options forfeited....................................................     (12,000)            --         $  6.75
                                                                         --------      ---------         -------
Options outstanding at December 31, 1999.............................     248,500          4,000         $  9.95
Options granted during 2000..........................................      12,000         12,000         $  5.07
Options forfeited....................................................      (6,719)            --            9.00
                                                                         --------      ---------         -------

Options outstanding at December 31, 2000.............................     253,781        101,500         $  9.84
                                                                         ========       ========         =======

     On January 1, 2001 an additional 81,500 options out of the 334,000 IPO options became exercisable. The Company has committed to make loans representing 100% of the exercise price of such options ($10.00 per share) but has elected not to extend the annual forgiveness provisions to any such loans.

     In addition, each non-employee Trust Manager is entitled to receive options to acquire 2,000 common shares on the date he or she becomes a

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)





Trust Manager and on each anniversary date of such Trust Manager becoming a Trust Manager. These options are exercisable upon grant at an exercise price equal to the fair market value of the underlying common shares on the date of grant and expire after four years.

16.  LITIGATION

     The Company is a nominal defendant in a shareholder derivative action (the "Lawsuit") brought by Southwest Securities, Inc. ("Southwest"), which is pending in the District Court of Dallas County, Texas (the "Court"). The Lawsuit was originally filed on August 14, 2000, seeking an injunction to prevent the sale by UIRT of one of its properties, the University Park Shopping Center ("UPSC"), to UIRT Investors, L.P. ("Investors"), an entity representing a group of shareholders of UIRT. Southwest named as defendants in the Lawsuit: FCA Corp. ("FCA"), which serves as the Company's Investment Manager pursuant to the Advisory Agreement; all of the then-members of UIRT's Board of Trust Managers; certain UIRT officers; the UIRT subsidiary that owned University Park; and Investors and two affiliated entities.

     Upon filing the Lawsuit, Southwest obtained a temporary restraining order to prevent the sale of University Park. Thereafter, on August 28, 2000, a temporary injunction hearing was held in the Dallas District Court. Following this hearing, the Court denied the requested temporary injunction, and the sale of University Park closed on September 29, 2000.

     On September 27, 2000, Southwest amended its petition to additionally allege that the Investment Manager has charged excessive fees for its services to the Company, has charged the Company for salaries and other expenses that should have been paid by the Investment Manager, and that the Investment Manager and the officers and certain trust managers of UIRT have mismanaged the Company's assets. Southwest seeks recission of the Advisory Agreement and the sale of UPSC, a declaration that the Advisory Agreement and sale of UPSC are void, an accounting, a constructive trust, inspection of the Company's books and records, injunctive relief or, alternatively, unspecified compensatory damages alleged to be not less than $10,000,000 and punitive damages in an amount not less than $20,000,000, attorneys' fees and costs.

     On December 12, 2000, three new members were named to the Company's Board of Trust Managers ("Board"). Thereafter, these three new Board members were appointed to serve as a special litigation committee (the "SLC") to investigate the allegations made by Southwest in the Lawsuit. The SLC has retained independent counsel to assist it in this investigation, and counsel has retained an economic consulting firm to serve as consultants to the SLC's counsel.

     On December 8, 2000, the Court stayed further proceedings in the Lawsuit for 60 days to allow the SLC to complete its investigation, which stay was subsequently extended to March 21, 2001. On February 19, 2001, between the expiration of the original stay and the extension granted by the Court, Southwest filed its Plaintiff's Second Amended Petition and Application for Permanent Injunction ("Petition").

     Pursuant to the Texas Business Corporation Act, the SLC is composed of three "independent" and "disinterested" Trust Managers, who have been charged with determining whether the continuation of the Lawsuit is "in the best interests" of the Company's shareholders. The SLC must make this determination "in good faith, after conducting a reasonable inquiry and based on the factors [the SLC] deems appropriate under the circumstances." Accordingly, the SLC has attempted, in general terms, to consider (1) the potential benefits and costs associated with pursuing the claims in the Lawsuit, and (2) the available alternative to litigation, including internal corrective action.

     Based on its investigation and analysis, the SLC has determined that continuation of the Lawsuit is not in the best interests of the Company's shareholders. The SLC has concluded that, under the applicable legal standards, a finding of liability on the part of any of the defendants is very unlikely. Indeed, in the case of several of the defendants, the SLC has not found evidence of even slight culpability.

     The SLC concluded that the Investment Manager may have charged the Company for the salaries, benefits, and other costs of employees that, in accordance with the Advisory Agreement, should have been borne by the Investment Manager. The Company has not yet determined the aggregate amount of such excess charges, the

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)




periods during which they occurred, or whether there may be any offsetting amounts due to expenses that the Investment Manager should have charged to the Company but did not.

     The SLC believes that the amount of any potential recovery does not appear to justify the substantial costs of litigation (especially given our obligation to indemnify a number of the defendants) or the disruption of the Company's business activities. This is particularly true in light of the fact that the Company's Board has recently instructed its financial advisor, First Union Securities, Inc. to explore a possible sale of UIRT or its assets. In the event a sale of UIRT or its assets is not consummated, the SLC believes that any deficiencies in the procedures by which the Company's corporate affairs have been handled in the past can be readily remedied by the current Board.

     Accordingly, the Company has filed a motion with the Court to dismiss the Lawsuit. Southwest has the right to limited discovery with respect to the SLC's investigation, but management believes it is likely that the Court will grant the motion and dismiss the Lawsuit.

     On March 21, 2001, Southwest filed a separate lawsuit against the Company in the District Court of Harris County, Texas. In this suit, Southwest seeks from the Court: (a) a declaration that a certain provision of the Company's bylaws is invalid; (b) an injunction to keep the Company from electing trust managers using the standards set forth in the bylaws and to compel the Company to reform the bylaws to include one uniform vote requirement as to all trust manager nominees; and (c) an order to compel the Company to provide certain information about our shareholders.

     At a temporary injunction hearing held on March 26, 2001, the Court denied Southwest's requests for declaration and injunction. Prior to the hearing, the Company reached agreement with Southwest concerning the shareholder information. Management believes this suit is without merit and is part of Southwest's plans to submit its own nominees for election as trust managers at the Company's annual shareholders meeting. Southwest has disclosed such plans in filings with the Securities and Exchange Commission.

     In April 2000, the Company's former President and Chief Executive Officer filed a lawsuit against UIRT, the Investment Manager, and the Company's Chairman and Chief Executive Officer, who is also the Investment Manager's Chief Executive Officer. The former executive is seeking an unspecified severance compensation package. It is management's position that the Investment Manager was the employer of the former executive, and that the Company had no employment relationship with him. The Investment Manager has indemnified the Company against the costs of defending this lawsuit and any judgements. Management believes the suit against us to be without merit and intends to vigorously defend against these allegations, and has not recorded any loss provision with respect thereto.

     In June 2000, an individual who claims to be a client of the Investment Manager's individual financial planning business amended a lawsuit originally filed in July 1999 to include UIRT as a defendant. The original petition alleged that the Investment Manager and one of its financial planning employees breached certain duties in the management of the plaintiff's financial affairs. The amended petition also alleges that UIRT is legally responsible for the acts of the Investment Manager and its financial planning employee because they allegedly all operate as a single business enterprise. The plaintiff seeks unspecified monetary damages, attorney fees and costs. The Investment Manager has indemnified the Company against the costs of defending this lawsuit and any judgements. Management believes the suit against the Company to be without merit and intends to vigorously defend against these allegations, and has not recorded any loss provision with respect thereto.

     The Company is a party to other legal proceedings that arise in the normal course of business, which matters are generally covered by insurance. The resolution of these matters cannot be predicted with certainty. However, in the opinion of management, based upon currently available information, any liabilities under such proceedings, either individually or in the aggregate, will not have a materially adverse affect on the consolidated financial statements taken as a whole.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)






17.  SUBSEQUENT EVENTS

     Subsequent to December 31, 2000, the Company's Board announced that it had hired First Union Securities, Inc. ("FUSI") as financial advisor and based on FUSI's initial recommendations, instructed FUSI to immediately begin exploring a possible sale of the Company or substantially all of its assets. There is no assurance that a sale of the Company or substantially all of its assets will occur, or that if such a sale occurs, the sales price will be in excess of the aggregate book value of the Company's assets.

     The Company also established a shareholder rights plan designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against abusive tactics to gain control of the Company without paying all of the Company's shareholders a premium for that control.

     As discussed at Note 16, the Special Litigation Committee completed its investigation into the allegations of a certain shareholder derivative lawsuit.

     In February 2001, the Company sold the Twin Lakes Shopping Center for approximately $1,300,000 cash and a first lien mortgage note in the amount of $1,525,000. Proceeds were used to repay amounts under the credit facility.

18.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data is as follows (in thousands, except per share amounts):

                                                                              FIRST      SECOND        THIRD      FOURTH
                                                                              -----      ------        -----      ------
     2000:
          Revenues......................................................      $ 6,439    $  6,709      $6,291      $6,473
          Net income available to common shareholders...................      $   984    $ (4,236)     $  886      $1,113
          Net income per common share--basic and diluted.................     $  0.11    $  (0.47)     $ 0.10      $ 0.13

     1999:
          Revenues......................................................      $ 6,353    $  6,299     $ 6,603     $ 6,741
          Net income available to common shareholders...................      $ 1,384    $  1,318     $ 1,288     $ 1,250
          Net income per common share--basic and diluted.................     $  0.15    $   0.14     $  0.14     $  0.14



         During the second quarter (ended June 30) of 2000, the Company recognized an impairment loss of $6,000,000 (see Note 2).

     Quarterly earnings per share do not sum to the annual earnings per share amounts due to the effects of the timing of stock repurchases and fluctuations in average price during the periods.

                          UNITED INVESTORS REALTY TRUST

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                             MARCH 31,            DECEMBER 31,
                                                                                2001                  2000
                                                                            -----------           --------------
                                                                            (UNAUDITED)
                                ASSETS
Investment real estate:
   Land ............................................................       $    45,956,678       $    45,720,241
   Building and improvements........................................           114,288,814           116,772,876
   Property under development.......................................                96,329                70,893
                                                                           ---------------       ---------------
                                                                               160,341,821           162,564,010

   Less accumulated depreciation....................................           (12,544,542)          (12,483,005)
                                                                           ---------------       ---------------
   Investment real estate, net......................................           147,797,279           150,081,005
Cash and cash equivalents...........................................               206,281               297,567
Accounts receivable, net of allowance...............................             4,438,015             2,789,559
Prepaid expenses and other assets...................................             4,897,979             6,814,779
                                                                           ---------------       ---------------
     Total Assets...................................................       $   157,339,554       $   159,982,910
                                                                           ===============       ===============

                  LIABILITIES, MINORITY INTEREST, AND COMMON
                           SHAREHOLDERS' EQUITY
Liabilities:
   Mortgage notes payable...........................................       $    48,956,470       $    48,362,796
   Capital lease obligations........................................             9,695,625             9,724,084
   Construction note payable........................................             4,878,132             4,878,132
   Short-term notes and lines of credit.............................            21,763,969            23,044,800
   Accounts payable, accrued expenses and other liabilities.........             4,904,795             6,261,411
                                                                           ---------------       ---------------
     Total liabilities..............................................            90,198,991            92,271,223
                                                                           ---------------       ---------------


Minority interest in consolidated partnerships......................             2,088,222             2,104,775
                                                                           ---------------       ---------------

Commitments and contingencies

Common shareholders' equity:
   Common shares of beneficial interest no par value, 500,000,000 shares authorized; 9,525,289 shares issued; 8,652,292 shares
     outstanding in 2001 and 2000...................................            87,281,216            87,281,424
   Accumulated deficit..............................................           (16,075,912)          (15,493,672)
                                                                           ---------------       ---------------
                                                                                71,205,304            71,787,752
Less:
   Treasury shares, at cost, 872,997 in 2001 and 2000, respectively.            (5,568,484)           (5,568,484)
   Shareholder notes receivable.....................................              (584,479)             (612,356)
                                                                           ---------------       ---------------
     Total common shareholders' equity..............................            65,052,341            65,606,912
                                                                           ---------------       ---------------
     Total liabilities, minority interest and common shareholders'
   equity...........................................................       $   157,339,554       $   159,982,910
                                                                           ===============       ===============




                            See accompanying notes.

                          UNITED INVESTORS REALTY TRUST

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                    THREE MONTHS ENDED
                                                                           ------------------------------------
                                                                           MARCH 31, 2001        MARCH 31, 2000
                                                                           --------------        --------------
Revenues:
   Rental..........................................................        $     4,511,360       $     4,939,876
   Lease termination fees..........................................                467,176                      -
   Recoveries from tenants.........................................              1,279,684             1,421,533
   Interest and other income.......................................                154,679                77,439
                                                                           ---------------       ---------------
     Total revenues................................................              6,412,899             6,438,848
                                                                           ---------------       ---------------

Expenses:
   Property operating..............................................                666,629               691,238
   Property taxes..................................................                951,727               986,394
   Property management fees........................................                 47,886                51,442
   General and administrative......................................                356,318               464,718
   Advisory fees...................................................                213,069               312,232
   Litigation expenses.............................................                477,853                     -
   Expenses related to strategic alternatives review...............                250,000                     -
   Depreciation and amortization...................................              1,052,704             1,120,185
   Interest........................................................              1,843,657             1,921,571
                                                                           ---------------       ---------------
     Total expenses................................................              5,859,843             5,547,780

Income before minority interest and gain on sale of real estate....                553,056               891,068
Minority interest in income of consolidated partnerships...........                (14,464)              (28,974)
Gain on sale of real estate........................................                  4,063               121,910
                                                                           ---------------       ---------------
Net income.........................................................        $       542,655       $       984,004
                                                                           ===============       ===============

Basic and diluted per share amounts:

Net income per common share........................................        $          0.06       $          0.11
                                                                           ===============       ===============

Basic and diluted weighted average shares outstanding..............              8,652,292             9,043,892
                                                                           ===============       ===============






                             See accompanying notes.

                          UNITED INVESTORS REALTY TRUST

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                    THREE MONTHS ENDED
                                                                           -------------------------------------
                                                                             MARCH 31,              MARCH 31,
                                                                                2001                  2000
                                                                           ---------------       ---------------
Cash flows from operating activities:
   Net income........................................................      $       542,655       $       984,004
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation....................................................            1,017,489             1,086,665
     Amortization....................................................              125,960                81,095
     Minority interest in income of consolidated partnerships........               14,464                28,974
     Gain on sale of real estate.....................................               (4,063)             (121,910)
     Changes in operating assets and liabilities.....................               63,263            (1,766,240)
                                                                           ---------------       ---------------
        Net cash provided by operating activities....................            1,759,768               292,588
                                                                           ---------------       ---------------

Cash flows from investing activities:
   Purchase of and capital improvements to investment real estate....           (1,452,508)             (637,767)
   Proceeds from sale of real estate.................................            1,274,260               493,375
   Application of deposits...........................................              200,000                    --
                                                                           ---------------       ---------------
        Net cash provided by (used in) investing activities..........               21,752              (144,392)
                                                                           ---------------       ---------------

Cash flows from financing activities:
   Proceeds from mortgage note payable...............................              787,500             3,650,000
   Proceeds from short-term notes payable............................                   --             2,604,800
   Collections from shareholder notes receivable.....................               27,877                39,669
   Principal payments on mortgage notes payable......................             (193,826)             (195,801)
   Payments on short-term notes payable..............................           (1,280,831)                   --
   Payments on capital lease obligations.............................              (28,459)           (1,654,676)
   Principal payments on construction note payable...................                   --              (320,000)
   Offering costs....................................................                 (208)               (6,776)
   Payment of distributions..........................................           (1,124,895)           (1,945,673)
   Distribution to holders of minority interests.....................              (31,017)              (60,662)
   Payment of loan acquisition costs.................................              (28,947)              (64,385)
                                                                           ---------------       ---------------
        Net cash provided by (used in) financing activities..........           (1,872,806)            2,046,496
                                                                           ---------------       ---------------

Increase (decrease) in cash and cash equivalents.....................              (91,286)            2,194,692
Cash and cash equivalents at beginning of period.....................              297,567             1,807,791
                                                                           ---------------       ---------------
Cash and cash equivalents at end of period...........................      $       206,281       $     4,002,483
                                                                           ===============       ===============

Supplemental disclosures:
   Cash paid for interest............................................      $     1,729,233       $     1,875,707
   Reduction of capital lease obligation.............................                   --                78,200
   Forgiveness of shareholder notes receivable.......................                   --               163,006
   Accrued distributions.............................................                   --             1,944,436
   Seller financed note receivable...................................            1,525,000                    --




                             See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS




                  1.       ORGANIZATION AND BASIS OF PRESENTATION

    ORGANIZATION

         United Investors Realty Trust and Subsidiaries (the "Company"), a Texas real estate investment trust ("REIT") is engaged in the acquisition, development, and management of neighborhood and community shopping centers in the Sunbelt states. The tenants of the Company's shopping centers include national and regional supermarkets and drug stores and other national, regional, and local retailers that provide basic necessity and convenience goods and services to the surrounding population.

         The Company operated from 1989 until 1998 as a private REIT. On March 13, 1998, the Company completed an initial public offering (the "IPO") of 7,600,000 common shares of beneficial interest. In April 1998, the Company issued another 1,000,000 common shares of beneficial interest pursuant to the exercise of the underwriters' overallotment option. Prior to the IPO, the Company had outstanding approximately 915,000 shares.

    BASIS OF PRESENTATION

         These unaudited consolidated financial statements include the accounts of the Company, its subsidiaries and partnerships in which it owns controlling interests. The accompanying consolidated financial statements have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles for complete financial statements. These statements should be read in conjunction with the Company's audited financial statements and notes thereto included in the Company's 2000 Annual Report on Form 10-K. In the opinion of management, the financial statements contain all adjustments (which consist of normal and recurring adjustments) necessary for a fair presentation of financial results for the interim periods.

         In January 2001, the Company's Board of Trust Managers engaged First Union Securities, Inc. to advise it on strategic alternatives to maximize shareholder value. First Union subsequently recommended, and the Company commenced, an exploration of the sale of the Company or substantially all of its assets. The Company is in the process of discussing its potential sale with several prospective purchasers. However, there is no assurance that a sale of the Company will occur, or that any such sale will result in proceeds to shareholders in excess of the aggregate net book value of the Company's assets.

    RECENT ACCOUNTING PRONOUNCEMENTS

         SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, provides that all derivative instruments be recognized as either assets or liabilities on the balance sheet and that all derivative instruments be measured at fair value. The effective date of SFAS No. 133 for the Company was January 1, 2001. The Company currently does not invest in derivative instruments; therefore, the adoption of SFAS No. 133 did not impact the Company.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                  2.       INVESTMENT IN PROPERTIES

         At March 31, 2001, the Company owned controlling interests in 24 shopping center properties containing approximately 3,000,000 total square feet of gross leaseable area ("GLA"), of which the Company owned approximately 2,200,000 square feet of GLA. In addition, at March 31, 2001 the Company owns a non-controlling 50% interest in a partnership that owned one property.

         As of March 31, 2001, 25% of the Company's owned GLA was in the Houston, Texas area, 15% was in the Dallas, Texas area, 12% was elsewhere in Texas, 28% was in Florida, 15% was in Arizona, and 5% was in Tennessee.

         On January 3, 2001, the Company exercised its option to purchase a parcel of land adjacent to its Colony Plaza Center in Sugar Land, Texas for approximately $1,100,000. The parcel was acquired in exchange for cash and a $787,500 note.

         On February 28, 2001, the 52,000 square foot Twin Lakes Center in Lenoir City, Tennessee was sold in exchange for cash and a $1,525,000 note, which is included in accounts receivable. The note bears interest at 9% per annum, is payable monthly based on 30-year amortization schedule and is due in March 2006.

                  3.       NOTES AND MORTGAGES PAYABLE

         The Company's mortgage notes payable consist of fixed-rate debt with outstanding principal balances aggregating $48,956,470 at March 31, 2001. The interest rates range from 7.5% to 10% with a weighted average interest rate of 8.51%. The notes mature at various times through 2010 with a weighted average term to maturity of 5.8 years.

         Included in mortgage notes payable at March 31, 2001 is the $787,500 note for the purchase of the Colony Plaza land parcel in January, 2001. Interest at 10% is due monthly until maturity on January 1, 2003.

         Property under capital leases, consisting of two shopping centers, aggregated approximately $13.8 million at March 31, 2001 and is included in investment real estate. Depreciation of the property under capital leases is combined with depreciation of owned properties in the accompanying financial statements. Future minimum lease payments under these capital leases total approximately $14.4 million, with annual payments due of approximately $.8 million in each of 2001 through 2005, and $10.5 million thereafter. The amount of these total payments representing interest is approximately $4.7 million.

         The Company has a credit agreement with a bank under which it had borrowed approximately $20,314,000 as of March 31, 2001. Borrowings under the agreement are collateralized by first lien mortgages on five of the Company's shopping centers and accrue interest (payable monthly). The agreement had a scheduled expiration of January 31, 2001.

         In January 2001, the lender agreed to extend the maturity of the agreement to July 31, 2001, at which time all advances will be due unless the agreement is further extended. As part of the modification to extend the maturity, the interest rate was increased to 175 basis points over LIBOR and collateral release prices were increased to 100% (with certain minimums) of the proceeds of any sale or refinancing of the collateral properties. In addition, the Company agreed to reduce the advances by 50% of any sale or refinancing

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES proceeds from certain other non-collateral shopping centers, and obtain the lender's approval before increasing its borrowings from any source.

         The Company sold its Twin Lakes Shopping Center in February 2001 and used $1,300,000 in proceeds to reduce the outstanding advances. Advances were further reduced by $4,050,000 in April 2001 upon sale of the Centennial Shopping Center. Management intends to continue to reduce the advances with proceeds from possible property sales. The Company is also exploring alternative lending sources.

         Management believes that, if the borrowings have not been repaid by July 31, 2001, it will be able to negotiate a further extension with the bank. However, should such an extension not be possible or desirable, management believes that the Company has sufficient borrowing capacity and collateral value to refinance the bank borrowings through other lenders.

         In addition to the outstanding advances at March 31, 2001, the Company is also contingently obligated under an unfunded letter of credit of approximately $1,264,000. The letter of credit expires June 15, 2001.

                  4.       PER SHARE DATA

         Basic earnings per share is computed based upon the weighted average number of common shares outstanding during the period presented. Diluted earnings per share is computed based upon the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. The number of dilutive shares related to outstanding share options is computed by application of the Treasury share method. The following table sets forth the computation of basic and diluted earnings per share:

                                                 THREE MONTHS ENDED
                                           --------------------------------
                                           MARCH 31, 2001    MARCH 31, 2000
                                           --------------    --------------
WEIGHTED AVERAGE SHARES

Basic EPS                                     8,652,292       9,043,892

Effect of dilutive securities:
Employee share options                               --              --
                                              ---------       ---------

Diluted EPS                                   8,652,292       9,043,892
                                              =========       =========

Distributions per share declared              $   0.130       $   0.215
                                              =========       =========


                  5.       ADVISORY AGREEMENT

         The Company is managed for a fee, pursuant to an agreement (the "Advisory Agreement") by FCA Corp, the Investment Manager. The Company's Chairman of the Board of Trust Managers is also the principal shareholder and Chief Executive Officer of FCA Corp. From January 1, 1998 through June 30, 1999, the advisory fee was 6.8% of adjusted funds from operations ("AFFO"). Effective July 1, 1999, the rate was reduced to 6.5% of AFFO. AFFO is defined in the Advisory Agreement as net income excluding gains or

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES losses from debt restructuring and property sales plus real estate related depreciation and amortization and provisions for potential losses, including impairment losses, related to depreciable operating property, as adjusted by adding back interest expense and the advisory fee.

         During the three months ended March 31, 2001 and 2000, the Company incurred advisory fee expense of $213,000 and $312,000, respectively. Included in these amounts each quarter was $16,500 of loan forgiveness expense. In addition to the advisory fee, the Company reimburses the Investment Manager for the salaries, benefits, and occupancy costs of certain employees who perform property management, leasing, accounting, and other operational duties for the Company. The amounts of these reimbursements were approximately $141,000 and $229,000 for the quarter ended March 31, 2001 and 2000, respectively.

         As a result of a shareholder derivative lawsuit filed in August 2000, the Board established a Special Litigation Committee (the "SLC") to investigate, among other matters, whether the reimbursement of such salaries, benefits, and other costs was in accordance with the terms of the Advisory Agreement (see Note 9). On March 22, 2001, the SLC delivered its report regarding the claims asserted in the lawsuit wherein the SLC concluded that the Investment Manager may have charged the Company for the salaries, benefits, and other costs of employees that, in accordance with the terms of the Advisory Agreement, should have been borne by the Investment Manager.

         The Company has not yet determined the aggregate amount of such excess charges, if any, the periods during which they occurred, or whether there may be any offsetting amounts due to expenses that the Investment Manager should have charged to the Company but did not.

         The Advisory Agreement is renewable annually upon determination by the Company's independent trust managers that FCA Corp.'s performance has been satisfactory. As part of the SLC's investigation, the Company and FCA agreed to extend the deadline for determining whether to renew the Advisory Agreement for calendar 2001 until May 31, 2001.

         Total fees paid to independent trust managers were $83,900 and $9,800 in the three months ended March 31, 2001 and 2000, respectively.

                  6.       INCENTIVE SHARE OPTION PLAN

         During 1998, the Company granted options to purchase 337,000 common shares to certain officers, employees, Trust Managers, and the Investment Manager. The recipients become eligible to exercise 25% of their options each January 1, beginning in 1999. The exercise price is $10.00 per share, up to 100% of which may be borrowed from the Company. Such loans are included in shareholder notes receivable. Loans are repayable over four years and require annual payments of 25% of the initial principal and interest calculated at the Applicable Federal Rate published by the IRS. The Applicable Federal Rate as of January 1, 1999 was 4.64%.

         With respect to options that became exercisable on January 1, 1999, the Board of Trust Managers elected to forgive 80% of the borrowed amount. The loan will be forgiven in equal annual installments over a four-year period, at the rate of 20% per year, conditioned upon continued employment by the Company or the Investment Manager. Included in general and administrative expenses for the three months ended

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

         March 31, 2001 and 2000 is $24,251 which represents the recognition of such loan forgiveness with respect to loans made to the Company's officers and employees. Included in advisory fees for the three months ended March 31, 2001 and 2000 is $16,500, which represents the recognition of such loan forgiveness with respect to loans made to the Investment Manager.

                  7.       Property Operating Expenses

         The Company classifies as property operating expenses those direct expenses that are specifically identifiable with particular properties. Certain other expenses incurred by the Company that are necessary to maintain the physical quality of and revenue from the properties, but that are not specifically identifiable with particular properties, are classified as general and administrative expenses. These other expenses (see note 9 below) include the salaries, benefits and travel expenses of leasing, property management and certain accounting personnel.

         Property operating expenses include the following:

                                                                   THREE MONTHS ENDED
                                                            --------------------------------
                                                            MARCH 31, 2001    MARCH 31, 2000
                                                            --------------    --------------
        Repairs and maintenance.........................      $  133,580       $  152,589
        Utilities.......................................         168,149          167,166
        Landscaping.....................................          67,831          108,914
        Waste disposal..................................          51,657           46,248
        Insurance.......................................         103,797           88,658
        Ground lease....................................          34,091           34,151
        Bad debt expense................................          21,203           21,322
        Other...........................................          86,321           72,190
                                                              ----------       ----------
             Total......................................      $  666,629       $  691,238
                                                              ==========       ==========

                  8.       General and Administrative Expenses

         General and administrative expenses include the following:

                                                                   THREE MONTHS ENDED
                                                            --------------------------------
                                                            MARCH 31, 2001    MARCH 31, 2000
                                                            --------------    --------------
        Salaries and benefits...........................      $  142,385       $  216,905
        Professional fees...............................          95,703          113,945
        Rent and office administration..................          22,500           36,291
        Travel and entertainment........................          14,358           30,661
        Other...........................................          81,372           66,916
                                                              ----------       ----------
             Total......................................      $  356,318       $  464,718
                                                              ==========       ==========

                  9.       Litigation

         The Company is a nominal defendant in a shareholder derivative action (the "Lawsuit") brought by Southwest Securities, Inc. ("Southwest"), which is pending in the District Court of Dallas County, Texas (the "Court"). The Lawsuit was originally filed on August 14, 2000, seeking an injunction to prevent the

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES sale by UIRT of one of its properties, the University Park Shopping Center ("UPSC"), to UIRT Investors, L.P. ("Investors"), an entity representing a group of shareholders of UIRT. Southwest named as defendants in the Lawsuit: FCA Corp. ("FCA"), which serves as the Company's Investment Manager pursuant to the Advisory Agreement; all of the then-members of UIRT's Board of Trust Managers; certain UIRT officers; the UIRT subsidiary that owned University Park; and Investors and two affiliated entities.

         Upon filing the Lawsuit, Southwest obtained a temporary restraining order to prevent the sale of University Park. Thereafter, on August 28, 2000, a temporary injunction hearing was held in the Dallas District Court. Following this hearing, the Court denied the requested temporary injunction, and the sale of University Park closed on September 29, 2000.

         On September 27, 2000, Southwest amended its petition to additionally allege that the Investment Manager has charged excessive fees for its services to the Company, has charged the Company for salaries and other expenses that should have been paid by the Investment Manager, and that the Investment Manager and the officers and certain trust managers of UIRT have mismanaged the Company's assets. Southwest seeks rescission of the Advisory Agreement and the sale of UPSC, a declaration that the Advisory Agreement and sale of UPSC are void, an accounting, a constructive trust, inspection of the Company's books and records, injunctive relief or, alternatively, unspecified compensatory damages alleged to be not less than $10,000,000 and punitive damages in an amount not less than $20,000,000, attorneys' fees and costs.

         On December 12, 2000, three new members were named to the Company's Board of Trust Managers ("Board"). Thereafter, these three new Board members were appointed to serve as a special litigation committee (the "SLC") to investigate the allegations made by Southwest in the Lawsuit. The SLC has retained independent counsel to assist it in this investigation, and counsel has retained an economic consulting firm to serve as consultants to the SLC's counsel.

         On December 8, 2000, the Court stayed further proceedings in the Lawsuit for 60 days to allow the SLC to complete its investigation, which stay was subsequently extended to March 21, 2001. On February 19, 2001, between the expiration of the original stay and the extension granted by the Court, Southwest filed its Plaintiff's Second Amended Petition and Application for Permanent Injunction ("Petition").

         Pursuant to the Texas Business Corporation Act, the SLC is composed of three "independent" and "disinterested" Trust Managers, who have been charged with determining whether the continuation of the Lawsuit is "in the best interests" of the Company's shareholders. The SLC must make this determination "in good faith, after conducting a reasonable inquiry and based on the factors [the SLC] deems appropriate under the circumstances." Accordingly, the SLC has attempted, in general terms, to consider (1) the potential benefits and costs associated with pursuing the claims in the Lawsuit, and (2) the available alternative to litigation, including internal corrective action.

         Based on its investigation and analysis, the SLC has determined that continuation of the Lawsuit is not in the best interests of the Company's shareholders. The SLC has concluded that, under the applicable legal standards, a finding of liability on the part of any of the defendants is very unlikely. Indeed, in the case of several of the defendants, the SLC has not found evidence of even slight culpability.

         The SLC concluded that the Investment Manager may have charged the Company for the salaries, benefits, and other costs of employees that, in accordance with the Advisory Agreement, should have been borne by the Investment Manager. The Company has not yet determined the aggregate amount of such excess

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES charges, the periods during which they occurred, or whether there may be any offsetting amounts due to expenses that the Investment Manager should have charged to the Company but did not.

         The SLC believes that the amount of any potential recovery does not appear to justify the substantial costs of litigation (especially given the Company's obligation to indemnify a number of the defendants) or the disruption of the Company's business activities. This is particularly true in light of the fact that the Company's Board has recently instructed its financial advisor, First Union Securities, Inc. to explore a possible sale of UIRT or its assets. In the event a sale of UIRT or its assets is not consummated, the SLC believes that any deficiencies in the procedures by which the Company's corporate affairs have been handled in the past can be readily remedied by the current Board.

         Accordingly, the Company has filed a motion with the Court to dismiss the Lawsuit. Southwest has the right to limited discovery with respect to the SLC's investigation, but management believes it is likely that the Court will grant the motion and dismiss the Lawsuit.

         On March 21, 2001, Southwest filed a separate lawsuit against the Company in the District Court of Harris County, Texas. In this suit, Southwest seeks from the Court: (a) a declaration that a certain provision of the Company's bylaws is invalid; (b) an injunction to keep the Company from electing trust managers using the standards set forth in the bylaws and to compel the Company to reform the bylaws to include one uniform vote requirement as to all trust manager nominees; and (c) an order to compel the Company to provide certain information about our shareholders.

         At a temporary injunction hearing held on March 26, 2001, the Court denied Southwest's requests for declaration and injunction. Prior to the hearing, the Company reached agreement with Southwest concerning the shareholder information. Management believes this suit is without merit and is part of Southwest's plans to submit its own nominees for election as trust managers at the Company's annual shareholders meeting. Southwest has disclosed such plans in filings with the Securities and Exchange Commission.

         In April 2000, the Company's former President and Chief Executive Officer filed a lawsuit against UIRT, the Investment Manager, and the Company's Chairman and Chief Executive Officer, who is also the Investment Manager's Chief Executive Officer. The former executive is seeking an unspecified severance compensation package. It is management's position that the Investment Manager was the employer of the former executive, and that the Company had no employment relationship with him. The Investment Manager has indemnified the Company against the costs of defending this lawsuit and any judgments. Management believes the suit against us to be without merit and intends to vigorously defend against these allegations, and has not recorded any loss provision with respect thereto.

         In June 2000, an individual who claims to be a client of the Investment Manager's individual financial planning business amended a lawsuit originally filed in July 1999 to include UIRT as a defendant. The original petition alleged that the Investment Manager and one of its financial planning employees breached certain duties in the management of the plaintiff's financial affairs. The amended petition also alleges that UIRT is legally responsible for the acts of the Investment Manager and its financial planning employee because they allegedly all operate as a single business enterprise. The plaintiff seeks unspecified monetary damages, attorney fees and costs. The Investment Manager has indemnified the Company against the costs of defending this lawsuit and any judgments. Management believes the suit against the Company to be without merit and intends to vigorously defend against these allegations, and has not recorded any loss provision with respect thereto.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

         The Company is a party to other legal proceedings that arise in the normal course of business, which matters are generally covered by insurance. The resolution of these matters cannot be predicted with certainty. However, in the opinion of management, based upon currently available information, any liabilities under such proceedings, either individually or in the aggregate, will not have a materially adverse affect on the consolidated financial statements taken as a whole.

                  10.      Subsequent Events

         Subsequent to March 31, 2001, the Company sold the Centennial Shopping Center to an unrelated buyer for approximately $6,300,000.

                                EQUITY ONE, INC.

                          1696 N.E. MIAMI GARDENS DRIVE

                        NORTH MIAMI BEACH, FLORIDA 33179

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

         The undersigned holder of common stock of Equity One, Inc., a Maryland corporation (the "Company"), hereby appoints _____________ and _____________, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company's special meeting of stockholders, to be held on ____________, 2001, at [time] at [address], Florida 331___, and at any adjournments or postponements thereof.

[X]  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

         PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Approval of the issuance of 10,500,000 shares of Equity One common stock, subject to reduction for various adjustments, for the acquisition of the outstanding common stock of Centrefund Realty (US) Corporation.

         [ ] For             [ ] Against           [ ] Abstain

2. In their discretion, upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND RATIFICATION OF THE ISSUANCE OF ___________ RESTRICTED SHARES OF THE COMPANY'S COMMON STOCK.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

         The undersigned hereby acknowledges receipt of (i) the Notice of special meeting, and (ii) the proxy statement.

DATE

SIGNATURE

SIGNATURE (If held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.

                                   APPENDIX A


                                                                  EXECUTION COPY
                                                                  --------------

                            STOCK EXCHANGE AGREEMENT

                                      AMONG

                                EQUITY ONE, INC.,

                          CENTREFUND REALTY CORPORATION

                                       AND

                       FIRST CAPITAL AMERICA HOLDING CORP.

                                  MAY 18, 2001

                                TABLE OF CONTENTS

1.  Definitions                                                                1
2.  Exchange Of Target Shares                                                  8
    2.1 Basic Transaction                                                      8
    2.2 Purchase Price                                                         8
    2.3 The Closing                                                            8
    2.4 Deliveries at Closing                                                  8
3.  Representations and Warranties of Centrefund and Shareholder               8
    3.1 Authorization of Transaction                                           8
    3.2 Noncontravention                                                       9
    3.3 Investment                                                             9
    3.4 Target Shares                                                         10
    3.5 Disclosure                                                            10
    3.6 Receipt of Valuation and Fairness Opinion                             10
    3.7 Organization, Qualification, and Corporate Power                      10
    3.8 Subsidiaries and Joint Ventures                                       11
    3.9 Capitalization                                                        11
    3.10 Notices                                                              11
    3.11 Real Property                                                        12
    3.12 Brokers' Fees                                                        12
    3.13 Financial Statements                                                 12
    3.14 Events Subsequent to Most Recent Fiscal Year End                     13
    3.15 Undisclosed Non-Tax Liabilities                                      14
    3.16 Compliance with Governmental Requirements and No Insolvency          14
    3.17 Tax Matters                                                          14
    3.18 Personal Property Assets                                             17
    3.19 Contracts                                                            17
    3.20 Existing Debt                                                        17
    3.21 Powers of Attorney                                                   18
    3.22 Insurance                                                            18
    3.23 Litigation                                                           18
    3.24 Employees                                                            18
    3.25 Employee Benefits                                                    18
    3.26 Environmental, Health, and Safety Matters                            19
    3.27 Related Party Transactions                                           20
    3.28 Intellectual Property                                                20
4.  Representations and Warranties of Equity One                              20
    4.1 Organization of Equity One                                            20
    4.2 Capitalization of Equity One                                          21
    4.3 Authorization of Transaction                                          21
    4.4 Receipt of Fairness Opinion                                           22
    4.5 Noncontravention                                                      22
    4.6 Brokers' Fees                                                         22
    4.7 Disclosure                                                            22
    4.8 Investment                                                            23

    4.9 Litigation                                                            23
    4.10 Undisclosed Liabilities                                              23
    4.11 Listing of Equity One Shares                                         24
    4.12 Real Property                                                        24
    4.13 Subsidiaries and Joint Ventures                                      24
    4.14 Financial Statements                                                 25
    4.15 Events Subsequent to Most Recent Fiscal Year End                     25
    4.16 Compliance with Governmental Requirements and No Insolvency          26
    4.17 Tax Matters                                                          26
    4.18 Personal Property Assets                                             27
    4.19 Contracts                                                            28
    4.20 Existing Debt                                                        28
    4.21 Insurance                                                            28
    4.22 Employee Benefits                                                    28
    4.23 Equity One Labor Matters                                             29
    4.24 Environmental, Health, and Safety Matters                            29
    4.25 Related Party Transactions                                           30
5.  Pre-Closing Covenants29                                                   30
    5.1 Delivery of Financial Statements                                      31
    5.2 General                                                               31
    5.3 Shareholder Meetings                                                  31
    5.4 Notices and Consents                                                  32
    5.5 Operation of Business by Equity One                                   32
    5.6 Operation of Business by Target                                       33
    5.7 CDG Windup                                                            34
    5.8 Full Access                                                           35
    5.9 Notice of Developments                                                35
    5.10 Exclusivity                                                          35
    5.11 Target Restructuring                                                 35
    5.12 Undistributed REIT Earnings and Profits                              35
    5.13 Press Release                                                        36
6.  Post-Closing Covenants                                                    36
    6.1 NYSE Listing                                                          36
    6.2 General                                                               36
    6.3 Litigation Support                                                    36
    6.4 Transition                                                            36
    6.5 Confidentiality                                                       37
    6.6 Independent Accountants                                               37
    6.7 Tax Matters                                                           38
    6.8 Representation on Equity One's Board of Directors                     38
    6.9 Canadian GAAP Financial Statements                                    38
    6.10 Equity One Dividends                                                 38
    6.11 Equity One Dispositions of Assets and Disposition Proceeds           38
    6.12 Tax Refund                                                           38
    6.12 Tax Refund                                                           39






                                      (ii)

7.  Conditions to Obligation to Close                                         39
    7.1 Conditions to Obligations of Equity One                               39
    7.2 Conditions to Obligation of the Shareholder                           40
8.  Survival; Remedies for Breaches of this Agreement                         42
    8.1 Survival of Representations and Warranties                            42
    8.2 Indemnification Provisions for Benefit of Equity One                  42
    8.3 Indemnification Provisions for Benefit of the Shareholder             43
    8.4 Matters Involving Third Parties                                       44
    8.5 Other Indemnification Provisions                                      45
9.  Target Distributions                                                      45
10. Tax Matters                                                               46
    10.1 Tax Periods Ending on or Before the Closing Date                     46
    10.2 Tax Periods Beginning Before and Ending After the Closing Date       46
    10.3 Cooperation on Tax Matters                                           46
    10.4 Certain Taxes                                                        47
11. Registration Rights                                                       47
12. Termination                                                               51
    12.1 Termination of Agreement                                             51
    12.2 Effect of Termination                                                51
13. Miscellaneous                                                             52
    13.1 Press Releases and Public Announcements                              52
    13.2 No Third-Party Beneficiaries                                         52
    13.3 Entire Agreement                                                     52
    13.4 Succession and Assignment                                            52
    13.5 Counterparts                                                         52
    13.6 Headings                                                             52
    13.7 Notices51                                                            52
    13.8 Governing Law                                                        53
    13.9 Amendments and Waivers                                               53
    13.10 Severability                                                        53
    13.11 Expenses                                                            54
    13.12 Construction                                                        54
    13.13 Incorporation of Exhibits, Annexes, and Schedules                   54
    13.14 Specific Performance                                                54
    13.15 Submission to Jurisdiction                                          55
    13.17 Prevailing Party                                                    55
    13.18 Waiver of Jury Trial                                                55






                                     (iii)

                            STOCK EXCHANGE AGREEMENT

Agreement entered into as of May 18, 2001, by and among Equity One, Inc., a Maryland corporation ("EQUITY ONE"), Centrefund Realty Corporation, an Ontario corporation ("CENTREFUND"), and First Capital America Holding Corp. (f/k/a Centrefund America Holding Corp.), an Ontario corporation (the "SHAREHOLDER"), the sole shareholder of Centrefund Realty (U.S.) Corporation, a Delaware corporation (the "TARGET"). Equity One, Centrefund and the Shareholder are together referred to herein as the "PARTIES." The Shareholder owns all of the issued and outstanding capital stock of the Target and Centrefund owns all of the issued and outstanding capital stock of the Shareholder. This Agreement contemplates the exchange by Shareholder of all of the issued and outstanding capital stock of Target for capital stock of Equity One. The parties intend for the transfers contemplated herein to be treated as a reorganization within the meaning of Section 368(a) of the Code (as that term is hereafter defined). Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. DEFINITIONS.

"ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

"ADVERSE CONSEQUENCE" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Security Interests, losses, expenses and fees, including court costs and reasonable attorneys fees and expenses, and any other cost of enforcing a party's rights under this Agreement.

"ADVISORY AGREEMENT" means that certain agreement by and between Target and Dawsco dated as of January 1, 2000, as amended on April 8, 2000.

"AFFILIATE" means, with regard to any Person, any Person, directly or indirectly, controlled by, under common control of, or controlling such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities or interests, by contract or otherwise.

"AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

"ASSET MANAGEMENT AGREEMENT" means that certain Asset Management Agreement by and between Management Co. and Target, effective as of August 15, 2000.

"CANADIAN GAAP" means Canadian generally accepted accounting principles as in effect from time to time.

"CDGI" means Centrefund Development Group, LLC.

"CDGII" means Centrefund Development Group II, LLC.

"CDG WIND-UP" means the sale of the shares or assets of any or all of CDGI, CDGII or Cashmere Developments Inc. in accordance with Section 5.7.

"CENTREFUND APPROVAL" means a resolution authorizing Centrefund to complete the Transaction, passed by the majority of the votes cast by the holders of common shares of Centrefund specified by section 8.1 of Rule 61-501 made pursuant to the SECURITIES ACT (Ontario) and who are "minority security holders" within the meaning of Policy No. Q-27 made under the SECURITIES ACT (Quebec), at a meeting of the shareholders of Centrefund called to consider the Transaction.

"CENTREFUND MANAGEMENT ARRANGEMENTS" means any advisory or management arrangements between Centrefund and the Target pursuant to which Centrefund provides advisory, administrative or management services to the Target in consideration for management fees.

"CLOSING" has the meaning set forth in Section 2.3 below.

"CLOSING DATE" has the meaning set forth in Section 2.3 below.

"CODE" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

"CORPORATE TAX" means any federal (including under Code Section 59A), state, local or foreign income, capital stock, franchise, profit, withholding, alternative or add-on minimum tax, or any estimated taxes of any of the foregoing, whether liability is imposed directly or pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), as a transferee or successor, by contract or otherwise (including, without limitation, any liability imposed by reason of any election under
Section 338(g) or Section 338(h)(10) of the Code or any similar provision of state, local or foreign law), including any interest, penalty or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with respect to any of the foregoing, and "CORPORATE TAXES" means any or all of the foregoing collectively.

"COMMON STOCK" means the common stock, $.01 par value, of Equity One, Inc.

"CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the applicable entity that is not already generally available to the public.

"DAWSCO" means, collectively, Dawsco Realty Advisory

Corp. and Dawsco Realty Advisory Partnership.

"DAWSCO INDEMNITY" means an assignment and indemnity granted on or prior to the Closing by Centrefund in favor of the Target and its Affiliates in respect of any Liability of the Target or any of its Affiliates arising under or pursuant to the Advisory Agreement, the form of which is attached as EXHIBIT H.

"EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, stock compensation, phantom stock, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change of control, vacation plan or policy, sick pay plan or policy, or other material fringe benefit plan or program.

"EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

"EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

"ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials (which, for purposes of this Agreement, shall mean any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect.

"EQUITY ONE COMPANIES" means Equity One and its Subsidiaries.

"EQUITY ONE DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Equity One to the Shareholder and initialed by the Parties as the Equity One Disclosure Schedule referred to in this Agreement.

"EQUITY ONE EXISTING DEBT" has the meaning given to that term in Section 4.20.

"EQUITY ONE FINANCIAL STATEMENTS" means, collectively, the audited consolidated financial statements of Equity One and the notes thereto for the years ended December 31, 2000, 1999 and 1998, together with the auditors report thereon, and the interim unaudited consolidated financial statements of Equity One for the period ended March 31, 2001.

"EQUITY ONE LEASED PROPERTY" has the meaning given to that term in Section 4.12.


"EQUITY ONE MATERIAL CONTRACTS" has the meaning given to that term in Section 4.19.

"EQUITY ONE OWNED PROPERTY" has the meaning given to that term in Section 4.12.

"EQUITY ONE PUBLIC FILINGS" means all Public Filings of Equity One made from January 1, 1998 to the date hereof.

"EQUITY ONE REAL PROPERTY" has the meaning given to that term in Section 4.12. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" means, in respect of any Person, (i) any corporation included with such Person in a controlled group of corporations within the meaning of
Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with such Person within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which such Person is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of such Person under Section 414(o) of the Code.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"GOVERNMENTAL REQUIREMENTS" shall mean, in respect of any Person, all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which the Real Property of such Person is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over such Person or its Real Property.

"INDEMNIFIED PARTY" has the meaning set forth in Section 8.4 below.

"INDEMNIFYING PARTY" has the meaning set forth in Section 8.4 below.

"INTERCOMPANY DEBT" means all debt owing by or to any Target Company from any Affiliates of the Target (other than Equity One or any Subsidiaries of Equity One or any Subsidiaries of the Target).

"KNOWLEDGE" means, in respect of a Person, that of which such Person has actual knowledge after having made reasonable inquiry under the circumstances. In the case of a Person other than a natural Person, Knowledge shall mean the actual knowledge, after having made reasonable inquiry under the circumstances, of such Person's executive officers, directors and employees in the relevant area and, in the case of Centrefund and the Shareholder, Target's property and asset managers. Without in any way limiting or qualifying the representations and warranties being made by Centrefund and the Shareholder in this Agreement, Equity One acknowledges that Centrefund and the Shareholder are relying on certificates delivered by the Target's property and asset managers, Equity One Realty & Management Inc. and Centrecorp Management Services Inc.

"LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"MANAGEMENT CO."  means Equity One Realty & Management, Inc.

"MATERIAL ADVERSE EFFECT" means, in respect of any Person, individually or together with other adverse effects, any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to (i) the assets, liabilities, results of operations, capitalization, business condition (financial or otherwise) or prospects of such Person and its Subsidiaries, taken as a whole, or (ii) to such Person's ability to consummate the Transaction.

"MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

"NATIONAL SECURITIES EXCHANGE" shall have the meaning ascribed to that term in the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act. "NOVA SCOTIA LOANS" means all loans identified as Nova Scotia Loans on EXHIBIT I.

"ORDINARY COURSE OF BUSINESS" means, in respect of any Person, the usual, ordinary and regular course of that Person's business consistent with its past custom and practice.

"PARTY" has the meaning set forth in the preface above.

"PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"PROPERTY MANAGEMENT AGREEMENT" means that certain Property Management Agreement by and between Management Co. and Target, effective as of December 1, 2000. "PUBLIC FILINGS" means, in respect of a Person, all documents filed by such Person with the United States Securities and Exchange Commission.

"PURCHASE PRICE SHARES" has the meaning given to that term in Section 2.2.

"REAL PROPERTY" means all real property, whether owned or leased, and all buildings, structures, improvements and appurtenances located thereon and all rights related thereto.

"REIT" has the meaning given to that term in Section 4.17(g).

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"SECURITY INTEREST" means, in respect of any Person, any mortgage, pledge, lien, encumbrance, charge, or other security interest on such Person's property or assets, other than:

(a) construction, mechanic's, materialmen's, and similar liens that could not reasonably be expected to have a Material Adverse Effect on such Person;


(b) liens for Taxes not yet due and payable or for Taxes that such Person is contesting in good faith through appropriate proceedings, as reflected in such Person's most recent financial statements;

(c) purchase money liens and liens securing rental payments under capital lease arrangements which are disclosed in such Person's most recent financial statements;

(d) statutory rights reserved or vested in any governmental entity by the terms of any lease, license, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, to designate a purchaser of any Real Property or to require annual or other payments as a condition to the continuance thereof;

(e) good faith deposits made in the ordinary course of such Person's business to secure the payment of utilities accounts, the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, surety, customs, performance bonds and other similar obligations;

(f) zoning restrictions, agreements, easements, rights of way or other similar encumbrances or privileges in respect of any Real Property which, either singly or in the aggregate, do not materially impair the value or the use of such Real Property and which are not violated in any material respect by any existing or proposed structures or land use;

(g) all title exceptions and title defects set out in the title insurance policies issued at the time of the acquisition of the Real Property;


(h) liens related to Target Existing Debt or Equity One Existing Debt, as applicable, and any other debt incurred after the date hereof in accordance with and as permitted under the terms of this Agreement; and

(i) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, so long as such liens could not reasonably be expected to have a Material Adverse Effect on such Person.

"SHAREHOLDER" has the meaning set forth in the preface above.

"SUBSIDIARY" means, in respect of any Person, any corporation, limited partnership, joint venture or other entity with respect to which such Person (or a Subsidiary thereof) owns a majority of the ownership interests or has the power to vote or direct the voting or otherwise control the major decisions thereof.

"TARGET" has the meaning set forth in the preface above.

"TARGET COMPANIES" means Target and all companies listed on EXHIBIT J.

"TARGET DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Shareholder and Target to Equity One and initialed by the Parties as the Target Disclosure Schedule referred to in this Agreement.

"TARGET DISTRIBUTION AMOUNT" means, for the period from January 1, 2001 to the Closing Date, $4,760,000, subject to any adjustments set forth in Section 9.

"TARGET EXISTING DEBT" means all debt disclosed on EXHIBIT C, which, as at the date hereof, includes all of the Intercompany Debt.

"TARGET FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Target and the notes thereto for the financial years ended December 31, 2000, 1999 and 1998 prepared in accordance with GAAP, together with the auditors report thereon.

"TARGET LEASED PROPERTY" has the meaning given to that term in Section 3.11.

"TARGET MATERIAL CONTRACTS" has the meaning given to that term in Section 3.19.

"TARGET OWNED PROPERTY" has the meaning given to that term in Section 3.11.

"TARGET REAL PROPERTY" has the meaning given to that term in Section 3.11.

"TARGET RESTRUCTURING" means, collectively, the entering into of the Dawsco Indemnity and all other restructurings, equity issuances, financings, dividends, distributions, and corporate reorganizations which are necessary in order to (i) restructure the Nova Scotia Loans so that the amount of such loans which was indirectly funded by arms length third parties is assumed directly by the Target or any Subsidiary of the Target and the amount of such loans which was funded by an Affiliate of Centrefund (which is not a Subsidiary of the Target) is repaid or capitalized, (ii) to eliminate all Intercompany Debt, and (iii) to distribute earnings and profits as described in Section 5.12.

"TARGET SHARE" means a share of the common stock, without par value, of the Target.

"TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary stamp, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, and whether liability is imposed directly or pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise (including, without limitation, any liability imposed by reason of any election under Section 338(g) or Section 338(h)(10) of the Code or any similar provision of state, local or foreign law), including any interest, penalty, or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with respect to any of the foregoing, and "TAXES" means any or all of the foregoing collectively.

"TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

"THIRD PARTY CLAIM" has the meaning set forth in Section 8.4.

"TRANSACTION" means the transaction contemplated in Section 2.1 of this Agreement.

2.       EXCHANGE OF TARGET SHARES.

2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, Equity One agrees to acquire from the Shareholder, and the Shareholder agrees to transfer to Equity One, all of the Target Shares for the consideration specified below in this Section 2.

2.2 PURCHASE PRICE. Equity One agrees to deliver to the Shareholder at Closing 10,500,000 shares of Common Stock, as may be adjusted pursuant to Article 9 (the "PURCHASE PRICE SHARES").

2.3 THE CLOSING. The closing of the Transaction (the "CLOSING") shall take place at the offices of Greenberg Traurig, LLP in Miami, Florida, commencing at 10:00 a.m. local time on August 28, 2001 or such other date, time and place as the Parties may mutually determine (the "CLOSING DATE")


2.4 DELIVERIES AT CLOSING. At the Closing, (i) the Shareholder and Centrefund will deliver to Equity One the various certificates, instruments, and documents referred to in Section 7.1, (ii) Equity One will deliver to the Shareholder the various certificates, instruments, and documents referred to in Section 7.2,
(iii) the Shareholder will deliver to Equity One stock certificates representing all of the outstanding Target Shares, endorsed in blank or accompanied by duly executed assignment documents and evidence of satisfaction of all Intercompany Debt and completion of Target Restructuring, and (iv) Equity One will deliver to the Shareholder stock certificates for the Purchase Price Shares due on the Closing, issued in the name of the Shareholder.


3.       REPRESENTATIONS AND WARRANTIES OF CENTREFUND AND SHAREHOLDER

Centrefund and the Shareholder jointly and severally represent and warrant to Equity One that the statements contained in this Section 3, as modified or supplemented by the information set out in the Target Disclosure Schedule, are correct and complete as of the date of this Agreement.

3.1 AUTHORIZATION OF TRANSACTION. Each of Centrefund and the Shareholder has the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Centrefund's board of directors has, upon consultation with its financial and legal advisors and having received the recommendation of the special committee of the board formed for the purposes of considering this Transaction, determined that this Transaction is fair from a financial point of view to the shareholders of Centrefund other than Gazit (1997) Inc. and its Affiliates, and is in the best interests of those shareholders, and that it will recommend that the Centrefund Approval be given. This Agreement constitutes the valid and legally binding obligation of Centrefund and the Shareholder, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. Except as set forth in Section 3.1 of the Target Disclosure Schedule, neither Centrefund nor the Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person, in order to consummate the Transaction, other than, in the case of Centrefund, the Centrefund Approval and other than any authorization, consent or approval which has been obtained or the absence of which will not result in a Material Adverse Effect.

3.2 NONCONTRAVENTION. Except as set forth in Section 3.2 of the Target Disclosure Schedule, and subject to obtaining the Centrefund Approval, neither the execution and delivery of this Agreement, nor the consummation of the Transaction, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Centrefund, the Shareholder, or the Target Companies are subject, or violate any provision of the charters or by-laws of Centrefund, Shareholder or any of the Target Companies, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, loan, note, mortgage, lease, license, instrument, or other arrangement to which any of Centrefund, Shareholder or any of the Target Companies is a party or by which any of them is bound or to which any of their respective assets are subject, save and except, with respect to this subsection 3.2(B), where any such conflict, breach, default, contravention, acceleration, termination, cancellation or modification will have been waived, cured or otherwise consented to or will not result in a Material Adverse Effect on the Target.

3.3 INVESTMENT. Each of Centrefund and the Shareholder (A) understands that the offer and sale of the Purchase Price Shares have not been, and will not be, registered under the Securities Act, or under any state or provincial securities laws, and that such shares are being offered and sold in reliance upon applicable federal, state or provincial exemptions for transactions not involving any public offering, (B) understands that the Purchase Price Shares are being acquired by the Shareholder solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) has received certain information concerning Equity One and has had the opportunity to obtain such additional information as it desires in order to evaluate the merits and the risks inherent in the acquisition and ownership of the Purchase Price Shares, (D) is able to bear the economic risk and lack of liquidity inherent in holding Purchase Price Shares, and (E) is an Accredited Investor.

3.4 TARGET SHARES. The Shareholder holds of record and owns beneficially all of the issued and outstanding Target Shares, as further described in Section 3.9 hereof, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and any restrictions set out in the constating documents of the Target), Taxes, Security Interests or other options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, shareholders agreement, or other agreement or understanding with respect to the voting of any capital stock of the Target. On Closing, the Shareholder will transfer to Equity One good and marketable title to the Target Shares.

3.5 DISCLOSURE. Neither this Agreement nor any of the Exhibits, Schedules, attachments, written statements, documents or certificates prepared for or supplied to Equity One by Centrefund, the Shareholder or the Target in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. To the Knowledge of Centrefund and the Shareholder, there is no fact which Centrefund or the Shareholder has not disclosed to Equity One herein which could reasonably be anticipated to have a Material Adverse Effect on the Target.

3.6 RECEIPT OF VALUATION AND FAIRNESS OPINION. Centrefund's board of directors has received a formal valuation relating to the Transaction, as required by applicable securities laws, together with an opinion from Centrefund's financial advisors that the Transaction is fair from a financial point of view to the Centrefund shareholders other than Gazit (1997) Inc. and its Affiliates.

3.7 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Target is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to be so authorized or in good standing would not result in a Material Adverse Effect on the Target. The Target has full power and authority (including full corporate power and authority) and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such licenses, permits or authorizations would not result in a Material Adverse Effect on the Target. All such permits, licenses and authorizations are valid and in effect and will be unaffected by or validly transferred pursuant to the Transaction. Correct and complete copies of the charter and bylaws of Centrefund, the Shareholder and the Target (as amended to the date of this Agreement) have been delivered to Equity One. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete in all material respects and true and correct copies thereof have been made available to Equity One. None of the Target Companies is in default under or in violation of any provision of its charter or bylaws.

3.8 SUBSIDIARIES AND JOINT VENTURES. Section 3.8 of the Target Disclosure Schedule sets forth a list of all of the wholly-owned Subsidiaries of the Target and, to the Knowledge of Centrefund and the Shareholder, all non-wholly owned Subsidiaries of the Target and all entities in which the Target or any of its Subsidiaries has an equity interest (including all joint ventures), the jurisdictions of formation of each such Subsidiary and joint venture, and, to the Knowledge of Centrefund and the Shareholder, the percentage interest of the Target in each Subsidiary and joint venture. To the Knowledge of Centrefund and the Target, to the extent any such entity is not wholly owned by Target or any Subsidiary, the names and interests of such other owners are also listed. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. To the Knowledge of Centrefund and the Shareholder, correct and complete copies of all agreements forming or governing the Target Companies that are not wholly owned by Target, all of which are listed on Section 3.8 of the Target Disclosure Schedule, have been made available to Equity One.

3.9 CAPITALIZATION. Subject to any share issuances to the Shareholder resulting from the Target Restructuring, which shares shall be delivered to Equity One at Closing as part of the consideration for the Purchase Price Shares, the entire authorized capital stock of the Target consists of 3,000 common shares without par value, of which 117 Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and owned beneficially solely by the Shareholder. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock. There are no outstanding obligations of Target to repurchase, redeem or otherwise acquire any capital stock or any securities convertible into or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer, dividend or other rights (such as registration rights under the Securities Act) of the capital stock of the Target.

3.10 NOTICES. Except as set forth in Section 3.10 of the Target Disclosure Schedule, none of the Target Companies needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, or to the Knowledge of Centrefund and the Shareholder, any Person, in order for the Parties to consummate the Transaction, save and except where the failure to do any of the foregoing would not result in a Material Adverse Effect on the Target.





3.11     REAL PROPERTY. To the Knowledge of Centrefund and Shareholder:

(a) EXHIBIT A lists all of the real property owned by the Target Companies (the "TARGET OWNED PROPERTY"), and all of the real property leased (or subleased) to the Target Companies (the "TARGET LEASED PROPERTY") and indicates which Target Company is the owner or lessee, as applicable. The Target Owned Property and the Target Leased Property is together referred to herein as the TARGET REAL PROPERTY.

(b) Each of the Target Companies indicated on EXHIBIT A has good and marketable title to the applicable Target Owned Property and valid leasehold interests in the applicable Target Leased Property in the percentages indicated. Except as set forth in Section 3.11 of the Target Disclosure Schedule, all such interests are free and clear of all Security Interests.

(c) Except as set forth in Section 3.11 of the Target Disclosure Schedule, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Target Real Property which could give rise to any Security Interests.

(d) No notice which relates to termination or terminations of any leases of the Target Real Property which would reasonably be expected to have a Material Adverse Effect on Target has been received by Target, Centrefund or the Shareholder.

(e) All buildings, structures, improvements and appurtenances located on the Target Real Property are in good operating condition and repair in all material respects and do not encroach in any material respect on any property not owned by a Target Company or violate any Governmental Requirements in any material respect. (f) Except as disclosed in Section 3.11 of the Target Disclosure Schedule and except in connection with the CDG Wind-Up, no Person has any right or option to purchase or acquire from any Target Company any of the Target Real Property.

(g) Section 3.11 of the Target Disclosure Schedule sets forth all title insurance policies issued covering the Real Properties.

3.12 BROKERS' FEES. No Target Company is obligated to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

3.13 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT B are the following financial statements of the Target (collectively the "FINANCIAL STATEMENTS"): audited consolidated balance sheets as of the years ended December 31, 1999, and December 31, 2000 and statements of income, changes in stockholders' equity, and cash flow for the years ended December 31, 1998, 1999 and 2000, including the audit report thereon prepared by Deloitte & Touche LLP. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein) and present fairly the consolidated financial position of the Target as of such dates and the results of operations of the Target for such periods.

3.14 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except for the CDG Wind-Up, the Target Restructuring, the Centrefund Management Arrangements, the entering into this Agreement, the Transactions contemplated hereby, and any matters disclosed in Section 3.14 of the Target Disclosure Schedule, since December 31, 2000:

(a) no Target Company has sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(b) no Target Company has entered into any agreement, contract, lease or license outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(c) no Person has accelerated, terminated, made material modifications to, or cancelled any agreement, contract, lease or license of any Target Company, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(d) no Target Company has made, outside its Ordinary Course of Business, any capital investment in, any loan to (excluding interest accrued on Target Existing Debt) or any acquisition of the securities or assets of, any other Person, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(e) except as set forth on Section 3.14(e) of the Target Schedule, no Target Company has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation or otherwise, other than the Target Existing Debt;

(f) except for the Intercompany Debt set forth on Section 3.14(f) of the Target Disclosure Schedule, no Target Company has made any loan to, or entered into any other material transaction with any of its direct or indirect shareholders, directors, officers, and employees;

(g) no Target Company has made or pledged to make any charitable or other contribution outside its Ordinary Course of Business;

(h) no Target Company has issued, sold, or otherwise disposed of any of its capital stock or securities convertible into or exchangeable for such stock, or granted any options, warrants, or other rights to purchase or obtain any of such capital stock or securities;

(i) no Target Company has committed to do any of the foregoing; and

(j) there has not been any other occurrence, change, event, incident, action, failure to act, or transaction which would reasonably be expected to result in a Material Adverse Effect on the Target.

3.15 UNDISCLOSED NON-TAX LIABILITIES. Except in respect of Taxes, which are addressed elsewhere in this Agreement, and except (i) as provided for, disclosed or reserved against in the Target Financial Statements, (ii) for Liabilities incurred in the Ordinary Course of Business, and (iii) as disclosed in Section
3.15 of the Target Disclosure Schedule, the Target does not have any material Non-Tax Liabilities.

3.16 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND NO INSOLVENCY. The Target

Companies have complied with all applicable Governmental Requirements except for any non-compliance that has not had and would not reasonably be expected to result in a Material Adverse Effect on the Target. No bankruptcy, insolvency or receivership proceedings have been instituted or, to the Knowledge of Centrefund or the Shareholder, threatened against any of the Target Companies.

3.17 TAX MATTERS. As used in this Section 3.17, "TARGET COMPANIES" includes all of the Persons in which the Target currently holds any interest and all of the Persons in which the Target previously held any interest but that have merged with or liquidated into or otherwise transferred substantially all of their assets into any one or more other Persons in which the Target currently holds any interest.

(a) Except as set forth in Section 3.17 of the Target Disclosure Schedule, each of the Target Companies has filed all Tax Returns in respect of Corporate Taxes that it was required to file, and, to the Knowledge of Centrefund and the Target, each of the Target Companies has filed all Tax Returns in respect of all other Taxes that it was required to file. Except as set forth in Section 3.17 of the Target Disclosure Schedule, all Corporate Taxes owed by any Target Company (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid, and, to the Knowledge of Centrefund and the Target, all other Taxes owed by any Target Company (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. Except as set forth in Section 3.17 of the Target Disclosure Schedule, no Target Company is currently the beneficiary of any extension of time within which to file any Tax Return in respect of Corporate Taxes and, to the Knowledge of Centrefund and the Target, no Target Company is currently the beneficiary of any extension of time within which to file any Tax Return in respect of any other Taxes. No claim has ever been made by a taxing authority in a jurisdiction where a Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and none of the Target Companies is aware of any basis for any such claim. There are no Security Interests on any of the assets of the Target Companies that arose in connection with any failure (or alleged failure) to pay any Corporate Tax and, to the Knowledge of Centrefund and the Target, there are no Security Interests on any of the assets of the Target Companies that arose in connection with any failure (or alleged failure) to pay any other Taxes, except in each case for Taxes not yet due. None of the Target Companies has entered into any closing agreement with any federal, state, local or foreign taxing authority.

(b) Each of the Target Companies has withheld and paid all Corporate Taxes, and, to the Knowledge of Centrefund and the Shareholder, each of the Target Companies has withheld and paid all other Taxes, in each case in respect of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) There is no dispute or claim concerning any Corporate Tax Liability of any Target Company either (i) claimed or raised by any taxing authority in writing or (ii) as to which any of the Target Companies has Knowledge. Except as set forth in Section 3.17 of the Target Disclosure Schedule, Centrefund and the Shareholder do not have any Knowledge of any dispute or claim concerning any other Tax Liability of any Target Company, whether or not claimed or raised by any taxing authority. Section 3.17 of the Target Disclosure Schedule lists all federal, state, local and foreign income Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by any Target Company. Correct and complete copies of all Federal Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Target Companies since December 31, 1996 have been made available to Equity One.

(d) Except as disclosed in Section 3.17 of the Target Disclosure Schedule, none of the Target Companies has waived any statute of limitations in respect of Corporate Taxes or agreed to any extension of time with respect to a Corporate Tax assessment or deficiency, and, to the Knowledge of Centrefund and the Target, none of the Target Companies has waived any statute of limitations in respect of any Taxes (other than Corporate Taxes) or agreed to an extension of time with respect to an assessment or deficiency of a Tax (other than a Corporate Tax).

(e) None of the Target Companies has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Except as disclosed to Equity One, none of the Target Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or that would give rise to any obligation to indemnify any Person for any excise tax payable pursuant to Section 4999 of the Code. The Shareholder is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code of 1986, as amended, and the Target is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No Target Company is a party to any Tax allocation or sharing agreement in respect of Corporate Taxes and, to the Knowledge of Centrefund and the Shareholder, no Target Company is a party to any Tax allocation or sharing agreement in respect of any other Taxes. The Target is the common parent of an Affiliated Group that files a consolidated Federal Income Tax Return and does not include as a member any corporation that is not a Target Company (as that term is defined without regard to the introductory language at the beginning of this Section 3.17). No Target Company is liable for the Corporate Taxes of any Person (other than another Target Company) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or as a member of an Affiliated Group.

(f) In the case of the Target Companies, the unpaid Corporate Taxes (i) did not, as of December 31, 2000, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Target Financial Statements as of that date and (ii) do not, and will not, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target Companies in filing their Tax Returns for Corporate Taxes.

(g) No Target Company shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Corporate Tax law.

(h) Except as set forth in Section 3.8 and Section 3.17(h) of the Target Disclosure Schedule, no Target Company is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership or as a disregarded entity for Federal Income Tax purposes.

(i) To the Knowledge of Centrefund and the Shareholder, except as set forth in
Section 3.17(i) of the Target Disclosure Schedule, no Target Company has entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

(j) No Target Company has ever been an S corporation (within the meaning of Section 1361(a)(1) of the Code).

(k) All material elections with respect to Corporate Taxes affecting any Target Company, and, to the Knowledge of Centrefund and the Target, all materials elections with respect to other Taxes, are disclosed or attached to a Tax Return of the Target Company.

(l) All private letter rulings issued by the Internal Revenue Service to any Target Company (and any corresponding ruling or determination of any state, local or foreign taxing authority) have been disclosed on Section 3.17(l) of the Target Disclosure Schedule, and there are no pending requests for any such rulings (or corresponding determinations).

(m) The Transaction will not, by reason or as a result of deferred intercompany transactions or excess loss accounts within the meaning of the consolidated return regulations promulgated pursuant to Section 1501 ET SEQ. of the Code, result in any Corporate Tax liability to any Target Company or result in a reduction of the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, Tax credit, Tax credit carryover, excess charitable contribution or basis of property that otherwise would be available to a Target Company.

(n) No Target Company has been the distributing corporation or the controlled corporation with respect to a transaction described in Section 355 of the Code (without regard to Section 355(d) or Section 355(e) of the Code) within the three year period prior to the date of this Agreement.

(o) As of the Closing Date, the Target will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets it held immediately prior to the Transaction. Amounts used by the Target to pay its expenses related to the Transaction and all redemptions and distributions (except for regular, normal dividends) made by the Target within the one-year period ending on the Closing Date will be treated as assets of the Target to be taken into account for purposes of this representation.

(p) As of the Closing Date, (i) the total adjusted basis of the assets of (A) the Target and (B) the Target Companies collectively will equal or exceed, respectively, (A) the sum of all of the liabilities of the Target and all of the liabilities to which the assets of the Target are subject and (B) the sum of all of the liabilities of the Target Companies collectively and all of the liabilities to which the assets of the Target Companies collectively are subject, and (ii) the sum of all of the liabilities of each Target Company and all of the liabilities to which the assets of such Target Company are subject will be less than the fair market value of the assets of such Target Company. Each of the liabilities referred to in the preceding sentence was incurred by the Target or such Target Company in the Ordinary Course of Business and is associated with the assets of the Target or such Target Company. Target owns all of the issued and outstanding stock of each Target Subsidiary that is a corporation for federal income tax purposes.

3.18 PERSONAL PROPERTY ASSETS. To the Knowledge of Centrefund and the Shareholder, all machinery, equipment, and other personal assets owned by the Target Companies and situated on the Target Real Property have been maintained in accordance with normal industry practice and are in good operating condition and repair (subject to normal wear and tear).

3.19 CONTRACTS. Except as disclosed in Section 3.19 of the Target Disclosure Schedule and except as related to the Target Existing Debt, the Target Companies are not subject to any material agreements that are not related to the ownership, operation, leasing, administration or management of the Target Real Property. To the Knowledge of Centrefund and the Shareholder: Section 3.19 of the Target Disclosure Schedule lists all of the material contracts and agreements to which any of the Target Companies is a party (the "TARGET MATERIAL CONTRACTS"); the Target Material Contracts are legal, valid, binding, enforceable, and in full force and effect; each of the Target Companies has performed its obligations under the Target Material Contracts in all material respects; no other party is in breach or default thereunder in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default, or permit termination or acceleration, under any Target Material Contract. To the Knowledge of Centrefund and the Shareholder, other than as related to the CDG Wind-Up and excluding matters of which any Equity One Company has actual Knowledge, Section 3.19 of the Target Disclosure lists each currently outstanding bid or proposal, venture or other matter submitted by any Target Company in excess of $25,000.

3.20 EXISTING DEBT. EXHIBIT C lists all existing indebtedness of the Target Companies in connection with borrowings (including Intercompany Debt) and the balances outstanding, as of the most recent practicable date (the "TARGET EXISTING DEBT").

3.21 POWERS OF ATTORNEY. To the Knowledge of Centrefund and the Shareholder, and except for powers of attorney granted pursuant to (i) the Property Management Agreement, (ii) the Asset Management Agreement, and (iii) any Target Existing Debt, there are no outstanding powers of attorney executed on behalf of the Target or any of its Subsidiaries.

3.22 INSURANCE. To the Knowledge of Centrefund and the Shareholder, the Target Companies and the Target Real Property are insured against loss or damage and such other risks and in such amounts as are reasonable for prudent owners of comparable assets or businesses, under insurance policies which are in full force and effect and do not expire prior to Closing. To the Knowledge of Centrefund and the Shareholder, the Target Companies are not in default and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default, under any of the provisions contained in such insurance policies.

3.23 LITIGATION. Except as disclosed in Section 3.23 of the Target Disclosure Schedule there is no injunction, judgment, order, decree, ruling, or charge, or any claim, action, suit, arbitration, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction which is pending, or to the Knowledge of the Shareholder or Centrefund, threatened against or involving any Target Company or any property or rights of any Target Company that, individually or in the aggregate, if adversely determined, would result in a Material Adverse Effect on the Target. Neither Centrefund, nor the Shareholder has Knowledge of the existence of grounds for an action, suit, proceeding, hearing or investigation which, if brought or initiated, would be reasonably expected to have a Material Adverse Effect on the Target.

3.24 EMPLOYEES. Except as set forth on the Section 3.24 of the Target Disclosure Schedule, none of the Target Companies has had any employees since January 1, 2001.

3.25 EMPLOYEE BENEFITS. To the Knowledge of Centrefund and the Shareholder, neither Target nor any ERISA Affiliate of the Target (i) maintains, contributes to or ever has contributed to or has any Liability under or relating to any Employee Benefit Plan, (ii) contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under or relating to any Multiemployer Plan,
(iii) maintains or contributes to, or has ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B), or (iv) will be obligated to pay separation, severance, termination or similar benefits as a result of the Transaction, nor will any such transaction accelerate the time of payment or vesting, or increase the amount of any benefit or other compensation due to, any individual.

3.26 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. To the Knowledge of Centrefund and the Shareholder, except as set forth in Section 3.26 of the Target Disclosure Schedule or in the environmental reports listed thereon, and except as would not be reasonably expected to cause a Material Adverse Effect on the
Target:

(a) The Target Companies have complied and are in compliance with all applicable Environmental, Health, and Safety Requirements.

(b) Without limiting the generality of the foregoing, the Target Companies have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the use and occupation of their properties and facilities; a list of all such material permits, licenses and other authorizations is set forth on Section 3.26 of the Target Disclosure Schedule.

(c) None of the Target Companies has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

(d) None of the following exists at any property or facility owned or operated by the Target Companies: (l) underground storage tanks, (2) asbestos-containing material in friable form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(e) None of the Target Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other applicable Environmental, Health, and Safety Requirements.

(f) Neither this Agreement nor the consummation of the Transaction will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(g) None of the Target Companies has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for any assessment, corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Target Companies will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements in all material respects, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements (whether on-site or off-site), or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

3.27 RELATED PARTY TRANSACTIONS. Except for matters related to the Target Restructuring, the Centrefund Management Arrangements, the Nova Scotia Loans and the Intercompany Debt, and except as set forth in the Target Financial Statements and Section 3.27 of the Target Disclosure Schedule, none of Centrefund, the Shareholder, their Affiliates (other than Equity One and its Subsidiaries), or any director or employee of any of the foregoing, has been involved in any material business arrangement or relationship with any of the Target Companies within the past 6 months, and none of Centrefund, the Shareholder, their Affiliates (other than Equity One and its Subsidiaries) or any director or employee of the Target owns, leases, licenses, or otherwise has any interest in any material asset, tangible or intangible, which is used in the business of any

Target Company, or any material contract, loan, lease or commitment to which any Target Company is a party.

3.28 INTELLECTUAL PROPERTY. To the Knowledge of Centrefund and the Shareholder, neither the Shareholder, nor any of the Target Companies has received any written notice that it is in conflict with or infringing upon the asserted intellectual property rights of others relating to intellectual property used by any of the Target Companies.

4.       REPRESENTATIONS AND WARRANTIES OF EQUITY ONE.

Equity One represents and warrants to Centrefund and the Shareholder that the statements contained in this Section 4, as modified or supplemented by the information set out in the Equity One Disclosure Schedule and the Equity One Public Filings, are correct and complete as of the date of this Agreement.

4.1 ORGANIZATION OF EQUITY ONE. Equity One and each of its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Equity One does not have any Subsidiaries other than those disclosed in the Equity One Public Filings. Each of Equity One and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to be so authorized or in good standing would not result in a Material Adverse Effect on Equity One. Equity One and each of its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such licenses, permits or authorizations would not result in a Material Adverse Effect on Equity One. All such permits and licenses are valid and in effect and will be unaffected by the Transaction. Correct and complete copies of the charters and bylaws of Equity One and each of its Subsidiaries (as amended to the date of this Agreement) have been made available to Centrefund and the Shareholder. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Equity One and each of its Subsidiaries are correct and complete in all material respects and true and correct copies thereof have been made available to Centrefund and the Shareholder. Neither Equity One nor any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

4.2 CAPITALIZATION OF EQUITY ONE. As of the date hereof, the entire authorized capital stock of Equity One consists of 40,000,000, par value $0.01 per share, shares of Equity One common stock of which 13,011,901 are issued and outstanding and 5,000,000 shares of preferred stock $.01 par value, none of which is outstanding. The total capital stock of Equity One, determined on a fully diluted basis in accordance with GAAP, is set out in the Equity One Public Filings, as supplemented by Section 4.2 of the Equity One Disclosure Schedule, together with all details necessary for determining such diluted capital stock of Equity One (including particulars of the number, issue price and exercise date of all outstanding options, warrants, purchase rights, subscription rights, conversion rights and other similar rights). All of the issued and outstanding common stock of Equity One has been duly authorized, is validly issued, fully paid, and nonassessable and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as disclosed in Section 4.2 of the Equity One Disclosure Schedule and in the Equity One Public Filings, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, pre-emptive rights or other contracts or commitments that could require Equity One or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warrants or rights to purchase, any of such capital stock. Except as disclosed in Section 4.2 of the Equity One Disclosure Schedule and in the Equity One Public Filings, there are no (i) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Equity One or any of its Subsidiaries, or (ii) outstanding obligations of Equity One or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or any securities convertible or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities.

4.3 AUTHORIZATION OF TRANSACTION. Equity One has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The special committee of Equity One's board of directors, formed for the purpose of considering this Transaction has, upon consultation with its financial and legal advisors, determined that this Transaction is fair from a financial point of view to the shareholders of Equity One, other than Gazit-Globe (1982) Ltd. and its Affiliates, and that it will recommend that Equity One's shareholders approve the issuance of the Purchase Price Shares pursuant to the terms of this Agreement. This Agreement constitutes the valid and legally binding obligation of Equity One, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. The Purchase Price Shares are not subject to any pre-emptive or other rights of any stockholders and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will be free of encumbrances, save and except that the Purchase Price Shares may be subject to restrictions or transfer under applicable state and/or federal securities laws. Equity One need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person, other than the approval of the shareholders of Equity One of the issuance of the Purchase Price Shares, in order to consummate the Transaction.

4.4 RECEIPT OF FAIRNESS OPINION. Equity One's board of directors has received an opinion from its financial advisor that the Transaction is fair from a financial point of view to the Equity One shareholders other than Gazit-Globe (1982) Ltd. and its Affiliates.

4.5 NONCONTRAVENTION. Except as set forth in Section 4.5 of the Equity One Disclosure Schedule or in the Equity One Public Filings, and subject to the approval of the shareholders of Equity One of the issuance of the Purchase Price Shares, neither the execution and delivery of this Agreement, nor the consummation of the Transaction, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Equity One Company is subject or violate any provision of the charter or bylaws of any Equity One Company, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, loan, note, mortgage, lease, license, instrument, or other arrangement to which any Equity One Company is a party or by which any Equity One Company is bound or to which any of its respective assets is subject (or result in the imposition of any Security Interest upon any of its assets), save and except where any such conflict, breach, default, contravention, acceleration, termination, cancellation or modification will have been waived, cured or otherwise consented to or will not result in a Material Adverse Effect on Equity One.

4.6 BROKERS' FEES. No Equity One Company is obligated to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

4.7 DISCLOSURE. Neither this Agreement nor any of the Exhibits, Schedules, attachments, written statements, documents, certificates or other items prepared for or supplied to Centrefund, the Shareholder or the Target by Equity One in connection with this Agreement, nor any of its Public Filings (as of their respective filing dates), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which Equity One has not disclosed in such documents of which Equity One is aware and which could reasonably be anticipated to have a Material Adverse Effect on Equity One after the Closing. Equity One has filed all forms, schedules, statements, information, proxy circulars, reports and other documents required to be filed by it since its inception pursuant to all applicable Governmental Requirements, including all federal securities laws, the Securities Act and the regulations thereunder, except for any non-compliance which would not reasonably be expected to result in a Material Adverse Effect on Equity One. All of Equity One's Public Filings were, as of the date of their filing, in material compliance with all Governmental Requirements and no portion of the Public Filings (including, without limitation, any financial statements or schedules therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as at the date of their dissemination. Notwithstanding anything to the contrary in this Agreement,
(i) the representations and warranties made by Equity One in this Agreement do not cover or relate to any financial models or projections provided by Equity One or any Affiliate of Equity One at the request of Centrefund, Shareholder, Target or any of their respective advisors, and (ii) neither Equity One nor any director, officer, employee, representative or controlling person shall be responsible for any loss or damage resulting therefrom.

4.8 INVESTMENT. Equity One (A) understands that the offer and sale of the Target Shares have not been, and will not be, registered under the Securities Act, or under any state or provincial securities laws, and that such shares and are being offered and sold in reliance upon federal, state and provincial exemptions for transactions not involving any public offering, (B) is acquiring such Target Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) has received certain information concerning the Target and has had the opportunity to obtain such additional information as it desired in order to evaluate the merits and the risks inherent in the acquisition and ownership of the Target Shares,
(D) is able to bear the economic risk and lack of liquidity inherent in holding the Target Shares, and (E) is an Accredited Investor.

4.9 LITIGATION. Except as disclosed in Section 4.9 of the Equity One Disclosure Schedule or in the Equity One Public Filings, there is no injunction, judgment, order, decree, ruling, or charge, or any claim, action, suit, arbitration, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction which is pending, or to the Knowledge of Equity One, threatened against or involving any Equity One Company or any property or rights of any Equity One Company that, individually or in the aggregate, if adversely determined, would result in a Material Adverse Effect on Equity One. Equity One has no Knowledge of the existence of any grounds for any such action, suit, proceeding, hearing, or investigation which, if brought or initiated, would reasonably be expected to have a Material Adverse Effect on Equity One.

4.10 UNDISCLOSED LIABILITIES. Except (i) as provided for or reserved against in the Equity One Financial Statements, (ii) for Liabilities incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, or is in the nature of, or was caused by any breach of any contract, tort, infringement or violation of law which could reasonably be expected to result in a Material Adverse Effect on Equity One), and (iii) as disclosed in the Equity One Public Filings, Equity One does not have any material Liabilities.

4.11 LISTING OF EQUITY ONE SHARES. All outstanding shares of the Common Stock have been listed and approved for trading on the NYSE and no actions or proceedings have been taken or are pending or to the Knowledge of Equity One, threatened which could result in the de-listing of the Common Stock from the NYSE.

4.12     REAL PROPERTY.

(a) All of the real property owned by the Equity One Companies (the "EQUITY ONE OWNED PROPERTY") is disclosed in the Equity One Public Filings, as supplemented by EXHIBIT D. All of the real property leased (or subleased) to the Equity One Companies (the "EQUITY ONE LEASED PROPERTY") is disclosed in the Equity One Public Filings, as supplemented by EXHIBIT D. The Equity One Owned Property and the Equity One Leased Property is together referred to herein as the EQUITY ONE REAL PROPERTY. With respect to those properties listed on EXHIBIT D, the name of the applicable owner or lessee is also provided.

(b) Each of the Equity One Companies indicated in the Equity One Public Filings or on EXHIBIT D has good and marketable title to the applicable Equity One Owned Property and valid leasehold interests in the applicable Equity One Leased Property in the percentages indicated. Except as set forth in the Equity One Public Filings or Section 4.12 of the Equity One Disclosure Schedule, all such interests are free and clear of all Security Interests.

(c) Except as set forth in the Equity One Public Filings or Section 4.12 of the Equity One Disclosure Schedule, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Equity One Real Property which could give rise to any Security Interests.

(d) All buildings, structures, improvements and appurtenances located on the Equity One Real Property are in good operating condition and repair in all material respects and do not encroach in any material respect on any property not owned by an Equity One Company or violate any Governmental Requirements in any material respect.

(e) Except as disclosed in the Equity One Public Filings or Section 4.12 of the Equity One Disclosure Schedule, no Person has any right or option to purchase or acquire from any Equity One Company any of the Equity One Real Property.

4.13 SUBSIDIARIES AND JOINT VENTURES. Section 4.13 of the Equity One Disclosure Schedule sets forth (other than those disclosed in the Equity One Public Filings) a list of all of the Subsidiaries of Equity One and entities in which Equity One or any of its Subsidiaries has an equity interest (including all joint ventures), the jurisdictions of formation of each Subsidiary and joint venture, and the percentage interest of Equity One in each Subsidiary and joint venture. To the extent any such entity is not wholly owned by Equity One or any Subsidiary, the names and interests of such other owners are also listed. Correct and complete copies of all agreements forming or governing any entity in which Equity One has an equity interest have been made available to Centrefund and the Shareholder.

4.14 FINANCIAL STATEMENTS. The Equity One Financial Statements (including the related notes thereto) comply in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein), and present fairly the consolidated financial position of Equity One and its Subsidiaries as of such dates and the consolidated results of operations of Equity One and its Subsidiaries for such periods.

4.15 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except for entering into this Agreement, the Transactions contemplated hereby, any matters disclosed in the Equity One Public Filings or Section 4.15 of the Equity One Disclosure Schedule, since December 31, 2000:

(a) no Equity One Company has sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect, on Equity One;

(b) no Equity One Company has entered into any agreement, contract, lease or license outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on Equity One;

(c) no Person has accelerated, terminated, made material modifications to, or cancelled any agreement, contract, lease or license of any Equity One Company, other than transactions which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Equity One;

(d) no Equity One Company has made, outside its Ordinary Course of Business, any capital investment in, any loan to (excluding interest accrued on Equity One Existing
Debt) or any acquisition of the securities or assets of, any other Person, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on Equity One;

(e) except for the Equity One Existing Debt and any borrowings for working capital incurred in the Ordinary Course of Business (including refinancing of mortgage debt) and debt incurred in connection with acquisitions of Real Property, no Equity One Company has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation or otherwise;

(f) no Equity One Company has made any loan to, or entered into any other material transaction with, any of its direct or indirect shareholders, directors, officers, and employees;

(g) no Equity One Company has made or pledged to make any charitable or other contribution outside its Ordinary Course of Business;

(h) no Equity One Company has issued, sold, or otherwise disposed of any of its capital stock or securities convertible into or exchangeable for such stock, or granted any options, warrants, or other rights to purchase or obtain any of such capital stock or securities, except in the Ordinary Course of Business;

(i) no Equity One Company has committed to do any of the foregoing; and

(j) there has not been any other occurrence, change, event, incident, action, failure to act, or transaction which would reasonably be expected to result in a Material Adverse Effect on Equity One.

4.16 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND NO INSOLVENCY. The Equity One Companies have complied with applicable Governmental Requirements except for any non-compliance which would not reasonably be expected to result in a Material Adverse Effect on Equity One. No bankruptcy, insolvency or receivership proceedings have been instituted or threatened against any of the Equity One Companies.

4.17     TAX MATTERS.

(a) The Equity One Companies have filed all Tax Returns that they were required to file. All Taxes owed by the Equity One Companies (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. No claim has ever been made by a taxing authority in a jurisdiction where the Equity One Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Equity One Companies that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due. The Equity One Companies have not entered into any closing agreement with any federal, state, local or foreign taxing authority.

(b) The Equity One Companies have withheld and paid in all material respects all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) There is no dispute or claim concerning any Tax Liability of any Equity One Company either (i) claimed or raised by any taxing authority in writing or (ii) as to which any of the Equity One Companies has Knowledge. Section 4.17(c) of the Equity One Disclosure Schedule lists all federal, state, local and foreign income Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by the Equity One Companies. Equity One has made available to Centrefund and the Shareholder correct and complete copies of all Federal Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Equity One Companies since December 31, 1996.

(d) Except as disclosed in Section 4.17(d) of the Equity One Disclosure Schedule, the Equity One Companies have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) The Equity One Companies have not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Except as disclosed in Section 4.17(e) of the Equity One Disclosure Schedule, the Equity One Companies have not made any payments, are not obligated to make any payments and are not a party to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Section 280G of the Code or that would give rise to any obligation to indemnify any Person for any excise tax payable pursuant to Section 4999 of the Code. Equity One is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No Equity One Company is a party to a lease arrangement involving a defeasance of rent, interest or principal. No Equity One Company is a party to any Tax allocation or sharing agreement. Equity One (i) has not been a member of an Affiliated Group filing a consolidated Federal Income Tax Return and (ii) has no Liability for the Taxes of any Person under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(f) No Equity One Company shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign tax law.

(g) Equity One has in effect a valid election to be treated as a "real estate investment trust" within the meaning of Section 856 of the Code (a "REIT") and satisfies all of the requirements under the Code to qualify as a REIT. To the Knowledge of Equity One, the transactions contemplated under this Agreement shall not result in the termination or revocation of such election or otherwise cause Equity One to cease to be treated as a REIT.

(h) Equity One will acquire all of the Target Shares solely in exchange for voting stock of Equity One. For purposes of this representation, Target Shares redeemed for cash or other property furnished by Equity One will be considered as acquired by Equity One. Further, no liabilities of the Target, the Shareholder or any other Person will be assumed by Equity One in connection with this Transaction, nor will any of the Target Shares be subject to any liabilities. Equity One is not an investment company within the meaning of Section 368(a)(2)(F)(iii) or (iv) of the Code. Equity One has no present plan or intention to (i) reacquire any of the Purchase Price Shares or (ii) to dispose of the Target Shares acquired pursuant to this Agreement to a Person with whom the Shareholder deals at arm's length (other than a person that is a "foreign affiliate" of the Shareholder within the meaning of that term under the Income Tax Act (Canada)).

4.18 PERSONAL PROPERTY ASSETS. All machinery, equipment, and other tangible assets owned by the Equity One Companies and situated on the Equity One Real Property have been maintained in accordance with normal industry practice and are in good operating condition and repair (subject to normal wear and tear).

4.19 CONTRACTS. All of the material contracts and agreements to which any of the Equity One Companies is a party (the "EQUITY ONE MATERIAL CONTRACTS") are legal, valid, binding, enforceable, and in full force and effect. Each of the Equity One Companies has performed its obligations under the Equity One Material Contracts in all material respects. To the Knowledge of Equity One, no other party is in breach or default in any material respect, and no event has occurred which with notice or lapse of time or both would constitute a material breach or default, or permit termination or acceleration, under any Equity One Material Contract.

4.20 EXISTING DEBT. EXHIBIT E lists all existing indebtedness (other than that disclosed in the Equity One Public Filings) of the Equity One Companies in connection with borrowings and the balances outstanding, as of the most recent practicable date (the "EQUITY ONE EXISTING DEBT").

4.21 INSURANCE. The Equity One Companies and the Equity One Real Property are insured against loss or damage and such other risks and in such amounts as are reasonable for prudent owners of comparable assets or businesses, and such insurance is in full force and effect and will continue until Closing. The Equity One Companies are not in default in any material respect under any of the provisions contained in such insurance policies.

4.22 EMPLOYEE BENEFITS. Section 4.22 of the Equity One Disclosure Schedule sets forth (other than those disclosed in the Equity One Public Filings) each Employee Benefit Plan sponsored or maintained by Equity One or any ERISA Affiliate of Equity One or to which Equity One or any of its ERISA Affiliates contribute or in which employees of Equity One or any of its ERISA Affiliates participate. Each Employee Benefit Plan complies in all material respects with all requirements of ERISA and the Code and with all other applicable law and has been operated and administered in compliance with its terms in all material respects. Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under such Section 401(a) and to the Knowledge of Equity One and its ERISA Affiliates nothing has occurred which could result in loss of such qualification. Neither Equity One nor any ERISA Affiliate of Equity One (i) maintains, sponsors or contributes to, or has maintained, sponsored or contributed in the past six years to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or any Multiemployer Plan, or
(ii) maintains or contributes, or has ever been required to maintain or contribute any Employee Welfare Benefit Plan providing medical, health, life insurance or other welfare-type benefits to former, retired or terminated employees, their spouses or dependents except as specifically required under
Section 4980B of the Code or Section 601 of ERISA. Other than claims in the ordinary course for benefits, there are no actions, suits or claims pending with respect to any Employee Benefit Plan, or, to the Knowledge of Equity One and each of its ERISA Affiliates, any circumstances which might give rise to any such action, suit or claim.

4.23 EQUITY ONE LABOR MATTERS. Except as disclosed in Section 4.23 of the Equity One Disclosure Schedule or the Equity One Public Filings,:

(a) No Equity One Company has amended any employment agreement outside its Ordinary Course of Business.

(b) Equity One is not a party to any written or oral agreement providing for severance or termination payments to any director, officer or employee as a result of the Transaction.

(c) No promise or commitment to increase the benefits under any Employee Benefit Plan or to adopt any additional Employee Benefit Plan has been made except as required by law. (d) No event has occurred which could subject any Person or fund to any tax, penalty or fiduciary liability in connection with any Employee Benefit Plan where such tax, penalty or fiduciary liability would reasonably be expected to result in a Material Adverse Effect on Equity One.

4.24 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. Except as otherwise set forth in the Equity One Disclosure Schedule or the Equity One Public Filings, and except as would not be reasonably expected to cause a Material Adverse Effect on Equity
One:

(a) The Equity One Companies have complied and are in compliance with all applicable Environmental, Health, and Safety Requirements.

(b) Without limiting the generality of the foregoing, the Equity One Companies have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the use and occupation of their properties and facilities; a list of all such permits, licenses and other authorizations is set forth on Section 4.24(b) of the Equity One Disclosure Schedule.

(c) None of the Equity One Companies has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

(d) None of the following exists at any property or facility owned or operated by the Equity One Companies: (l) underground storage tanks, (2) asbestos-containing material in friable form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(e) None of the Equity One Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other applicable Environmental, Health, and Safety Requirements.

(f) Neither this Agreement nor the consummation of the Transaction result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(g) None of the Equity One Companies has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for any assessment, corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Equity One Companies will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements in all material respects, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements (whether on-site or off-site), or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

4.25 RELATED PARTY TRANSACTIONS. Except as set forth in the Equity One Financial Statements, the Equity One Public Filings or Section 4.25 of the Equity One Disclosure Schedule, no Equity One Company, their Affiliates (other than Centrefund and its Subsidiaries) or any of their directors or employees is, or has been within the past six months, involved in any material business arrangement or relationship with any of the Equity One Companies or their Affiliates (other than Centrefund and its Subsidiaries), and no Equity One Company, their Affiliates (other than Centrefund and its Subsidiaries) or any of their directors or employees owns, leases, licenses, or otherwise has any interest in any material asset, tangible or intangible, which is used in the business of any Equity One Company or their Affiliates or any material contract, loan, lease or commitment to which any Equity One Company or their Affiliates is a party.

5.       PRE-CLOSING COVENANTS.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

5.1 DELIVERY OF FINANCIAL STATEMENTS. (a) The Shareholder and Centrefund covenant and agree to deliver to Equity One unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow of the Target (the "MOST RECENT FINANCIAL STATEMENTS") (i) as of and for the three months ended March 31, 2001 as soon as practicable after the date hereof, but in no event later than June 15, 2001 and, (ii) if the Closing has not occurred by June 30, 2001, as of and for the six months ended June 30, 2001, as soon as practicable but in no event later than September 1, 2001. By delivery thereof, Centrefund and Shareholder represent and warrant hereunder, with the same force and effect as though such representation and warranty was made pursuant to Section 3 hereof, that the Most Recent Financial Statements have been prepared in accordance with GAAP and in all material respects present fairly the consolidated financial position of the Target as of such dates, subject to normal year-end adjustments.


(b) Equity One covenants and agrees to deliver to Centrefund all pro forma financial statements and all audited consolidated financial statements which it intends to include with its proxy statement and form of proxy to be mailed to Equity One's stockholders in connection with the meeting to consider the Transaction (the "PROXY FINANCIAL STATEMENTS") as soon as practicable after the date hereof, but in no event later than June 15, 2001. By delivery thereof, Equity One represents and warrants hereunder, with the same force and effect as though such representation and warranty was made pursuant to Section 4 hereof, that the Proxy Financial Statements, except with respect to information and numbers provided by Centrefund, the Shareholder or their agents, and except with respect to the pro forma financial data, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial position of Equity One as of such dates, subject to normal year-end adjustments.

(c) Equity One covenants and agrees to deliver to Centrefund its pro forma financial statements for the year ended December 31, 2000 and the period March 31, 2001, reconciled to Canadian GAAP, as soon as practicable after the date hereof, but in no event later than June 15, 2001, which reconciliation shall be prepared at the expense of Centrefund.

5.2 GENERAL. Each of the Parties will use its commercially reasonably efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transaction (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below) and to maintain the truth and accuracy of its representations and warranties hereunder. Without limiting the generality of the foregoing, each of the Parties agrees to deliver such customary representations as the other Party's counsel may reasonably require for the purposes of delivering the opinions contemplated by Sections 7.1(o) and 7.2(m).

5.3 SHAREHOLDER MEETINGS. Equity One agrees to hold a meeting of its shareholders to consider and approve the issuance of the Purchase Price Shares pursuant to the terms of this Agreement and Centrefund agrees to call a meeting of its eligible shareholders for the purpose of obtaining the Centrefund Approval, and, in that regard, each agrees to mail to its shareholders all circulars and other materials necessary to hold a meeting as soon as reasonably practicable, but in no event later than August 27, 2001. Each of Centrefund and Equity One also agrees to provide the other with drafts of all circulars, proxy statements, forms of proxy, and shareholder communications relating to this Transaction prior to the mailing thereof, on a confidential basis, and to provide the other party with a reasonable opportunity to review and provide comments thereon on a confidential basis. The proxy statement and form of proxy delivered by each of Equity One and Centrefund to their respective stockholders shall include the recommendation by the Equity One special committee of the issuance of the Purchase Price Shares pursuant to the terms of this Agreement and of the Centrefund board of directors in favor of the Transaction unless otherwise required by their applicable fiduciary duties, as determined by such directors in good faith after consultation with and receipt of written advice from reputable and experienced outside legal counsel.

5.4 NOTICES AND CONSENTS. The Parties will cooperate to identify all necessary and appropriate notices and consents of third parties required to be given or obtained in connection with the Transaction. Each Party will give all notices and use commercially reasonable efforts to obtain (or cause to be obtained) all consents which the other Party reasonably requests that it give or obtain from time to time. The Parties agree to share all costs incurred in connection with the foregoing. The Parties will use commercially reasonable efforts to obtain, prior to June 15, 2001, any consents relating to the Nova Scotia Loans as may be required in order to effect the Target Restructuring.

5.5 OPERATION OF BUSINESS BY EQUITY ONE. Equity One will, and will cause the Equity One Companies to use commercially reasonable efforts to, keep their businesses, properties, business organizations and goodwill substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, tenants, licensors, suppliers, developers, customers, and employees, except to the extent that failing to do so would not reasonably be expected to result in any Material Adverse Effect on Equity One. Without limiting the generality of the foregoing, except as specifically contemplated in this Agreement, or otherwise approved in advance by Centrefund, which approval will not be unreasonably withheld, Equity One will not, and will not cause or permit any other Equity One Company to, engage in any practice, take any action, or enter into any transaction to:

(a) except in its Ordinary Course of Business, redeem, purchase, or otherwise offer to purchase or acquire any of its capital stock or otherwise take any action or enter into any transaction of the sort described in Section 4.15 (Events Subsequent to Most Recent Fiscal Year End);

(b) except in its Ordinary Course of Business, amend or propose to amend its formation documents, by-laws, existing option plans or the terms of any outstanding options, warrants, calls, conversion privileges or rights of any kind to acquire capital stock;

(c) except as disclosed in the Equity One Public Filings, issue, sell, pledge, lease, transfer, mortgage, hypothecate, dispose of, grant any interest in, encumber or agree to issue, sell, pledge, lease, dispose of, grant any interest in or encumber:

(i) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any unit shares of any capital stock or any other securities of any of the Equity One Companies other than (A) the issuance of stock options consistent with past practices and within the limits set forth in its existing incentive plans, (B) the grant of restricted stock consistent with past practices, (C) the issuance of shares upon the exercise of outstanding stock option, warrants and restricted stock agreements, as well as pursuant to Equity One's dividend reinvestment and stock purchase plans disclosed in the Equity One Public Filings and (D) the issuance of shares pursuant to currently existing agreements disclosed in the Equity One Public Filings.

(ii) any assets or properties, real, personal or mixed, moveable or immovable, of any of the Equity One Companies, outside its Ordinary Course of Business;

(d) split, combine or reclassify any of its outstanding shares or other securities, as applicable;

(e) declare, set aside or pay any dividend or other distribution payable in cash, shares, stock, property or otherwise, except for quarterly distributions to shareholders consistent with its dividend policy and past practices (which dividends equaled $.26 per share of Common Stock in the last quarter);

(f) reorganize, amalgamate or merge any Equity One Company with any other
Person;

(g) except for commitments listed on Section 5.5(g) of the Equity One Disclosure Schedule, incur or commit to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person, or issue or sell any debt securities or grant any security of any material assets except for the borrowing of working capital in its Ordinary Course of Business (including through the refinancing of mortgage debt) and the incurrence of indebtedness in connection with acquisitions of Real Property; or

(h) enter into, or agree to enter into, any transaction which is material to Equity One, including any material acquisition of all of the stock or substantially all of the assets of another Person, whether by merger or otherwise.

5.6 OPERATION OF BUSINESS BY TARGET. Centrefund and the Shareholder will cause the Target Companies to use commercially reasonable efforts to keep their businesses, properties, business organizations and goodwill substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, tenants, licensors, suppliers, developers, customers, and employees, except to the extent that failing to do so would not reasonably be expected to result in any Material Adverse Effect on the Target. Without the limiting the generality of the foregoing, except in connection with the Target Restructuring or as otherwise specifically contemplated in this Agreement or as approved in advance by Equity One, which approval will not be unreasonably withheld, Centrefund and the Shareholder will not cause or permit any Target Company to engage in any practice, take any action, or enter into any transaction to:

(a) issue, redeem, purchase, or otherwise acquire any of its capital stock or otherwise take any action or enter into any transaction of the sort described in
Section 3.14 (Events Subsequent to Most Recent Fiscal Year End);

(b) amend or propose to amend its constating documents or by-laws;

(c) issue, sell, pledge, lease, transfer, mortgage, hypothecate, dispose of, grant any interest in, encumber or agree to issue, sell, pledge, lease, dispose of, grant any interest in or encumber:

(i) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any unit shares of any capital stock or any other securities of any of the Target Companies; or

(ii) any assets or properties, real, personal or mixed, moveable or immovable, of any of the Target Companies;

(d) split, combine or reclassify any of its outstanding shares or other securities, as applicable;

(e) declare, set aside or pay any dividend or other distribution payable in cash, shares, stock or property except for any dividends, distributions or other payments made to Centrefund, the Shareholder or any of their Affiliates (other than Subsidiaries of the Target) which, in the aggregate, together with all such distributions made from and after January 1, 2001, do not exceed the amounts permitted to be distributed pursuant to Article 9 of this Agreement;

(f) reorganize, amalgamate or merge any Target Company with any other Person;

(g) except for commitments listed on Section 5.6(g) of the Target Disclosure Schedule, incur or commit to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person, or issue or sell any debt securities or grant any security of any material assets except for the borrowing of working capital in its Ordinary Course of Business (including through the refinancing of mortgage debt which has matured) and the incurrence of indebtedness in connection with acquisitions of Real Property; or

(h) enter into, or agree to enter into, any transaction which is material to the Target, including any material acquisition of all of the stock or substantially all of the assets of another Person, whether by merger or otherwise.

5.7 CDG WINDUP. The Parties acknowledge that CDGI, CDGII and Cashmere Developments, Inc. are in the process of being dissolved or wound up. Centrefund and Shareholder agree to keep Equity One apprised of the actions being taken with respect to the CDG Windup. Centrefund and Shareholder agree not to take any actions, or cause the Target Companies to take any actions, relating to the sale of CGDI, CDGII or Cashmere Developments Inc. or any of their properties, without the prior written consent of Equity One, which consent will not be unreasonably withheld or delayed; provided, however, that actions pursuant to and permitted by the Memorandum of Agreement between Centrefund and North American Development Corporation, dated September 15, 1997, as amended on September 9, 1999, may be taken without the prior written consent of Equity One.

5.8 FULL ACCESS. Centrefund and the Shareholder will permit, and will cause the Target to permit, representatives of Equity One to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target. Equity One will permit representatives of Centrefund and the Shareholder to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Equity One, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents pertaining to Equity One.

5.9 NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other parties of any breach of any of its own representations, warranties or covenants under this Agreement. No disclosure by any Party pursuant to this
Section 5.9, however, shall be deemed to amend or supplement the Exhibits or any Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

5.10 EXCLUSIVITY. Each of the Shareholder, the Target and Equity One agrees that it will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any Target Company or Equity One Company (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; provided that Equity One may continue discussions with respect to acquisitions of the capital stock or assets of other public companies provided that Equity One shall not enter into any such transaction without the prior written consent of Centrefund, which consent shall not be unreasonably withheld. Each Party will notify the other party immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

5.11 TARGET RESTRUCTURING. Centrefund and Shareholder will consult with Equity One regarding the actions contemplated to effect the Target Restructuring and will use best efforts to cause the Target Restructuring to be completed prior to the Closing.

5.12 UNDISTRIBUTED REIT EARNINGS AND PROFITS. Thirty days before the anticipated Closing Date, Centrefund and Shareholder shall deliver to Equity One a report of its independent public accountants setting forth the computation of the relevant earnings and profits of the Target Companies. The Parties shall then agree upon an estimate of the amount of distributions that Target and the other Target Companies would be required to make on or prior to the Closing Date such that none of the Target Companies would have any earnings and profits for U.S. federal income tax purposes as of the Closing Date (the "E&P Estimate"). Prior to the Closing Date, Centrefund and the Shareholder will cause (i) each of the Target Companies, other than the Target, that has earnings and profits to distribute an amount such that it will not have any earnings and profits (including earnings and profits, if any, that arise as a result of any distributions received pursuant to this sentence) for U.S. federal income tax purposes as of the Closing Date and (ii) Target to distribute to Shareholder an amount that is no less than the amount of the E&P Estimate. All distributions pursuant to Article 9 hereof, to the extent they result in net reductions of earnings and profits, shall be treated as distributions made pursuant to this Section 5.12.

5.13 PRESS RELEASE. The Parties also agree to jointly issue a press release immediately after the execution of this Agreement, in a mutually agreeable form, announcing the Transaction and the entering into of this Agreement. Without limiting the foregoing, the Parties agree to consult with each other in issuing any press releases or making any other public communications or statements in respect of this Agreement or the Transaction.

6. POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing.

6.1 NYSE LISTING. Equity One will use its commercially reasonable efforts to maintain the listing of the outstanding Common Stock on the NYSE.

6.2 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or any Party requires any information in connection with preparing its financial statements, satisfying its obligations under the applicable Governmental Requirements (including applicable securities laws), or filing a prospectus or other offering document with any regulatory authority in connection with an offering of securities, each of the Parties will provide such information (including financial statements) and take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (subject to Section 11 and unless the requesting Party is entitled to indemnification therefor under Section 8 below). Centrefund and the Shareholder acknowledge and agree that from and after the Closing, Equity One will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target, and Equity One will provide Centrefund and Shareholder with such access as Centrefund or the Shareholder may reasonably require from time to time to such documents, books and records for tax or corporate compliance purposes or for the purposes of complying with their obligations hereunder (including their obligations under Section 6.7).

6.3 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) the Transaction or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary or desirable in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

6.4 TRANSITION. Neither Centrefund nor the Shareholder will take any action that is designed, intended or likely to have the effect of discouraging any lessor, tenant, licensor, customer, developer, supplier, or other business associate of the Target or any of its Subsidiaries from maintaining the same business relationships with the Target and its Subsidiaries after the Closing as it maintained with them prior to the Closing. Centrefund and the Shareholder will promptly refer all customer inquiries relating to the businesses of the Target Companies to Equity One from and after the Closing.

6.5 CONFIDENTIALITY. Subject to compliance with applicable law, the Parties and their agents will treat and hold as such all of the Confidential Information provided or made available by the other Parties, refrain from using any such Confidential Information except in connection with this Agreement, and if the Transaction is terminated, deliver promptly to the other, or destroy, at the request and option of the other Party, all tangible embodiments (and all copies) of such Confidential Information which are in their possession or to which any of them has access. In the event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the other Party promptly of the request or requirement so that such other Party may seek an appropriate protective order or waive compliance with the provisions of this
Section 6.5. If, in the absence of a protective order or the receipt of a waiver hereunder, either Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Information to the tribunal; provided, however, that such Party shall use its commercially reasonable efforts to obtain, at the reasonable request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

6.6 INDEPENDENT ACCOUNTANTS. After the Closing, each Party shall, at the request of any other Party (i) authorize the Target's past and present independent auditors and accounting personnel to make available to such other Party and its representatives, all financial information, including to permit such other Party's representatives to examine all working papers pertaining to audits or reviews previously or hereafter made by such auditors, and (ii) provide such reasonable cooperation as such other Party and its representatives may request in connection with any audit or review of any of the Target Companies that it may direct its representatives to make. Without limiting the generality of the foregoing, Shareholder agrees that it will cooperate with, and direct the Target's past and present independent auditors, accounting personnel and other necessary persons to cooperate with Equity One in the preparation of any documents filed by Equity One with the U.S. Securities and Exchange Commission, to the extent information about the Target is required therein.

6.7 TAX MATTERS. Centrefund and the Shareholder covenant and agree not to take any action, or fail to take any action, if that action or inaction would have an adverse effect on Equity One on or after the Closing Date with respect to Corporate Taxes, including, without limitation, (i) amending or otherwise supplementing any Tax Return or report of any of the Target Companies with respect to any period prior to the Closing Date without the consent of Equity One or (ii) causing the Transaction to fail to constitute a reorganization within the meaning of

Section 368(a) of the Code (including, but not limited to, causing the Target to distribute assets (whether or not otherwise permitted pursuant to this Agreement) so that as of the Closing Date the Target holds less than "substantially all" of its assets, as that term has been defined by the U.S. Treasury Department). Equity One will make the election described in Treasury Regulation Section 1.337(d)-5T(b)(3) with respect to the assets owned by the Target Companies in a timely manner prior to the Closing.

6.8 REIT STATUS. Equity One covenants and agrees to use commercially reasonable efforts to operate in a manner that will not cause it to be classified other than as a REIT.

6.9 Canadian GAAP Financial Statements. Equity One agrees that for so long as the Shareholder and/or Centrefund directly or indirectly own at least 20% of the Common Stock, it will, at the sole cost and expense of Centrefund, provide to Centrefund (i) consolidated quarterly unaudited financial statements of Equity One prepared in accordance with Canadian GAAP (subject to normal year-end adjustments), and (ii) consolidated annual unaudited financial statements of Equity One prepared in accordance with Canadian GAAP together with the notes thereto.

6.10 EQUITY ONE DIVIDENDS. Subject to the sole and absolute discretion of its board of directors to declare and pay dividends as they may deem lawful and appropriate, Equity One agrees that its present intention is to use commercially reasonable efforts to continue to pay dividends in respect of its Common Stock at levels at least equal to those paid in the past.

6.11 EQUITY ONE DISPOSITIONS OF ASSETS AND DISPOSITION PROCEEDS. Equity One agrees that, for a period of one year after the Closing Date, it will not dispose of more than two thirds of the assets that the Target Companies own on the Closing Date and the proceeds of those dispositions, in dispositions that would not constitute the continuance of the Target's historic business or the use of the Target's business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

6.12 TAX REFUND. The Parties acknowledge and agree that to the extent there is any refund of Taxes paid by any Target Company, such refund shall be paid to and inure to the benefit of the applicable Target Company, regardless of the time such refund is made.

6.13 TAX TREATMENT. Equity One covenants and agrees to use commercially reasonable efforts after the Closing not to take any action, or fail to take any action, if that action or inaction would cause the Transaction to fail to constitute a reorganization within the meaning of Section 368(a) of the Code.

7. CONDITIONS TO OBLIGATION TO CLOSE.

7.1 CONDITIONS TO OBLIGATIONS OF EQUITY ONE. The obligation of Equity One to consummate the Transaction is subject to satisfaction of the following conditions:

(a) the representations and warranties made by Centrefund and the Shareholder in this Agreement shall be true and correct, in all material respects with respect to those representations and warranties that are not qualified by materiality and true and correct in all respects with respect to those which are so qualified, at and as of the Closing Date (except for any changes resulting from transactions that are permitted or required pursuant to this Agreement), as certified by an officer's certificate executed by the President or Chief Financial Officer of Centrefund and Shareholder and delivered to Equity One;

(b) there shall not have occurred any event or circumstance giving rise to a Material Adverse Effect on the Target, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;

(c) Centrefund, the Shareholder and the Target shall have performed and complied in all material respects with all of their covenants hereunder, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;

(d) the Centrefund Approval shall have been obtained, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;

(e) Centrefund and Target shall have executed and delivered the Dawsco
Indemnity;

(f) no Governmental Requirement shall have been proposed, enacted, promulgated or applied and no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of the Transaction or impose material limitations or conditions on the Transaction or the right of Equity One to own or exercise full rights of ownership of the Target Shares, (B) cause the Transaction to be rescinded following consummation, or (C) have a Material Adverse Effect on the Target;

(g) Torys shall have delivered an opinion in form and substance as set forth in EXHIBIT F attached hereto, addressed to Equity One and dated as of the Closing Date, provided that Torys may rely on an opinion from Florida counsel as to matters of Florida law;

(h) the Target Restructuring shall have been completed and all consents required to effect the Target Restructuring shall have been obtained, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;

(i) all actions required to be taken by Centrefund and the Shareholder pursuant to this Agreement and all certificates, opinions, instruments, and other documents required to effect the Transaction will be reasonably satisfactory in form and substance to Equity One;

(j) Target shall have delivered a Secretary's Certificate in such form as shall be reasonably acceptable to the Parties;

(k) Target shall have delivered certificates of good standing issued by the appropriate authorities in their jurisdiction of incorporation and those in which they are qualified to transact business demonstrating that the Target Companies are in good standing in those jurisdictions;

(l) the issuance of the Purchase Price Shares pursuant to the terms of this Agreement shall have been approved by the shareholders of Equity One;

(m) Centrefund and the Shareholder will have performed their obligations pursuant to Section 5.12;

(n) all Centrefund Management Arrangements shall have been terminated on or prior to the Closing;

(o) Equity One shall have received an opinion of Greenberg Traurig, P.A., counsel to Equity One, on the Closing Date, based on such assumptions as counsel may require, in form and substance reasonably satisfactory to Equity One, dated as of such date and to the effect that the acquisition by Equity One of the Target Shares for the Purchase Price pursuant to this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code and that neither Equity One nor the Target nor any of its Subsidiaries will recognize any gain or loss for Federal income tax purposes as a result of that acquisition. In rendering that opinion, Greenberg Traurig, P.A. shall be entitled to rely upon customary representations reasonably requested by it and made by Equity One, the Target, Centrefund and the Shareholder; and

(p) David Wiener, P.A. shall have delivered an opinion in form and substance acceptable to Equity One and its counsel, addressed to Equity One and dated as of the Closing Date.

Equity One may waive any condition specified in this Section 7.1 in writing at or prior to the Closing.

7.2 CONDITIONS TO OBLIGATION OF THE SHAREHOLDER. The obligation of the Shareholder to consummate the Transaction is subject to satisfaction of the following conditions:

(a) the representations and warranties made by Equity One in this Agreement shall be true and correct, in all material respects with respect to those representations and warranties that are not qualified by materiality and true and correct in all respects with respect to those which are so qualified, at and as of the Closing Date as though made on the Closing Date (except for any changes resulting from transactions that are permitted or required pursuant to this Agreement), as certified by an officer's certificate executed by the President or Chief Financial Officer of Equity One and delivered to Centrefund and Shareholder;

(b) there shall not have occurred any event or circumstance giving rise to a Material Adverse Effect on Equity One, as certified by an officers' certificate delivered by Equity One to Centrefund and Shareholder;

(c) Equity One shall have performed and complied in all material respects with all of its covenants and agreements hereunder, as certified by an officers' certificate delivered by Equity One to Centrefund and Shareholder;

(d) Centrefund shall have obtained the Centrefund Approval;

(e) no Governmental Requirement shall have been proposed, enacted, promulgated or applied and no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of the Transaction or impose material limitations or conditions on the Transaction or the right of the Shareholder or Centrefund to own or exercise full rights of ownership of the Purchase Price Shares, (B) cause the Transaction to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) or (C) have a Material Adverse Effect on Equity One;

(f) Greenberg Traurig, P.A. shall have delivered an opinion in form and substance as set forth in EXHIBIT G attached hereto, addressed to Centrefund and the Shareholder, and dated as of the Closing Date;

(g) the stockholders of Equity One, Inc. shall have approved the issuance of the Purchase Price Shares pursuant to the terms of this Agreement, as certified by an officers' certificate delivered by Equity One to Centrefund and Shareholder;

(h) the Target Restructuring shall have been completed and all consents required to effect the Target Restructuring shall have been obtained;

(i) all actions to be taken by Equity One in connection with consummation of the Transaction and all certificates, opinions, instruments, and other documents required to effect the Transaction will be reasonably satisfactory in form and substance to Centrefund and the Shareholder;

(j) Equity One shall have delivered a Secretary's Certificate in such form as shall be reasonably acceptable to the Parties;

(k) Equity One shall have delivered certificates of good standing issued by the appropriate authorities in their jurisdiction of incorporation and those in which they are qualified to transact business demonstrating that the Equity One Companies are in good standing in those jurisdictions;

(l) the Purchase Price Shares delivered at Closing shall have been listed and approved for trading on the NYSE upon issuance; and

               (m) the Shareholder shall have received from Torys, counsel to the Shareholder, on the Closing Date, an opinion, based on such assumptions as counsel may require, in form and substance reasonably satisfactory to the Shareholder, dated as of such date and to the effect that the exchange of the Target Shares for the Purchase Price Shares (i) will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and (ii) will be treated for Canadian federal income tax purposes as a disposition of Target Shares governed by subsection 85.1(3) of the Income Tax Act (Canada) with the result that the Shareholder will not recognize any gain or loss for Canadian income tax purposes. In rendering such opinion, such counsel shall be entitled to rely upon customary representations reasonably requested by such counsel and made by Equity One, the Target, Centrefund and the Shareholder.

The Shareholder may waive any condition specified in this Section 7.2 in writing at or prior to the Closing. 8.

SURVIVAL; REMEDIES FOR BREACHES OF THIS AGREEMENT.

8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any certificate, document, instrument or agreement delivered pursuant to this Agreement shall survive the Closing hereunder and continue in full force and effect through all statutes of limitations. Notwithstanding the foregoing, no claim for breach or indemnification in respect of a breach of a representation or warranty shall be made after the date eighteen (18) months after the Closing Date, except that (i) a claim for breach or indemnification in respect of a breach of the representations set forth in Sections 3.1 (Authorization), 3.4 (Target Shares), 3.7 (Organization, Qualification and Corporate Power), 3.9 (Capitalization), 3.17 (Tax Matters), 4.1 (Organization),
4.2 (Capitalization), 4.3 (Authorization) and 4.17 (Tax Matters) may be made at any time following the Closing Date prior to the expiration of the applicable statute of limitations.


8.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF EQUITY ONE.

(a) In the event that either Centrefund or the Shareholder breaches (or in the event any third party alleges facts that, if true, would mean Centrefund or the Shareholder has breached) any of its representations, warranties (or any of such representatives or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement and, provided that the Indemnified Equity One Parties (as hereafter defined) make a written claim for indemnification against Centrefund and/or the Shareholder pursuant to Section 8.4 below within the applicable claim period provided in Section 8.1 above, then Centrefund or the Shareholder shall jointly and severally indemnify Equity One and each of its officers, directors, employees, representatives and Affiliates (the "INDEMNIFIED EQUITY ONE PARTIES") from and against the entirety of any Adverse Consequences the Indemnified Equity One Parties may suffer (including any Adverse Consequences the Indemnified Equity One Parties may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(b) Centrefund and the Shareholder shall jointly and severally indemnify the Indemnified Equity One Parties from and against the entirety of any Adverse Consequences the Indemnified Equity One Parties may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Target (a) for any Corporate Taxes of the Target Companies with respect to any tax year or portion thereof ending on or before the Closing Date or for any tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 10.2) to the portion of such period beginning before and ending on the Closing Date and to the extent such Taxes are not reflected in the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the most recent Financial Statements, (b) for the unpaid Taxes of any Person (other than the Target) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, or

(c) for any Taxes payable by any of the Target Companies by reason of the Transaction failing to qualify as a reorganization within the meaning of Section 368(a) of the Code by reason of any action of Shareholder.

(c) Notwithstanding anything to the contrary contained in this Article 8, the Indemnified Equity One Parties shall not be entitled to indemnification for any Adverse Consequences for any breaches of the representations and warranties of Centrefund and Shareholder made in Section 3.11 (Real Property), 3.14 (Events Subsequent to Most Recent Fiscal Year End), 3.15 (Undisclosed Liabilities) and
3.16 (Compliance with Laws)(but only with respect to the first sentence thereof), 3.18 (Personal Property), 3.19 (Contracts), 3.21 (Power of Attorney),
3.22 (Insurance), 3.23 (Litigation), and 3.26 (Environmental, Health and Safety Matters) of this Agreement if the circumstances or events giving rise to the Adverse Consequences (i) occurred after August 15, 2000, (ii) related to the properties managed by Management Co. pursuant to the Property Management Agreement or the Asset Management Agreement, and (iii) were not actually known by the present directors or officers of Centrefund or the Shareholder.

8.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF CENTREFUND AND THE SHAREHOLDER. In the event Equity One breaches (or in the event any third party alleges facts that, if true, would mean Equity One had breached) any of its representations, warranties (or any of such representations or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement, and, provided that the Shareholder or Centrefund makes a written claim for indemnification against Equity One pursuant to Section 8.4 below within the applicable claim period provided in Section 8.1 above, then Equity One agrees to indemnify Centrefund, the Shareholder and each of their officers, directors, employees, representatives and Affiliates (the "Indemnified Centrefund Parties") from and against the entirety of any Adverse Consequences the Indemnified Centrefund Parties may suffer (including any Adverse Consequences the Indemnified Centrefund Parties may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

8.4     MATTERS INVOLVING THIRD PARTIES.

(a) If any third party shall notify any party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced.

(b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, (E) the named parties to the Third Party Claim do not include both the Indemnified Party and the Indemnifying Party, and (F) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.4.

8.5 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Target or the Transaction.

9. TARGET DISTRIBUTIONS. Centrefund and the Shareholder covenant and agree that from January 1, 2001 through and including the Closing Date, Centrefund and the Shareholder shall have been entitled to receive from the Target Companies:

(i) distributions payable in cash, shares, stock or property from the Target Companies (including by repayment of Intercompany Debt or return of capital) equal to such amounts advanced or contributed to the Target Companies, whether by way of equity or debt, from January 1, 2001 through the Closing Date; plus

(ii) the Target Distribution Amount, whether paid under Centrefund Management

Arrangements, dividends, distributions (including those made pursuant to Section 5.12) payable in cash, shares, stock or property, return of capital or repayment of Intercompany Debt; provided, however, that if the aggregate dividends declared or paid by Equity One from the date hereof through the Closing Date exceed $.26 per share of Common Stock, the Target Distribution Amount will be increased by an amount equal to (a) the per share amount by which the total dividends paid or declared during such period exceeded $.26 per share of Common Stock, multiplied by (b) 10,500,000; minus

(iii) all fees, costs and expenses (including legal and accounting fees, costs and expenses) paid or incurred by Target in connection with or related to the Target Restructuring (except for any costs and expenses incurred in connection with the distributions made pursuant to Section 5.12) and all costs and expenses paid or incurred by Target between January 1, 2001 and the Closing Date which are properly attributable to Centrefund or Shareholder.

To the extent that payments or distributions in any form to Centrefund or the Shareholder from January 1, 2001 to and including the Closing Date have exceeded or are expected to exceed the sum of the items set forth above (the "Estimated Excess Distribution") then, at the Closing, the number of Purchase Price Shares shall be reduced by a corresponding number of shares, valued at its Fair Market Value (as hereafter defined). No later than forty five (45) days after the Closing Date, the Parties shall prepare a cash flow reconciliation statement setting forth the amount, if any, by which payments or distributions in any form from January 1, 2001 to and including the Closing Date exceeded the sum of the items set forth above (the "Actual Excess Distribution"). If the Actual Excess Distribution is greater than the Estimated Excess Distribution, Centrefund and the Shareholder jointly and severally agree to promptly pay to Target in cash an amount equal to the amount by which the Actual Excess Distribution exceeds the Estimated Excess Distribution. "Fair Market Value" as used herein shall mean average of the high and low quoted sale prices of a share of Common Stock on the New York Stock Exchange during the 20 trading days preceeding the date on which the E & P Estimate is made.

10.     TAX MATTERS.

The following provisions shall govern the allocation of responsibility as between Equity One and Shareholder for certain tax matters following the Closing
Date:

10.1 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Shareholder shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Target Companies which are filed after the Closing Date and relate to periods ending on or prior to the Closing (the "Pre-Closing Period"). Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items, unless otherwise required by law. The Shareholder shall permit Equity One to review and comment on each such Tax Return for all periods ending on or prior to the Closing Date prior to filing.

10.2 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Equity One shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. The portion of any such Tax that relates to the portion of a taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based on or related to income or receipts be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based on or related to income or receipts be deemed equal to the amount that would be payable if the relevant taxable period ended on the Closing Date. Any credits shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target and its Subsidiaries. Equity One shall permit Shareholder to review and comment on each such Tax Return described in the preceding sentence prior to filing.

10.3    COOPERATION ON TAX MATTERS.

(a) Equity One, the Target and Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Equity One agrees (A) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other Party so requests, allow the other Party to take possession of such books and records.

(b) Equity One and Shareholder further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transaction).

(c) Each Party further agrees, upon request, to provide another Party with all information in its possession or control that such other Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

10.4 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties, interest and additions) incurred in connection with this Agreement, shall be paid by Equity One when due, and Equity One will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees and, if required by applicable law, Shareholder will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

11.     REGISTRATION RIGHTS.

11.1 After the passage of nine months after the Closing Date and upon receiving demands therefor from the Shareholder, from time to time, Equity One shall use its commercially reasonable efforts to prepare and file with the SEC, on up to four occasions, a registration statement and such other documents as may be necessary in the opinion of both counsel for Equity One and counsel for the Shareholder, in order to comply with the provisions of the Securities Act so as to permit the registered resale of the Purchase Price Shares for 12 consecutive months (each a "Demand Registration"). No Demand Registration shall be made hereunder with respect to registration of the sale of fewer than 1,000,000 shares of the Purchase Price Shares. Equity One may postpone for up to three months the filing or the effectiveness of a registration statement pursuant to a Demand Registration if Equity One notifies the Shareholder that such Demand Registration would reasonably be expected to have an adverse effect on any business plan of Equity One or any of its Subsidiaries; provided that in such event, the Shareholder will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and that Equity One shall pay all registration expenses in connection with such registration. In the event circumstances change and Demand Registration would no longer have an adverse effect on any business plan of Equity One or any of its Subsidiaries or upon the expiration of the three month period (whichever occurs earlier), Equity One shall within 30 days file with the SEC a registration statement and such other documents as may be necessary in the opinion of both counsel for Equity One and counsel for the Shareholder, in order to comply with the provisions of the Securities Act so as to permit the registered resale of the Purchase Price Shares and, upon filing, Shareholder will be deemed to have exercised one of its permitted Demand Registrations.

11.2 (a) If Equity One proposes to register any of the Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Common Stock for sale to the public), each such time Equity One will give written notice to the Shareholder of its intention to do so. Upon the written request of the Shareholder to register any of its Purchase Price Shares, which notice must be received by Equity One within 15 Business Days after Equity One has given notice of the proposed registration to the Shareholder, Equity One will use its reasonable commercial efforts to cause the Purchase Price Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Equity One, all to the extent required to permit the sale or other disposition by the Shareholder (in accordance with such written request) of the Purchase Price Shares so registered (a "Piggy-Back Registration"). Notwithstanding anything to the contrary contained herein, Equity One may elect, at any time, to register sale of the Purchase Price Shares, in which event the Shareholder agrees to reasonably cooperate to facilitate such registration.

(b) In the event that any registration pursuant to Section 11.2(a) shall be, in whole or in part, an underwritten public offering, the number of shares of common stock of the Shareholder and the other holders of the securities of Equity One requested to be included in such underwritten offering (the "REQUESTING HOLDERS") may be reduced (pro-rata among the Shareholder and the Requesting Holders based upon the number of securities held by the Shareholder and the

Requesting Holders) if and to the extent that the managing underwriter believes that such inclusion would adversely affect the marketing of the securities to be sold by Equity One therein. The Shareholder agrees to execute and deliver a customary lock-up agreement as may be requested by the managing underwriter; provided, however, that all Requesting Holders of similar securities in an amount equal to or greater than that held by Shareholder shall have agreed to execute such agreements.

11.3 The registration obligations of Equity One identified in this Section 11 shall be suspended and tolled for such period of time as is necessary, but in no event longer than 120 days, so that under no circumstances shall the registered resale of the Purchase Price Shares, by the holders thereof commence within ninety (90) days (the "REGISTRATION SUSPENSION PERIOD") after the commencement of an underwritten primary public offering of Equity One's equity securities (a "PUBLIC OFFERING"). The Shareholder acknowledges and agrees that during the Registration Suspension Period it shall not resell any Purchase Price Shares. The Shareholder further agrees that it shall, upon request, enter into an agreement with the underwriter of a Public Offering, pursuant to which the Shareholder shall agree not to resell any Purchase Price Shares during the Registration Suspension Period.

11.4 Notwithstanding anything else in this Agreement to the contrary, Equity One shall have no obligation to register the Purchase Price Shares if and to the extent that they may be transferred without registration under the Securities Act, pursuant to Rule 144(k) of the Act.

11.5 If and whenever Equity One is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of the Purchase Price Shares, Equity One will, as promptly as possible:

(a) prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

(c) furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Purchase Price Shares owned by the Shareholder, but the Shareholder shall not be entitled to use any selling materials other than a prospectus and such other materials as may be approved by Equity One, which approval will not be unreasonably withheld; and

(d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under applicable state securities acts as the Shareholder shall reasonably request, and do any and all such other acts and things as may be necessary or advisable to enable the Shareholder to consummate the public sale or other disposition of the Purchase Price Shares owned by the Shareholder, in such states; provided, however, that Equity One shall not be obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require Equity One to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or has not theretofore so consented.

11.6 Except as provided below in this Section 11, the expenses incurred by Equity One in connection with actions taken by Equity One to comply with this
Section 11, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to Equity One, consultant and expert fees, premiums for liability insurance, if Equity One chooses to obtain such insurance, obtained in connection with a registration statement filed to effect such compliance and all expenses, including counsel fees, of complying with state securities acts, shall be paid by Equity One. All fees and disbursements of any counsel, experts, or consultants employed by the Shareholder shall be borne by the Shareholder. Equity One shall not be obligated in any way in connection with any registration pursuant to this Section 11 for any selling commissions or discounts payable by the Shareholder to any underwriter or broker of securities to be sold by the Shareholder. It shall be a condition precedent to the obligation of Equity One to take any action pursuant to this Section 11 that Equity One shall have received an undertaking satisfactory to it from the Shareholder to furnish or cause to be furnished to Equity One specifically for use in the preparation of the registration statement and prospectus written information concerning the securities held by the Shareholder and also concerning any underwriter of such securities and the intended method of disposition thereof and any additional information or documentation as Equity One shall reasonably request and as may be required by administrators of the Securities Act or state securities acts in connection with the action to be taken by Equity One hereunder pursuant to such registration.

11.7 In the event of any registration under the Securities Act pursuant to this
Section 11, Equity One will indemnify and hold harmless the Shareholder, its officers, directors and each underwriter of such securities, and any person who controls the Shareholder or underwriter within the meaning of Section 15 of the Securities Act, against all claims, actions, losses, damages, liabilities and expenses, joint or several, to which any of such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Shareholder, its officers, directors and each underwriter of such securities, and each such controlling person or entity for any legal and any other expenses reasonably incurred by the Shareholder, such underwriter, or such controlling person or entity in connection with investigating or defending any such loss, action, claim, damage, liability, or action; provided, however, that Equity One will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus, or said amendment of supplement in reliance upon and in conformity with written information furnished to Equity One by the Shareholder or such underwriter specifically for use in the preparation thereof, and provided further however, that Equity One will not be liable in any such case to the extent that any such loss, claim, damage or liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if (i) the Shareholder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Purchase Price Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

11.8 In the event of any registration of any securities under the Securities Act pursuant to this Section 11, the Shareholder will, or will furnish the written undertaking of such other person or entity as shall be acceptable to Equity One to, indemnify and hold harmless Equity One, its officers, directors and any person who controls it within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, or actions, joint or several, to which Equity One, its officers, directors, or such controlling person or entity may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Equity One by the Shareholder or any underwriter of the Shareholder's securities specifically for use in the preparation thereof.

12.     TERMINATION.

12.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

(a) Equity One and the Shareholder may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Equity One may terminate this Agreement by giving written notice to the Shareholder at any time prior to the Closing (A) in the event the Shareholder has breached any representation, warranty, or covenant contained in this Agreement in any material respect with respect to those representations and warranties that are not qualified by materiality and in any respect with respect to those representations and warranties that are so qualified, and subject to changes resulting from actions required or permitted to be taken pursuant to this Agreement, Equity One has notified the Shareholder of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 28, 2001, by reason of the failure of any condition precedent under Section 7.1 hereof

(unless the failure results primarily from Equity One itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c) the Shareholder or Centrefund may terminate this Agreement by giving written notice to Equity One at any time prior to the Closing (A) in the event Equity One has breached any representation, warranty, or covenant contained in this Agreement in any material respect, with respect to those representations and warranties that are not qualified by materiality and in any respect with respect to those representations and warranties that are so qualified, the Shareholder or Centrefund has notified Equity One of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or
(B) if the Centrefund Approval is not obtained, or (c) if the Closing shall not have occurred on or before September 28, 2001, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from the Shareholder itself breaching any representation, warranty, or covenant contained in this Agreement).

12.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to
Section 12.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

13. MISCELLANEOUS.

13.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Equity One and the Shareholder; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure and give the other Parties a reasonable opportunity to consult as to the content and form of the proposed disclosure).

13.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and the Indemnified Parties.

13.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

13.4 SUCCESSION AND ASSIGNMENT. This Agreement and all of the provisions hereof, including this Section 13.4, shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Equity One and Centrefund. Notwithstanding the foregoing, from and after Closing, the Shareholder and Centrefund may, at any time and from time to time, pledge, transfer or assign all or any of their rights under Section 11 of this Agreement to one or more transferees or pledgees of at least one million of the Purchase Price Shares, without the consent of any other Party but upon giving notice of such assignment to Equity One; provided that no such transfer or pledge shall affect the obligations of Equity One hereunder. Equity One agrees to acknowledge in writing any such assignments or pledges made.

13.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

13.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

IF TO EQUITY ONE:

N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
Attn: Howard Sipzner

COPY TO:

Greenberg Traurig, P.A.
Brickell Avenue
Miami, Florida 33131
Attn:  Gary Epstein, Esq.

IF TO CENTREFUND:

Attention: Dori Segal
BCE Place, Canada Trust Tower 161 Bay Street, Ste. 2820
Toronto, Ontario, Canada
M5J2S1

COPY TO:

Torys
Suite 3000, Maritime Life Tower
Box 270, Toronto-Dominion Centre
Toronto, Ontario
M5K lN2
Attention:  Pat Koval

IF TO SHAREHOLDER:

Attention: Dori Segal
BCE Place, Canada Trust Tower 161 Bay Street, Ste. 2820
Toronto, Ontario, Canada
M5J2S1

COPY TO:

Torys
Suite 3000, Maritime Life Tower
Box 270, Toronto-Dominion Centre
Toronto, Ontario
M5K lN2
Attention:  Pat Koval

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

13.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Equity One and the Shareholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.11 EXPENSES. Each of the Parties and Target will bear its own costs and expenses incurred in connection with this Agreement and the Transaction. The Parties agree that the expenses allocable to the Target shall be determined reasonably and in good faith.

13.12 CONSTRUCTION. The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

13.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, Schedules and Certificates identified in this Agreement are incorporated herein by reference and made a part hereof.

13.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

13.15 SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Dade County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.7. Nothing in this Section 13.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

13.16 PREVAILING PARTY. In any action or proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other party to the action or proceeding.

13.18 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVE ANY RIGHTS THAT THEY MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION.

(signatures on following page)

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Exchange Agreement as of the date first above written.



EQUITY ONE, INC.

By:    /s/ Doron Valero
       -------------------------------------------
Name:  DORON VALERO
       -------------------------------------------
Title: President
       -------------------------------------------




CENTREFUND REALTY CORPORATION

By:    /s/ Dori J. Segal
       -------------------------------------------
Name:  DORI J. SEGAL
       -------------------------------------------
Title: President & CEO
       -------------------------------------------





FIRST CAPITAL AMERICA HOLDING CORP.

By:    /s/ Dori J. Segal
       -------------------------------------------
Name:  DORI J. SEGAL
       -------------------------------------------
Title: President & CEO
       -------------------------------------------

                                    EXHIBITS




A- Target Real Property

B- Target Financial Statements

C- Target Existing Debt

D- Equity One Real Property (not including those disclosed in the Equity One Public Filings)

E- Equity One Existing Debt (not including those disclosed in the Equity One Public Filings)

F- Form of Torys Opinion Letter

G- Form of Greenberg Traurig opinion letter

H- Dawsco Indemnity

I- Nova Scotia Loans

J- Target Companies

                                   APPENDIX B

                                                                   June 22, 2001


Special Independent Committee of the Board of Directors
Equity One, Inc.
1696 NE Miami Gardens Drive

North Miami Beach, FL  33179




Gentlemen:

                  We understand that Equity One, Inc. (the "Company") is considering a transaction (the "Transaction") with Centrefund Realty Corporation ("Centrefund"), a Canadian-based real estate firm, whereby the Company will acquire certain or all of Centrefund's US-based assets, Centrefund Realty (U.S.) Corporation ("CEFUS" or the "Target").

                  Pursuant to the terms of the Stock Exchange Agreement, the Company will undertake a series of transactions whereby CEFUS will become a wholly-owned subsidiary of the Company. All of the issued and outstanding shares of the capital stock of CEFUS, including all issued and outstanding options, warrants or other stock issuance agreements, will be exchanged with Centrefund for, in the aggregate, 10,500,000 shares of Common Stock, par value of $0.01 per share, as may be adjusted per Section 9 of the Stock Exchange Agreement, of the Company (the "Exchange"). No Company Common Stock will be issued to anyone other than Centrefund. The terms and conditions of the Transaction are more fully set forth in the Stock Exchange Agreement.

                  You have requested our opinion as to the fairness of the Exchange, from a financial point of view, to the shareholders of the Company other than Gazit-Globe (1982) Ltd. and its affiliates.

                  UBS Warburg LLC ("UBSW") has acted solely as a provider of the fairness opinion to the Special Independent Committee of the Board of Directors of the Company in connection with the Transaction. UBSW will receive a fee upon delivery of the fairness opinion. In the past, UBSW and its predecessors have provided investment banking services to Gazit, Inc., the parent of both the Company and Centrefund, and received customary compensation for the rendering of such services. In the ordinary course of business, UBSW, its successors and affiliates may trade securities of the Company and Centrefund for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

                  Our opinion does not address the Company's underlying business decision to effect the Transaction or constitute a recommendation to any shareholder of the Company as to how such a shareholder should vote with respect to the Transaction. At your direction, we have neither been asked to, nor do we offer any opinion as to the material terms of the Stock Exchange Agreement or the form of the Transaction. Furthermore, we express no opinion as to what the value of the Company's stock will be when issued pursuant to the Transaction or the prices at which it will trade in the future. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Stock Exchange Agreement does not differ in any material respect from the draft that we have examined, and that the Company, Centrefund and CEFUS will comply with all the material terms of the Stock Exchange Agreement.

                  In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company, Centrefund and CEFUS; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and not publicly available; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of CEFUS, including estimates and financial forecasts prepared by the management of the Company and CEFUS and not publicly available; (iv) conducted discussions with members of the senior management of the Company and Centrefund concerning the businesses and financial prospects of the Company and CEFUS; (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant; (vii) considered certain pro forma effects of the Transaction on the Company's financial statements; (viii) reviewed drafts of the Stock Exchange Agreement; and (ix) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

                  In connection with our review, at your direction, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target. With respect to the financial forecasts, estimates, and pro forma effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies. In addition, we have assumed with your approval that the future financial results referred to above will be achieved at the times and in the amounts projected by management. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Centrefund, CEFUS and/or the Transaction. Further, we have assumed with your consent that the Company's REIT status is maintained following completion of the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

                  Based upon and subject to the foregoing, it is our opinion that, as the date hereof, that the proposed Exchange is fair, from a financial point of view, to the shareholders of the Company other than Gazit-Globe (1982) Ltd. and its affiliates.

                                     Very truly yours,

                                     UBS WARBURG LLC

By:  /s/ EDWARD M. CASAL                     By:  /s/ RUSSELL H. BATES
     -----------------------                          ------------------------
         Edward M. Casal                              Russell H. Bates

         Executive Director                           Director